Prospectus supplement dated August 30, 2007 (to prospectus dated June 28, 2007)

                                  $589,136,000

                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2007-AR5

                                 Issuing Entity

                     Wells Fargo Bank, National Association

                  Master Servicer and Securities Administrator

                  Structured Asset Mortgage Investments II Inc.

                                    Depositor

             Structured Asset Mortgage Investments II Trust 2007-AR5

               Mortgage Pass-Through Certificates, Series 2007-AR5

--------------------------------------------------------------------------------
 You should consider carefully the risk factors beginning on page S-17 in this prospectus supplement.
--------------------------------------------------------------------------------

The Trust

The trust will consist primarily of a pool of adjustable rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties. The trust will be represented by thirteen classes of certificates, ten of which are offered pursuant to this prospectus supplement, all as more fully described in the tables on page S-7 of this prospectus supplement.

The certificates are obligations only of the trust as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates will consist of excess spread, overcollateralization and subordination. The adjustable rate certificates may receive additional distributions in respect of interest from payments under one or more cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in September 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 98.25% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $2,555,000. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about August 31, 2007.

                            Bear, Stearns & Co. Inc.
                                   Underwriter

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates;

and

o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth herein.

The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP COUNTERPARTY, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

     The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Caption                                         Page   Caption                                         Page

SUMMARY OF PROSPECTUS SUPPLEMENT...................6        The Master Servicer, Securities
RISK FACTORS......................................17          Administrator and Servicer.................92
DESCRIPTION OF THE MORTGAGE LOANS.................31        Servicing and Other Compensation and Payment
     General......................................31          of Expenses................................94
     Billing and Payment Procedures...............32        Table of Fees................................94
     Prepayment Charges on the Mortgage Loans.....32        Collection and Other Servicing Procedures....94
     Negative Amortization........................33        Hazard Insurance.............................97
     Indices on the Mortgage Loans................34        Certain Matters Regarding the Master Servicer98
     Conveyance of Subsequent Mortgage Loans,               Events of Default............................99
       the Pre-Funding Account and the Interest             Reports to Certificateholders...............100
       Coverage Account...........................36        Modifications...............................102
STATIC POOL INFORMATION...........................37        Evidence as to Compliance...................103
THE ISSUING ENTITY................................38        Realization Upon Defaulted Mortgage Loans...103
THE DEPOSITOR.....................................38        Optional Purchase of Defaulted Loans........104
THE SPONSOR.......................................38        The Protected Accounts......................104
THE MASTER SERVICER AND THE SERVICER..............40        The Distribution Account....................107
     General......................................40        The Reserve Fund............................107
     The Master Servicer..........................40   FEDERAL INCOME TAX CONSEQUENCES..................109
     The Servicer.................................41        General.....................................109
     EMC Mortgage Corporation.....................41        Characterization of the Regular Certificates111
MORTGAGE LOAN ORIGINATION.........................43   METHOD OF DISTRIBUTION...........................111
     General......................................43   SECONDARY MARKET.................................112
     The Originators..............................43   LEGAL OPINIONS...................................112
     GreenPoint Mortgage Funding, Inc.............43   LEGAL PROCEEDINGS................................112
DESCRIPTION OF THE CERTIFICATES...................46   AFFILIATIONS, RELATIONSHIPS AND RELATED
     General......................................47    TRANSACTIONS....................................112
     Registration of the Book-Entry Certificates..48   RATINGS..........................................113
     Definitive Certificates......................49   LEGAL INVESTMENT.................................114
     Calculation of One-Month LIBOR...............50   ERISA CONSIDERATIONS.............................115
     Distributions on the Certificates............51   GLOSSARY.........................................117
     Excess Spread and Overcollateralization           SCHEDULE A.........................................1
       Provisions.................................54   SCHEDULE B.........................................1
     Pass-Through Rates for the Certificates......55   SCHEDULE C.........................................1
     Monthly Advances.............................55   ANNEX I..........................................I-1
     Allocation of Realized Losses; Subordination.56   Initial Settlement...............................I-1
     Adjustable Rate Supplemental Fund............57   Secondary Market Trading.........................I-2
THE CAP CONTRACTS.................................58   Certain U.S. Federal Income Tax Documentation
YIELD ON THE CERTIFICATES.........................59   RequirementsInitial Settlement...................I-1
     General......................................59   Secondary Market Trading.........................I-2
     Prepayment Considerations....................59   Certain U.S. Federal Income Tax Documentation
     Allocation of Principal Payments.............61   Requirements.....................................I-3
     Interest Shortfalls and Realized Losses......62
     Excess Spread Available to the Certificates..63
     Assumed Final Distribution Date..............64
     Weighted Average Life........................64
MORTGAGE LOAN ASSUMPTIONS.........................67
POOLING AND SERVICING AGREEMENT...................87
     General......................................87
     Assignment of the Mortgage Loans.............87
     Representations and Warranties...............89
     Custodial Arrangements.......................89
     The Trustee..................................90
     The Securities Administrator.................92

5

                                [GRAPHIC OMITTED]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.............................  Structured Asset Mortgage Investments II Trust 2007-AR5.
Title of Series............................  Structured  Asset  Mortgage  Investments  II Trust  2007-AR5,
                                             Mortgage Pass-Through Certificates, Series 2007-AR5. The
                                             issuing entity will issue the certificates pursuant to a
                                             pooling and servicing agreement to be dated as of the cut-off date among the depositor, the sponsor, the trustee, the master servicer and the securities administrator.

Cut-off Date...............................  August 1, 2007
Closing Date...............................  On or about August 31, 2007.
Depositor..................................  Structured Asset Mortgage Investments II Inc.
Sponsor....................................  EMC Mortgage Corporation, an affiliate of the depositor.
Master Servicer............................  Wells Fargo Bank, National Association.
Servicer...................................  EMC Mortgage Corporation.
Originators................................  GreenPoint Mortgage Funding, Inc., Bear Stearns Residential
                                             Mortgage Corporation, and various other originators, none of which has originated more than 10% of the mortgage loans in the mortgage pool.

Cap Counterparty...........................  Bear Stearns Financial Products Inc.
Trustee....................................  Citibank, N.A.
Paying Agent and
Certificate Registrar......................  Wells Fargo Bank, National Association.
Securities Administrator...................  Wells Fargo Bank, National Association.
Distribution Dates.........................  Distributions on the offered  certificates will be made on the
                                             25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in September
                                             2007.

Offered Certificates.......................  The classes of offered  certificates and their  pass-through rates and initial certificate principal balances, as
                                             applicable, are set forth in the tables below.

                                  Offered Certificates

              Pass-Through        Initial Certificate      Initial Rating
Class             Rate            Principal Balance         (S&P/Fitch)          Designation
--------     ---------------      -------------------      --------------     ----------------------
A-1          Adjustable Rate      $328,000,000             AAA/AAA            Super Senior
A-2          Adjustable Rate      $164,000,000             AAA/AAA            Senior Support Level 1
A-3          Adjustable Rate      $54,667,000              AAA/AAA            Senior Support Level 2
B-1          Adjustable Rate      $13,855,000              AA+/AA+            Subordinate
B-2          Adjustable Rate      $6,626,000               AA/AA              Subordinate
B-3          Adjustable Rate      $4,518,000               AA-/AA-            Subordinate
B-4          Adjustable Rate      $3,916,000               A+/A+              Subordinate
B-5          Adjustable Rate      $4,819,000               A/A                Subordinate
B-6          Adjustable Rate      $5,723,000               BBB/BBB            Subordinate
B-7          Adjustable Rate      $3,012,000               BBB-/BBB-          Subordinate

Total Offered Certificates*:      $589,136,000

*Approximate


                            Non-Offered Certificates

             Pass-Through         Initial Certificate      Initial Rating
Class            Rate             Principal Balance         (S&P/Fitch)           Designation
--------     --------------       -------------------      --------------     -------------------------
B-IO         N/A                  $0                       N/A                Subordinate Interest Only
XP           N/A                  N/A                      N/A                Subordinate
R            N/A                  $0                       N/A                Residual

Total Certificates*:                     $589,136,000

*Approximate

Other Information:

The pass-through rates on the certificates are described in detail on pages S-12 through S-13 in this prospectus supplement.

The Issuing Entities

The depositor will establish a trust with respect      $226,828,085 of subsequent mortgage loans
to the Structured Asset Mortgage Investments II        identified and expected to be transferred to the
Trust 2007-AR5, Mortgage Pass-Through                  trust no later than November 15, 2007.
Certificates, Series 2007-AR5, pursuant to a
pooling and servicing agreement dated as of August     The mortgage loans will include initial mortgage
1, 2007, among the depositor, the master servicer,     loans and subsequent mortgage loans. The initial
the securities administrator, the trustee and the      mortgage loans will be the mortgage loans
sponsor.                                               deposited into the trust on the closing date. The
                                                       subsequent mortgage loans will be the mortgage
The certificates represent in the aggregate the        loans identified by the sponsor and purchased with
entire beneficial ownership interest in the trust.     amounts on deposit in the pre-funding account
                                                       described in this prospectus supplement.
See "Description of the Certificates" in
this prospectus supplement.                            The trust will contain approximately 1,496 first
                                                       lien adjustable rate mortgage loans secured by
The Sponsor                                            one- to four-family residential real properties
                                                       and individual condominium units. The mortgage
EMC Mortgage Corporation, in its capacity as           loans have an aggregate principal balance of
mortgage loan seller, referred to herein as the        approximately $602,388,182 as of the cut-off date.
Sponsor or EMC, a Delaware corporation and an
affiliate of the depositor and the underwriter,        All of the mortgage loans have a negative
will sell the mortgage loans to the depositor.         amortization feature, under which accrued interest
                                                       on a mortgage loan will be deferred and added to
The Originators                                        the principal balance of that mortgage loan if the
                                                       minimum monthly payment on such mortgage loan on
Approximately 66.46% of the mortgage loans were        its interest payment date is less than the amount
originated by GreenPoint Mortgage Funding, Inc.;       of accrued interest due on that mortgage loan on
approximately 14.10% of the mortgage loans were        that payment date.
originated by Bear Stearns Residential Mortgage
Corporation. The remainder of the mortgage loans       See "Description of the Mortgage Loans--General"
was originated by various other originators, none      and "--Negative Amortization" in this prospectus
of which has originated more than 10% of the           supplement.
mortgage loans.
                                                       After the option period, the interest rate on each
The Servicer                                           mortgage loan will be adjusted semi-annually or
                                                       annually, as applicable, based on related index;
All of the mortgage loans will be serviced by EMC      in each case to equal such index plus a fixed
Mortgage Corporation.                                  percentage set forth in or computed in accordance
                                                       with the related note. Each such interest rate
The Mortgage Loans                                     will be generally subject to rounding and to
                                                       certain other limitations, including a maximum
Unless we have otherwise indicated, the                lifetime mortgage rate, and in certain cases a
information we present regarding the mortgage          minimum lifetime mortgage rate, and in certain
loans in this prospectus supplement is expressed       cases a maximum upward or downward adjustment on
as of the cut-off date, including information          each interest adjustment date, all as more fully
pertaining to approximately                            described under "Description of the Mortgage

                                       S-9

Loans" in this prospectus supplement. The related      Loan Index Type:
index is as described under "Description of the
Mortgage Loans--Indices on the Mortgage Loans" in      Six-Month LIBOR............................94.96%
this prospectus supplement.
                                                       One-Year MTA................................5.01%
All of the mortgage loans, by cut-off
date principal balance, are within an                  One-Year LIBOR..............................0.03%
initial interest only period.

Mortgage Loans                                         Removal and Substitution of a Mortgage Loan

The following table describes certain                  The trustee will acknowledge the sale, transfer
characteristics of all of the mortgage loans as of     and assignment to it (or the custodian as its
the cut-off date:                                      agent) by the depositor and receipt of the
                                                       mortgage loans, subject to further review and the
Number of mortgage loans:...................1,496      exceptions which may be noted pursuant to the
                                                       procedures described in the pooling and servicing
Aggregate scheduled principal                          agreement. If the trustee (or the custodian as its
   balance:..........................$602,388,182      agent) finds that any mortgage loan is defective
                                                       on its face with respect to that loan, the trustee
Range of scheduled principal                           (or the custodian as its agent) shall notify the
   balances:................$56,000 to $3,512,148      sponsor of such defect in the required
                                                       certification. The sponsor must then correct or
Average scheduled principal                            cure any such defect within 90 days from the date
                                                       of notice from the trustee (or the custodian as
   balance:..............................$402,666      its agent) of the defect and if the sponsor fails
                                                       to correct or cure such defect within such period
Range of mortgage rates                                and such defect materially and adversely affects
   (per annum):..................5.875% to 10.125%     the interests of the certificateholders in the
                                                       related mortgage loan, the sponsor will, in
Weighted average mortgage rate                         accordance with the terms of the pooling and
   (per annum):............................7.408%      servicing agreement, within 90 days of the date of
                                                       notice, provide the trustee with a substitute
Range of remaining terms to stated maturity (          mortgage loan (if within two years of the closing
   months):.............................352 to 480     date) or repurchase the mortgage loan; provided
                                                       that, if such defect would cause the mortgage loan
Weighted average remaining term to stated maturity     to be other than a "qualified mortgage" as defined
   (months):...................................359     in Section 860G(a)(3) of the Internal Revenue
                                                       Code, any such cure or substitution (which
Weighted average loan-to-value ratio at                substitution may only be made within two years of
   origination:.............................73.07%     the closing date) must occur within 90 days from
                                                       the date such breach was discovered.
Weighted average gross margin
    (per annum):...........................2.659%

Weighted average maximum lifetime mortgage rate
   (per annum):............................12.426%

Weighted average months to first interest
adjustment date (months):.......................60

                                      S-10

Description of the Certificates

General

The trust will issue the certificates, which will      interests in the real estate mortgage investment
represent the entire beneficial ownership in the       conduits established by the trust.
trust, as set forth in the tables on page S-7 of
this prospectus supplement.                            The assumed final distribution date for the
                                                       offered certificates is the distribution date
The Class A-1, Class A-2 and Class A-3                 occurring in September 2037. The actual final
Certificates will each represent senior interests      distribution date for each class of offered
in the mortgage loans, and these certificates are      certificates may be earlier, and could be
sometimes referred to herein as the Class A            substantially earlier, than the distribution date
Certificates or the senior certificates.               in September 2037.

The Class B-1, Class B-2, Class B-3, Class B-4,        The Pre-Funding Account
Class B-5, Class B-6 and Class B-7 Certificates
will each represent subordinate interests in the       On the closing date, approximately $226,828,085
mortgage loans, and these certificates are             will be deposited into an account designated as
sometimes referred to herein as the Class B            the "pre-funding account". This amount will come
Certificates or the subordinate certificates.          from the proceeds of the sale of the certificates,
                                                       and will be used during the pre-funding period,
The senior certificates and the subordinate            which will end no later than November 15, 2007, to
certificates are sometimes referred to herein as       buy subsequent mortgage loans from the sponsor
the adjustable rate certificates or the offered        from time to time. The mortgage loans identified
certificates.                                          by the sponsor and sold to the trust after the
                                                       closing date will conform to certain specified
The trust will also issue Class XP Certificates,       characteristics, as described further in this
which are not offered by this prospectus               prospectus supplement. Any amounts remaining in
supplement. The Class XP Certificates will             the pre-funding account at the end of the
represent the right to certain prepayment charges      pre-funding period will be distributed on a pro
on the mortgage loans. See "Description of the         rata basis on the following distribution date as a
Mortgage Loans--Prepayment Charges on the Mortgage     payment of principal on the senior certificates.
Loans" in this prospectus supplement.
                                                       The Interest Coverage Account
In addition, the trust will issue the Class B-IO
Certificates, which are not offered by this            On the closing date, a portion of the proceeds of
prospectus supplement, and which will represent        the sale of the certificates will be deposited
subordinate interests in the mortgage loans.           into an account designated the "interest coverage
                                                       account", which will be held by the paying agent.
The Class B-IO Certificates and the Class XP           Amounts on deposit in the interest coverage
Certificates are sometimes referred to herein as       account will be withdrawn on each distribution
the non-offered certificates.                          date during the pre-funding period to cover any
                                                       shortfall in interest payments on the certificates
The Class R Certificates (also referred to herein      due to the pre-funding feature. Any amounts
as the residual certificates), which are not           remaining in the interest coverage account at the
offered pursuant to this prospectus supplement,        end of the pre-funding period will be paid to the
will represent the residual                            depositor or its designee on the next distribution
                                                       date.

                                      S-11

Record Date

For each class of adjustable rate certificates,        therefore be adjusted on a monthly basis.
and for any distribution date, the record date         Investors will be notified of a pass-through rate
shall be the close of business on the business day     adjustment through the monthly distribution
immediately preceding the applicable distribution      reports.
date so long as such certificates remain in
book-entry form; and otherwise the record date         The pass-through rates on each class of adjustable
shall be the close of business on the last             rate certificates are as follows:
business day of the month immediately preceding
the month in which such distribution date occurs.      Each class of adjustable rate certificates will
                                                       bear interest at a pass-through rate equal to the
For each class of certificates other than the          least of (i) one-month LIBOR plus the related
adjustable rate certificates, and for any              margin, (ii) 10.50% per annum (or, in the case of
distribution date, the record date shall be the        Class A-3 Certificates, 11.50% per annum) and
close of business on the last business day of the      (iii) the applicable net rate cap described in
month immediately preceding the month in which         this prospectus supplement. One-month LIBOR for
such distribution date occurs.                         the first interest accrual period and for all
                                                       subsequent accrual periods shall be determined as
Denominations                                          described in "Description of the
                                                       Certificates--Calculation of One-Month LIBOR" in
For each class of offered certificates, $25,000        this prospectus supplement.
and multiples of $1,000 in excess thereof, except
that one certificate of each class may be issued       The related per annum margin for each class of
to accommodate the remainder of the initial            adjustable rate certificates is set forth in the
principal amount of such class of certificates.        column immediately to the right of the class
                                                       designation; provided that, after the first
Registration of Offered Certificates                   possible optional termination date, the related
                                                       per annum margin for the adjustable rate
The issuing entity will issue the offered              certificates will be the related per annum margin
certificates initially in book-entry form. Persons     set forth in the far right-hand column in the
acquiring interests in these offered certificates      following table:
will hold their beneficial interests through The
Depository Trust Company, in the United States, or                   Per Annum Margins
Clearstream Banking, societe anonyme or the            Class                          (1)          (2)
Euroclear System, in Europe. The trust will issue      A-1                           0.480%      0.960%
the residual certificates in certificated              A-2                           0.550%      1.100%
fully-registered form.                                 A-3                           0.650%      1.300%
                                                       B-1                           1.100%      1.650%
We refer you to "Description of the                    B-2                           1.300%      1.950%
Certificates--Registration of the Book-Entry           B-3                           1.500%      2.250%
Certificates" in this prospectus supplement.           B-4                           1.750%      2.625%
                                                       B-5                           1.750%      2.625%
Pass Through Rates                                     B-6                           1.750%      2.625%
                                                       B-7                           1.750%      2.625%
The pass-through rate for each class of adjustable
rate certificates may change from distribution         --------------
date to distribution date. The pass-through rate       (1)  For the accrual period related to any
on these certificates may                                   distribution date occurring on or prior to
                                                            the first possible optional termination date.


                                      S-12

(2)  For the accrual period related to any             distributions from payments under the related cap
     distribution date occurring after the first       contract, as described below under "The Cap
     possible optional termination date.               Contracts".

                                                       The interest accrual period for each class of
If on any distribution date, the pass-through rate     adjustable rate certificates will be the period
for a class of adjustable rate certificates is         from and including the preceding distribution date
based on the applicable net rate cap as described      (or from the closing date, in the case of the
in this prospectus supplement, the holders of the      first distribution date) to and including the day
related certificates will receive a smaller amount     prior to the current distribution date.
of interest than such holders would have received
on such distribution date had the pass-through         Interest on the adjustable rate certificates will
rate been calculated based on the lesser of (a)        be calculated on the basis of a 360-day year and
one-month LIBOR plus the related margin and (b)        the actual number of days elapsed during the
10.50% per annum (or, in the case of Class A-3         related interest accrual period.
Certificates, 11.50% per annum). However, the
shortfalls described in this paragraph may be          Principal Payments
covered by the net monthly excess cashflow and the
related cap contracts, as described in this            On each distribution date, to the extent that the
prospectus supplement.                                 scheduled and unscheduled payments of principal on
                                                       the mortgage loans during the related due period
The Class B-IO Certificates, Class XP Certificates     and prepayment period exceed the deferred interest
and the Residual Certificates do not have a            on such mortgage loans, principal will be paid on
pass-through rate and will not bear interest.          each class of certificates entitled to receive
                                                       principal payments on each distribution date.
Interest Payments
                                                       You should review the priority of payments
On each distribution date holders of the offered       described under "Description of the
certificates will be entitled to receive:              Certificates--Distributions on the Certificates"
                                                       in this prospectus supplement.
o    the interest that has accrued on the
     certificate principal balance of the related      Credit Enhancement
     certificates at the applicable pass-through
     rate during the related interest accrual          The credit enhancement available for the benefit
     period, and                                       of the holders of the offered certificates
                                                       provides limited protection to holders of
o    any interest due on a prior distribution date     specified certificates against shortfalls in
     that was not paid,                                payments received on the mortgage loans.

less                                                   Excess Spread and Overcollateralization. The
                                                       mortgage loans are expected to generate more
o    interest shortfalls and net deferred interest     interest than is needed to pay interest on the
     allocated to such certificates.                   adjustable rate certificates because we expect the
                                                       weighted average net interest rate of the mortgage
The amount of interest distributable on a              loans to be higher than the weighted average
distribution date with respect to any class of         pass-through rate on the adjustable rate
certificates will be reduced by the amount, if         certificates. In addition, such higher interest
any, of net deferred interest and interest             rate is paid on a principal balance of the
shortfalls for the related distribution date that      mortgage loans that is larger than the principal
is allocated to such class of certificates.            balance of the certificates. Interest

The Class A Certificates and the Class B
Certificates may receive additional interest

                                      S-13

payments received in respect of the mortgage loans        o    the Class B-6 Certificates will have a
in excess of the amount that is needed to pay                  payment priority over the Class B-7
interest on the adjustable rate certificates,                  Certificates.
related trust expenses, will be used to reduce the
total principal balance of the adjustable rate         In general, this loss protection is accomplished
certificates until a required level of                 by allocating any realized losses on the mortgage
overcollateralization has been achieved.               loans in excess of available excess spread and any
                                                       current overcollateralization for the adjustable
See "Description of the Certificates--Excess           rate certificates to the subordinate certificates,
Spread and Overcollateralization Provisions" in        beginning with the subordinate certificates with
this prospectus supplement.                            the lowest payment priority, until the certificate
                                                       principal balance of that class of subordinate
Subordination; Allocation of Losses. By issuing        certificates has been reduced to zero and then
senior certificates and subordinate certificates,      allocating any loss to the next most junior class
the issuing entity has increased the likelihood        of subordinate certificates, until the certificate
that the holders of the senior certificates and        principal balance of each class of subordinate
the subordinate certificates having a higher           certificates has been reduced to zero. If no
payment priority will receive regular payments of      subordinate certificates remain outstanding, the
interest and principal.                                principal portion of realized losses on the
                                                       mortgage loans will be allocated to the Class A
The senior certificates will have payment priority     Certificates, in the order of priority set forth
over the subordinate certificates. Among the           in "Description of the Certificates--Allocation of
classes of subordinate certificates,                   Realized Losses; Subordination" in this prospectus
                                                       supplement.
   o    the Class B-1 Certificates will have a
        payment priority over the Class B-2, the       Subordination provides the holders of the senior
        Class B-3, the Class B-4, the Class B-5,       certificates and the subordinate certificates
        the Class B-6 and the Class B-7                having a higher payment priority with protection
        Certificates;                                  against losses realized when the remaining unpaid
                                                       principal balance on a mortgage loan exceeds the
   o    the Class B-2 Certificates will have a         amount of proceeds recovered upon the liquidation
        payment priority over the Class B-3, the       of that mortgage loan.
        Class B-4, the Class B-5, the Class B-6
        and the Class B-7 Certificates;                The Cap Contracts

   o    the Class B-3 Certificates will have a         The Class A Certificates and Class B Certificates
        payment priority over the Class B-4, the       will be entitled to the benefits provided by a
        Class B-5, the Class B-6 and the Class         related cap contract. There can be no assurance as
        B-7 Certificates;                              to the extent of benefits, if any, that may be
                                                       realized by the holders of such adjustable rate
   o    the Class B-4 Certificates will have a         certificates as a result of the cap contracts.
        payment priority over the Class B-5, the
        Class B-6 and the Class B-7                    See "The Cap Contracts" in this prospectus
        Certificates;                                  supplement.

   o    the Class B-5 Certificates will have a
        payment priority over the Class B-6 and
        the Class B-7 Certificates;

                                      S-14

Adjustable Rate Supplemental Fund

On the closing date, the depositor will pay to the     aggregate principal balance of the mortgage loans
securities administrator, on behalf of the trust,      as of the first day of the month immediately
for deposit in the Adjustable Rate Supplemental        preceding such distribution date, together with
Fund, an amount approximately equal to any             the reinvestment income received on amounts in the
potential shortfall of interest on the adjustable      distribution account for a certain period of days
rate certificates on the initial distribution date     as further described in this prospectus
due to the fact that certain mortgage loans are        supplement. The servicer will be entitled to
still in their initial fixed-rate period. The net      receive a servicing fee, as compensation for its
rate cap on these adjustable rate certificates on      activities under the Servicing Agreement, equal to
such distribution date may be less than One-Month      1/12th of the servicing fee rate multiplied by the
LIBOR plus the related certificate margin,             scheduled principal balance of each mortgage loan
creating such shortfall. To the extent that a          serviced by it as of the due date in the month
class of adjustable rate certificates has a            preceding the month in which such distribution
shortfall of interest on the initial distribution      date occurs. The weighted average servicing fee
date due to the application of the net rate cap,       rate will be 0.375% per annum. Interest shortfalls
amounts equal to such shortfall will be withdrawn      on the related mortgage loans resulting from
from the Adjustable Rate Supplemental Fund and         prepayments in full in any calendar month will be
paid to such class or classes of certificates.         offset by the servicer or the master servicer on
                                                       the distribution date in the following calendar
See "Description of the Certificates--Adjustable       month to the extent of compensating interest
Rate Supplemental Fund" in this prospectus             payments as described in this prospectus
supplement.                                            supplement.

Advances                                               Optional Termination

The servicer will make cash advances with respect      At its option, the depositor or its designee may
to delinquent payments of scheduled interest and       purchase from the trust all of the mortgage loans,
principal on the mortgage loans (to the extent set     together with any properties in respect thereof
forth in the servicing agreement), in general, to      acquired on behalf of the trust, and thereby
the extent that such servicer reasonably believes      effect termination and early retirement of the
that such cash advances can be repaid from future      certificates after the scheduled principal balance
payments on the related mortgage loans. If the         of the mortgage loans (and properties acquired in
servicer fails to make any required advances, the      respect thereof) remaining in the trust has been
master servicer may be obligated to do so, as          reduced to 10% or less of the sum of (a) the
described in this prospectus supplement. These         scheduled principal balance of the mortgage loans
cash advances are only intended to maintain a          as of the cut-off date and (b) the amounts on
regular flow of scheduled interest and principal       deposit in the pre-funding account as of the
payments on the certificates and are not intended      closing date.
to guarantee or insure against losses.
                                                       See "Pooling and Servicing Agreement--Termination"
Master Servicing and Servicing Fees                    in this prospectus supplement.

The master servicer will be entitled to receive,       Federal Income Tax Consequences
as compensation for its activities under the
pooling and servicing agreement, a fee equal to        One or more elections will be made to treat the
1/12th of 0.0175% per annum of the                     mortgage loans and certain related assets as one
                                                       or more real estate mortgage investment conduits
                                                       for federal income tax purposes.


                                      S-15

See "Federal Income Tax Consequences" in this          ERISA Considerations
prospectus supplement.
                                                       It is expected that the senior certificates and
Ratings                                                the subordinate certificates may be purchased by
                                                       persons investing assets of employee benefit plans
It is a condition to the issuance of the               or individual retirement accounts, subject to
certificates that the offered certificates receive     important considerations. A fiduciary of an
the following ratings from Standard & Poor's           employee benefit plan must determine that the
Rating Services, a division of The McGraw-Hill         purchase of a certificate is consistent with its
Companies, Inc., which is referred to herein as        fiduciary duties under applicable law and does not
S&P, and Fitch Ratings, which is referred to           result in a nonexempt prohibited transaction under
herein as Fitch:                                       applicable law. Plans should consult with their
                                                       legal advisors before investing in the offered
Offered Certificates       S&P        Fitch            certificates.
--------------------      -----       -----
A-1                        AAA         AAA             See "ERISA Considerations" in this prospectus
A-2                        AAA         AAA             supplement.
A-3                        AAA         AAA
B-1                        AA+         AA+
B-2                        AA          AA
B-3                        AA-         AA-
B-4                        A+          A+
B-5                         A           A
B-6                        BBB         BBB
B-7                       BBB-        BBB-

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield
Considerations" in the prospectus.

Legal Investment

The offered certificates (other than Class B-4,
Class B-5, Class B-6 and Class B-7 Certificates) will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will not constitute
"mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

                                  RISK FACTORS

     You are encouraged to consider carefully, among other things, the following factors in connection with the purchase of the offered certificates:

     The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

     The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

     Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

     The subordination of each class of subordinate certificates to the senior certificates and the classes of subordinate certificates with a higher payment priority, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the senior certificates, and to a more limited extent, holders of the subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization, among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the certificate principal balance of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans will be allocated to the senior certificates in the order of priority set forth under "Description of the Certificates--Allocation of Realized Losses; Subordination," herein. Accordingly, if the aggregate certificate principal balance of the classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the classes of subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of all the classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the senior certificates. Realized losses will be covered first by excess interest and then by overcollateralization on the certificates provided by the mortgage loans before any allocation of realized losses to the subordinate certificates.

     The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

     See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

     The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 79.80% of the mortgage loans at origination provided for payment by the mortgagor of a prepayment charge in connection with certain prepayments, which may act as a deterrent to prepayment of the mortgage loans during the period in which such prepayment charges apply. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the servicer, see "Description of the Mortgage Loans - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

     Unless the certificate principal balances of the Class A Certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in September 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the senior certificates as a whole while, in the absence of losses in respect of the mortgage loans increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

     For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of the Initial Class Certificate Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

     The yield to maturity on the offered certificates will depend, in general, on:

     o    the applicable purchase price; and

     o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

     In general, if the offered certificates are purchased at a premium and principal distributions on the mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

     The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying the trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

     As described in this prospectus supplement, the sponsor has the option to repurchase mortgage loans that are 90 days or more delinquent. The sponsor may exercise such option on its own behalf or may assign this right to a third party, including a holder of a class of certificates, that may benefit from the repurchase of such loans. These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests and could affect the level of the overcollateralization target amount that determine the distributions of principal prepayments to the certificates, which may adversely affect the market value of the certificates. However, for purposes of the delinquency trigger test described in this prospectus supplement, any mortgage loan so purchased will be treated as delinquent for twelve months after purchase. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the sponsor would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Securities.

     Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your certificates. Securities backed by residential mortgage loans ("RMBS Securities") originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS

Securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your certificates may be adversely affected for a significant period of time.

     The increase in delinquencies described above has not been limited to "subprime" mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected "alt-A" mortgage loans, which are made to borrowers with limited documentation, and also "prime" mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

     In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

     Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

     Current market conditions may impair borrowers' ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

     Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

     Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

     You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your certificates.

Mortgage Loan Modifications May Affect the Interest Rate Caps and Distributions on the Certificates.

     Modifications of mortgage loans agreed to by the servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under a mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the certificates.

Your Distributions Could Be Adversely Affected by the Bankruptcy or Insolvency of Certain Parties.

     The sponsor believes that the transfers of the mortgage loans by the originators to the sponsor constitute a sale of the mortgage loans. The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if an originator, the sponsor or the depositor becomes bankrupt, a party in interest (including the originator, the sponsor or the depositor) may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor, the depositor or the trust, as applicable, or that the transfer was otherwise improper. If such an argument is made, you could experience delays in payments on the certificates. If the argument is successful, there could be delays or reductions in payments on the certificates, or there could be a significant prepayment of the certificates. You might also suffer reinvestment loss in a lower interest rate environment.

     In addition, if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

     Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

     If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

     When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates or "subordinate classes" means:

     o with respect to the senior certificates: the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-1 Certificates: the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-2 Certificates: the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-3 Certificates: the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-4 Certificates: the Class B-5, the Class B-6 and the Class B-7 Certificates;

     o with respect to the Class B-5 Certificates: the Class B-6 and the Class B-7 Certificates;

     o    with respect to the Class B-6 Certificates: the Class B-7
          Certificates.

     Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinate classes of certificates, and then by the allocation of realized losses to the outstanding subordinate class of certificates with the lowest payment priority and, in addition, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinate class of certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining outstanding subordinate class of certificates with the lowest payment priority and, if the aggregate certificate principal balance of all the subordinate certificates were to be reduced to zero and excess interest and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

     The weighted average lives of, and the yields to maturity on, the Class B-1, the Class B-2, the Class B-3, the Class B-4, the Class B-5, the Class B-6 and the Class B-7 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the applicable certificates may be reimbursed to the holders of such certificates from excess cashflow or money remaining from the related cap contract, in each case according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates" and "The Cap Contracts" in this prospectus supplement.

     It is not expected that the subordinate certificates will be entitled to any principal distributions until at least September 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

     In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates" and "The Cap Contracts" in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes of certificates. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization or excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Excess Spread May be Inadequate to Cover Losses on the Mortgage Loans and/or to Build Overcollateralization.

     The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates, because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the offered certificates, related trust fund expenses, such "excess spread" will be used to make additional principal payments on the offered certificates, which will reduce the total principal balance of the offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate initial certificate principal balance of the certificates by an amount approximately equal to the required level of overcollateralization. If the protection afforded by overcollateralization is insufficient, then an investor in the offered certificates could experience a loss on its investment.

     The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the mortgage loans resulting from prepayments, defaults and liquidations of such mortgage loans.

     The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on such offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The Adjustable Rate Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

     The adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the adjustable rate certificates are each subject to a net rate cap, as further described in this prospectus supplement. If the applicable net rate cap on a class of adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% per annum cap (or, in the case of Class A-3 Certificates, 11.50% per annum cap), the interest rate on such class of certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable net rate cap. The prepayment or default of the mortgage loans with relatively higher net mortgage rates, particularly during a period of increase in the related pass-through rate, may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the applicable net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

     To the extent interest on the adjustable rate certificates is limited to the applicable net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% per annum cap (or, in the case of Class A-3 Certificates, 11.50% per annum cap) and (ii) the applicable net rate cap will create a shortfall. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the related cap contracts. However, payments under the related cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If the mortgage loans do not prepay according to those assumptions, it may result in the related cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

     In addition, although the adjustable rate certificates are entitled to payments under the cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

     To the extent that payments on the applicable certificates depend in part on payments to be received under one or more cap contracts, the ability of the issuing entity to make payments on those classes of certificates will be subject to the credit risk of the cap counterparty.

     The cap contracts terminate in accordance with their terms on the dates set forth in the related cap contract. This date was selected based on certain prepayment assumptions regarding the mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the cap contracts. If prepayments on the mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the cap contracts will terminate prior to the repayment in full of the related classes of certificates. See "The Cap Contracts" in this prospectus supplement.

The Securities Are Not Suitable Investments for All Investors.

     The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

To the Extent Amounts on Deposit in the Pre-Funding Account Are Not Used, There May Be a Mandatory Prepayment on the related Certificates.

     Any amounts remaining in the pre-funding account at the end of the pre-funding period will be distributed on a pro rata basis as a prepayment of principal to the holders of the senior certificates on the distribution date immediately following the end of the pre-funding period. Although the sponsor intends that the principal amount of subsequent mortgage loans sold to the trust will require the application of substantially all amounts on deposit in the pre-funding account, no assurance can be given that there will be no material payment of amounts remaining on deposit in the pre-funding account at the end of the pre-funding period to the holders of the senior certificates on such distribution date.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

     As of the cut-off date, all of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

     The performance of the mortgage loans with an initial interest only period may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss With Respect to Such Mortgage Loans.

     As of the cut-off date, approximately 54.72% of the mortgage loans, by aggregate principal balance, are secured by property in the state of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the subordinate certificates.

Reimbursement of Advances to the Servicer, the Master Servicer or the Trustee Could Delay Distributions on the Certificates

     Under the applicable servicing agreement or the pooling and servicing agreement, the servicer, the master servicer (in its capacity as successor servicer) or the trustee (in its capacity as successor master servicer) will make advances to cover delinquent payments of principal and interest (in each case as set forth in the applicable agreement) to the extent it reasonably believes that the advances are recoverable from future payments or recoveries on the mortgage loans as described in this prospectus supplement. The servicer, the master servicer or the trustee may make such advances from amounts held for future distribution. In addition, the servicer, the master servicer or the trustee may withdraw from the protected account or the distribution account, as applicable, funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer, the master servicer or the trustee in order to make an advance or in reimbursement of advances previously made are generally required to be replaced by the servicer, the master servicer or the trustee, as applicable, on or before the next distribution date, subject to subsequent withdrawal. To the extent that the servicer, the master servicer or the trustee is unable to replace any amounts withdrawn in order to make an advance or in reimbursement of advances previously made, there could be a delay in distributions on the certificates. Furthermore, such party's right to withdraw fund held for future distribution to make an advance or to reimburse itself for advances previously made, could lead to amounts required to be restored to the related account by such party that are higher, and potentially substantially higher, than one month's advance obligation.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

     It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-7 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

     Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

     To the extent that the servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Loans--Realization Upon Defaulted Loans" and "Material Legal Aspects of the Loans--Environmental Risks" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

     Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

     On the closing date and on the applicable subsequent transfer date, the sponsor will represent that each initial mortgage loan and the related subsequent mortgage loan, as the case may be, at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

     The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amount available to pay interest to the holders of the certificates on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

An Investor's Yield on the Certificates Will be Subject to any Negative Amortization on the Mortgage Loans.

     All of the mortgage loans in the trust fund are negative amortization loans.

     During the initial fixed-rate period, monthly payments made by the mortgagor may be less than the interest accrued on such mortgage loan for the related payment period resulting in negative amortization.

     As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

     The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the certificates. For any distribution date, the net deferred interest on such mortgage loans will be allocated to each class of the certificates in proportion to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the mortgage loans. The amount of the reduction of accrued interest distributable to each applicable class of certificates attributable to net deferred interest on the mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates".

     The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the mortgage loans during the related due period or prepayment period to offset the deferred interest on the mortgage loans will have the effect of increasing the weighted average lives of such certificates and increasing an applicable investor's exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

     If the interest rates on these mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more slowly.

     The initial minimum monthly payment is generally calculated on the basis of the original loan amount and an interest rate that may be below the original interest rate by generally up to 3% per annum. After the end of the initial fixed-rate period (which, for substantially all of the mortgage loans, is equal to 60 months) after origination or if the unpaid principal balance equals or exceeds a percentage of 110% or 115% (as applicable) of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset to an interest-only payment in an amount equal to the full amount of accrued interest on the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect.

     The foregoing features with respect to the negative amortization mortgage loans may affect the rate at which principal on such mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

     In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

General

     Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of such mortgage loans as of the Cut-off Date, including information pertaining to the subsequent mortgage loans identified and expected to be transferred to the trust during the pre-funding period. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the Cut-off Date.

     We have provided below, and in Schedule A to this prospectus supplement, information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of August 31, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. Following the Closing Date, subsequent mortgage loans will be added to the mortgage pool in accordance with the pre-funding feature described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement (including in Schedule A) will be representative of the characteristics of the mortgage pool as it will be constituted on the Closing Date as well as the subsequent mortgage loans that will be added to the mortgage pool on the subsequent transfer dates, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

     The mortgage pool is expected to be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement, in the case of the initial mortgage loans, and pursuant to the Subsequent Mortgage Loan Purchase Agreement, in the case of the subsequent mortgage loans. The Sponsor acquired the initial mortgage loans and has acquired or will acquire the subsequent mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

     Unless we have otherwise indicated, the information we present in this prospectus supplement regarding the mortgage loans and in Schedule A is expressed as of the Cut-off Date, including information pertaining to approximately $226,828,085 of subsequent mortgage loans identified and expected to be transferred to the trust no later than November 15, 2007.

     The mortgage pool will include initial mortgage loans and will subsequently include the subsequent mortgage loans that are acquired by the trust during the pre-funding period with amounts on deposit in the pre-funding account, pursuant to the related Subsequent Mortgage Loan Purchase Agreement. The mortgage pool will consist of approximately 1,496 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $602,388,182. The mortgage loans generally have original terms to maturity of not greater than 40 years. The mortgage pool is more fully described below and in Schedule A to this prospectus supplement.

     The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA and Form S-3 eligibility and other legal purposes.

     All of the mortgage loans are adjustable-rate negative amortization mortgage loans. After the initial fixed-rate period after origination (which, for substantially all of the mortgage loans, is equal to 60 months), the interest rate on each mortgage loan will be adjusted semi-annually or annually, as applicable, based on Six-Month LIBOR, One-Year MTA or One-Year LIBOR (each referred to herein as an Index), computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum mortgage rate cap for the first adjustment date, a periodic adjustment cap of 1.000% and a maximum lifetime mortgage rate.

     As of the Cut-off Date, all of the mortgage loans were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related interest-rate margin.

     As of the Cut-off Date, no scheduled payment on any mortgage loan was more than 30 days past due and, except for fewer than 1/4 of 1.00% of the mortgage loans, no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

     The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the Sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the Sponsor utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the MBA Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

     The mortgage loans are being serviced as described below under "--The Master Servicer and the Servicer". The mortgage loans were originated by several originators generally in accordance with their respective underwriting guidelines, in each case as described below under "Mortgage Loan Origination".

     All of the mortgage loans have scheduled monthly payments due on the Due Date. As of the Cut-off Date, approximately 79.15% of the mortgage loans, by aggregate principal balance, will contain a customary "due-on-sale" clause.

Billing and Payment Procedures

     The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer generally sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Prepayment Charges on the Mortgage Loans

     As of the Cut-off Date, approximately 79.80% of the mortgage loans, by aggregate principal balance, at origination provided for payment by the mortgagor of a prepayment charge in connection with certain prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first two years, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

     The holders of the related Class XP Certificates will be entitled to all the prepayment charges received on the mortgage loans. No prepayment charges will be available for distribution on any other classes of certificates. Generally, the servicing agreement will provide that the servicer will not waive any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third party.

Negative Amortization

     All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. The monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

     In any given month, the mortgage loans may be subject to:

              (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

              (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

              (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

     The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

     The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination.

     During the option period, generally the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial fixed period (which, for substantially all of the mortgage loans, is equal to 60 months) or (ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110% or 115%, as applicable, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every six months or twelve months thereafter, as applicable, based on the semi-annual or annual adjustment of interest, as applicable. This interest-only period will expire, for substantially all of the mortgage loans, on the fifth anniversary of the loan, at which time the monthly payment will be adjusted semi-annually or annually, as applicable, to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

Indices on the Mortgage Loans

     Six-Month LIBOR. Approximately 94.96% of the mortgage loans, by cut-off date principal balance, will adjust semi-annually based on Six-Month LIBOR. "Six-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

     The following levels of Six-Month LIBOR do not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR
------------------------------------------------------------------------------------------------------------------------
Date                           2001          2002         2003          2004          2005         2006          2007
------------------------------------------------------------------------------------------------------------------------
January 1.................     6.20%         2.03%        1.38%         1.22%         2.78%        4.81%         5.37%
February 1................     5.26          2.08         1.35          1.21          2.97         4.99          5.40
March 1...................     4.91          2.04         1.34          1.17          3.19         5.12          5.33
April 1...................     4.71          2.36         1.23          1.16          3.39         5.14          5.33
May 1.....................     4.30          2.12         1.29          1.38          3.41         5.22          5.36
June 1....................     3.98          2.08         1.21          1.60          3.54         5.30          5.38
July 1....................     3.91          1.95         1.12          1.89          3.73         5.59          5.38
August 1..................     3.69          1.87         1.21          1.99          3.95         5.51          5.33
September 1...............     3.45          1.80         1.20          1.98          4.00         5.43
October 1.................     2.52          1.71         1.14          2.20          4.27         5.37
November 1................     2.15          1.60         1.23          2.32          4.47         5.39
December 1................     2.03          1.47         1.27          2.63          4.63         5.35

     One-Year MTA. Approximately 5.01% of the mortgage loans by cut-off date principal balance, will adjust annually based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

     The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                                    One-Year MTA

------------------------------------------------------------------------------------------------------------------------
Date                           2001          2002         2003          2004          2005         2006          2007
------------------------------------------------------------------------------------------------------------------------
January 1.................     5.999%       3.260%        1.935%        1.234%       2.022%        3.751%       4.983%
February 1................     5.871        3.056         1.858         1.229        2.171         3.888        5.014
March 1...................     5.711        2.912         1.747         1.225        2.347         4.011        5.027
April 1...................     5.530        2.786         1.646         1.238        2.504         4.143        5.029
May 1.....................     5.318        2.668         1.548         1.288        2.633         4.282        5.022
June 1....................     5.102        2.553         1.449         1.381        2.737         4.432        5.005
July 1....................     4.897        2.414         1.379         1.463        2.865         4.563        4.983
August 1..................     4.671        2.272         1.342         1.522        3.019         4.664
September 1...............     4.395        2.180         1.302         1.595        3.163         4.758
October 1.................     4.088        2.123         1.268         1.677        3.326         4.827
November 1................     3.763        2.066         1.256         1.773        3.478         4.883
December 1................     3.481        2.002         1.244         1.887        3.618         4.933

     The remaining mortgage loans, representing approximately 0.03% of the mortgage pool will bear interest based on one other index.

Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Interest Coverage Account

     The Trust is expected to purchase from the Sponsor during the pre-funding period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgaged properties. The subsequent mortgage loans will be transferred to the Trust pursuant to subsequent transfer instruments between the Sponsor and the Trustee. In connection with the purchase of subsequent mortgage loans, on each subsequent transfer date the Securities Administrator, on behalf of the Trust, will be required to direct the Paying Agent to pay to the Sponsor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the related pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent mortgage loans.

     Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased, and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the Trust will require application of substantially all of the amounts deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments made (on the distribution date immediately following the end of the pre-funding period) to the certificates from amounts remaining on deposit in the pre-funding account at the end of the pre-funding period, no assurance can be given that such distributions will not occur on such distribution date. In any event, it is unlikely that the Sponsor will be able to deliver to the Trustee (or the Custodian, as its agent), on behalf of the Trust, subsequent mortgage loans with aggregate principal balances that exactly equal the amounts deposited into the pre-funding account on the Closing Date.

     The aggregate characteristics of the mortgage loans in the Trust will change upon the acquisition of subsequent mortgage loans. It is expected that approximately $226,828,085 in subsequent mortgage loans, which have been identified by the sponsor, will be transferred to the trust no later than November 15, 2007.

     The pre-funding account will be established to provide the Trust with sufficient funds to purchase subsequent mortgage loans. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Agreement.

     The interest coverage account will be established to cover shortfalls in interest on each class of offered certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the offered certificateholders.

     Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions, including but not limited to the following:

     (a) Each such subsequent mortgage loan must satisfy the representations and warranties specified with respect thereto in the related subsequent transfer instrument and the Agreement;

     (b) The Sponsor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

     (c) The rating agencies shall confirm in writing that the conveyance of the related subsequent mortgage loans on the related subsequent transfer date will not result in a downgrade of the rating agencies' respective ratings on the certificates;

     (d) As of each subsequent cut-off date, each such subsequent mortgage loan will satisfy the following criteria:

         (i) No subsequent mortgage loan will have a first payment date occurring after September 1, 2007;

         (ii) The latest maturity date of any subsequent mortgage loan will be no later than August 1, 2047;

         (iii) The mortgagor relating to such subsequent mortgage loan will have a credit score of not less than 625; and

         (iv) Such subsequent mortgage loan will have a gross margin as of the related subsequent cut-off date ranging from approximately 2.250% per annum to approximately 4.000% per annum;

     (e) As of the related subsequent cut-off date, the subsequent mortgage loans in the aggregate will satisfy the following criteria:

         (i) Have a weighted average gross margin of 2.812% per annum;

         (ii) The related mortgagors thereto have a weighted average credit score of 728;

         (iii) Have no less than 83.80% of the related mortgaged properties be owner occupied;

         (iv) Have no less than 83.89% of the related mortgaged properties be single family detached or planned unit developments;

         (v) Have no more than 52.58% of the subsequent mortgage loans be cash out refinancings;

         (vi) Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80.00% be covered by a primary mortgage insurance policy.

     To the extent that the amounts on deposit in the pre-funding account have not been fully applied to the purchase of subsequent mortgage loans, on or before November 15, 2007, the amounts remaining in such account will be transferred to the distribution account on the distribution date immediately following the termination of the pre-funding period, for distribution on a pro rata basis to the holders of the senior certificates.

                             STATIC POOL INFORMATION

     The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/sami2007-ar5/.

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for GreenPoint Mortgage Funding, Inc. is attached hereto as Schedule C.

     Information provided through the Internet addresses above and on Schedule C will not be deemed to be a part of this prospectus supplement, the Term Sheet or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

     Structured Asset Mortgage Investments II Trust 2007-AR5 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Structured Asset Mortgage Investments II Trust 2007-AR5 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom,
(ii) issuing the certificates, (iii) making payments on the certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment of Agreement" in the prospectus.

     The assets of Structured Asset Mortgage Investments II Trust 2007-AR5 will consist of the mortgage loans and certain related assets.

     Structured Asset Mortgage Investments II Trust 2007-AR5's fiscal year end is December 31.

                                  THE DEPOSITOR

     Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the State of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of June 30, 2007, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $153,129,931,188. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

     After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

     The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

     The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

     The Sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

     Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

     Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

     Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

     The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                         December 31, 2003               December 31, 2004
                                 Total Portfolio                 Total Portfolio
  Loan Type            Number       of Loans          Number         of Loans
Alt-A ARM               12,268    $ 3,779,319,393.84    44,821    $11,002,497,283.49
Alt-A Fixed             15,907    $ 3,638,653,583.24    15,344    $ 4,005,790,504.28
HELOC                        -    $            -            -     $            -
Prime ARM               16,279    $ 7,179,048,567.39    30,311    $11,852,710,960.78
Prime Fixed              2,388    $ 1,087,197,396.83     1,035    $   509,991,605.86
Short Duration           7,089    $ 2,054,140,083.91    23,326    $ 7,033,626,375.35
ARM (incl. Neg-Am)
Reperforming             2,800    $   247,101,330.36     2,802    $   311,862,677.46
Seconds                      -    $            -        14,842    $   659,832,093.32
SubPrime                29,303    $ 2,898,565,285.44    98,426    $13,051,338,552.19
Totals                  86,034    $20,884,025,641.01   230,907    $48,427,650,052.73



                             December 31, 2005                  June 30, 2007
                                  Total Portfolio                Total Portfolio of
  Loan Type             Number         Loans            Number          Loans

Alt-A ARM               73,638    $19,087,119,981.72     2,807    $   850,874,343.82
Alt-A Fixed             17,294    $3,781,150,218.132     2,971    $   858,105,091.69
HELOC                    9,309    $   509,391,438.93     5,173    $   351,881,947.61
Prime ARM               27,384    $13,280,407,388.95     5,747    $ 2,860,854,565.39
Prime Fixed              3,526    $ 1,307,685,538.44       700    $   331,901,017.06
Short Duration          38,819    $14,096,175,420.37        --                    --
ARM (incl. Neg-Am)
Reperforming             2,877    $   271,051,465.95     6,812    $ 3,995,330,678.91
Seconds                114,899    $ 5,609,656,263.12   145,587    $   474,358,886.38
SubPrime               101,156    $16,546,152,274.44    60,796    $ 2,337,396,663.76
Totals                 388,902    $74,488,789,990.05   345,729    $12,060,703,194.62

     With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

     The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                      THE MASTER SERVICER AND THE SERVICER

General

     Wells Fargo Bank, National Association, referred to herein as Wells Fargo Bank or the Master Servicer, will act as the Master Servicer of the mortgage loans and as Securities Administrator pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. Wells Fargo Bank will also act as the custodian pursuant to the Custodial Agreement, dated as of the Closing Date, among the Trustee, the Depositor, the Master Servicer, the Securities Administrator and Wells Fargo Bank as the Custodian.

     Primary servicing of the mortgage loans will be provided by EMC in accordance with its servicing agreement, referred to herein as the Servicing Agreement. The Servicing Agreement will require, among other things, that the Servicer accurately and fully reports its borrower credit files to credit repositories in a timely manner. The Servicing Agreement will be assigned to the trust pursuant to the assignment, assumption and recognition agreement among the Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by the Servicer with respect to the mortgage loans. The Servicer will be responsible for the servicing of the mortgage loans pursuant to the Servicing Agreement, and the Master Servicer will be required to monitor its performance. In the event of a default by the Servicer under the Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor servicer or shall assume the primary servicing obligations for the mortgage loans itself.

     The information set forth in the following paragraphs under the heading "--The Master Servicer" with respect to the Master Servicer has been provided by the Master Servicer.

The Master Servicer

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000+ employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as Master Servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

     Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

The Servicer

     All of the mortgage loans will be serviced by EMC Mortgage Corporation.

     The information set forth in the following paragraphs with respect to EMC has been provided by EMC.

EMC Mortgage Corporation

     EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

     The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

     EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

     EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2007, EMC's servicing portfolio grew by approximately 102.3% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 190.3%.

     As of June 30, 2007, EMC was acting as servicer for approximately 312 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $80.6 billion.

     The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                       As of December 31,2003               As of December 31, 2004
-------------------------------------------------------------------------------------------------------------------


                                                Percent   Percent                               Percent  Percent
                                                 by No.     by                                   by No.    by
                  No. of                          of      Dollar   No. of                         of     Dollar
Loan Type         Loans         Dollar Amount    Loans    Amount    Loans      Dollar Amount     Loans   Amount
-------------------------------------------------------------------------------------------------------------------
Alta-A Arm.        2,439    $   653,967,868.93    1.40%    4.75%    19,498   $ 4,427,820,707.76   7.96%   15.94%
Alta-A Fixed      19,396    $ 3,651,416,056.79   11.14%   26.51%    25,539   $ 4,578,725,473.28  10.43%   16.48%
Prime Arm..        7,978    $   868,798,347.46    4.58%    6.31%     8,311   $ 1,045,610,015.30   3.39%    3.76%
Prime Fixed       16,377    $ 1,601,411,491.35    9.40%   11.63%    14,560   $ 1,573,271,574.42   5.95%    5.66%
Seconds....       25,290    $   690,059,168.80   14.52%    5.01%    39,486   $ 1,381,961,155.08  16.13%    4.98%
Subprime...       76,166    $ 5,058,932,125.93   43.73%   36.73%   114,436   $13,706,363,249.78  46.74%   49.34%
Other......       26,523    $ 1,249,014,372.71   15.23%    9.07%    23,010   $ 1,063,682,459.11   9.40%    3.83%
-------------------------------------------------------------------------------------------------------------------
Total......       174,169      $13,773,599,431  100.00% 100.00%    244,840   $27,777,434,634.73 100.00% 100.00%


                       As of December 31,2003               As of December 31, 2004
-------------------------------------------------------------------------------------------------------------------


                       As of December 31,2003               As of June 30, 2007
-------------------------------------------------------------------------------------------------------------------


                                                Percent   Percent                               Percent  Percent
                                                 by No.     by                                   by No.    by
                  No. of                          of      Dollar   No. of                         of     Dollar
Loan Type         Loans         Dollar Amount    Loans    Amount    Loans      Dollar Amount     Loans   Amount
-------------------------------------------------------------------------------------------------------------------
Alta-A Arm.       57,510    $13,625,934,321.62   12.69%   23.00%    52,729   $   13,832,608,749   10.65%  17.15%
Alta-A Fixed      17,680    $ 3,569,563,859.33    3.90%    6.03%    31,561   $    6,871,224,020    6.37%   8.52%
Prime Arm..        7,428    $ 1,010,068,678.92    1.64%    1.71%     6,260   $      929,778,835    1.26%   1.15%
Prime Fixed       15,975    $ 2,140,487,565.90    3.52%    3.61%    15,078   $    2,409,083,088    3.04%   2.99%
Seconds....      155,510    $ 7,164,515,426.20   34.31%   12.10%   168,229   $    8,554,440,442   33.97%  10.61%
Subprime...      142,890    $20,373,550,690.52   31.53%   34.40%   137,526   $   22,509,787,024   27.77%  27.91%
Other......       56,216    $11,347,144,055.57   12.40%   19.16%    83,874   $   25,542,370,332   16.94%  31.67%
              -----------------------------------------------------------------------------------------------------
Total......       453,209   $59,231,264,598.06  100.00%   100.00%  495,257   $ 80,649,292,489 100.00% 100.00%

     Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

                            MORTGAGE LOAN ORIGINATION

General

     Approximately 66.46% of the mortgage loans, by cut-off date principal balance, were originated by GreenPoint Mortgage Funding, Inc. referred to herein as GreenPoint; approximately 14.10% of the mortgage loans, by cut-off date principal balance, were originated by Bear Stearns Residential Mortgage Corporation. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans.

     The information set forth in the following paragraphs with respect to GreenPoint has been provided by GreenPoint.

The Originators

     The mortgage loans originated by GreenPoint were originated generally in accordance with the related underwriting guidelines set forth below. In addition to the following, GreenPoint also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

GreenPoint Mortgage Funding, Inc.

     GreenPoint Mortgage Funding, Inc., a New York corporation ("GreenPoint"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("Capital One"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006. On August 1, 2007, North Fork Bank a New York State chartered commercial bank and Capital One, National Association merged and GreenPoint became an operating subsidiary of Capital One, National Association, a national banking association. On August 20, 2007 Capital One announced that it would cease residential mortgage origination operations at its wholesale mortgage-banking unit, GreenPoint, effective immediately. GreenPoint will cease making new loan commitments immediately, however, it will continue to meet its contractual obligations to customers for loan commitments that are in the pipeline with rates locked. GreenPoint will continue to service mortgage loans at the servicing unit in Columbus, Georgia to fulfill ongoing servicing obligations.

     Prior to August 20, 2007, GreenPoint was engaged in the mortgage banking business, and as part of that business, originated, acquired, sold and serviced mortgage loans. GreenPoint originated loans primarily through its wholesale division, which worked with a nationwide network of independent mortgage brokers, each of which was approved by GreenPoint. GreenPoint also originated loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     Prior to August 20, 2007, GreenPoint had originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

     The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

     Residential Mortgage Loan Production Table


Loan Type                                  2004                2005                 2006                    2007-2Q
                                           ----                ----                 ----                    -------

Alt A and Specialty
Number of Loans                                65,284            67,707                  58,917                21,707
Dollar Volume                         $14,579,659,658   $19,148,814,451         $18,105,817,619         6,898,352,564
Percent Adjustable                                67%               84%                     81%                   69%
Percent of Total Dollar Volume                    37%               45%                     50%                   56%

Agency

Number of Loans                                10,975            12,408                  11,508                 6,802
Dollar Volume                          $2,188,737,211    $2,746,779,129         $ 2,623,218,142         1,623,612,082
Percent Adjustable                                 3%                1%                      2%                    0%
Percent of Total Dollar Volume                     6%                7%                      7%                   13%

Jumbo

Number of Loans                                53,522            41,614                  29,502                 6,612
Dollar Volume                         $17,667,106,136   $14,899,732,857         $11,073,921,037         2,836,381,991
Percent Adjustable                                84%               74%                     76%                   58%
Percent of Total Dollar Volume                    44%               35%                     30%                   23%

Heloc and Seconds
Number of Loans                                83,902            82,258                  67,566                14,143
Dollar Volume                          $5,374,039,738    $5,450,355,355          $4,601,708,216           935,965,806
Percent Adjustable                                97%               95%                     79%                   71%
Percent of Total Dollar Volume                    14%               13%                     13%                    8%


Number of Loans                               213,683           203,987                 167,493                49,264
Dollar Volume                         $39,809,542,743   $42,245,681,792          36,404,665,013        12,294,312,443
Average Loan Amount                          $186,302          $207,100                $217,350              $249,560
Non-Purchase Transactions                         52%               51%                     57%                   64%
Adjustable Rate Loans*                            75%               76%                     74%                   57%
*% of total loan production based on dollar volume


     GreenPoint Underwriting Guidelines

     Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

     In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

     As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

     Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

     In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

     Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

     GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

                         DESCRIPTION OF THE CERTIFICATES

     The issuing entity will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on page S-7 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO Certificates, Class XP

Certificates, Class R Certificates and such other classes of non-offered certificates which are not offered publicly.

     The various classes of Class A Certificates are also referred to as the Senior Certificates; and the various classes of Class B Certificates are also referred to as the Subordinate Certificates. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the Offered Certificates.

     Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

     The Structured Asset Mortgage Investments II Trust 2007-AR5, Mortgage Pass-Through Certificates, Series 2007-AR5 will consist of the Offered Certificates and the Non-Offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

     o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the initial mortgage loans after the Cut-off Date, and with respect to the related subsequent mortgage loans after the related Subsequent Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date or the related Subsequent Cut-off Date, respectively,

     o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

     o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

     o the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

     o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Reserve Fund, the Basis Risk Reserve Fund, the Pre-Funding Account, the Interest Coverage Account, the Adjustable Rate Supplemental Fund, the Distribution Account and such other accounts, if any, created under the Agreement,

     o the rights of the Depositor with respect to the Servicing Agreement, to the extent assigned to the Trustee,

     o    the rights of the Depositor with respect to the Cap Contracts,

     o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

     o    any proceeds of the foregoing.

         Each class of Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-7 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates--Pass-Through Rates on the Offered Certificates" in this prospectus supplement. The Class B-IO and Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the Senior Certificates and Subordinate Certificates. The Class B-IO Certificates, Class XP Certificates and Residual Certificates are not being offered by this prospectus supplement.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, societe anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex I to this prospectus supplement and "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Group, SAMI 2007-AR5, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

Registration of the Book-Entry Certificates

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-Entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Calculation of One-Month LIBOR

         With respect to each class of Adjustable Rate Certificates, on the second LIBOR business day preceding the commencement of each Interest Accrual Period for such certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Adjustable Rate Certificates.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Classes of Adjustable Rate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Distributions on the Certificates

         On each distribution date, the Securities Administrator will withdraw the Available Funds from the Distribution Account for such distribution date and apply such amounts on the Certificates as follows:

         Interest Funds. On each distribution date, Interest Funds will be applied to pay any accrued and unpaid interest on the Class A and Class B Certificates in the following order of priority:

         1. From Interest Funds, to each class of Class A Certificates, the related Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount, as applicable, owed to each such Class,

         2. From remaining Interest Funds, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, the Current Interest for each such Class;

         3. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Principal Distribution Amounts (A) or (B) below (as applicable); and

         4. Any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Net Monthly Excess Cashflow in accordance with Net Monthly Excess Cashflow below.

         As described in the definition of "Current Interest," the Current Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable thereto, shortfalls resulting from Net Deferred Interest allocable thereto, and the interest portion of Realized Losses on the related mortgage loans allocated thereto.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Offered Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided under clause 11. of Net Monthly Excess Cashflow below.

         If on the initial distribution date, the Current Interest for the Adjustable Rate Certificates is reduced due to the application of the Net Rate Cap, then amounts on deposit in the Adjustable Rate Supplemental Fund will be used to cover such shortfalls on such distribution date.

         Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount will be applied to pay as principal on the Class A and Class B Certificates as follows:

         (A) On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:

         1. To each class of Class A Certificates, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class B-1 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class B-2 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B-3 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class B-4 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class B-5 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class B-6 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         8. To the Class B-7 Certificates, any remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         (B) On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:

         1. To each class of Class A Certificates, the Class A Principal Distribution Amount, concurrently, pro rata, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

         2. To the Class B-1 Certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         3. To the Class B-2 Certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         4. To the Class B-3 Certificates, from any remaining Principal Distribution Amount, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         5. To the Class B-4 Certificates, from any remaining Principal Distribution Amount, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         6. To the Class B-5 Certificates, from any remaining Principal Distribution Amount, the Class B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

         7. To the Class B-6 Certificates, from any remaining Principal Distribution Amount, the Class B-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

         8. To the Class B-7 Certificates, from any remaining Principal Distribution Amount, the Class B-7 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

         Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow will be applied to the Certificates in the following order of priority:

          1. From any Net Monthly Excess Cashflow, to each class of Class A Certificates, as follows:

               (i) any Interest Carry Forward Amount for each class of Class A Certificates and distribution date, to the extent not fully paid pursuant to clause 1. of Interest Funds above, pro rata in accordance with the respective amounts owed to each such Class, and then

               (ii) any Unpaid Realized Loss Amount for each class of Class A
                    Certificates and distribution date, from remaining Net Monthly Excess Cashflow, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

          2. From any remaining Net Monthly Excess Cashflow, to the Class B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          3. From any remaining Net Monthly Excess Cashflow, to the Class B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          4. From any remaining Net Monthly Excess Cashflow, to the Class B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          5. From any remaining Net Monthly Excess Cashflow, to the Class B-4 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          6. From any remaining Net Monthly Excess Cashflow, to the Class B-5 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          7. From any remaining Net Monthly Excess Cashflow, to the Class B-6 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          8. From any remaining Net Monthly Excess Cashflow, to the Class B-7 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

          9. Concurrently, from any remaining Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to each such class of Class A Certificates, pro rata based on each such Class' allocated share, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for each such Class for such distribution date;

          10. From any remaining Net Monthly Excess Cashflow, to the Basis Risk Reserve Fund and contemporaneously from the Basis Risk Reserve Fund to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such Class for such distribution date;

          11. From any remaining Net Monthly Excess Cashflow, first, to each class of Class A Certificates, pro rata based on each such Class's allocated share, and then, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, sequentially, in that order, such respective certificates' allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon;

          12. From any remaining Net Monthly Excess Cashflow, first, to the Adjustable Rate Supplemental Fund if it has not been terminated, and then, to the Class B-IO Certificates, in each case in the related amounts specified in the Agreement; and

          13.  Any remaining amounts to the Residual Certificates.

         On each distribution date, all amounts received by the Trust during the related Prepayment Period, representing prepayment charges in respect of the mortgage loans, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Offered Certificates. Prepayment charges received by the Trust with respect to the mortgage loans will be distributed to the Class XP Certificates as set forth in the Agreement.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest.

Excess Spread and Overcollateralization Provisions

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Class A Certificates and Class B Certificates whenever the Overcollateralization Amount is less than the
Overcollateralization Target Amount.   If on any distribution date, after giving
effect to allocations of the Principal Distribution Amounts the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate Scheduled Principal Balance of the mortgage loans and amounts on deposit in the Pre-Funding Account for such distribution date, the Certificate Principal Balances of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates with the lowest payment priority), by an amount equal to such excess. If no Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Senior Certificates will be reduced in the order of priority provided under "--Allocation of Realized Losses; Subordination", below, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Certificates

         The Pass-Through Rate per annum for the Adjustable Rate Certificates will be equal to the least of:

               (i) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described above under "--Calculation of One-Month LIBOR", plus the related Margin,

               (ii) 10.50% per annum (or, in the case of Class A-3 Certificates, 11.50% per annum),

          and

               (iii) the applicable Net Rate Cap.

         If on any distribution date the Pass-Through Rate for any class of Adjustable Rate Certificates is based on the applicable Net Rate Cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "Description of the Certificates--Distributions on the Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

         Basis Risk Shortfall Carry Forward Amounts for any such class of Adjustable Rate Certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basic Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to amounts payable to such reserve fund for distribution in respect of related Basic Risk Shortfall payments as described under "Description of the Certificates--Distributions on the Certificates--Net Monthly Excess Cashflow" in this prospectus supplement.

Monthly Advances

         If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the Servicer will be required to remit to the Master Servicer on the date specified in the Servicing Agreement an amount equal to such delinquency (to the extent set forth in the Servicing Agreement), net of the Servicing Fee, unless the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the related mortgage loan. Subject to the foregoing, such advances will be made by the Servicer or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the Servicing Agreement. Failure by the Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Servicing Agreement, will constitute an event of default under the Servicing Agreement. Such event of default shall then obligate the Master Servicer, in its capacity as successor servicer, or any other successor to the servicer, to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, the Servicer, the Master Servicer or the Trustee may withdraw from the Protected Account or the Distribution Account, as applicable, funds that were not included in Available Funds for the preceding distribution date to reimburse itself for Monthly Advances previously made. Any such amounts withdrawn by the Servicer, the Master Servicer or the Trustee in order to make a Monthly Advance or in reimbursement of Monthly Advances previously made are generally required to be replaced by the Servicer, the Master Servicer or the Trustee, as applicable, on or before the next distribution date, subject to subsequent withdrawal. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination provides the holders of the Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority, until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. Only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan, is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the Senior Certificates, any Debt Service Reductions will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds that would otherwise be available for distribution on a distribution date.

         In the event that the Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Certificates

         The Applied Realized Loss Amount for the mortgage loans will be allocated first to the Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, sequentially, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero). Thereafter, Realized Losses shall be allocated to the Class A-3, Class A-2 and Class A-1 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class is reduced to zero.

         Such subordination will increase the likelihood of timely receipt by the holders of the Senior Certificates and Subordinate Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement. The Securities Administrator will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Adjustable Rate Supplemental Fund

         On the closing date, the Depositor will pay to the Securities Administrator, on behalf of the trust, for deposit in the Adjustable Rate Supplemental Fund, an amount, not to exceed $25,000, which shall be approximately equal to the amount of any potential shortfall of interest on the Adjustable Rate Certificates on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period. To the extent that a class of Adjustable Rate Certificates has a shortfall of interest on the initial distribution date due to the application of the net rate cap, amounts equal to such shortfall will be withdrawn from the Adjustable Rate Supplemental Fund and paid to such class or classes of certificates. Amounts paid from the Adjustable Rate Supplemental Fund on the initial distribution date will then be entitled to be replenished on each future distribution date from Available Funds otherwise payable as interest on the Class B-IO Certificates, until the Adjustable Rate Supplemental Fund has been restored to the related amounts deposited therein on the Closing Date. Once the amounts on deposit in the Adjustable Rate Supplemental Fund has been replenished in full, amounts on deposit therein will be distributed to the Depositor or its designee on the immediately following distribution date, and following such distribution the Adjustable Rate Supplemental Fund will be terminated.

                                THE CAP CONTRACTS

         On the Closing Date, the Trust will enter into one or more Cap Contracts with the Cap Counterparty, for the benefit of the holders of the Class A Certificates and Class B Certificates, that provide for payments to the Securities Administrator with respect to such Certificates. The Securities Administrator will establish the Reserve Fund. The Cap Contracts are intended to provide partial protection to the related classes of Adjustable Rate Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap, and to cover certain interest shortfalls.

         The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. As of the date of this prospectus supplement, the Cap Counterparty has a rating classification of "AAA" from S&P and "Aaa" from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc., EMC Mortgage Corporation and the depositor.

         The information contained in the preceding paragraph has been provided by the Cap Counterparty for use in this prospectus supplement. The Cap Counterparty has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

         On the Business Day prior to each distribution date through and including the distribution date in August 2012 payments under the related Cap Contract will be made to the Securities Administrator and will be deposited by the Securities Administrator into the Reserve Fund established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) the lesser of One-Month LIBOR and the related ceiling rate set forth in Schedule B over (ii) the related strike rate set forth in Schedule B. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of the applicable class or classes of Certificates for the related distribution date and (ii) the related certificate notional balance set forth in Schedule B.

         The related certificate notional balance for each applicable distribution date set forth on Schedule B to this prospectus supplement have been calculated assuming (i) a prepayment rate on a pool of mortgage loans which approximates the mortgage loans of approximately 20% CPR, (ii) that the depositor exercises its related clean-up call option on the applicable optional termination date and (iii) that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate, or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed, or that no delinquencies or losses will be incurred on the mortgage loans.

         On each distribution date, amounts received under each Cap Contract with respect to the Adjustable Rate Certificates and such distribution date will be allocated in the following order of priority:

                  first, (i) from amounts received under the Cap Contract related to the Class A Certificates, to the holders of each class of Class A Certificates, pro rata, and (ii) from amounts received under the Cap Contract related to the Class B Certificates, to the holders of each class of Class B Certificates, pro rata, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by the Net Monthly Excess Cashflow for such distribution date;

                  second, (i) from any remaining amounts received under the Cap Contract related to the Class A Certificates, to the holders of each class of Class A Certificates, pro rata, and (ii) from any remaining amounts received under the Cap Contract related to the Class B Certificates, to the holders of each class of Class B Certificates, pro rata, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by the Interest Funds or Net Monthly Excess Cashflow on such distribution date;

                  third, from any remaining amounts received under each Cap Contract related to the Class A and Class B Certificates in the aggregate, (a) to the holders of each class of Class A Certificates, pro rata, and thereafter (b) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, in each case to the extent not paid pursuant to clauses first or second above; and

                  fourth, (i) from any remaining amounts received under each Cap Contract related to the Class A and Class B Certificates in the aggregate, to the holders of the Class B-IO Certificates.

         The Cap Contracts with respect to the Adjustable Rate Certificates terminate after the distribution date occurring in August 2012.

         The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                            YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans, including prepayments, the allocation of principal payments on such mortgage loans among the classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool--Prepayment Charges on the Mortgage Loans" in this prospectus supplement, approximately 79.80% of the mortgage loans, by cut-off date principal balance, at origiantion provided for payment by the mortgagor of a prepayment charge in connection with certain prepayments. These prepayment charges may discourage prepayments during the period in which such prepayment charges apply. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. All prepayment charges with respect to the mortgage loans will either be retained by the Servicer as additional servicing compensation or will be payable to the Class XP Certificates; but, in either case, will not be payable to the Offered Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         The Servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, a Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

         Subject to the circumstances described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the Senior Certificates.

Interest Shortfalls and Realized Losses

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans for the related Due Period. Any interest shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate related Master Servicing Compensation for the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates have been reduced to zero, the yield to maturity on the classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates in the order of priority set forth in "Description of the Certificates--Allocation of Realized Losses; Subordination--Allocation of Realized Losses on the Certificates" in this prospectus supplement.

         As described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the mortgage loans, no principal payments will be made to the Subordinate Certificates as long as such Trigger Event exists if any of the Senior Certificates are still outstanding.

Excess Spread Available to the Certificates

         The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of the Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates and will be influenced by, among other factors,

          o the overcollateralization level of the mortgage loans at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher scheduled principal balance than the aggregate Certificate Principal Balance of the Offered Certificates;

          o    the delinquency and default experience of the mortgage loans;

          o the level of One-Month LIBOR and the related indices pursuant to which the mortgage loans bear interest; and

          o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates (in each case as provided in the Agreement) when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered Certificates and, in particular the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent that the pass-through rate on the Adjustable Rate Certificates is limited by the related Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow, and to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the applicable Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class or classes of certificates and the principal balance of such class or classes based on certain prepayment assumptions. If the mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts terminate after the distribution date occurring in August 2012.

Assumed Final Distribution Date

         The assumed final distribution date for distributions on the Offered Certificates is the distribution date occurring in September 2037.

         Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and excess spread could cause the actual final distribution date to occur significantly earlier than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase from the trust all the mortgage loans on or after any distribution date on which the aggregate scheduled principal balances of the mortgage loans are 10% or less of the sum of (i) the Cut-off Date Scheduled Principal Balance of the mortgage loans and (ii) the amounts on deposit in the Pre-Funding Account as of the Closing Date. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the mortgage loans increases.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 1,470 mortgage loans with the characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in September 2007, and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in August 2007,

         (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

         (8) the levels of One-Year MTA, One-Month LIBOR, One-Year LIBOR and Six-Month LIBOR remain constant at the following levels: with respect to mortgage loans and One-Year MTA, One-Month LIBOR, One-Year LIBOR and Six-Month LIBOR, 4.893%, 5.510%, 5.470% and 5.360%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted every six months or twelve months, as applicable, after the initial fixed period (which, for substantially all of the mortgage loans, is equal to 60 months) following origination, subject to negative amortization limits of 110% or 115%, as applicable,

         (11) the initial principal amounts of the Certificates are as set forth on page S-7 hereof and under "Summary of Terms--Description of the Certificates,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in September 2007,

         (13) the Offered Certificates are purchased on August 31, 2007, and

         (14) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                            MORTGAGE LOAN ASSUMPTIONS


                         Current
                          Gross       Current Net    Initial    Original     Remaining                    Initial     Subsequent
           Current       Mortgage      Mortgage      Monthly     Term to      Term to        Gross       Periodic      Periodic
 Loan      Balance         Rate          Rate        Payment    Maturity      Maturity      Margin       Rate Cap      Rate Cap
Number       ($)           (%)            (%)          ($)     (in months)  (in months)       (%)           (%)           (%)
-----------------------------------------------------------------------------------------------------------------------------------
    1     267,735.26   5.8750000000   5.4825000000     638.25      360          358      2.2500000000  5.0000000000  1.0000000000
    2     254,634.99   5.8750000000   5.4825000000     608.55      360          359      2.2500000000  5.0000000000  1.0000000000
    3     382,966.96   6.5000000000   5.5375000000   1,108.92      360          357      3.5000000000  5.0000000000  1.0000000000
    4     219,595.29   6.1250000000   5.7325000000     569.01      360          358      2.2500000000  5.0000000000  1.0000000000
    5     221,102.80   6.1250000000   5.7325000000     572.92      360          358      2.2500000000  5.0000000000  1.0000000000
    6     216,072.06   6.2500000000   5.8575000000     582.29      360          358      2.2500000000  5.0000000000  1.0000000000
    7     296,478.84   6.2500000000   5.8575000000     798.96      360          358      2.2500000000  5.0000000000  1.0000000000
    8     347,867.50   6.2500000000   5.8575000000     939.79      360          359      2.2500000000  5.0000000000  1.0000000000
    9      67,134.88   6.3750000000   5.9825000000     187.88      360          358      2.2500000000  5.0000000000  1.0000000000
   10     213,063.21   7.2500000000   6.0675000000     750.83      360          358      3.5000000000  5.0000000000  1.0000000000
   11     297,094.26   6.5000000000   6.1075000000     863.33      360          358      2.2500000000  5.0000000000  1.0000000000
   12     269,343.63   6.5000000000   6.1075000000     781.67      360          358      2.2500000000  5.0000000000  1.0000000000
   13     114,285.00   6.5000000000   6.1075000000     332.50      360          359      2.7500000000  5.0000000000  1.0000000000
   14     270,000.00   6.5000000000   6.1075000000     787.50      360          360      2.7500000000  5.0000000000  1.0000000000
   15     361,902.50   7.1250000000   6.1425000000   1,240.94      360          359      3.3750000000  5.0000000000  1.0000000000
   16     355,549.27   6.6250000000   6.2325000000   1,063.33      360          356      2.2500000000  5.0000000000  1.0000000000
   17     902,250.00   6.6250000000   6.2325000000   2,718.75      360          359      2.7500000000  5.0000000000  1.0000000000
   18     212,530.00   6.6250000000   6.2325000000     640.42      360          359      2.2500000000  5.0000000000  1.0000000000
   19     153,382.11   6.6250000000   6.2325000000     462.19      360          359      2.7500000000  5.0000000000  1.0000000000
   20     179,500.00   7.0000000000   6.2475000000     598.33      360          360      3.0000000000  5.0000000000  1.0000000000
   21     219,246.75   7.2500000000   6.3275000000     774.56      360          359      3.2500000000  5.0000000000  1.0000000000
   22     815,508.53   6.7500000000   6.3575000000   2,531.25      360          357      2.2500000000  5.0000000000  1.0000000000
   23     452,951.83   6.7500000000   6.3575000000   1,406.25      360          357      2.2500000000  5.0000000000  1.0000000000
   24     185,083.62   6.7500000000   6.3575000000     574.06      360          357      2.2500000000  5.0000000000  1.0000000000
   25     838,275.17   6.7500000000   6.3575000000   2,600.00      360          357      2.7500000000  5.0000000000  1.0000000000
   26     603,008.44   6.7500000000   6.3575000000   1,875.00      360          358      2.2500000000  5.0000000000  1.0000000000
   27     326,629.57   6.7500000000   6.3575000000   1,015.63      360          358      2.2500000000  5.0000000000  1.0000000000
   28     193,889.77   6.7500000000   6.3575000000     603.13      360          358      2.2500000000  5.0000000000  1.0000000000
   29     329,643.68   6.7500000000   6.3575000000   1,025.00      360          358      2.7500000000  5.0000000000  1.0000000000
   30     184,319.57   6.7500000000   6.3575000000     573.13      360          358      2.7500000000  5.0000000000  1.0000000000
   31     451,125.00   6.7500000000   6.3575000000   1,406.25      360          359      2.2500000000  5.0000000000  1.0000000000
   32     441,100.00   6.7500000000   6.3575000000   1,375.00      360          359      2.7500000000  5.0000000000  1.0000000000
   33     304,760.00   6.7500000000   6.3575000000     950.00      360          359      2.7500000000  5.0000000000  1.0000000000
   34     990,000.00   6.7500000000   6.3575000000   3,093.75      360          360      2.7500000000  5.0000000000  1.0000000000
   35     150,500.00   6.7500000000   6.3575000000     470.32      360          360      2.2500000000  5.0000000000  1.0000000000
   36     140,318.91   6.8750000000   6.4825000000     483.17      360          359      3.5290000000    UNCAPPED      UNCAPPED
   37     232,319.84   6.8750000000   6.4825000000     742.71      360          356      2.7500000000  5.0000000000  1.0000000000
   38     419,090.98   6.8750000000   6.4825000000   1,346.56      360          358      2.2500000000  5.0000000000  1.0000000000
   39     502,507.16   6.8750000000   6.4825000000   1,614.58      360          358      2.2500000000  5.0000000000  1.0000000000
   40     382,910.46   6.8750000000   6.4825000000   1,230.31      360          358      2.7500000000  5.0000000000  1.0000000000
   41     501,249.99   6.8750000000   6.4825000000   1,614.59      360          359      2.2500000000  5.0000000000  1.0000000000
   42     799,583.33   6.8750000000   6.4825000000   2,583.34      360          359      2.2500000000  5.0000000000  1.0000000000
   43     594,281.99   6.8750000000   6.4825000000   1,914.26      360          359      2.2500000000  5.0000000000  1.0000000000
   44      93,884.13   6.8750000000   6.4825000000     302.41      360          359      2.7500000000  5.0000000000  1.0000000000
   45     216,539.28   6.8750000000   6.4825000000     697.50      360          359      2.7500000000  5.0000000000  1.0000000000
   46     643,605.00   6.8750000000   6.4825000000   2,073.13      360          359      2.7500000000  5.0000000000  1.0000000000
   47   1,046,000.00   6.8750000000   6.4825000000   3,377.71      360          360      2.7500000000  5.0000000000  1.0000000000
   48     460,200.00   6.8750000000   6.4825000000   1,486.06      360          360      2.7500000000  5.0000000000  1.0000000000
   49     229,500.00   6.8750000000   6.4825000000     741.09      360          360      2.7500000000  5.0000000000  1.0000000000
   50     345,000.00   6.8750000000   6.4825000000   1,114.06      360          360      2.7500000000  5.0000000000  1.0000000000
   51     287,817.75   7.3750000000   6.5225000000   1,046.72      360          359      3.2500000000  5.0000000000  1.0000000000
   52     302,413.77   7.0000000000   6.6075000000   1,000.00      360          355      2.2500000000  5.0000000000  1.0000000000
   53     323,821.57   7.0000000000   6.6075000000   1,069.33      360          356      2.2500000000  5.0000000000  1.0000000000
   54     181,357.44   7.0000000000   6.6075000000     600.00      360          357      2.2500000000  5.0000000000  1.0000000000
   55     197,987.87   7.0000000000   6.6075000000     656.67      360          358      2.2500000000  5.0000000000  1.0000000000
   56     402,005.84   7.0000000000   6.6075000000   1,333.33      360          358      2.2500000000  5.0000000000  1.0000000000
   57   1,002,502.02   7.0000000000   6.6075000000   3,325.00      360          358      2.2500000000  5.0000000000  1.0000000000
   58     814,030.00   7.0000000000   6.6075000000   2,706.67      360          359      2.2500000000  5.0000000000  1.0000000000
   59     252,630.00   7.0000000000   6.6075000000     840.00      360          359      2.2500000000  5.0000000000  1.0000000000
   60     262,655.00   7.0000000000   6.6075000000     873.33      360          359      2.2500000000  5.0000000000  1.0000000000
   61     336,840.00   7.0000000000   6.6075000000   1,120.00      360          359      2.2500000000  5.0000000000  1.0000000000
   62     252,630.00   7.0000000000   6.6075000000     840.00      360          359      2.2500000000  5.0000000000  1.0000000000
   63     150,375.00   7.0000000000   6.6075000000     500.00      360          359      2.7500000000  5.0000000000  1.0000000000
   64     215,534.43   7.0000000000   6.6075000000     716.67      360          359      2.7500000000  5.0000000000  1.0000000000
   65     123,806.83   7.0000000000   6.6075000000     413.00      360          359      2.7500000000  5.0000000000  1.0000000000
   66     209,271.88   7.0000000000   6.6075000000     695.83      360          359      2.7500000000  5.0000000000  1.0000000000
   67     217,000.00   7.0000000000   6.6075000000     723.33      360          360      2.7500000000  5.0000000000  1.0000000000
   68     308,000.00   7.0000000000   6.6075000000   1,026.67      360          360      2.2500000000  5.0000000000  1.0000000000
   69     597,500.00   7.0000000000   6.6075000000   1,991.67      360          360      2.2500000000  5.0000000000  1.0000000000
   70     640,000.00   7.0000000000   6.6075000000   2,133.33      360          360      2.7500000000  5.0000000000  1.0000000000
   71     212,000.00   7.0000000000   6.6075000000     706.67      360          360      2.7500000000  5.0000000000  1.0000000000
   72     492,000.00   7.0000000000   6.6075000000   1,640.00      360          360      2.7500000000  5.0000000000  1.0000000000
   73     522,000.00   7.5000000000   6.6475000000   1,957.50      360          360      3.2500000000  5.0000000000  1.0000000000
   74     230,000.00   7.1250000000   6.7325000000     793.78      360          360      3.5290000000    UNCAPPED      UNCAPPED
   75     502,274.06   7.1250000000   6.7325000000   1,705.00      360          355      2.2500000000  5.0000000000  1.0000000000
   76     261,360.65   7.1250000000   6.7325000000     889.45      360          356      2.2500000000  5.0000000000  1.0000000000
   77     404,032.29   7.1250000000   6.7325000000   1,375.00      360          356      2.7500000000  5.0000000000  1.0000000000
   78     179,997.33   7.1250000000   6.7325000000     618.75      360          358      2.2500000000  5.0000000000  1.0000000000
   79     211,053.11   7.1250000000   6.7325000000     721.88      360          358      2.7500000000  5.0000000000  1.0000000000
   80     160,797.76   7.1250000000   6.7325000000     567.19      360          358      2.7500000000  5.0000000000  1.0000000000
   81     385,962.50   7.1250000000   6.7325000000   1,323.44      360          359      2.2500000000  5.0000000000  1.0000000000
   82     278,695.00   7.1250000000   6.7325000000     955.63      360          359      2.2500000000  5.0000000000  1.0000000000
   83     271,076.00   7.1250000000   6.7325000000     929.50      360          359      2.2500000000  5.0000000000  1.0000000000
   84     250,625.00   7.1250000000   6.7325000000     859.38      360          359      2.2500000000  5.0000000000  1.0000000000
   85     898,239.99   7.1250000000   6.7325000000   3,080.01      360          359      2.2500000000  5.0000000000  1.0000000000
   86     380,950.00   7.1250000000   6.7325000000   1,306.25      360          359      2.7500000000  5.0000000000  1.0000000000
   87     631,575.00   7.1250000000   6.7325000000   2,165.63      360          359      2.7500000000  5.0000000000  1.0000000000
   88     392,631.92   7.1250000000   6.7325000000   1,347.50      360          359      2.7500000000  5.0000000000  1.0000000000
   89     403,656.62   7.1250000000   6.7325000000   1,384.11      360          359      2.7500000000  5.0000000000  1.0000000000
   90     275,718.00   7.1250000000   6.7325000000     947.78      360          360      2.2500000000  5.0000000000  1.0000000000
   91     440,000.00   7.1250000000   6.7325000000   1,512.50      360          360      2.7500000000  5.0000000000  1.0000000000
   92     320,000.00   7.1250000000   6.7325000000   1,100.01      360          360      2.2500000000  5.0000000000  1.0000000000
   93     880,000.00   7.1250000000   6.7325000000   3,025.01      360          360      2.2500000000  5.0000000000  1.0000000000
   94     227,000.00   7.7500000000   6.7575000000     898.54      360          360      3.3750000000  5.0000000000  1.0000000000
   95     334,333.75   7.6250000000   6.7725000000   1,285.36      360          359      3.2500000000  5.0000000000  1.0000000000
   96     404,208.00   7.7500000000   6.8175000000   1,596.00      360          359      3.6250000000  5.0000000000  1.0000000000
   97     252,153.00   7.2500000000   6.8575000000     881.88      360          355      2.2500000000  5.0000000000  1.0000000000
   98     269,770.29   7.2500000000   6.8575000000     948.28      360          357      2.2500000000  5.0000000000  1.0000000000
   99     350,625.80   7.2500000000   6.8575000000   1,232.50      360          357      2.2500000000  5.0000000000  1.0000000000
  100     503,772.71   7.2500000000   6.8575000000   1,770.83      360          357      2.7500000000  5.0000000000  1.0000000000
  101     165,827.49   7.2500000000   6.8575000000     584.38      360          358      2.7500000000  5.0000000000  1.0000000000
  102   1,457,271.90   7.2500000000   6.8575000000   5,135.42      360          358      2.2500000000  5.0000000000  1.0000000000
  103     379,543.96   7.2500000000   6.8575000000   1,337.51      360          358      2.2500000000  5.0000000000  1.0000000000
  104     522,607.85   7.2500000000   6.8575000000   1,841.67      360          358      2.2500000000  5.0000000000  1.0000000000
  105     789,924.17   7.2500000000   6.8575000000   2,783.75      360          358      2.2500000000  5.0000000000  1.0000000000
  106     335,254.43   7.2500000000   6.8575000000   1,181.50      360          358      2.2500000000  5.0000000000  1.0000000000
  107     418,086.29   7.2500000000   6.8575000000   1,473.33      360          358      2.2500000000  5.0000000000  1.0000000000
  108      92,461.39   7.2500000000   6.8575000000     325.83      360          358      2.7500000000  5.0000000000  1.0000000000
  109     289,444.35   7.2500000000   6.8575000000   1,020.00      360          358      2.7500000000  5.0000000000  1.0000000000
  110     250,625.00   7.2500000000   6.8575000000     885.42      360          359      2.2500000000  5.0000000000  1.0000000000
  111     147,367.49   7.2500000000   6.8575000000     520.63      360          359      2.2500000000  5.0000000000  1.0000000000
  112     819,042.50   7.2500000000   6.8575000000   2,893.54      360          359      2.7500000000  5.0000000000  1.0000000000
  113     551,372.92   7.2500000000   6.8575000000   1,947.92      360          359      2.7500000000  5.0000000000  1.0000000000
  114     701,750.00   7.2500000000   6.8575000000   2,479.17      360          359      2.7500000000  5.0000000000  1.0000000000
  115     205,512.50   7.2500000000   6.8575000000     726.04      360          359      2.7500000000  5.0000000000  1.0000000000
  116     513,280.00   7.2500000000   6.8575000000   1,813.33      360          359      2.7500000000  5.0000000000  1.0000000000
  117     248,620.00   7.2500000000   6.8575000000     878.33      360          359      2.7500000000  5.0000000000  1.0000000000
  118     136,340.00   7.2500000000   6.8575000000     481.67      360          359      2.7500000000  5.0000000000  1.0000000000
  119     213,332.00   7.2500000000   6.8575000000     753.67      360          359      2.7500000000  5.0000000000  1.0000000000
  120     400,000.00   7.2500000000   6.8575000000   1,416.67      360          360      2.2500000000  5.0000000000  1.0000000000
  121     365,000.00   7.2500000000   6.8575000000   1,292.71      360          360      2.7500000000  5.0000000000  1.0000000000
  122   1,375,000.00   7.2500000000   6.8575000000   4,869.80      360          360      2.2500000000  5.0000000000  1.0000000000
  123     359,000.00   7.2500000000   6.8575000000   1,271.46      360          360      2.7500000000  5.0000000000  1.0000000000
  124     416,000.00   7.2500000000   6.8575000000   1,473.33      360          360      2.7500000000  5.0000000000  1.0000000000
  125     202,000.00   7.2500000000   6.8575000000     715.42      360          360      2.2500000000  5.0000000000  1.0000000000
  126     140,000.00   7.2500000000   6.8575000000     495.83      360          360      2.7500000000  5.0000000000  1.0000000000
  127     439,500.00   7.2500000000   6.8575000000   1,556.56      360          360      2.7500000000  5.0000000000  1.0000000000
  128     212,000.00   7.2500000000   6.8575000000     750.84      360          360      2.2500000000  5.0000000000  1.0000000000
  129     333,331.25   7.8750000000   6.8925000000   1,350.78      360          359      3.3750000000  5.0000000000  1.0000000000
  130     417,040.00   8.5000000000   6.9275000000   1,906.67      360          359      3.7500000000  5.0000000000  1.0000000000
  131     405,868.04   8.5000000000   6.9275000000   1,855.79      360          359      3.7500000000  5.0000000000  1.0000000000
  132     351,048.15   8.2500000000   6.9775000000   1,532.13      360          359      3.3750000000  5.0000000000  1.0000000000
  133     392,909.99   7.3750000000   6.9825000000   1,414.58      360          355      2.2500000000  5.0000000000  1.0000000000
  134     421,207.92   7.2500000000   6.9825000000   1,476.88      360          355      2.2500000000  5.0000000000  1.0000000000
  135     244,658.88   7.3750000000   6.9825000000     880.83      360          355      2.2500000000  5.0000000000  1.0000000000
  136     193,937.77   7.3750000000   6.9825000000     700.00      360          356      2.2500000000  5.0000000000  1.0000000000
  137     291,180.84   7.3750000000   6.9825000000   1,053.65      360          357      2.2500000000  5.0000000000  1.0000000000
  138     190,952.92   7.3750000000   6.9825000000     692.71      360          358      2.2500000000  5.0000000000  1.0000000000
  139     150,752.30   7.3750000000   6.9825000000     546.88      360          358      2.2500000000  5.0000000000  1.0000000000
  140     251,253.84   7.3750000000   6.9825000000     911.46      360          358      2.2500000000  5.0000000000  1.0000000000
  141     478,387.31   7.3750000000   6.9825000000   1,735.42      360          358      2.2500000000  5.0000000000  1.0000000000
  142     308,963.05   7.3750000000   6.9825000000   1,121.09      360          358      2.2500000000  5.0000000000  1.0000000000
  143     184,118.81   7.3750000000   6.9825000000     667.92      360          358      2.2500000000  5.0000000000  1.0000000000
  144     120,001.83   7.3750000000   6.9825000000     437.50      360          358      2.2500000000  5.0000000000  1.0000000000
  145      69,949.07   7.3750000000   6.9825000000     253.75      360          358      2.7500000000  5.0000000000  1.0000000000
  146     203,163.85   7.3750000000   6.9825000000     737.01      360          358      2.7500000000  5.0000000000  1.0000000000
  147     174,269.66   7.3750000000   6.9825000000     632.19      360          358      2.7500000000  5.0000000000  1.0000000000
  148     307,767.49   7.3750000000   6.9825000000   1,119.28      360          359      2.2500000000  5.0000000000  1.0000000000
  149     193,971.62   7.3750000000   6.9825000000     712.76      360          359      2.2500000000  5.0000000000  1.0000000000
  150     200,299.50   7.3750000000   6.9825000000     728.44      360          359      2.7500000000  5.0000000000  1.0000000000
  151     275,687.50   7.3750000000   6.9825000000   1,002.60      360          359      2.7500000000  5.0000000000  1.0000000000
  152     310,775.00   7.3750000000   6.9825000000   1,130.21      360          359      2.7500000000  5.0000000000  1.0000000000
  153     192,480.00   7.3750000000   6.9825000000     700.00      360          359      2.7500000000  5.0000000000  1.0000000000
  154     417,040.00   7.3750000000   6.9825000000   1,516.67      360          359      2.7500000000  5.0000000000  1.0000000000
  155     207,868.38   7.3750000000   6.9825000000     755.96      360          359      2.7500000000  5.0000000000  1.0000000000
  156     576,437.50   7.3750000000   6.9825000000   2,096.35      360          359      2.7500000000  5.0000000000  1.0000000000
  157   2,000,000.00   7.3750000000   6.9825000000   7,291.67      360          360      2.2500000000  5.0000000000  1.0000000000
  158     144,000.00   7.3750000000   6.9825000000     525.00      360          360      2.7500000000  5.0000000000  1.0000000000
  159     309,000.00   7.3750000000   6.9825000000   1,126.56      360          360      2.7500000000  5.0000000000  1.0000000000
  160     450,000.00   7.3750000000   6.9825000000   1,640.63      360          360      2.7500000000  5.0000000000  1.0000000000
  161     802,500.00   7.3750000000   6.9825000000   2,925.78      360          360      2.7500000000  5.0000000000  1.0000000000
  162     544,000.00   7.3750000000   6.9825000000   1,983.34      360          360      2.2500000000  5.0000000000  1.0000000000
  163     387,000.00   7.3750000000   6.9825000000   1,410.94      360          360      2.2500000000  5.0000000000  1.0000000000
  164     384,000.00   7.3750000000   6.9825000000   1,400.00      360          360      2.7500000000  5.0000000000  1.0000000000
  165     249,000.00   7.3750000000   6.9825000000     907.81      360          360      2.7500000000  5.0000000000  1.0000000000
  166     255,200.00   7.3750000000   6.9825000000     930.42      360          360      2.7500000000  5.0000000000  1.0000000000
  167     346,500.00   7.3750000000   6.9825000000   1,263.28      360          360      2.7500000000  5.0000000000  1.0000000000
  168     552,136.59   7.7500000000   6.9975000000   2,169.17      360          357      3.2500000000  5.0000000000  1.0000000000
  169     255,336.75   8.6250000000   7.0525000000   1,193.91      360          359      3.7500000000  5.0000000000  1.0000000000
  170     536,838.75   8.6250000000   7.0525000000   2,510.16      360          359      3.7500000000  5.0000000000  1.0000000000
  171     676,455.03   7.5000000000   7.1075000000   2,505.00      360          355      2.2500000000  5.0000000000  1.0000000000
  172     270,470.04   7.5000000000   7.1075000000   1,005.00      360          355      2.5000000000  5.0000000000  1.0000000000
  173     493,936.04   7.5000000000   7.1075000000   1,833.75      360          356      2.2500000000  5.0000000000  1.0000000000
  174     331,310.88   7.5000000000   7.1075000000   1,230.00      360          356      2.2500000000  5.0000000000  1.0000000000
  175     384,882.94   7.5000000000   7.1075000000   1,432.50      360          357      2.2500000000  5.0000000000  1.0000000000
  176     241,811.27   7.5000000000   7.1075000000     900.00      360          357      2.2500000000  5.0000000000  1.0000000000
  177     362,716.92   7.5000000000   7.1075000000   1,350.00      360          357      2.2500000000  5.0000000000  1.0000000000
  178   1,005,015.63   7.5000000000   7.1075000000   3,750.00      360          358      2.2500000000  5.0000000000  1.0000000000
  179     231,153.57   7.5000000000   7.1075000000     862.51      360          358      2.2500000000  5.0000000000  1.0000000000
  180     381,830.47   7.5000000000   7.1075000000   1,425.00      360          358      2.2500000000  5.0000000000  1.0000000000
  181     189,687.50   7.5000000000   7.1075000000     712.50      360          359      2.2500000000  5.0000000000  1.0000000000
  182     775,935.00   7.5000000000   7.1075000000   2,902.50      360          359      2.2500000000  5.0000000000  1.0000000000
  183     304,760.00   7.5000000000   7.1075000000   1,140.00      360          359      2.7500000000  5.0000000000  1.0000000000
  184     295,938.00   7.5000000000   7.1075000000   1,107.00      360          359      2.7500000000  5.0000000000  1.0000000000
  185     549,370.00   7.5000000000   7.1075000000   2,055.00      360          359      2.7500000000  5.0000000000  1.0000000000
  186     855,132.50   7.5000000000   7.1075000000   3,198.75      360          359      2.7500000000  5.0000000000  1.0000000000
  187     289,162.00   7.5000000000   7.1075000000   1,083.00      360          359      2.7500000000  5.0000000000  1.0000000000
  188     557,390.00   7.5000000000   7.1075000000   2,085.00      360          359      2.7500000000  5.0000000000  1.0000000000
  189   1,002,500.00   7.5000000000   7.1075000000   3,750.00      360          359      2.7500000000  5.0000000000  1.0000000000
  190     344,860.00   7.5000000000   7.1075000000   1,290.00      360          359      2.7500000000  5.0000000000  1.0000000000
  191     396,990.00   7.5000000000   7.1075000000   1,485.00      360          359      2.7500000000  5.0000000000  1.0000000000
  192     497,240.00   7.5000000000   7.1075000000   1,860.00      360          359      2.7500000000  5.0000000000  1.0000000000
  193     166,916.25   7.5000000000   7.1075000000     624.38      360          359      2.7500000000  5.0000000000  1.0000000000
  194   1,935,000.00   7.5000000000   7.1075000000   7,256.25      360          360      2.7500000000  5.0000000000  1.0000000000
  195     248,500.00   7.5000000000   7.1075000000     931.88      360          360      2.2500000000  5.0000000000  1.0000000000
  196     711,750.00   7.5000000000   7.1075000000   2,669.06      360          360      2.7500000000  5.0000000000  1.0000000000
  197     352,000.00   7.5000000000   7.1075000000   1,320.00      360          360      2.7500000000  5.0000000000  1.0000000000
  198     176,100.00   7.5000000000   7.1075000000     660.38      360          360      2.7500000000  5.0000000000  1.0000000000
  199     652,000.00   7.5000000000   7.1075000000   2,445.00      360          360      2.7500000000  5.0000000000  1.0000000000
  200     488,000.00   7.5000000000   7.1075000000   1,830.00      360          360      2.7500000000  5.0000000000  1.0000000000
  201     565,000.00   7.5000000000   7.1075000000   2,118.75      360          360      2.7500000000  5.0000000000  1.0000000000
  202     560,000.00   7.5000000000   7.1075000000   2,100.00      360          360      2.7500000000  5.0000000000  1.0000000000
  203     347,400.00   8.1250000000   7.1825000000   1,483.69      360          360      3.5000000000  5.0000000000  1.0000000000
  204     170,000.00   7.6250000000   7.2325000000     586.70      360          360      2.7500000000    UNCAPPED      UNCAPPED
  205     346,596.44   7.6250000000   7.2325000000   1,325.83      360          357      2.2500000000  5.0000000000  1.0000000000
  206     261,962.42   7.6250000000   7.2325000000   1,002.08      360          357      2.2500000000  5.0000000000  1.0000000000
  207     223,013.02   7.6250000000   7.2325000000     855.24      360          358      2.2500000000  5.0000000000  1.0000000000
  208     208,567.61   7.6250000000   7.2325000000     800.51      360          358      2.2500000000  5.0000000000  2.0000000000
  209     237,183.33   7.6250000000   7.2325000000     909.58      360          358      2.2500000000  5.0000000000  1.0000000000
  210     148,742.35   7.6250000000   7.2325000000     570.42      360          358      2.2500000000  5.0000000000  1.0000000000
  211     549,370.00   7.6250000000   7.2325000000   2,112.08      360          359      2.7500000000  5.0000000000  1.0000000000
  212     315,787.50   7.6250000000   7.2325000000   1,214.06      360          359      2.7500000000  5.0000000000  1.0000000000
  213     171,875.51   7.6250000000   7.2325000000     662.92      360          359      2.7500000000  5.0000000000  1.0000000000
  214     439,877.01   7.6250000000   7.2325000000   1,695.83      360          359      2.7500000000  5.0000000000  1.0000000000
  215     149,874.00   7.6250000000   7.2325000000     576.58      360          359      2.7500000000  5.0000000000  1.0000000000
  216     310,775.00   7.6250000000   7.2325000000   1,194.79      360          359      2.7500000000  5.0000000000  1.0000000000
  217     175,287.13   7.6250000000   7.2325000000     673.90      360          359      2.7500000000  5.0000000000  1.0000000000
  218     208,419.75   7.6250000000   7.2325000000     801.28      360          359      2.7500000000  5.0000000000  1.0000000000
  219     914,000.00   7.6250000000   7.2325000000   3,522.71      360          360      2.7500000000  5.0000000000  1.0000000000
  220     183,800.00   7.6250000000   7.2325000000     708.40      360          360      2.7500000000  5.0000000000  1.0000000000
  221     190,900.00   7.6250000000   7.2325000000     735.76      360          360      2.7500000000  5.0000000000  1.0000000000
  222     480,000.00   7.6250000000   7.2325000000   1,850.00      360          360      2.7500000000  5.0000000000  1.0000000000
  223     236,530.74   8.1250000000   7.3325000000   1,005.14      360          358      3.5000000000  5.0000000000  1.0000000000
  224     176,000.00   7.7500000000   7.3575000000     607.41      360          360      3.5290000000    UNCAPPED      UNCAPPED
  225     234,847.63   7.7500000000   7.3575000000     920.31      360          356      2.2500000000  5.0000000000  1.0000000000
  226     323,231.12   7.7500000000   7.3575000000   1,266.67      360          356      2.2500000000  5.0000000000  1.0000000000
  227     307,069.58   7.7500000000   7.3575000000   1,203.33      360          356      2.2500000000  5.0000000000  1.0000000000
  228     689,163.20   7.7500000000   7.3575000000   2,707.50      360          357      2.2500000000  5.0000000000  1.0000000000
  229     431,230.77   7.7500000000   7.3575000000   1,694.17      360          357      2.2500000000  5.0000000000  1.0000000000
  230     562,809.04   7.7500000000   7.3575000000   2,216.67      360          358      2.2500000000  5.0000000000  1.0000000000
  231     316,580.05   7.7500000000   7.3575000000   1,246.88      360          358      2.7500000000  5.0000000000  1.0000000000
  232     229,143.68   7.7500000000   7.3575000000     902.50      360          358      2.2500000000  5.0000000000  1.0000000000
  233     142,711.29   7.7500000000   7.3575000000     562.08      360          358      2.7500000000  5.0000000000  1.0000000000
  234     141,338.62   7.7500000000   7.3575000000     562.08      360          359      2.2500000000  5.0000000000  1.0000000000
  235     360,900.00   7.7500000000   7.3575000000   1,425.00      360          359      2.7500000000  5.0000000000  1.0000000000
  236     208,018.75   7.7500000000   7.3575000000     821.35      360          359      2.7500000000  5.0000000000  1.0000000000
  237     368,058.64   7.7500000000   7.3575000000   1,456.67      360          359      2.7500000000  5.0000000000  1.0000000000
  238     115,488.00   7.7500000000   7.3575000000     456.00      360          359      2.7500000000  5.0000000000  1.0000000000
  239     404,759.37   7.7500000000   7.3575000000   1,598.18      360          359      2.7500000000  5.0000000000  1.0000000000
  240     144,500.00   7.7500000000   7.3575000000     571.98      360          360      2.7500000000  5.0000000000  1.0000000000
  241     430,000.00   7.7500000000   7.3575000000   1,702.08      360          360      2.7500000000  5.0000000000  1.0000000000
  242     285,600.00   7.7500000000   7.3575000000   1,130.50      360          360      2.7500000000  5.0000000000  1.0000000000
  243     222,000.00   7.7500000000   7.3575000000     878.75      360          360      2.7500000000  5.0000000000  1.0000000000
  244     170,000.00   7.7500000000   7.3575000000     672.92      360          360      2.7500000000  5.0000000000  1.0000000000
  245     650,000.00   7.7500000000   7.3575000000   2,572.92      360          360      2.7500000000  5.0000000000  1.0000000000
  246     302,000.00   8.7500000000   7.3875000000   1,447.08      360          360      3.8750000000  5.0000000000  1.0000000000
  247     599,495.00   9.1250000000   7.4425000000   3,052.29      360          359      4.0000000000  5.0000000000  1.0000000000
  248     523,925.65   7.8750000000   7.4825000000   2,112.50      360          357      2.2500000000  5.0000000000  1.0000000000
  249     211,053.44   7.8750000000   7.4825000000     853.13      360          358      2.2500000000  5.0000000000  1.0000000000
  250     280,700.00   7.8750000000   7.4825000000   1,137.50      360          359      2.7500000000  5.0000000000  1.0000000000
  251     344,860.00   7.8750000000   7.4825000000   1,397.50      360          359      2.7500000000  5.0000000000  1.0000000000
  252     296,740.00   7.8750000000   7.4825000000   1,202.50      360          359      2.7500000000  5.0000000000  1.0000000000
  253     126,315.00   7.8750000000   7.4825000000     511.88      360          359      2.7500000000  5.0000000000  1.0000000000
  254     196,800.00   7.8750000000   7.4825000000     799.50      360          359      2.7500000000  5.0000000000  1.0000000000
  255     473,180.00   7.8750000000   7.4825000000   1,917.50      360          359      2.7500000000  5.0000000000  1.0000000000
  256     924,305.00   7.8750000000   7.4825000000   3,745.63      360          359      2.7500000000  5.0000000000  1.0000000000
  257     148,239.71   7.8750000000   7.4825000000     600.84      360          359      2.7500000000  5.0000000000  1.0000000000
  258     651,625.00   7.8750000000   7.4825000000   2,640.63      360          359      2.7500000000  5.0000000000  1.0000000000
  259     609,520.00   7.8750000000   7.4825000000   2,470.00      360          359      2.7500000000  5.0000000000  1.0000000000
  260     191,277.00   7.8750000000   7.4825000000     775.13      360          359      2.7500000000  5.0000000000  1.0000000000
  261     264,000.00   7.8750000000   7.4825000000   1,072.51      360          360      2.2500000000  5.0000000000  1.0000000000
  262     316,000.00   7.8750000000   7.4825000000   1,283.75      360          360      2.7500000000  5.0000000000  1.0000000000
  263     529,000.00   7.8750000000   7.4825000000   2,149.06      360          360      2.7500000000  5.0000000000  1.0000000000
  264     288,000.00   7.8750000000   7.4825000000   1,170.00      360          360      2.7500000000  5.0000000000  1.0000000000
  265     480,000.00   7.8750000000   7.4825000000   1,950.00      360          360      2.7500000000  5.0000000000  1.0000000000
  266     454,500.00   7.8750000000   7.4825000000   1,846.41      360          360      2.7500000000  5.0000000000  1.0000000000
  267     263,700.00   9.2500000000   7.5675000000   1,373.44      360          360      4.0000000000  5.0000000000  1.0000000000
  268     568,417.50   8.8750000000   7.5825000000   2,775.94      360          359      3.6250000000  5.0000000000  1.0000000000
  269     546,840.60   8.0000000000   7.6075000000   2,250.00      360          355      2.2500000000  5.0000000000  1.0000000000
  270     623,803.34   8.0000000000   7.6075000000   2,566.67      360          355      2.2500000000  5.0000000000  1.0000000000
  271     616,161.26   8.0000000000   7.6075000000   2,541.67      360          356      2.2500000000  5.0000000000  1.0000000000
  272     169,194.55   8.0000000000   7.6075000000     701.46      360          358      2.2500000000  5.0000000000  1.0000000000
  273     413,531.25   8.0000000000   7.6075000000   1,718.75      360          359      2.2500000000  5.0000000000  1.0000000000
  274     207,768.13   8.0000000000   7.6075000000     863.54      360          359      2.7500000000  5.0000000000  1.0000000000
  275     256,640.00   8.0000000000   7.6075000000   1,066.67      360          359      2.7500000000  5.0000000000  1.0000000000
  276     429,070.00   8.0000000000   7.6075000000   1,783.33      360          359      2.7500000000  5.0000000000  1.0000000000
  277     227,567.50   8.0000000000   7.6075000000     945.83      360          359      2.7500000000  5.0000000000  1.0000000000
  278     210,750.00   8.0000000000   7.6075000000     878.13      360          360      2.7500000000  5.0000000000  1.0000000000
  279     324,000.00   8.0000000000   7.6075000000   1,350.00      360          360      2.7500000000  5.0000000000  1.0000000000
  280     308,000.00   8.0000000000   7.6075000000   1,283.33      360          360      2.7500000000  5.0000000000  1.0000000000
  281     520,000.00   8.0000000000   7.6075000000   2,166.67      360          360      2.7500000000  5.0000000000  1.0000000000
  282     799,200.00   8.0000000000   7.6075000000   3,330.00      360          360      2.7500000000  5.0000000000  1.0000000000
  283     363,907.49   9.2500000000   7.6975000000   1,890.63      360          359      3.7500000000  5.0000000000  1.0000000000
  284   2,106,971.23   8.1250000000   7.7325000000   7,247.52      360          359      2.7500000000    UNCAPPED      UNCAPPED
  285     421,270.88   8.1250000000   7.7325000000   1,776.67      360          355      2.2500000000  5.0000000000  2.0000000000
  286     758,623.43   8.1250000000   7.7325000000   3,203.13      360          355      2.2500000000  5.0000000000  1.0000000000
  287     279,595.36   8.1250000000   7.7325000000   1,185.16      360          357      2.2500000000  5.0000000000  1.0000000000
  288     370,778.73   8.1250000000   7.7325000000   1,571.67      360          357      2.2500000000  5.0000000000  1.0000000000
  289     627,129.56   8.1250000000   7.7325000000   2,665.00      360          358      2.2500000000  5.0000000000  1.0000000000
  290     520,297.50   8.1250000000   7.7325000000   2,216.56      360          359      2.7500000000  5.0000000000  1.0000000000
  291     605,500.00   8.1250000000   7.7325000000   2,585.99      360          360      2.7500000000  5.0000000000  1.0000000000
  292     172,500.00   8.1250000000   7.7325000000     736.72      360          360      2.2500000000  5.0000000000  1.0000000000
  293   1,000,000.00   8.1250000000   7.7325000000   4,270.83      360          360      2.7500000000  5.0000000000  1.0000000000
  294      82,850.00   8.1250000000   7.7325000000     353.84      360          360      2.7500000000  5.0000000000  1.0000000000
  295     159,900.00   8.1250000000   7.7325000000     682.91      360          360      2.7500000000  5.0000000000  1.0000000000
  296     316,000.00   8.1250000000   7.7325000000   1,349.58      360          360      2.7500000000  5.0000000000  1.0000000000
  297     189,000.00   8.1250000000   7.7325000000     807.19      360          360      2.7500000000  5.0000000000  1.0000000000
  298      59,095.01   8.2500000000   7.8575000000     257.25      360          358      2.2500000000  5.0000000000  1.0000000000
  299      80,320.97   8.2500000000   7.8575000000     349.65      360          358      2.2500000000  5.0000000000  1.0000000000
  300     571,425.00   8.2500000000   7.8575000000   2,493.75      360          359      2.7500000000  5.0000000000  1.0000000000
  301     112,280.00   8.2500000000   7.8575000000     490.00      360          359      2.7500000000  5.0000000000  1.0000000000
  302      88,220.00   8.2500000000   7.8575000000     385.00      360          359      2.7500000000  5.0000000000  1.0000000000
  303     501,250.00   8.2500000000   7.8575000000   2,187.50      360          359      2.7500000000  5.0000000000  1.0000000000
  304     403,000.00   8.2500000000   7.8575000000   1,763.13      360          360      2.7500000000  5.0000000000  1.0000000000
  305     165,900.00   8.2500000000   7.8575000000     725.81      360          360      2.7500000000  5.0000000000  1.0000000000
  306     648,000.00   8.2500000000   7.8575000000   2,835.00      360          360      2.7500000000  5.0000000000  1.0000000000
  307     303,300.00   8.2500000000   7.8575000000   1,326.94      360          360      2.7500000000  5.0000000000  1.0000000000
  308     178,221.81   8.3750000000   7.9825000000     788.33      360          355      2.2500000000  5.0000000000  1.0000000000
  309     270,274.00   8.5000000000   8.1075000000   1,235.67      360          359      2.2500000000  5.0000000000  1.0000000000
  310     697,227.39   8.6250000000   8.2325000000   3,243.75      360          357      2.2500000000  5.0000000000  1.0000000000
  311     843,124.75   8.8750000000   8.4825000000   4,146.78      360          359      2.2500000000  5.0000000000  1.0000000000
  312     296,739.99   9.5000000000   9.1075000000   1,603.34      360          359      2.2500000000  5.0000000000  1.0000000000
  313     340,697.93   6.3750000000   5.9825000000     953.44      360          358      2.2500000000  5.0000000000  1.0000000000
  314     160,802.25   6.7500000000   6.3575000000     500.00      360          358      2.2500000000  5.0000000000  1.0000000000
  315     143,357.50   6.7500000000   6.3575000000     446.88      360          359      2.2500000000  5.0000000000  1.0000000000
  316     400,999.99   6.7500000000   6.3575000000   1,250.01      360          359      2.2500000000  5.0000000000  1.0000000000
  317     315,787.50   6.7500000000   6.3575000000     984.38      360          359      2.2500000000  5.0000000000  1.0000000000
  318   2,577,053.09   6.8750000000   6.4825000000   8,873.72      360          359      2.7500000000    UNCAPPED      UNCAPPED
  319     250,878.23   6.8750000000   6.4825000000     804.06      360          357      2.2500000000  5.0000000000  1.0000000000
  320     302,755.00   6.8750000000   6.4825000000     975.21      360          359      2.2500000000  5.0000000000  1.0000000000
  321     412,000.00   6.8750000000   6.4825000000   1,330.42      360          360      2.2500000000  5.0000000000  1.0000000000
  322     226,915.87   7.7500000000   6.5675000000     895.97      360          359      3.5000000000  5.0000000000  1.0000000000
  323     554,145.55   7.0000000000   6.6075000000   1,833.33      360          357      2.2500000000  5.0000000000  1.0000000000
  324     119,797.74   7.0000000000   6.6075000000     397.33      360          358      2.2500000000  5.0000000000  1.0000000000
  325     935,583.13   7.0000000000   6.6075000000   3,110.83      360          359      2.2500000000  5.0000000000  1.0000000000
  326     484,000.00   7.0000000000   6.6075000000   1,613.34      360          360      2.2500000000  5.0000000000  1.0000000000
  327     400,000.00   7.1250000000   6.7325000000   1,380.48      360          360      2.7500000000    UNCAPPED      UNCAPPED
  328     129,284.57   7.2500000000   6.8575000000     453.33      360          356      2.7500000000  6.0000000000  2.0000000000
  329     515,184.75   7.2500000000   6.8575000000   1,820.06      360          359      2.2500000000  5.0000000000  1.0000000000
  330      57,741.83   7.2500000000   6.8575000000     698.06      360          355      2.2500000000  5.0000000000  1.0000000000
  331     201,003.02   7.2500000000   6.8575000000     708.33      360          358      2.2500000000  5.0000000000  1.0000000000
  332     170,458.09   7.3750000000   6.9825000000     586.70      360          359      2.7500000000    UNCAPPED      UNCAPPED
  333     225,123.44   7.3750000000   6.9825000000     816.67      360          358      2.2500000000  5.0000000000  1.0000000000
  334     312,780.00   7.3750000000   6.9825000000   1,137.50      360          359      2.2500000000  5.0000000000  1.0000000000
  335   1,100,000.00   7.5000000000   7.1075000000   3,796.32      360          360      2.7500000000    UNCAPPED      UNCAPPED
  336     265,000.00   7.5000000000   7.1075000000     914.57      360          360      2.7500000000    UNCAPPED      UNCAPPED
  337     142,397.43   7.5000000000   7.1075000000     490.07      360          359      2.7500000000    UNCAPPED      UNCAPPED
  338     756,250.00   7.5000000000   7.1075000000   2,609.97      360          360      2.7500000000    UNCAPPED      UNCAPPED
  339     348,740.42   7.5000000000   7.1075000000   1,301.25      360          358      2.2500000000  5.0000000000  1.0000000000
  340     247,090.91   7.5000000000   7.1075000000     910.50      360          353      2.2500000000  5.0000000000  1.0000000000
  341     341,351.25   7.5000000000   7.1075000000   1,276.88      360          359      2.2500000000  5.0000000000  1.0000000000
  342     255,000.00   7.6250000000   7.2325000000     880.06      360          360      2.7500000000    UNCAPPED      UNCAPPED
  343     300,000.00   7.6250000000   7.2325000000   1,035.36      360          360      2.7500000000    UNCAPPED      UNCAPPED
  344     183,154.10   7.6250000000   7.2325000000     702.38      360          358      2.2500000000  5.0000000000  1.0000000000
  345     152,691.97   7.6250000000   7.2325000000     585.83      360          358      2.2500000000  5.0000000000  1.0000000000
  346     285,226.07   7.6250000000   7.2325000000   1,098.44      360          359      2.2500000000  5.0000000000  1.0000000000
  347     324,000.00   7.6250000000   7.2325000000   1,248.76      360          360      2.2500000000  5.0000000000  1.0000000000
  348     991,450.00   7.6250000000   7.2325000000   3,821.22      360          360      2.2500000000  5.0000000000  1.0000000000
  349     227,500.00   7.7500000000   7.3575000000     785.15      360          360      3.5290000000    UNCAPPED      UNCAPPED
  350     395,937.71   7.7500000000   7.3575000000   1,535.83      360          352      2.2500000000  6.0000000000  2.0000000000
  351     181,910.86   7.7500000000   7.3575000000     716.46      360          357      2.2500000000  5.0000000000  1.0000000000
  352     205,539.90   7.7500000000   7.3575000000     807.50      360          357      2.2500000000  5.0000000000  1.0000000000
  353     394,944.25   7.7500000000   7.3575000000   1,551.67      360          357      2.2500000000  5.0000000000  1.0000000000
  354     230,098.45   7.7500000000   7.3575000000     906.26      360          358      2.2500000000  5.0000000000  1.0000000000
  355     568,000.00   7.7500000000   7.3575000000   2,248.34      360          360      2.2500000000  5.0000000000  1.0000000000
  356     150,000.00   7.8750000000   7.4825000000     517.68      360          360      2.7500000000    UNCAPPED      UNCAPPED
  357     436,353.42   7.8750000000   7.4825000000   1,501.27      360          359      2.7500000000    UNCAPPED      UNCAPPED
  358     155,329.78   7.8750000000   7.4825000000     538.39      360          360      3.5290000000    UNCAPPED      UNCAPPED
  359   2,507,778.24   7.8750000000   7.4825000000   8,628.01      360          359      2.7500000000    UNCAPPED      UNCAPPED
  360     611,050.14   8.0000000000   7.6075000000   2,533.33      360          358      2.2500000000  5.0000000000  1.0000000000
  361     186,464.99   8.0000000000   7.6075000000     775.01      360          359      2.2500000000  5.0000000000  1.0000000000
  362     210,621.87   8.1250000000   7.7325000000     724.75      360          359      3.5290000000    UNCAPPED      UNCAPPED
  363     190,000.00   8.2500000000   7.8575000000     655.73      360          360      2.7500000000    UNCAPPED      UNCAPPED
  364     185,389.51   8.2500000000   7.8575000000     805.00      360          357      2.2500000000  5.0000000000  1.0000000000
  365     477,189.99   8.2500000000   7.8575000000   2,082.51      360          359      2.2500000000  5.0000000000  1.0000000000
  366     549,370.00   8.2500000000   7.8575000000   2,397.50      360          359      2.2500000000  5.0000000000  1.0000000000
  367   3,512,347.88   8.3750000000   7.9825000000  12,079.21      360          359      2.7500000000    UNCAPPED      UNCAPPED
  368     231,556.08   8.5000000000   8.1075000000   1,056.00      360          358      2.2500000000  5.0000000000  1.0000000000
  369     176,883.11   8.5000000000   8.1075000000     806.67      360          358      2.2500000000  5.0000000000  1.0000000000
  370     902,250.00   8.5000000000   8.1075000000   4,125.00      360          358      2.2500000000  5.0000000000  1.0000000000
  371     621,549.99   8.6250000000   8.2325000000   2,906.26      360          359      2.2500000000  5.0000000000  1.0000000000
  372   1,010,076.81   6.1250000000   5.7325000000   2,604.17      360          356      2.7500000000  5.0000000000  1.0000000000
  373     260,650.00   6.3750000000   5.9825000000     731.25      360          359      2.2500000000  5.0000000000  1.0000000000
  374     287,917.59   6.3750000000   5.9825000000     807.75      360          359      2.7500000000  5.0000000000  1.0000000000
  375     560,000.00   6.3750000000   5.9825000000   1,575.00      360          360      2.7500000000  5.0000000000  1.0000000000
  376     589,770.75   7.2500000000   6.0275000000   2,083.56      360          359      3.3750000000  5.0000000000  1.0000000000
  377     611,048.24   6.5000000000   6.1075000000   1,773.33      360          358      2.2500000000  5.0000000000  1.0000000000
  378     175,437.50   6.5000000000   6.1075000000     510.42      360          359      2.2500000000  5.0000000000  1.0000000000
  379     546,362.50   6.5000000000   6.1075000000   1,589.58      360          359      2.7500000000  5.0000000000  1.0000000000
  380     184,500.00   6.5000000000   6.1075000000     538.13      360          360      2.2500000000  5.0000000000  1.0000000000
  381     369,000.00   6.5000000000   6.1075000000   1,076.26      360          360      2.2500000000  5.0000000000  1.0000000000
  382     436,318.91   6.6250000000   6.2325000000   1,305.00      360          356      2.7500000000  5.0000000000  1.0000000000
  383     254,268.49   6.6250000000   6.2325000000     764.27      360          358      2.2500000000  5.0000000000  1.0000000000
  384     513,280.00   6.6250000000   6.2325000000   1,546.67      360          359      2.2500000000  5.0000000000  1.0000000000
  385     408,000.00   6.6250000000   6.2325000000   1,232.50      360          359      2.7500000000  5.0000000000  1.0000000000
  386     200,000.00   6.6250000000   6.2325000000     604.17      360          359      2.7500000000  5.0000000000  1.0000000000
  387     401,000.00   6.6250000000   6.2325000000   1,208.33      360          359      2.7500000000  5.0000000000  1.0000000000
  388     481,200.00   6.6250000000   6.2325000000   1,450.00      360          359      2.7500000000  5.0000000000  1.0000000000
  389     182,000.00   6.6250000000   6.2325000000     549.80      360          360      2.2500000000  5.0000000000  1.0000000000
  390     285,000.00   6.6250000000   6.2325000000     860.94      360          360      2.7500000000  5.0000000000  1.0000000000
  391     479,750.00   7.3750000000   6.2925000000   1,749.09      360          360      3.3750000000  5.0000000000  1.0000000000
  392   2,523,119.00   6.7500000000   6.3575000000   8,331.29      360          356      2.7500000000    UNCAPPED      UNCAPPED
  393   2,523,119.00   6.7500000000   6.3575000000   8,331.29      360          356      2.7500000000    UNCAPPED      UNCAPPED
  394     525,314.25   6.7500000000   6.3575000000   1,640.63      360          358      2.2500000000  5.0000000000  1.0000000000
  395     289,444.05   6.7500000000   6.3575000000     900.00      360          358      2.2500000000  5.0000000000  1.0000000000
  396   1,351,743.91   6.7500000000   6.3575000000   4,203.13      360          358      2.7500000000  5.0000000000  1.0000000000
  397     409,020.00   6.7500000000   6.3575000000   1,275.00      360          359      2.7500000000  5.0000000000  1.0000000000
  398     411,024.99   6.7500000000   6.3575000000   1,281.26      360          359      2.2500000000  5.0000000000  1.0000000000
  399     217,500.00   6.7500000000   6.3575000000     679.69      360          359      2.7500000000  5.0000000000  1.0000000000
  400     919,292.50   6.7500000000   6.3575000000   2,865.63      360          359      2.2500000000  5.0000000000  1.0000000000
  401     292,729.99   6.7500000000   6.3575000000     912.51      360          359      2.2500000000  5.0000000000  1.0000000000
  402     327,817.50   6.7500000000   6.3575000000   1,021.88      360          359      2.7500000000  5.0000000000  1.0000000000
  403     572,427.50   6.7500000000   6.3575000000   1,784.38      360          359      2.7500000000  5.0000000000  1.0000000000
  404     260,650.00   6.7500000000   6.3575000000     812.50      360          359      2.7500000000  5.0000000000  1.0000000000
  405     163,658.12   6.7500000000   6.3575000000     510.16      360          359      2.7500000000  5.0000000000  1.0000000000
  406   1,425,000.00   6.7500000000   6.3575000000   4,453.13      360          360      2.7500000000  5.0000000000  1.0000000000
  407     425,000.00   6.7500000000   6.3575000000   1,328.13      360          360      2.7500000000  5.0000000000  1.0000000000
  408     740,000.00   6.7500000000   6.3575000000   2,312.51      360          360      2.2500000000  5.0000000000  1.0000000000
  409     688,000.00   6.7500000000   6.3575000000   2,150.01      360          360      2.2500000000  5.0000000000  1.0000000000
  410     550,000.00   6.7500000000   6.3575000000   1,718.76      360          360      2.2500000000  5.0000000000  1.0000000000
  411     195,487.50   7.2500000000   6.3975000000     690.63      360          359      3.2500000000  5.0000000000  1.0000000000
  412     173,000.00   7.5000000000   6.4175000000     648.75      360          360      3.3750000000  5.0000000000  1.0000000000
  413     450,748.93   6.8750000000   6.4825000000   1,448.28      360          358      2.2500000000  5.0000000000  1.0000000000
  414     501,697.13   6.8750000000   6.4825000000   1,614.58      360          358      2.7500000000  5.0000000000  1.0000000000
  415     444,718.81   6.8750000000   6.4825000000   1,428.91      360          358      2.7500000000  5.0000000000  1.0000000000
  416     376,880.37   6.8750000000   6.4825000000   1,210.94      360          358      2.7500000000  5.0000000000  1.0000000000
  417     554,410.83   6.8750000000   6.4825000000   1,796.63      360          358      2.7500000000  5.0000000000  1.0000000000
  418     125,312.50   6.8750000000   6.4825000000     403.65      360          359      2.2500000000  5.0000000000  1.0000000000
  419     295,737.49   6.8750000000   6.4825000000     952.61      360          359      2.2500000000  5.0000000000  1.0000000000
  420     473,681.24   6.8750000000   6.4825000000   1,525.79      360          359      2.2500000000  5.0000000000  1.0000000000
  421     599,495.00   6.8750000000   6.4825000000   1,931.04      360          359      2.7500000000  5.0000000000  1.0000000000
  422     260,000.00   6.8750000000   6.4825000000     839.59      360          359      2.2500000000  5.0000000000  1.0000000000
  423     317,592.00   6.8750000000   6.4825000000   1,023.00      360          359      2.7500000000  5.0000000000  1.0000000000
  424     250,224.00   6.8750000000   6.4825000000     806.00      360          359      2.7500000000  5.0000000000  1.0000000000
  425     198,495.00   6.8750000000   6.4825000000     639.38      360          359      2.7500000000  5.0000000000  1.0000000000
  426   1,850,615.00   6.8750000000   6.4825000000   5,961.04      360          359      2.7500000000  5.0000000000  1.0000000000
  427     892,225.00   6.8750000000   6.4825000000   2,873.96      360          359      2.7500000000  5.0000000000  1.0000000000
  428     507,000.00   6.8750000000   6.4825000000   1,637.19      360          359      2.7500000000  5.0000000000  1.0000000000
  429     390,975.00   6.8750000000   6.4825000000   1,259.38      360          359      2.7500000000  5.0000000000  1.0000000000
  430     527,716.00   6.8750000000   6.4825000000   1,699.83      360          359      2.7500000000  5.0000000000  1.0000000000
  431     336,840.00   6.8750000000   6.4825000000   1,085.00      360          359      2.7500000000  5.0000000000  1.0000000000
  432     432,000.00   6.8750000000   6.4825000000   1,395.00      360          359      2.7500000000  5.0000000000  1.0000000000
  433     177,242.00   6.8750000000   6.4825000000     570.92      360          359      2.7500000000  5.0000000000  1.0000000000
  434     270,000.00   6.8750000000   6.4825000000     871.88      360          360      2.2500000000  5.0000000000  1.0000000000
  435     800,000.00   6.8750000000   6.4825000000   2,583.33      360          360      2.7500000000  5.0000000000  1.0000000000
  436     350,000.00   6.8750000000   6.4825000000   1,130.21      360          360      2.2500000000  5.0000000000  1.0000000000
  437     270,000.00   6.8750000000   6.4825000000     871.88      360          360      2.2500000000  5.0000000000  1.0000000000
  438     368,000.00   6.8750000000   6.4825000000   1,188.33      360          360      2.7500000000  5.0000000000  1.0000000000
  439     620,000.00   6.8750000000   6.4825000000   2,002.08      360          360      2.7500000000  5.0000000000  1.0000000000
  440     377,000.00   6.8750000000   6.4825000000   1,217.40      360          360      2.7500000000  5.0000000000  1.0000000000
  441     488,438.21   8.1250000000   6.5525000000   2,075.63      360          358      3.7500000000  5.0000000000  1.0000000000
  442     623,555.00   7.5000000000   6.5675000000   2,332.50      360          358      3.6250000000  5.0000000000  1.0000000000
  443     489,892.59   7.0000000000   6.6075000000   1,616.67      360          356      2.2500000000  5.0000000000  1.0000000000
  444     261,800.19   7.0000000000   6.6075000000     866.13      360          357      2.2500000000  5.0000000000  1.0000000000
  445     310,774.99   7.0000000000   6.6075000000   1,033.34      360          359      2.2500000000  5.0000000000  1.0000000000
  446      93,834.00   7.0000000000   6.6075000000     312.00      360          359      2.7500000000  5.0000000000  1.0000000000
  447     210,000.00   7.0000000000   6.6075000000     700.00      360          359      2.7500000000  5.0000000000  1.0000000000
  448     465,006.67   7.0000000000   6.6075000000   1,546.67      360          359      2.7500000000  5.0000000000  1.0000000000
  449     182,856.00   7.0000000000   6.6075000000     608.00      360          359      2.7500000000  5.0000000000  1.0000000000
  450     200,500.00   7.0000000000   6.6075000000     666.67      360          359      2.7500000000  5.0000000000  1.0000000000
  451     540,000.00   7.0000000000   6.6075000000   1,800.00      360          360      2.7500000000  5.0000000000  1.0000000000
  452     373,606.42   7.0000000000   6.6075000000   1,250.00      360          360      2.7500000000  5.0000000000  1.0000000000
  453   1,404,000.00   7.0000000000   6.6075000000   4,680.00      360          360      2.7500000000  5.0000000000  1.0000000000
  454     405,000.00   7.0000000000   6.6075000000   1,350.00      360          360      2.7500000000  5.0000000000  1.0000000000
  455     311,200.00   7.0000000000   6.6075000000   1,037.33      360          360      2.7500000000  5.0000000000  1.0000000000
  456     430,000.00   7.0000000000   6.6075000000   1,433.34      360          360      2.2500000000  5.0000000000  1.0000000000
  457     572,400.00   7.0000000000   6.6075000000   1,908.00      360          360      2.7500000000  5.0000000000  1.0000000000
  458     527,000.00   7.0000000000   6.6075000000   1,756.67      360          360      2.7500000000  5.0000000000  1.0000000000
  459     400,000.00   7.0000000000   6.6075000000   1,333.33      360          360      2.7500000000  5.0000000000  1.0000000000
  460     500,000.00   7.0000000000   6.6075000000   1,666.67      360          360      2.7500000000  5.0000000000  1.0000000000
  461     424,000.00   7.0000000000   6.6075000000   1,413.33      360          360      2.7500000000  5.0000000000  1.0000000000
  462     322,000.00   8.2500000000   6.6775000000   1,408.75      360          360      3.7500000000  5.0000000000  1.0000000000
  463     384,378.27   7.1250000000   6.7325000000   1,311.41      360          357      2.7500000000  5.0000000000  1.0000000000
  464     192,962.02   7.1250000000   6.7325000000     660.00      360          358      2.7500000000  5.0000000000  1.0000000000
  465     158,340.08   7.1250000000   6.7325000000     541.58      360          358      2.7500000000  5.0000000000  1.0000000000
  466     290,725.00   7.1250000000   6.7325000000     996.88      360          359      2.2500000000  5.0000000000  1.0000000000
  467     211,327.00   7.1250000000   6.7325000000     724.63      360          359      2.2500000000  5.0000000000  1.0000000000
  468     400,999.99   7.1250000000   6.7325000000   1,375.01      360          359      2.2500000000  5.0000000000  1.0000000000
  469     271,677.50   7.1250000000   6.7325000000     931.56      360          359      2.7500000000  5.0000000000  1.0000000000
  470     434,987.50   7.1250000000   6.7325000000   1,495.31      360          359      2.7500000000  5.0000000000  1.0000000000
  471     253,532.25   7.1250000000   6.7325000000     869.35      360          359      2.7500000000  5.0000000000  1.0000000000
  472     200,500.00   7.1250000000   6.7325000000     687.50      360          359      2.7500000000  5.0000000000  1.0000000000
  473     376,940.00   7.1250000000   6.7325000000   1,292.50      360          359      2.7500000000  5.0000000000  1.0000000000
  474     202,104.00   7.1250000000   6.7325000000     693.00      360          359      2.7500000000  5.0000000000  1.0000000000
  475     533,330.00   7.1250000000   6.7325000000   1,828.75      360          359      2.7500000000  5.0000000000  1.0000000000
  476     192,400.00   7.1250000000   6.7325000000     661.38      360          359      2.7500000000  5.0000000000  1.0000000000
  477     395,586.50   7.1250000000   6.7325000000   1,356.44      360          359      2.7500000000  5.0000000000  1.0000000000
  478     268,670.00   7.1250000000   6.7325000000     921.25      360          359      2.7500000000  5.0000000000  1.0000000000
  479     627,966.00   7.1250000000   6.7325000000   2,153.25      360          359      2.7500000000  5.0000000000  1.0000000000
  480     355,462.12   7.1250000000   6.7325000000   1,222.03      360          359      2.7500000000  5.0000000000  1.0000000000
  481     325,000.00   7.1250000000   6.7325000000   1,117.19      360          360      2.7500000000  5.0000000000  1.0000000000
  482     742,500.00   7.1250000000   6.7325000000   2,552.34      360          360      2.7500000000  5.0000000000  1.0000000000
  483     755,000.00   7.1250000000   6.7325000000   2,595.31      360          360      2.7500000000  5.0000000000  1.0000000000
  484     964,000.00   7.1250000000   6.7325000000   3,313.75      360          360      2.7500000000  5.0000000000  1.0000000000
  485     440,800.00   7.1250000000   6.7325000000   1,515.25      360          360      2.7500000000  5.0000000000  1.0000000000
  486     358,950.00   7.1250000000   6.7325000000   1,233.89      360          360      2.7500000000  5.0000000000  1.0000000000
  487     560,000.00   7.1250000000   6.7325000000   1,925.00      360          360      2.7500000000  5.0000000000  1.0000000000
  488     334,283.63   8.2500000000   6.7975000000   1,458.84      360          359      3.5000000000  5.0000000000  1.0000000000
  489     540,000.00   8.1250000000   6.8325000000   2,306.25      360          360      3.6250000000  5.0000000000  1.0000000000
  490     567,000.00   7.8750000000   6.8425000000   2,303.44      360          360      4.0000000000  5.0000000000  1.0000000000
  491     360,000.00   7.2500000000   6.8575000000   1,242.43      360          360      3.5290000000    UNCAPPED      UNCAPPED
  492     677,677.72   7.2500000000   6.8575000000   2,405.68      360          357      2.2500000000  5.0000000000  1.0000000000
  493     382,867.26   7.2500000000   6.8575000000   1,345.83      360          357      2.2500000000  5.0000000000  1.0000000000
  494     454,266.81   7.2500000000   6.8575000000   1,600.84      360          358      2.2500000000  5.0000000000  1.0000000000
  495     271,354.08   7.2500000000   6.8575000000     956.25      360          358      2.7500000000  5.0000000000  1.0000000000
  496     188,088.58   7.2500000000   6.8575000000     662.82      360          358      2.7500000000  5.0000000000  1.0000000000
  497     196,982.96   7.2500000000   6.8575000000     694.17      360          358      2.7500000000  5.0000000000  1.0000000000
  498     368,000.00   7.2500000000   6.8575000000   1,303.33      360          358      2.7500000000  5.0000000000  1.0000000000
  499     200,500.00   7.2500000000   6.8575000000     708.33      360          359      2.7500000000  5.0000000000  1.0000000000
  500   1,462,647.50   7.2500000000   6.8575000000   5,167.29      360          359      2.7500000000  5.0000000000  1.0000000000
  501     756,887.50   7.2500000000   6.8575000000   2,673.96      360          359      2.2500000000  5.0000000000  1.0000000000
  502     117,408.34   7.2500000000   6.8575000000     416.15      360          359      2.7500000000  5.0000000000  1.0000000000
  503     280,700.00   7.2500000000   6.8575000000     991.67      360          359      2.2500000000  5.0000000000  1.0000000000
  504     436,087.50   7.2500000000   6.8575000000   1,540.63      360          359      2.2500000000  5.0000000000  1.0000000000
  505     432,328.12   7.2500000000   6.8575000000   1,527.35      360          359      2.2500000000  5.0000000000  1.0000000000
  506     210,525.00   7.2500000000   6.8575000000     743.75      360          359      2.7500000000  5.0000000000  1.0000000000
  507     112,280.00   7.2500000000   6.8575000000     396.67      360          359      2.7500000000  5.0000000000  1.0000000000
  508     261,351.74   7.2500000000   6.8575000000     923.32      360          359      2.2500000000  5.0000000000  1.0000000000
  509     332,779.87   7.2500000000   6.8575000000   1,175.66      360          359      2.2500000000  5.0000000000  1.0000000000
  510     576,437.50   7.2500000000   6.8575000000   2,036.46      360          359      2.7500000000  5.0000000000  1.0000000000
  511     283,018.11   7.2500000000   6.8575000000   1,000.52      360          359      2.7500000000  5.0000000000  1.0000000000
  512     152,380.00   7.2500000000   6.8575000000     538.33      360          359      2.7500000000  5.0000000000  1.0000000000
  513     435,828.13   7.2500000000   6.8575000000   1,540.63      360          359      2.7500000000  5.0000000000  1.0000000000
  514     799,995.00   7.2500000000   6.8575000000   2,826.25      360          359      2.7500000000  5.0000000000  1.0000000000
  515     481,200.00   7.2500000000   6.8575000000   1,700.00      360          359      2.7500000000  5.0000000000  1.0000000000
  516     552,377.50   7.2500000000   6.8575000000   1,951.46      360          359      2.7500000000  5.0000000000  1.0000000000
  517     594,482.50   7.2500000000   6.8575000000   2,100.21      360          359      2.7500000000  5.0000000000  1.0000000000
  518     263,858.00   7.2500000000   6.8575000000     932.17      360          359      2.7500000000  5.0000000000  1.0000000000
  519     412,528.75   7.2500000000   6.8575000000   1,457.40      360          359      2.7500000000  5.0000000000  1.0000000000
  520     912,275.00   7.2500000000   6.8575000000   3,222.92      360          359      2.7500000000  5.0000000000  1.0000000000
  521     401,000.00   7.2500000000   6.8575000000   1,416.67      360          359      2.7500000000  5.0000000000  1.0000000000
  522     146,264.75   7.2500000000   6.8575000000     516.73      360          359      2.7500000000  5.0000000000  1.0000000000
  523     220,000.00   7.2500000000   6.8575000000     779.17      360          360      2.7500000000  5.0000000000  1.0000000000
  524   3,000,000.00   7.2500000000   6.8575000000  10,625.00      360          360      2.7500000000  5.0000000000  1.0000000000
  525     250,000.00   7.2500000000   6.8575000000     885.42      360          360      2.7500000000  5.0000000000  1.0000000000
  526     638,000.00   7.2500000000   6.8575000000   2,259.58      360          360      2.7500000000  5.0000000000  1.0000000000
  527     625,000.00   7.2500000000   6.8575000000   2,213.55      360          360      2.2500000000  5.0000000000  1.0000000000
  528     222,000.00   7.2500000000   6.8575000000     786.25      360          360      2.7500000000  5.0000000000  1.0000000000
  529     330,000.00   7.2500000000   6.8575000000   1,168.75      360          360      2.7500000000  5.0000000000  1.0000000000
  530     630,000.00   7.2500000000   6.8575000000   2,231.25      360          360      2.7500000000  5.0000000000  1.0000000000
  531   1,494,000.00   7.2500000000   6.8575000000   5,291.25      360          360      2.7500000000  5.0000000000  1.0000000000
  532     223,000.00   7.2500000000   6.8575000000     789.79      360          360      2.7500000000  5.0000000000  1.0000000000
  533     352,000.00   7.2500000000   6.8575000000   1,246.67      360          360      2.7500000000  5.0000000000  1.0000000000
  534     375,000.00   7.2500000000   6.8575000000   1,328.13      360          360      2.7500000000  5.0000000000  1.0000000000
  535     238,000.00   7.2500000000   6.8575000000     842.92      360          360      2.7500000000  5.0000000000  1.0000000000
  536     443,000.00   7.2500000000   6.8575000000   1,568.96      360          360      2.7500000000  5.0000000000  1.0000000000
  537     312,000.00   7.2500000000   6.8575000000   1,105.00      360          360      2.7500000000  5.0000000000  1.0000000000
  538     196,000.00   7.2500000000   6.8575000000     694.17      360          360      2.7500000000  5.0000000000  1.0000000000
  539   2,284,000.00   7.2500000000   6.8575000000   8,089.17      360          360      2.7500000000  5.0000000000  1.0000000000
  540     386,000.00   7.2500000000   6.8575000000   1,367.08      360          360      2.7500000000  5.0000000000  1.0000000000
  541     243,000.00   7.2500000000   6.8575000000     860.63      360          360      2.7500000000  5.0000000000  1.0000000000
  542     128,000.00   7.2500000000   6.8575000000     453.33      360          360      2.7500000000  5.0000000000  1.0000000000
  543     304,000.00   7.2500000000   6.8575000000   1,076.67      360          360      2.7500000000  5.0000000000  1.0000000000
  544     552,000.00   7.2500000000   6.8575000000   1,955.00      360          360      2.7500000000  5.0000000000  1.0000000000
  545     318,030.99   7.8750000000   6.8925000000   1,292.89      360          359      3.3750000000  5.0000000000  1.0000000000
  546     318,577.60   7.3750000000   6.9825000000   1,049.74      360          356      2.7500000000    UNCAPPED      UNCAPPED
  547     269,171.25   7.3750000000   6.9825000000     978.91      360          358      2.2500000000  5.0000000000  1.0000000000
  548     528,418.75   7.3750000000   6.9825000000   1,923.18      360          358      2.2500000000  5.0000000000  1.0000000000
  549     457,240.59   7.3750000000   6.9825000000   1,658.85      360          358      2.2500000000  5.0000000000  1.0000000000
  550     193,386.22   7.3750000000   6.9825000000     705.83      360          358      2.2500000000  5.0000000000  1.0000000000
  551     478,387.31   7.3750000000   6.9825000000   1,735.42      360          358      2.7500000000  5.0000000000  1.0000000000
  552     956,384.99   7.3750000000   6.9825000000   3,478.13      360          359      2.7500000000  5.0000000000  1.0000000000
  553     571,425.00   7.3750000000   6.9825000000   2,078.13      360          359      2.7500000000  5.0000000000  1.0000000000
  554     930,715.62   7.3750000000   6.9825000000   3,390.63      360          359      2.7500000000  5.0000000000  1.0000000000
  555     312,780.00   7.3750000000   6.9825000000   1,137.50      360          359      2.7500000000  5.0000000000  1.0000000000
  556     402,093.80   7.3750000000   6.9825000000   1,467.08      360          359      2.7500000000  5.0000000000  1.0000000000
  557     461,066.15   7.3750000000   6.9825000000   1,677.08      360          359      2.7500000000  5.0000000000  1.0000000000
  558     513,280.00   7.3750000000   6.9825000000   1,866.67      360          359      2.7500000000  5.0000000000  1.0000000000
  559     220,000.00   7.3750000000   6.9825000000     802.09      360          360      2.2500000000  5.0000000000  1.0000000000
  560     170,000.00   7.3750000000   6.9825000000     619.79      360          360      2.7500000000  5.0000000000  1.0000000000
  561     650,000.00   7.3750000000   6.9825000000   2,369.79      360          360      2.7500000000  5.0000000000  1.0000000000
  562     535,000.00   7.3750000000   6.9825000000   1,950.52      360          360      2.7500000000  5.0000000000  1.0000000000
  563     575,000.00   7.3750000000   6.9825000000   2,096.35      360          360      2.7500000000  5.0000000000  1.0000000000
  564     462,800.00   7.3750000000   6.9825000000   1,687.29      360          360      2.7500000000  5.0000000000  1.0000000000
  565     179,000.00   7.3750000000   6.9825000000     652.60      360          360      2.7500000000  5.0000000000  1.0000000000
  566     675,000.00   7.3750000000   6.9825000000   2,460.94      360          360      2.7500000000  5.0000000000  1.0000000000
  567     500,000.00   7.3750000000   6.9825000000   1,822.92      360          360      2.7500000000  5.0000000000  1.0000000000
  568     180,000.00   7.3750000000   6.9825000000     656.25      360          360      2.7500000000  5.0000000000  1.0000000000
  569     420,000.00   7.3750000000   6.9825000000   1,531.25      360          360      2.7500000000  5.0000000000  1.0000000000
  570     158,700.00   7.3750000000   6.9825000000     578.59      360          360      2.7500000000  5.0000000000  1.0000000000
  571     585,000.00   7.3750000000   6.9825000000   2,132.81      360          360      2.7500000000  5.0000000000  1.0000000000
  572     358,700.00   7.8750000000   7.0225000000   1,457.22      360          360      3.3750000000  5.0000000000  1.0000000000
  573     373,041.15   7.5000000000   7.1075000000   1,283.85      360          359      2.7500000000    UNCAPPED      UNCAPPED
  574     150,000.00   7.5000000000   7.1075000000     517.68      360          360      2.7500000000    UNCAPPED      UNCAPPED
  575     225,551.47   7.5000000000   7.1075000000     831.00      360          353      2.7500000000  5.0000000000  1.0000000000
  576     247,237.54   7.5000000000   7.1075000000     918.75      360          356      2.2500000000  5.0000000000  1.0000000000
  577     101,301.50   7.5000000000   7.1075000000     378.00      360          358      2.7500000000  5.0000000000  1.0000000000
  578     255,637.49   7.5000000000   7.1075000000     956.26      360          359      2.2500000000  5.0000000000  1.0000000000
  579     355,668.25   7.5000000000   7.1075000000   1,331.25      360          359      2.7500000000  5.0000000000  1.0000000000
  580     296,739.99   7.5000000000   7.1075000000   1,110.01      360          359      2.2500000000  5.0000000000  1.0000000000
  581     214,835.75   7.5000000000   7.1075000000     803.63      360          359      2.7500000000  5.0000000000  1.0000000000
  582     465,160.00   7.5000000000   7.1075000000   1,740.00      360          359      2.7500000000  5.0000000000  1.0000000000
  583     789,969.99   7.5000000000   7.1075000000   2,955.01      360          359      2.2500000000  5.0000000000  1.0000000000
  584     325,812.50   7.5000000000   7.1075000000   1,218.75      360          359      2.7500000000  5.0000000000  1.0000000000
  585     273,381.75   7.5000000000   7.1075000000   1,022.63      360          359      2.7500000000  5.0000000000  1.0000000000
  586     284,275.00   7.5000000000   7.1075000000   1,065.00      360          359      2.7500000000  5.0000000000  1.0000000000
  587     196,088.99   7.5000000000   7.1075000000     733.51      360          359      2.2500000000  5.0000000000  1.0000000000
  588     305,789.15   7.5000000000   7.1075000000   1,144.13      360          359      2.7500000000  5.0000000000  1.0000000000
  589     329,562.50   7.5000000000   7.1075000000   1,237.50      360          359      2.7500000000  5.0000000000  1.0000000000
  590     902,250.00   7.5000000000   7.1075000000   3,375.00      360          359      2.7500000000  5.0000000000  1.0000000000
  591     300,750.00   7.5000000000   7.1075000000   1,125.00      360          359      2.7500000000  5.0000000000  1.0000000000
  592     300,366.73   7.5000000000   7.1075000000   1,125.00      360          359      2.7500000000  5.0000000000  1.0000000000
  593     196,490.00   7.5000000000   7.1075000000     735.00      360          359      2.7500000000  5.0000000000  1.0000000000
  594     304,760.00   7.5000000000   7.1075000000   1,140.00      360          359      2.7500000000  5.0000000000  1.0000000000
  595     360,900.00   7.5000000000   7.1075000000   1,350.00      360          359      2.7500000000  5.0000000000  1.0000000000
  596     894,230.00   7.5000000000   7.1075000000   3,345.00      360          359      2.7500000000  5.0000000000  1.0000000000
  597     604,507.50   7.5000000000   7.1075000000   2,261.25      360          359      2.7500000000  5.0000000000  1.0000000000
  598     244,860.62   7.5000000000   7.1075000000     915.94      360          359      2.7500000000  5.0000000000  1.0000000000
  599     196,490.00   7.5000000000   7.1075000000     735.00      360          359      2.7500000000  5.0000000000  1.0000000000
  600     155,000.00   7.5000000000   7.1075000000     581.26      360          360      2.2500000000  5.0000000000  1.0000000000
  601     259,100.00   7.5000000000   7.1075000000     971.63      360          360      2.7500000000  5.0000000000  1.0000000000
  602     993,000.00   7.5000000000   7.1075000000   3,723.76      360          360      2.5400302115  5.0000000000  1.0000000000
  603     240,000.00   7.5000000000   7.1075000000     900.00      360          360      2.7500000000  5.0000000000  1.0000000000
  604     134,400.00   7.5000000000   7.1075000000     504.00      360          360      2.7500000000  5.0000000000  1.0000000000
  605     450,000.00   7.5000000000   7.1075000000   1,687.50      360          360      2.7500000000  5.0000000000  1.0000000000
  606     220,000.00   7.5000000000   7.1075000000     825.00      360          360      2.7500000000  5.0000000000  1.0000000000
  607     436,000.00   7.5000000000   7.1075000000   1,635.00      360          360      2.7500000000  5.0000000000  1.0000000000
  608     340,000.00   7.5000000000   7.1075000000   1,275.00      360          360      2.7500000000  5.0000000000  1.0000000000
  609     392,000.00   7.5000000000   7.1075000000   1,470.00      360          360      2.7500000000  5.0000000000  1.0000000000
  610     527,000.00   7.5000000000   7.1075000000   1,976.25      360          360      2.7500000000  5.0000000000  1.0000000000
  611     384,458.75   8.0000000000   7.1175000000   1,597.92      360          359      3.5000000000  5.0000000000  1.0000000000
  612     761,000.00   7.8750000000   7.1225000000   3,091.57      360          360      3.2500000000  5.0000000000  1.0000000000
  613     201,003.18   7.6250000000   7.2325000000     770.83      360          358      2.7500000000  5.0000000000  1.0000000000
  614     126,615.74   7.6250000000   7.2325000000     486.79      360          359      2.2500000000  5.0000000000  1.0000000000
  615     150,374.99   7.6250000000   7.2325000000     578.13      360          359      2.2500000000  5.0000000000  1.0000000000
  616     110,275.00   7.6250000000   7.2325000000     423.96      360          359      2.2500000000  5.0000000000  1.0000000000
  617     355,991.67   7.6250000000   7.2325000000   1,373.05      360          359      2.2500000000  5.0000000000  1.0000000000
  618     192,480.00   7.6250000000   7.2325000000     740.00      360          359      2.7500000000  5.0000000000  1.0000000000
  619     241,802.99   7.6250000000   7.2325000000     929.63      360          359      2.2500000000  5.0000000000  1.0000000000
  620     649,619.99   7.6250000000   7.2325000000   2,497.51      360          359      2.2500000000  5.0000000000  1.0000000000
  621     497,240.00   7.6250000000   7.2325000000   1,911.67      360          359      2.7500000000  5.0000000000  1.0000000000
  622     232,380.00   7.6250000000   7.2325000000     894.17      360          359      2.7500000000  5.0000000000  1.0000000000
  623     375,937.50   7.6250000000   7.2325000000   1,445.31      360          359      2.7500000000  5.0000000000  1.0000000000
  624     373,231.85   7.6250000000   7.2325000000   1,437.60      360          359      2.7500000000  5.0000000000  1.0000000000
  625     914,280.00   7.6250000000   7.2325000000   3,515.00      360          359      2.7500000000  5.0000000000  1.0000000000
  626     189,272.00   7.6250000000   7.2325000000     727.67      360          359      2.7500000000  5.0000000000  1.0000000000
  627     163,608.00   7.6250000000   7.2325000000     629.00      360          359      2.7500000000  5.0000000000  1.0000000000
  628     148,370.00   7.6250000000   7.2325000000     570.42      360          359      2.7500000000  5.0000000000  1.0000000000
  629     421,050.00   7.6250000000   7.2325000000   1,618.75      360          359      2.7500000000  5.0000000000  1.0000000000
  630     641,600.00   7.6250000000   7.2325000000   2,466.67      360          359      2.7500000000  5.0000000000  1.0000000000
  631     475,000.00   7.6250000000   7.2325000000   1,830.73      360          360      2.7500000000  5.0000000000  1.0000000000
  632     434,000.00   7.6250000000   7.2325000000   1,672.71      360          360      2.7500000000  5.0000000000  1.0000000000
  633     975,000.00   7.6250000000   7.2325000000   3,757.82      360          360      2.2500000000  5.0000000000  1.0000000000
  634   1,500,000.00   7.6250000000   7.2325000000   5,781.25      360          360      2.7500000000  5.0000000000  1.0000000000
  635     356,250.00   7.6250000000   7.2325000000   1,373.05      360          360      2.7500000000  5.0000000000  1.0000000000
  636     168,750.00   7.6250000000   7.2325000000     650.39      360          360      2.7500000000  5.0000000000  1.0000000000
  637     455,000.00   7.6250000000   7.2325000000   1,753.65      360          360      2.7500000000  5.0000000000  1.0000000000
  638     895,000.00   7.6250000000   7.2325000000   3,449.48      360          360      2.2500000000  5.0000000000  1.0000000000
  639     274,000.00   7.6250000000   7.2325000000   1,056.04      360          360      2.7500000000  5.0000000000  1.0000000000
  640     258,400.00   7.6250000000   7.2325000000     995.92      360          360      2.7500000000  5.0000000000  1.0000000000
  641     264,000.00   7.6250000000   7.2325000000   1,017.50      360          360      2.7500000000  5.0000000000  1.0000000000
  642     215,900.00   7.6250000000   7.2325000000     832.11      360          360      2.7500000000  5.0000000000  1.0000000000
  643     223,200.00   7.6250000000   7.2325000000     860.25      360          360      2.7500000000  5.0000000000  1.0000000000
  644     360,000.00   8.3750000000   7.2725000000   1,612.50      360          360      3.5000000000  5.0000000000  1.0000000000
  645     268,870.50   9.0000000000   7.3175000000   1,341.00      360          359      4.0000000000  5.0000000000  1.0000000000
  646     199,990.00   7.7500000000   7.3575000000     690.21      360          360      2.7500000000    UNCAPPED      UNCAPPED
  647     210,000.00   7.7500000000   7.3575000000     724.75      360          360      2.7500000000    UNCAPPED      UNCAPPED
  648     135,000.00   7.7500000000   7.3575000000     465.91      360          360      2.7500000000    UNCAPPED      UNCAPPED
  649   2,250,000.00   7.7500000000   7.3575000000   7,765.20      360          360      2.7500000000    UNCAPPED      UNCAPPED
  650     225,123.61   7.7500000000   7.3575000000     886.67      360          358      2.7500000000  5.0000000000  1.0000000000
  651     162,405.00   7.7500000000   7.3575000000     641.25      360          359      2.2500000000  5.0000000000  1.0000000000
  652     902,250.00   7.7500000000   7.3575000000   3,562.50      360          359      2.2500000000  5.0000000000  1.0000000000
  653     355,887.50   7.7500000000   7.3575000000   1,405.21      360          359      2.7500000000  5.0000000000  1.0000000000
  654   1,109,015.62   7.7500000000   7.3575000000   4,378.91      360          359      2.7500000000  5.0000000000  1.0000000000
  655     320,800.00   7.7500000000   7.3575000000   1,266.67      360          359      2.2500000000  5.0000000000  1.0000000000
  656     561,400.00   7.7500000000   7.3575000000   2,216.67      360          359      2.7500000000  5.0000000000  1.0000000000
  657     216,540.00   7.7500000000   7.3575000000     855.00      360          359      2.2500000000  5.0000000000  1.0000000000
  658     478,192.49   7.7500000000   7.3575000000   1,888.13      360          359      2.7500000000  5.0000000000  1.0000000000
  659     172,768.61   7.7500000000   7.3575000000     686.77      360          359      2.7500000000  5.0000000000  1.0000000000
  660     596,487.50   7.7500000000   7.3575000000   2,355.21      360          359      2.7500000000  5.0000000000  1.0000000000
  661     534,934.00   7.7500000000   7.3575000000   2,112.17      360          359      2.7500000000  5.0000000000  1.0000000000
  662     316,790.00   7.7500000000   7.3575000000   1,250.83      360          359      2.7500000000  5.0000000000  1.0000000000
  663     128,320.00   7.7500000000   7.3575000000     506.67      360          359      2.7500000000  5.0000000000  1.0000000000
  664     110,000.00   7.7500000000   7.3575000000     435.42      360          360      2.7500000000  5.0000000000  1.0000000000
  665     455,000.00   7.7500000000   7.3575000000   1,801.04      360          360      2.2500000000  5.0000000000  1.0000000000
  666     476,000.00   7.7500000000   7.3575000000   1,884.17      360          360      2.7500000000  5.0000000000  1.0000000000
  667     293,950.00   7.7500000000   7.3575000000   1,163.56      360          360      2.2500000000  5.0000000000  1.0000000000
  668     556,000.00   7.7500000000   7.3575000000   2,200.83      360          360      2.7500000000  5.0000000000  1.0000000000
  669     450,000.00   7.7500000000   7.3575000000   1,781.25      360          360      2.7500000000  5.0000000000  1.0000000000
  670     332,000.00   7.7500000000   7.3575000000   1,314.17      360          360      2.7500000000  5.0000000000  1.0000000000
  671     159,700.00   7.7500000000   7.3575000000     632.15      360          360      2.7500000000  5.0000000000  1.0000000000
  672     452,000.00   7.7500000000   7.3575000000   1,789.17      360          360      2.7500000000  5.0000000000  1.0000000000
  673     679,200.00   7.7500000000   7.3575000000   2,688.50      360          360      2.7500000000  5.0000000000  1.0000000000
  674     328,500.00   8.7500000000   7.4575000000   1,574.06      360          360      3.6250000000  5.0000000000  1.0000000000
  675     392,433.85   7.8750000000   7.4825000000   1,345.97      360          358      2.7500000000    UNCAPPED      UNCAPPED
  676     189,000.00   7.8750000000   7.4825000000     652.28      360          359      3.5290000000    UNCAPPED      UNCAPPED
  677     451,400.09   7.8750000000   7.4825000000   1,553.04      360          359      2.7500000000    UNCAPPED      UNCAPPED
  678     479,487.21   7.8750000000   7.4825000000   1,649.67      360          359      2.7500000000    UNCAPPED      UNCAPPED
  679     328,103.51   7.8750000000   7.4825000000   1,316.25      360          355      2.7500000000  5.0000000000  1.0000000000
  680     564,227.63   7.8750000000   7.4825000000   2,275.00      360          357      2.2500000000  5.0000000000  1.0000000000
  681     358,790.86   7.8750000000   7.4825000000   1,450.31      360          358      2.2500000000  5.0000000000  1.0000000000
  682     313,664.98   7.8750000000   7.4825000000   1,269.54      360          358      2.2500000000  5.0000000000  1.0000000000
  683     409,771.87   7.8750000000   7.4825000000   1,660.55      360          359      2.7500000000  5.0000000000  1.0000000000
  684     501,250.00   7.8750000000   7.4825000000   2,031.25      360          359      2.7500000000  5.0000000000  1.0000000000
  685     367,315.99   7.8750000000   7.4825000000   1,488.51      360          359      2.2500000000  5.0000000000  1.0000000000
  686     382,554.00   7.8750000000   7.4825000000   1,550.25      360          359      2.7500000000  5.0000000000  1.0000000000
  687     203,638.74   7.8750000000   7.4825000000     825.50      360          359      2.7500000000  5.0000000000  1.0000000000
  688     175,437.50   7.8750000000   7.4825000000     710.94      360          359      2.7500000000  5.0000000000  1.0000000000
  689     108,270.00   7.8750000000   7.4825000000     438.75      360          359      2.7500000000  5.0000000000  1.0000000000
  690     380,950.00   7.8750000000   7.4825000000   1,543.75      360          359      2.7500000000  5.0000000000  1.0000000000
  691     176,433.92   7.8750000000   7.4825000000     715.00      360          359      2.7500000000  5.0000000000  1.0000000000
  692     280,700.00   7.8750000000   7.4825000000   1,137.50      360          359      2.7500000000  5.0000000000  1.0000000000
  693     400,198.00   7.8750000000   7.4825000000   1,621.75      360          359      2.7500000000  5.0000000000  1.0000000000
  694     513,280.00   7.8750000000   7.4825000000   2,080.00      360          359      2.7500000000  5.0000000000  1.0000000000
  695     521,300.00   7.8750000000   7.4825000000   2,112.50      360          359      2.7500000000  5.0000000000  1.0000000000
  696     230,000.00   7.8750000000   7.4825000000     934.38      360          360      2.2500000000  5.0000000000  1.0000000000
  697     691,800.00   7.8750000000   7.4825000000   2,810.44      360          360      2.7500000000  5.0000000000  1.0000000000
  698     388,000.00   7.8750000000   7.4825000000   1,576.25      360          360      2.7500000000  5.0000000000  1.0000000000
  699     216,750.00   7.8750000000   7.4825000000     880.55      360          360      2.7500000000  5.0000000000  1.0000000000
  700     295,200.00   7.8750000000   7.4825000000   1,199.25      360          360      2.7500000000  5.0000000000  1.0000000000
  701     392,000.00   7.8750000000   7.4825000000   1,592.50      360          360      2.7500000000  5.0000000000  1.0000000000
  702     260,000.00   7.8750000000   7.4825000000   1,056.25      360          360      2.7500000000  5.0000000000  1.0000000000
  703     235,000.00   7.8750000000   7.4825000000     954.69      360          360      2.7500000000  5.0000000000  1.0000000000
  704     500,000.00   7.8750000000   7.4825000000   2,031.25      360          360      2.7500000000  5.0000000000  1.0000000000
  705      56,000.00   8.0000000000   7.6075000000     193.27      360          360      2.7500000000    UNCAPPED      UNCAPPED
  706     235,755.64   8.0000000000   7.6075000000     811.03      360          359      3.5290000000    UNCAPPED      UNCAPPED
  707     399,999.77   8.0000000000   7.6075000000   1,650.00      360          356      2.7500000000  6.0000000000  2.0000000000
  708     204,058.87   8.0000000000   7.6075000000     848.13      360          359      2.7500000000  5.0000000000  1.0000000000
  709     303,958.00   8.0000000000   7.6075000000   1,263.33      360          359      2.7500000000  5.0000000000  1.0000000000
  710     503,756.25   8.0000000000   7.6075000000   2,093.75      360          359      2.7500000000  5.0000000000  1.0000000000
  711     272,678.33   8.0000000000   7.6075000000   1,133.33      360          359      2.7500000000  5.0000000000  1.0000000000
  712     360,900.00   8.0000000000   7.6075000000   1,500.00      360          359      2.7500000000  5.0000000000  1.0000000000
  713     378,544.00   8.0000000000   7.6075000000   1,573.33      360          359      2.7500000000  5.0000000000  1.0000000000
  714     456,000.00   8.0000000000   7.6075000000   1,900.00      360          360      2.7500000000  5.0000000000  1.0000000000
  715     120,400.00   8.0000000000   7.6075000000     501.67      360          360      2.7500000000  5.0000000000  1.0000000000
  716     532,000.00   8.0000000000   7.6075000000   2,216.67      360          360      2.7500000000  5.0000000000  1.0000000000
  717     140,000.00   8.1250000000   7.7325000000     483.17      360          360      2.7500000000    UNCAPPED      UNCAPPED
  718     352,880.00   8.1250000000   7.7325000000   1,503.33      360          359      2.7500000000  5.0000000000  1.0000000000
  719     160,000.00   8.1250000000   7.7325000000     683.33      360          360      2.7500000000  5.0000000000  1.0000000000
  720     292,500.00   8.1250000000   7.7325000000   1,249.22      360          360      2.7500000000  5.0000000000  1.0000000000
  721     616,000.00   8.1250000000   7.7325000000   2,630.83      360          360      2.7500000000  5.0000000000  1.0000000000
  722     160,000.00   8.1250000000   7.7325000000     683.33      360          360      2.7500000000  5.0000000000  1.0000000000
  723     365,000.00   8.1250000000   7.7325000000   1,558.85      360          360      2.7500000000  5.0000000000  1.0000000000
  724     358,200.00   8.1250000000   7.7325000000   1,529.81      360          360      2.7500000000  5.0000000000  1.0000000000
  725     663,200.00   8.1250000000   7.7325000000   2,832.42      360          360      2.7500000000  5.0000000000  1.0000000000
  726     456,000.00   8.1250000000   7.7325000000   1,947.50      360          360      2.7500000000  5.0000000000  1.0000000000
  727     462,700.00   8.8750000000   7.7725000000   2,265.30      360          360      3.5000000000  5.0000000000  1.0000000000
  728      95,000.00   8.2500000000   7.8575000000     327.86      360          360      2.7500000000    UNCAPPED      UNCAPPED
  729     370,000.00   8.2500000000   7.8575000000   1,276.94      360          360      2.7500000000    UNCAPPED      UNCAPPED
  730     356,890.00   8.2500000000   7.8575000000   1,557.50      360          359      2.7500000000  5.0000000000  1.0000000000
  731     166,414.99   8.2500000000   7.8575000000     726.26      360          359      2.2500000000  5.0000000000  1.0000000000
  732     157,994.00   8.2500000000   7.8575000000     689.50      360          359      2.7500000000  5.0000000000  1.0000000000
  733     216,540.00   8.2500000000   7.8575000000     945.00      360          359      2.7500000000  5.0000000000  1.0000000000
  734     316,790.00   8.2500000000   7.8575000000   1,382.50      360          359      2.7500000000  5.0000000000  1.0000000000
  735     431,075.00   8.2500000000   7.8575000000   1,881.25      360          359      2.7500000000  5.0000000000  1.0000000000
  736      62,556.00   8.2500000000   7.8575000000     273.00      360          359      2.7500000000  5.0000000000  1.0000000000
  737     581,450.00   8.2500000000   7.8575000000   2,537.50      360          359      2.7500000000  5.0000000000  1.0000000000
  738     319,000.00   8.2500000000   7.8575000000   1,395.63      360          360      2.7500000000  5.0000000000  1.0000000000
  739     135,977.43   8.3750000000   7.9825000000     467.64      360          359      2.7500000000    UNCAPPED      UNCAPPED
  740     277,000.00   8.3750000000   7.9825000000     955.98      360          360      2.7500000000    UNCAPPED      UNCAPPED
  741     208,520.00   8.3750000000   7.9825000000     931.67      360          359      2.7500000000  5.0000000000  1.0000000000
  742     344,860.00   8.3750000000   7.9825000000   1,540.83      360          359      2.7500000000  5.0000000000  1.0000000000
  743   2,107,626.12   8.5000000000   8.1075000000   7,247.52      360          359      2.7500000000    UNCAPPED      UNCAPPED
  744     545,473.33   8.5000000000   8.1075000000   2,380.00      360          359      2.7500000000  5.0000000000  1.0000000000
  745     410,000.00   9.3750000000   8.9825000000   2,178.13      360          360      2.2500000000  5.0000000000  1.0000000000
  746     537,991.62  10.1250000000   9.7325000000   3,186.36      360          359      2.2500000000  5.0000000000  1.0000000000
  747     499,000.00   6.5000000000   6.1075000000   1,455.42      360          360      2.2500000000  5.0000000000  1.0000000000
  748     175,000.00   6.5000000000   6.1075000000     510.42      360          360      2.7500000000  5.0000000000  1.0000000000
  749     212,500.00   6.8750000000   6.4825000000     686.20      360          360      2.2500000000  5.0000000000  1.0000000000
  750   1,057,500.00   6.8750000000   6.4825000000   3,414.85      360          360      2.2500000000  5.0000000000  1.0000000000
  751     429,695.81   6.8750000000   6.4825000000   1,382.08      360          358      2.7500000000  5.0000000000  1.0000000000
  752     152,380.00   6.8750000000   6.4825000000     490.83      360          359      2.7500000000  5.0000000000  1.0000000000
  753     320,000.00   6.8750000000   6.4825000000   1,033.33      360          360      2.7500000000  5.0000000000  1.0000000000
  754     668,000.00   6.8750000000   6.4825000000   2,157.08      360          360      2.7500000000  5.0000000000  1.0000000000
  755     354,183.25   7.0000000000   6.6075000000   1,177.67      360          359      2.2500000000  5.0000000000  1.0000000000
  756     356,000.00   7.0000000000   6.6075000000   1,186.67      360          360      2.2500000000  5.0000000000  1.0000000000
  757     807,012.50   7.0000000000   6.6075000000   2,683.33      360          359      2.7500000000  5.0000000000  1.0000000000
  758     536,337.49   7.2500000000   6.8575000000   1,894.80      360          359      2.2500000000  5.0000000000  1.0000000000
  759     344,860.00   7.2500000000   6.8575000000   1,218.33      360          359      2.7500000000  5.0000000000  1.0000000000
  760     368,920.00   7.2500000000   6.8575000000   1,303.33      360          359      2.7500000000  5.0000000000  1.0000000000
  761     260,000.00   7.2500000000   6.8575000000     920.83      360          360      2.7500000000  5.0000000000  1.0000000000
  762     424,361.85   7.3750000000   6.9825000000   1,544.93      360          359      2.2500000000  5.0000000000  1.0000000000
  763     380,000.00   7.3750000000   6.9825000000   1,385.42      360          359      2.7500000000  5.0000000000  1.0000000000
  764   1,353,374.99   7.3750000000   6.9825000000   4,921.88      360          359      2.7500000000  5.0000000000  1.0000000000
  765     247,116.25   7.5000000000   7.1075000000     924.38      360          359      2.7500000000  5.0000000000  1.0000000000
  766     224,560.00   7.5000000000   7.1075000000     840.00      360          359      2.7500000000  5.0000000000  1.0000000000
  767     152,200.00   7.5000000000   7.1075000000     570.75      360          360      2.7500000000  5.0000000000  1.0000000000
  768     417,000.00   7.5000000000   7.1075000000   1,563.75      360          360      2.7500000000  5.0000000000  1.0000000000
  769     224,559.99   7.6250000000   7.2325000000     863.34      360          359      2.2500000000  5.0000000000  1.0000000000
  770     751,875.00   7.7500000000   7.3575000000   2,968.75      360          359      2.2500000000  5.0000000000  1.0000000000
  771     802,000.00   7.7500000000   7.3575000000   3,166.67      360          359      2.2500000000  5.0000000000  1.0000000000
  772     278,695.00   7.7500000000   7.3575000000   1,100.42      360          359      2.2500000000  5.0000000000  1.0000000000
  773   1,507,524.61   7.8750000000   7.4825000000   6,093.75      360          358      2.7500000000  5.0000000000  1.0000000000
  774     183,277.70   7.8750000000   7.4825000000     741.00      360          358      2.7500000000  5.0000000000  1.0000000000
  775     261,303.99   8.0000000000   7.6075000000   1,083.33      360          358      2.2500000000  5.0000000000  1.0000000000
  776     571,424.99   8.0000000000   7.6075000000   2,375.01      360          359      2.2500000000  5.0000000000  1.0000000000
  777     496,000.00   8.0000000000   7.6075000000   2,066.67      360          360      2.2500000000  5.0000000000  1.0000000000
  778     174,000.00   8.1250000000   7.7325000000     743.13      360          360      2.7500000000  5.0000000000  1.0000000000
  779     137,342.50   8.2500000000   7.8575000000     599.38      360          359      2.7500000000  5.0000000000  1.0000000000
  780     231,250.00   8.2500000000   7.8575000000   1,011.72      360          360      2.7500000000  5.0000000000  1.0000000000
  781     441,100.00   8.5000000000   8.1075000000   2,016.67      360          359      2.2500000000  5.0000000000  1.0000000000
  782     409,521.25   7.2500000000   5.4375000000   1,446.77      360          359      3.5000000000  5.0000000000  1.0000000000
  783     629,874.06   7.0000000000   5.5475000000   2,078.67      360          356      3.5000000000  5.0000000000  1.0000000000
  784     554,766.64   6.6250000000   5.6025000000   1,678.83      360          358      3.3750000000  5.0000000000  1.0000000000
  785     434,165.40   6.0000000000   5.6075000000   1,080.00      360          358      2.7500000000  5.0000000000  1.0000000000
  786     463,467.64   6.1250000000   5.7325000000   1,197.92      360          357      2.7500000000  5.0000000000  1.0000000000
  787     298,231.36   6.1250000000   5.7325000000     770.83      360          357      2.7500000000  5.0000000000  1.0000000000
  788     291,956.28   6.2500000000   5.8575000000     786.77      360          358      2.2500000000  5.0000000000  1.0000000000
  789     285,000.00   6.2500000000   5.8575000000     771.88      360          360      2.2500000000  5.0000000000  1.0000000000
  790   1,005,013.02   6.2500000000   5.8575000000   2,708.33      360          358      2.7500000000  5.0000000000  1.0000000000
  791     619,043.69   6.2500000000   5.8575000000   1,672.40      360          359      2.7500000000  5.0000000000  1.0000000000
  792     277,229.56   7.5000000000   5.9275000000   1,029.38      360          356      3.7500000000  5.0000000000  1.0000000000
  793     544,071.55   6.3750000000   5.9825000000   1,518.75      360          357      2.2500000000  5.0000000000  1.0000000000
  794     200,000.00   6.3750000000   5.9825000000     562.50      360          358      2.7500000000  5.0000000000  1.0000000000
  795     280,700.00   6.3750000000   5.9825000000     787.50      360          359      2.7500000000  5.0000000000  1.0000000000
  796     383,456.25   6.3750000000   5.9825000000   1,075.78      360          359      2.7500000000  5.0000000000  1.0000000000
  797     561,400.00   6.3750000000   5.9825000000   1,575.00      360          359      2.7500000000  5.0000000000  1.0000000000
  798     349,000.00   6.3750000000   5.9825000000     981.56      360          360      2.7500000000  5.0000000000  1.0000000000
  799     400,000.00   6.3750000000   5.9825000000   1,125.00      360          360      2.7500000000  5.0000000000  1.0000000000
  800     720,000.00   6.3750000000   5.9825000000   2,025.00      360          360      2.7500000000  5.0000000000  1.0000000000
  801     284,950.00   6.8750000000   6.0225000000     920.15      360          360      3.2500000000  5.0000000000  1.0000000000
  802     437,591.25   7.6250000000   6.0325000000   1,682.34      360          359      3.5000000000  5.0000000000  1.0000000000
  803     190,475.00   6.5000000000   6.1075000000     554.17      360          359      2.2500000000  5.0000000000  1.0000000000
  804     415,647.92   6.5000000000   6.1075000000   1,210.42      360          359      2.2500000000  5.0000000000  1.0000000000
  805     107,000.00   6.5000000000   6.1075000000     312.09      360          360      2.2500000000  5.0000000000  1.0000000000
  806   1,059,887.12   6.5000000000   6.1075000000   3,077.08      360          358      2.7500000000  5.0000000000  1.0000000000
  807     592,897.22   6.5000000000   6.1075000000   1,735.42      360          359      2.7500000000  5.0000000000  1.0000000000
  808     521,300.00   6.5000000000   6.1075000000   1,516.67      360          359      2.7500000000  5.0000000000  1.0000000000
  809     250,625.00   6.5000000000   6.1075000000     729.17      360          359      2.7500000000  5.0000000000  1.0000000000
  810     584,958.75   6.5000000000   6.1075000000   1,701.88      360          359      2.7500000000  5.0000000000  1.0000000000
  811     365,912.50   6.5000000000   6.1075000000   1,064.58      360          359      2.7500000000  5.0000000000  1.0000000000
  812     851,122.50   6.5000000000   6.1075000000   2,476.25      360          359      2.7500000000  5.0000000000  1.0000000000
  813     834,245.15   6.5000000000   6.1075000000   2,435.42      360          359      2.7500000000  5.0000000000  1.0000000000
  814     218,945.96   6.5000000000   6.1075000000     637.00      360          359      2.7500000000  5.0000000000  1.0000000000
  815     490,000.00   6.5000000000   6.1075000000   1,429.17      360          360      2.7500000000  5.0000000000  1.0000000000
  816     344,800.00   6.5000000000   6.1075000000   1,005.67      360          360      2.7500000000  5.0000000000  1.0000000000
  817     385,000.00   6.5000000000   6.1075000000   1,122.92      360          360      2.7500000000  5.0000000000  1.0000000000
  818     356,000.00   6.5000000000   6.1075000000   1,038.33      360          360      2.7500000000  5.0000000000  1.0000000000
  819     329,600.00   6.5000000000   6.1075000000     961.33      360          360      2.7500000000  5.0000000000  1.0000000000
  820     394,000.00   6.5000000000   6.1075000000   1,149.17      360          360      2.7500000000  5.0000000000  1.0000000000
  821     424,000.00   6.5000000000   6.1075000000   1,236.67      360          360      2.7500000000  5.0000000000  1.0000000000
  822     168,842.32   6.6250000000   6.2325000000     507.50      360          358      2.2500000000  5.0000000000  1.0000000000
  823     250,000.00   6.6250000000   6.2325000000     755.21      360          360      2.2500000000  5.0000000000  1.0000000000
  824     388,000.00   6.6250000000   6.2325000000   1,172.09      360          360      2.2500000000  5.0000000000  1.0000000000
  825     400,000.00   6.6250000000   6.2325000000   1,208.34      360          360      2.2500000000  5.0000000000  1.0000000000
  826     653,258.97   6.6250000000   6.2325000000   1,963.54      360          358      2.7500000000  5.0000000000  1.0000000000
  827     161,402.50   6.6250000000   6.2325000000     486.35      360          359      2.2500000000  5.0000000000  1.0000000000
  828     438,923.65   6.6250000000   6.2325000000   1,326.15      360          359      2.7500000000  5.0000000000  1.0000000000
  829     600,312.50   6.6250000000   6.2325000000   1,812.50      360          359      2.7500000000  5.0000000000  1.0000000000
  830     360,193.11   6.6250000000   6.2325000000   1,087.50      360          359      2.7500000000  5.0000000000  1.0000000000
  831     293,840.53   6.6250000000   6.2325000000     888.43      360          359      2.7500000000  5.0000000000  1.0000000000
  832   1,279,966.67   6.6250000000   6.2325000000   3,866.67      360          359      2.7500000000  5.0000000000  1.0000000000
  833     198,494.99   6.6250000000   6.2325000000     598.13      360          359      2.7500000000  5.0000000000  1.0000000000
  834     611,525.00   6.6250000000   6.2325000000   1,842.71      360          359      2.7500000000  5.0000000000  1.0000000000
  835     519,922.74   6.6250000000   6.2325000000   1,570.83      360          359      2.7500000000  5.0000000000  1.0000000000
  836     206,447.87   6.6250000000   6.2325000000     625.31      360          360      2.7500000000  5.0000000000  1.0000000000
  837   1,380,000.00   6.6250000000   6.2325000000   4,168.75      360          360      2.7500000000  5.0000000000  1.0000000000
  838   1,315,000.00   6.6250000000   6.2325000000   3,972.40      360          360      2.7500000000  5.0000000000  1.0000000000
  839     195,500.00   6.6250000000   6.2325000000     590.57      360          360      2.7500000000  5.0000000000  1.0000000000
  840     203,750.00   6.6250000000   6.2325000000     615.49      360          360      2.7500000000  5.0000000000  1.0000000000
  841     480,000.00   6.6250000000   6.2325000000   1,450.00      360          360      2.7500000000  5.0000000000  1.0000000000
  842     546,250.00   7.5000000000   6.2775000000   2,048.44      360          360      3.6250000000  5.0000000000  1.0000000000
  843     408,655.66   7.3750000000   6.2925000000   1,487.50      360          359      3.3750000000  5.0000000000  1.0000000000
  844     481,400.00   7.7500000000   6.2975000000   1,905.54      360          360      3.5000000000  5.0000000000  1.0000000000
  845     621,000.00   7.8750000000   6.3025000000   2,522.81      360          359      3.7500000000  5.0000000000  1.0000000000
  846     483,205.00   7.8750000000   6.3025000000   1,958.13      360          359      3.7500000000  5.0000000000  1.0000000000
  847     620,697.88   7.2500000000   6.3175000000   2,192.82      360          359      3.6250000000  5.0000000000  1.0000000000
  848     501,250.00   6.7500000000   6.3575000000   1,562.50      360          359      2.7500000000  5.0000000000  1.0000000000
  849     673,679.99   6.7500000000   6.3575000000   2,100.01      360          359      2.2500000000  5.0000000000  1.0000000000
  850     336,000.00   6.7500000000   6.3575000000   1,050.01      360          360      2.2500000000  5.0000000000  1.0000000000
  851     126,580.16   6.7500000000   6.3575000000     390.63      360          355      2.2500000000  5.0000000000  1.0000000000
  852     545,445.73   6.7500000000   6.3575000000   1,687.50      360          356      2.7500000000  6.0000000000  2.0000000000
  853     638,920.03   6.7500000000   6.3575000000   1,987.50      360          358      2.7500000000  5.0000000000  1.0000000000
  854     413,030.00   6.7500000000   6.3575000000   1,287.50      360          359      2.7500000000  5.0000000000  1.0000000000
  855     170,425.00   6.7500000000   6.3575000000     531.25      360          359      2.7500000000  5.0000000000  1.0000000000
  856     385,962.50   6.7500000000   6.3575000000   1,203.13      360          359      2.7500000000  5.0000000000  1.0000000000
  857     456,137.50   6.7500000000   6.3575000000   1,421.88      360          359      2.7500000000  5.0000000000  1.0000000000
  858     789,468.75   6.7500000000   6.3575000000   2,460.94      360          359      2.7500000000  5.0000000000  1.0000000000
  859     350,875.00   6.7500000000   6.3575000000   1,093.75      360          359      2.7500000000  5.0000000000  1.0000000000
  860     337,842.50   6.7500000000   6.3575000000   1,053.13      360          359      2.7500000000  5.0000000000  1.0000000000
  861     457,140.00   6.7500000000   6.3575000000   1,425.00      360          359      2.7500000000  5.0000000000  1.0000000000
  862     501,250.00   6.7500000000   6.3575000000   1,562.50      360          359      2.7500000000  5.0000000000  1.0000000000
  863     733,287.64   6.7500000000   6.3575000000   2,312.50      360          359      2.7500000000  5.0000000000  1.0000000000
  864     186,459.20   6.7500000000   6.3575000000     581.25      360          359      2.7500000000  5.0000000000  1.0000000000
  865     659,244.00   6.7500000000   6.3575000000   2,055.00      360          359      2.7500000000  5.0000000000  1.0000000000
  866     395,987.50   6.7500000000   6.3575000000   1,234.38      360          359      2.7500000000  5.0000000000  1.0000000000
  867     900,000.00   6.7500000000   6.3575000000   2,812.50      360          360      2.7500000000  5.0000000000  1.0000000000
  868     392,000.00   6.7500000000   6.3575000000   1,225.00      360          360      2.7500000000  5.0000000000  1.0000000000
  869     500,000.00   6.7500000000   6.3575000000   1,562.50      360          360      2.7500000000  5.0000000000  1.0000000000
  870     492,000.00   6.7500000000   6.3575000000   1,537.50      360          360      2.7500000000  5.0000000000  1.0000000000
  871   1,500,000.00   6.7500000000   6.3575000000   4,687.50      360          360      2.7500000000  5.0000000000  1.0000000000
  872     350,500.00   6.7500000000   6.3575000000   1,095.31      360          360      2.7500000000  5.0000000000  1.0000000000
  873   1,250,000.00   6.7500000000   6.3575000000   3,906.25      360          360      2.7500000000  5.0000000000  1.0000000000
  874     682,500.00   6.7500000000   6.3575000000   2,132.81      360          360      2.7500000000  5.0000000000  1.0000000000
  875     828,750.00   6.7500000000   6.3575000000   2,589.84      360          360      2.7500000000  5.0000000000  1.0000000000
  876     248,000.00   6.7500000000   6.3575000000     775.00      360          360      2.7500000000  5.0000000000  1.0000000000
  877     208,800.00   6.7500000000   6.3575000000     652.50      360          360      2.7500000000  5.0000000000  1.0000000000
  878     500,000.00   6.7500000000   6.3575000000   1,562.50      360          360      2.7500000000  5.0000000000  1.0000000000
  879     356,000.00   6.7500000000   6.3575000000   1,112.50      360          360      2.7500000000  5.0000000000  1.0000000000
  880      95,000.00   6.7500000000   6.3575000000     296.88      360          360      2.7500000000  5.0000000000  1.0000000000
  881     595,155.86   6.7500000000   6.3575000000   1,875.00      360          360      2.7500000000  5.0000000000  1.0000000000
  882     284,100.00   7.3750000000   6.3925000000   1,035.78      360          360      3.3750000000  5.0000000000  1.0000000000
  883     551,375.00   7.5000000000   6.4175000000   2,062.50      360          359      3.2500000000  5.0000000000  1.0000000000
  884     242,250.00   7.8750000000   6.4225000000     984.14      360          360      3.5000000000  5.0000000000  1.0000000000
  885     376,702.89   6.8500000000   6.4575000000   1,193.50      360          355      2.2500000000  5.0000000000  1.0000000000
  886     551,374.99   6.8750000000   6.4825000000   1,776.05      360          359      2.2500000000  5.0000000000  1.0000000000
  887     350,875.00   6.8750000000   6.4825000000   1,130.21      360          359      2.2500000000  5.0000000000  1.0000000000
  888     348,869.99   6.8750000000   6.4825000000   1,123.76      360          359      2.2500000000  5.0000000000  1.0000000000
  889     409,019.99   6.8750000000   6.4825000000   1,317.51      360          359      2.2500000000  5.0000000000  1.0000000000
  890     211,126.50   6.8750000000   6.4825000000     680.06      360          359      2.2500000000  5.0000000000  1.0000000000
  891     210,000.00   6.8750000000   6.4825000000     678.13      360          360      2.2500000000  5.0000000000  1.0000000000
  892     351,000.00   6.8750000000   6.4825000000   1,133.44      360          360      2.2500000000  5.0000000000  1.0000000000
  893     532,000.00   6.8750000000   6.4825000000   1,717.92      360          360      2.2500000000  5.0000000000  1.0000000000
  894     277,773.73   6.8750000000   6.4825000000     888.02      360          356      2.2500000000  5.0000000000  1.0000000000
  895     482,315.21   6.8750000000   6.4825000000   1,541.93      360          356      2.2500000000  5.0000000000  1.0000000000
  896     454,538.80   6.8750000000   6.4825000000   1,453.13      360          356      2.7500000000  5.0000000000  1.0000000000
  897     112,844.81   6.8750000000   6.4825000000     361.67      360          357      2.7500000000  5.0000000000  1.0000000000
  898     653,259.31   6.8750000000   6.4825000000   2,098.96      360          358      2.7500000000  5.0000000000  1.0000000000
  899     485,210.00   6.8750000000   6.4825000000   1,562.92      360          359      2.7500000000  5.0000000000  1.0000000000
  900     491,225.00   6.8750000000   6.4825000000   1,582.29      360          359      2.7500000000  5.0000000000  1.0000000000
  901     335,247.85   6.8750000000   6.4825000000   1,081.77      360          359      2.7500000000  5.0000000000  1.0000000000
  902     388,970.00   6.8750000000   6.4825000000   1,252.92      360          359      2.7500000000  5.0000000000  1.0000000000
  903     222,555.00   6.8750000000   6.4825000000     716.88      360          359      2.7500000000  5.0000000000  1.0000000000
  904     355,000.00   6.8750000000   6.4825000000   1,146.35      360          359      2.7500000000  5.0000000000  1.0000000000
  905     300,750.00   6.8750000000   6.4825000000     968.75      360          359      2.7500000000  5.0000000000  1.0000000000
  906     925,808.75   6.8750000000   6.4825000000   2,982.14      360          359      2.7500000000  5.0000000000  1.0000000000
  907     360,265.26   6.8750000000   6.4825000000   1,162.50      360          359      2.7500000000  5.0000000000  1.0000000000
  908     185,344.16   6.8750000000   6.4825000000     599.01      360          359      2.7500000000  5.0000000000  1.0000000000
  909     676,687.50   6.8750000000   6.4825000000   2,179.69      360          359      2.7500000000  5.0000000000  1.0000000000
  910     449,621.95   6.8750000000   6.4825000000   1,453.13      360          359      2.7500000000  5.0000000000  1.0000000000
  911     372,930.00   6.8750000000   6.4825000000   1,201.25      360          359      2.7500000000  5.0000000000  1.0000000000
  912     460,946.78   6.8750000000   6.4825000000   1,485.42      360          359      2.7500000000  5.0000000000  1.0000000000
  913     250,625.00   6.8750000000   6.4825000000     807.29      360          359      2.7500000000  5.0000000000  1.0000000000
  914     117,092.00   6.8750000000   6.4825000000     377.17      360          359      2.7500000000  5.0000000000  1.0000000000
  915     221,051.25   6.8750000000   6.4825000000     712.03      360          359      2.7500000000  5.0000000000  1.0000000000
  916     280,599.75   6.8750000000   6.4825000000     903.84      360          359      2.7500000000  5.0000000000  1.0000000000
  917     830,000.00   6.8750000000   6.4825000000   2,680.21      360          360      2.7500000000  5.0000000000  1.0000000000
  918     141,000.00   6.8750000000   6.4825000000     455.31      360          360      2.7500000000  5.0000000000  1.0000000000
  919     272,000.00   6.8750000000   6.4825000000     878.33      360          360      2.7500000000  5.0000000000  1.0000000000
  920     323,400.00   6.8750000000   6.4825000000   1,044.31      360          360      2.7500000000  5.0000000000  1.0000000000
  921     461,662.88   6.8750000000   6.4825000000   1,498.33      360          360      2.7500000000  5.0000000000  1.0000000000
  922     168,000.00   6.8750000000   6.4825000000     542.50      360          360      2.7500000000  5.0000000000  1.0000000000
  923     132,000.00   6.8750000000   6.4825000000     426.25      360          360      2.7500000000  5.0000000000  1.0000000000
  924     408,750.00   6.8750000000   6.4825000000   1,319.92      360          360      2.7500000000  5.0000000000  1.0000000000
  925     432,000.00   6.8750000000   6.4825000000   1,395.00      360          360      2.7500000000  5.0000000000  1.0000000000
  926     522,000.00   6.8750000000   6.4825000000   1,685.63      360          360      2.7500000000  5.0000000000  1.0000000000
  927     335,000.00   6.8750000000   6.4825000000   1,081.77      360          360      2.7500000000  5.0000000000  1.0000000000
  928     380,000.00   6.8750000000   6.4825000000   1,227.08      360          360      2.7500000000  5.0000000000  1.0000000000
  929     360,000.00   6.8750000000   6.4825000000   1,162.50      360          360      2.7500000000  5.0000000000  1.0000000000
  930     160,000.00   6.8750000000   6.4825000000     516.67      360          360      2.7500000000  5.0000000000  1.0000000000
  931     544,000.00   6.8750000000   6.4825000000   1,756.67      360          360      2.7500000000  5.0000000000  1.0000000000
  932     239,000.00   6.8750000000   6.4825000000     771.77      360          360      2.7500000000  5.0000000000  1.0000000000
  933     235,400.00   6.8750000000   6.4825000000     760.15      360          360      2.7500000000  5.0000000000  1.0000000000
  934     508,250.00   7.6250000000   6.5425000000   1,958.88      360          360      3.3750000000  5.0000000000  1.0000000000
  935     575,435.00   7.8750000000   6.5825000000   2,331.88      360          359      3.6250000000  5.0000000000  1.0000000000
  936     221,000.00   7.8750000000   6.5825000000     897.81      360          360      3.6250000000  5.0000000000  1.0000000000
  937     344,579.99   7.0000000000   6.6075000000   1,140.00      360          357      2.7500000000  5.0000000000  1.0000000000
  938     249,869.42   7.0000000000   6.6075000000     826.67      360          357      2.2500000000  5.0000000000  1.0000000000
  939     311,554.52   7.0000000000   6.6075000000   1,033.33      360          358      2.2500000000  5.0000000000  1.0000000000
  940     194,083.99   7.0000000000   6.6075000000     645.34      360          359      2.2500000000  5.0000000000  1.0000000000
  941     112,000.00   7.0000000000   6.6075000000     373.34      360          360      2.2500000000  5.0000000000  1.0000000000
  942     410,000.00   7.0000000000   6.6075000000   1,366.67      360          360      2.2500000000  5.0000000000  1.0000000000
  943     228,750.00   7.0000000000   6.6075000000     762.50      360          360      2.2500000000  5.0000000000  1.0000000000
  944     585,000.00   7.0000000000   6.6075000000   1,950.00      360          360      2.2500000000  5.0000000000  1.0000000000
  945     460,000.00   7.0000000000   6.6075000000   1,533.34      360          360      2.2500000000  5.0000000000  1.0000000000
  946     103,456.44   7.0000000000   6.6075000000     345.33      360          354      2.2500000000  5.0000000000  1.0000000000
  947     345,450.04   7.0000000000   6.6075000000   1,140.00      360          356      2.2500000000  5.0000000000  1.0000000000
  948     402,005.84   7.0000000000   6.6075000000   1,333.33      360          358      2.2500000000  5.0000000000  1.0000000000
  949      92,963.85   7.0000000000   6.6075000000     308.33      360          358      2.7500000000  5.0000000000  1.0000000000
  950     648,234.41   7.0000000000   6.6075000000   2,150.00      360          358      2.7500000000  5.0000000000  1.0000000000
  951     237,136.24   7.0000000000   6.6075000000     786.67      360          358      2.7500000000  5.0000000000  1.0000000000
  952     448,739.87   7.0000000000   6.6075000000   1,493.33      360          358      2.7500000000  5.0000000000  1.0000000000
  953     482,356.76   7.0000000000   6.6075000000   1,599.83      360          358      2.7500000000  5.0000000000  1.0000000000
  954     303,916.41   7.0000000000   6.6075000000   1,008.00      360          358      2.7500000000  5.0000000000  1.0000000000
  955   2,345,850.00   7.0000000000   6.6075000000   7,800.00      360          359      2.7500000000  5.0000000000  1.0000000000
  956     127,818.75   7.0000000000   6.6075000000     425.00      360          359      2.7500000000  5.0000000000  1.0000000000
  957     449,120.00   7.0000000000   6.6075000000   1,493.33      360          359      2.7500000000  5.0000000000  1.0000000000
  958     150,375.00   7.0000000000   6.6075000000     500.00      360          359      2.7500000000  5.0000000000  1.0000000000
  959     313,782.50   7.0000000000   6.6075000000   1,043.33      360          359      2.7500000000  5.0000000000  1.0000000000
  960     206,515.00   7.0000000000   6.6075000000     686.67      360          359      2.7500000000  5.0000000000  1.0000000000
  961     300,686.60   7.0000000000   6.6075000000   1,000.00      360          359      2.7500000000  5.0000000000  1.0000000000
  962     415,620.83   7.0000000000   6.6075000000   1,383.33      360          359      2.7500000000  5.0000000000  1.0000000000
  963   1,303,083.33   7.0000000000   6.6075000000   4,333.33      360          359      2.7500000000  5.0000000000  1.0000000000
  964     174,706.74   7.0000000000   6.6075000000     581.00      360          359      2.7500000000  5.0000000000  1.0000000000
  965     236,840.62   7.0000000000   6.6075000000     787.50      360          359      2.7500000000  5.0000000000  1.0000000000
  966     264,660.00   7.0000000000   6.6075000000     880.00      360          359      2.7500000000  5.0000000000  1.0000000000
  967     268,670.00   7.0000000000   6.6075000000     893.33      360          359      2.7500000000  5.0000000000  1.0000000000
  968     531,200.00   7.0000000000   6.6075000000   1,770.67      360          359      2.7500000000  5.0000000000  1.0000000000
  969     496,638.50   7.0000000000   6.6075000000   1,651.33      360          359      2.7500000000  5.0000000000  1.0000000000
  970     452,628.75   7.0000000000   6.6075000000   1,505.00      360          359      2.7500000000  5.0000000000  1.0000000000
  971     421,050.00   7.0000000000   6.6075000000   1,400.00      360          359      2.7500000000  5.0000000000  1.0000000000
  972     307,996.67   7.0000000000   6.6075000000   1,026.67      360          359      2.7500000000  5.0000000000  1.0000000000
  973     429,070.00   7.0000000000   6.6075000000   1,426.67      360          359      2.7500000000  5.0000000000  1.0000000000
  974     561,400.00   7.0000000000   6.6075000000   1,866.67      360          359      2.7500000000  5.0000000000  1.0000000000
  975     544,813.33   7.7500000000   6.6075000000   2,153.33      360          359      3.5000000000  5.0000000000  1.0000000000
  976     404,000.00   7.0000000000   6.6075000000   1,346.67      360          360      2.7500000000  5.0000000000  1.0000000000
  977     223,200.00   7.0000000000   6.6075000000     744.00      360          360      2.7500000000  5.0000000000  1.0000000000
  978     430,500.00   7.0000000000   6.6075000000   1,435.00      360          360      2.7500000000  5.0000000000  1.0000000000
  979     364,000.00   7.0000000000   6.6075000000   1,213.33      360          360      2.7500000000  5.0000000000  1.0000000000
  980     936,100.00   7.0000000000   6.6075000000   3,120.33      360          360      2.7500000000  5.0000000000  1.0000000000
  981     858,750.00   7.0000000000   6.6075000000   2,862.50      360          360      2.7500000000  5.0000000000  1.0000000000
  982     459,900.00   7.0000000000   6.6075000000   1,533.00      360          360      2.7500000000  5.0000000000  1.0000000000
  983     440,000.00   7.0000000000   6.6075000000   1,466.67      360          360      2.7500000000  5.0000000000  1.0000000000
  984     304,000.00   7.0000000000   6.6075000000   1,013.33      360          360      2.7500000000  5.0000000000  1.0000000000
  985     228,000.00   7.0000000000   6.6075000000     760.00      360          360      2.7500000000  5.0000000000  1.0000000000
  986     559,950.00   7.0000000000   6.6075000000   1,866.50      360          360      2.7500000000  5.0000000000  1.0000000000
  987     147,367.50   7.5000000000   6.6175000000     551.25      360          359      3.5000000000  5.0000000000  1.0000000000
  988     139,247.25   7.6250000000   6.6425000000     535.34      360          359      3.3750000000  5.0000000000  1.0000000000
  989     451,352.74   7.7500000000   6.6475000000   1,777.69      360          358      3.6250000000  5.0000000000  1.0000000000
  990     275,687.50   7.1250000000   6.7325000000     945.31      360          358      2.2500000000  5.0000000000  1.0000000000
  991     437,181.46   7.1250000000   6.7325000000   1,495.31      360          358      2.2500000000  5.0000000000  1.0000000000
  992     114,285.00   7.1250000000   6.7325000000     391.88      360          359      2.2500000000  5.0000000000  1.0000000000
  993     486,000.00   7.1250000000   6.7325000000   1,670.63      360          360      2.2500000000  5.0000000000  1.0000000000
  994      93,600.00   7.1250000000   6.7325000000     321.76      360          360      2.2500000000  5.0000000000  1.0000000000
  995     324,047.58   7.1250000000   6.7325000000   1,100.00      360          355      2.2500000000  5.0000000000  1.0000000000
  996     560,305.50   7.1250000000   6.7325000000   1,907.81      360          356      2.2500000000  5.0000000000  1.0000000000
  997     410,070.66   7.1250000000   6.7325000000   1,399.06      360          357      2.2500000000  5.0000000000  1.0000000000
  998     946,892.29   7.1250000000   6.7325000000   3,245.00      360          358      2.2500000000  5.0000000000  1.0000000000
  999     154,370.28   7.1250000000   6.7325000000     528.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1000     418,762.17   7.1250000000   6.7325000000   1,443.75      360          358      2.7500000000  5.0000000000  1.0000000000
 1001     324,810.00   7.1250000000   6.7325000000   1,113.75      360          359      2.2500000000  5.0000000000  1.0000000000
 1002     118,000.00   7.1250000000   6.7325000000     405.63      360          359      2.7500000000  5.0000000000  1.0000000000
 1003     160,400.00   7.1250000000   6.7325000000     550.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1004     390,975.00   7.1250000000   6.7325000000   1,340.63      360          359      2.7500000000  5.0000000000  1.0000000000
 1005     429,656.14   7.1250000000   6.7325000000   1,478.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1006     397,992.50   7.1250000000   6.7325000000   1,364.69      360          359      2.7500000000  5.0000000000  1.0000000000
 1007     516,103.48   7.1250000000   6.7325000000   1,773.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1008     380,856.25   7.1250000000   6.7325000000   1,306.25      360          359      2.7500000000  5.0000000000  1.0000000000
 1009     510,072.00   7.1250000000   6.7325000000   1,749.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1010     230,976.00   7.1250000000   6.7325000000     792.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1011     354,383.75   7.1250000000   6.7325000000   1,215.16      360          359      2.7500000000  5.0000000000  1.0000000000
 1012     256,640.00   7.1250000000   6.7325000000     880.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1013     456,000.00   7.1250000000   6.7325000000   1,567.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1014     580,000.00   7.1250000000   6.7325000000   1,993.75      360          360      2.7500000000  5.0000000000  1.0000000000
 1015     335,000.00   7.1250000000   6.7325000000   1,151.56      360          360      2.7500000000  5.0000000000  1.0000000000
 1016   1,000,000.00   7.1250000000   6.7325000000   3,437.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1017     228,750.00   7.1250000000   6.7325000000     786.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1018     866,000.00   7.1250000000   6.7325000000   2,976.87      360          360      2.7500000000  5.0000000000  1.0000000000
 1019     365,000.00   7.1250000000   6.7325000000   1,254.69      360          360      2.7500000000  5.0000000000  1.0000000000
 1020     244,000.00   7.1250000000   6.7325000000     838.75      360          360      2.7500000000  5.0000000000  1.0000000000
 1021     960,000.00   7.1250000000   6.7325000000   3,300.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1022     432,000.00   7.1250000000   6.7325000000   1,485.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1023   1,308,800.00   7.1250000000   6.7325000000   4,499.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1024     792,000.00   7.1250000000   6.7325000000   2,722.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1025     364,700.00   7.1250000000   6.7325000000   1,253.66      360          360      2.7500000000  5.0000000000  1.0000000000
 1026     161,500.00   7.1250000000   6.7325000000     555.16      360          360      2.7500000000  5.0000000000  1.0000000000
 1027     412,250.00   7.1250000000   6.7325000000   1,417.11      360          360      2.7500000000  5.0000000000  1.0000000000
 1028     432,000.00   7.1250000000   6.7325000000   1,485.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1029     524,000.00   7.1250000000   6.7325000000   1,801.25      360          360      2.7500000000  5.0000000000  1.0000000000
 1030     333,000.00   7.1250000000   6.7325000000   1,144.69      360          360      2.7500000000  5.0000000000  1.0000000000
 1031     225,000.00   7.1250000000   6.7325000000     773.44      360          360      2.7500000000  5.0000000000  1.0000000000
 1032     259,700.00   7.7500000000   6.7575000000   1,027.98      360          360      3.3750000000  5.0000000000  1.0000000000
 1033     280,806.37   7.7500000000   6.7675000000   1,105.56      360          357      3.6250000000  5.0000000000  1.0000000000
 1034     432,000.00   7.6250000000   6.7725000000   1,665.00      360          359      3.2500000000  5.0000000000  1.0000000000
 1035     610,547.31   7.7500000000   6.8175000000   2,404.69      360          358      3.6250000000  5.0000000000  1.0000000000
 1036     233,482.25   7.7500000000   6.8175000000     921.90      360          359      3.3750000000  5.0000000000  1.0000000000
 1037     277,500.00   7.7500000000   6.8175000000   1,098.44      360          360      3.5000000000  5.0000000000  1.0000000000
 1038     298,243.75   7.6250000000   6.8425000000   1,146.61      360          359      3.1250000000  5.0000000000  1.0000000000
 1039     134,985.36   7.2500000000   6.8575000000     474.58      360          357      2.2500000000  5.0000000000  1.0000000000
 1040     518,587.79   7.2500000000   6.8575000000   1,827.50      360          358      2.7500000000  5.0000000000  1.0000000000
 1041     601,499.99   7.2500000000   6.8575000000   2,125.01      360          359      2.2500000000  5.0000000000  1.0000000000
 1042     137,342.50   7.2500000000   6.8575000000     485.21      360          359      2.2500000000  5.0000000000  1.0000000000
 1043     210,525.00   7.2500000000   6.8575000000     743.75      360          359      2.2500000000  5.0000000000  1.0000000000
 1044     472,991.79   7.2500000000   6.8575000000   1,675.21      360          359      2.2500000000  5.0000000000  1.0000000000
 1045     251,828.00   7.2500000000   6.8575000000     889.67      360          359      2.2500000000  5.0000000000  1.0000000000
 1046     304,000.00   7.2500000000   6.8575000000   1,076.67      360          360      2.2500000000  5.0000000000  1.0000000000
 1047     422,000.00   7.2500000000   6.8575000000   1,494.59      360          360      2.2500000000  5.0000000000  1.0000000000
 1048     294,732.37   7.2500000000   6.8575000000   1,030.80      360          355      2.2500000000  5.0000000000  1.0000000000
 1049     293,464.41   7.2500000000   6.8575000000   1,034.17      360          355      2.2500000000  5.0000000000  1.0000000000
 1050     102,017.08   7.2500000000   6.8575000000     358.59      360          356      2.7500000000  6.0000000000  2.0000000000
 1051     552,758.30   7.2500000000   6.8575000000   1,947.92      360          358      2.2500000000  5.0000000000  1.0000000000
 1052     552,758.30   7.2500000000   6.8575000000   1,947.92      360          358      2.2500000000  5.0000000000  1.0000000000
 1053     509,542.65   7.2500000000   6.8575000000   1,795.63      360          358      2.2500000000  5.0000000000  1.0000000000
 1054     334,469.02   7.2500000000   6.8575000000   1,178.67      360          358      2.2500000000  5.0000000000  1.0000000000
 1055     223,113.35   7.2500000000   6.8575000000     786.25      360          358      2.7500000000  5.0000000000  1.0000000000
 1056     350,875.00   7.2500000000   6.8575000000   1,239.58      360          359      2.7500000000  5.0000000000  1.0000000000
 1057   1,259,641.25   7.2500000000   6.8575000000   4,450.10      360          359      2.7500000000  5.0000000000  1.0000000000
 1058     306,765.00   7.2500000000   6.8575000000   1,083.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1059     350,875.00   7.2500000000   6.8575000000   1,239.58      360          359      2.7500000000  5.0000000000  1.0000000000
 1060     300,750.00   7.2500000000   6.8575000000   1,062.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1061     328,018.00   7.2500000000   6.8575000000   1,158.83      360          359      2.7500000000  5.0000000000  1.0000000000
 1062     267,667.50   7.2500000000   6.8575000000     945.63      360          359      2.7500000000  5.0000000000  1.0000000000
 1063     641,600.00   7.2500000000   6.8575000000   2,266.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1064     239,502.83   7.2500000000   6.8575000000     853.54      360          359      2.7500000000  5.0000000000  1.0000000000
 1065     155,236.46   7.2500000000   6.8575000000     548.96      360          359      2.7500000000  5.0000000000  1.0000000000
 1066     300,750.00   7.2500000000   6.8575000000   1,062.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1067   1,502,072.43   7.2500000000   6.8575000000   5,312.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1068     298,000.00   7.2500000000   6.8575000000   1,055.42      360          359      2.7500000000  5.0000000000  1.0000000000
 1069     142,355.00   7.2500000000   6.8575000000     502.92      360          359      2.7500000000  5.0000000000  1.0000000000
 1070     646,612.50   7.2500000000   6.8575000000   2,284.38      360          359      2.7500000000  5.0000000000  1.0000000000
 1071   1,481,660.74   7.2500000000   6.8575000000   5,245.21      360          359      2.7500000000  5.0000000000  1.0000000000
 1072     691,725.00   7.2500000000   6.8575000000   2,443.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1073     223,758.00   7.2500000000   6.8575000000     790.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1074     601,500.00   7.2500000000   6.8575000000   2,125.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1075     410,022.50   7.2500000000   6.8575000000   1,448.54      360          359      2.7500000000  5.0000000000  1.0000000000
 1076     318,400.00   7.2500000000   6.8575000000   1,127.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1077     332,830.00   7.2500000000   6.8575000000   1,175.83      360          359      2.7500000000  5.0000000000  1.0000000000
 1078     388,241.59   7.2500000000   6.8575000000   1,374.17      360          359      2.7500000000  5.0000000000  1.0000000000
 1079     432,077.50   7.2500000000   6.8575000000   1,526.46      360          359      2.7500000000  5.0000000000  1.0000000000
 1080     191,262.46   7.2500000000   6.8575000000     675.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1081     266,863.24   7.2500000000   6.8575000000     944.21      360          359      2.7500000000  5.0000000000  1.0000000000
 1082     216,000.00   7.2500000000   6.8575000000     765.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1083     173,000.00   7.2500000000   6.8575000000     612.71      360          360      2.7500000000  5.0000000000  1.0000000000
 1084     284,000.00   7.2500000000   6.8575000000   1,005.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1085     520,000.00   7.2500000000   6.8575000000   1,841.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1086     922,500.00   7.2500000000   6.8575000000   3,267.19      360          360      2.7500000000  5.0000000000  1.0000000000
 1087     509,000.00   7.2500000000   6.8575000000   1,802.71      360          360      2.7500000000  5.0000000000  1.0000000000
 1088     240,000.00   7.2500000000   6.8575000000     850.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1089     256,000.00   7.2500000000   6.8575000000     906.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1090     320,000.00   7.2500000000   6.8575000000   1,133.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1091     660,000.00   7.2500000000   6.8575000000   2,337.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1092     472,000.00   7.2500000000   6.8575000000   1,671.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1093     516,000.00   7.2500000000   6.8575000000   1,827.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1094     320,000.00   7.2500000000   6.8575000000   1,133.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1095     524,000.00   7.2500000000   6.8575000000   1,855.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1096     247,500.00   7.2500000000   6.8575000000     876.56      360          360      2.7500000000  5.0000000000  1.0000000000
 1097     335,837.50   7.8750000000   6.9225000000   1,360.94      360          359      3.3750000000  5.0000000000  1.0000000000
 1098     448,200.00   8.0000000000   6.9375000000   1,867.50      360          360      3.6250000000  5.0000000000  1.0000000000
 1099     581,951.25   7.8750000000   6.9425000000   2,358.28      360          357      3.6250000000  5.0000000000  1.0000000000
 1100     527,816.25   7.8750000000   6.9425000000   2,138.91      360          359      3.6250000000  5.0000000000  1.0000000000
 1101     243,000.00   7.8750000000   6.9425000000     987.19      360          360      3.6250000000  5.0000000000  1.0000000000
 1102     416,000.00   7.7500000000   6.9775000000   1,646.67      360          360      3.3750000000  5.0000000000  1.0000000000
 1103     609,061.66   7.3750000000   6.9825000000   2,203.91      360          357      2.2500000000  5.0000000000  1.0000000000
 1104     271,755.99   7.3750000000   6.9825000000     985.83      360          358      2.2500000000  5.0000000000  1.0000000000
 1105     297,742.50   7.3750000000   6.9825000000   1,082.81      360          359      2.2500000000  5.0000000000  1.0000000000
 1106     543,856.24   7.3750000000   6.9825000000   1,977.87      360          359      2.2500000000  5.0000000000  1.0000000000
 1107     409,020.00   7.3750000000   6.9825000000   1,487.50      360          359      2.2500000000  5.0000000000  1.0000000000
 1108     270,674.99   7.3750000000   6.9825000000     984.38      360          359      2.2500000000  5.0000000000  1.0000000000
 1109   1,503,750.00   7.3750000000   6.9825000000   5,468.75      360          359      2.2500000000  5.0000000000  1.0000000000
 1110     417,040.00   7.3750000000   6.9825000000   1,516.67      360          359      2.2500000000  5.0000000000  1.0000000000
 1111     651,224.00   7.3750000000   6.9825000000   2,368.33      360          359      2.2500000000  5.0000000000  1.0000000000
 1112     474,784.00   7.3750000000   6.9825000000   1,726.67      360          359      2.2500000000  5.0000000000  1.0000000000
 1113     104,000.00   7.3750000000   6.9825000000     379.17      360          360      2.2500000000  5.0000000000  1.0000000000
 1114     470,000.00   7.3750000000   6.9825000000   1,713.55      360          360      2.2500000000  5.0000000000  1.0000000000
 1115     142,573.92   7.3750000000   6.9825000000     514.79      360          355      2.2500000000  5.0000000000  1.0000000000
 1116     785,169.20   7.3750000000   6.9825000000   2,826.83      360          355      2.2500000000  5.0000000000  1.0000000000
 1117     324,049.45   7.3750000000   6.9825000000   1,166.67      360          355      2.2500000000  5.0000000000  1.0000000000
 1118     286,866.28   7.3750000000   6.9825000000   1,035.42      360          356      2.2500000000  5.0000000000  1.0000000000
 1119     279,594.06   7.3750000000   6.9825000000   1,011.72      360          357      2.2500000000  5.0000000000  1.0000000000
 1120     906,791.57   7.3750000000   6.9825000000   3,281.25      360          357      2.2500000000  5.0000000000  1.0000000000
 1121     327,452.50   7.3750000000   6.9825000000   1,184.90      360          357      2.2500000000  5.0000000000  1.0000000000
 1122     314,050.79   7.3750000000   6.9825000000   1,137.50      360          357      2.2500000000  5.0000000000  1.0000000000
 1123     116,581.78   7.3750000000   6.9825000000     422.92      360          358      2.2500000000  5.0000000000  1.0000000000
 1124     135,770.08   7.3750000000   6.9825000000     492.55      360          358      2.2500000000  5.0000000000  1.0000000000
 1125     291,454.46   7.3750000000   6.9825000000   1,057.29      360          358      2.2500000000  5.0000000000  1.0000000000
 1126     211,053.21   7.3750000000   6.9825000000     765.63      360          358      2.7500000000  5.0000000000  1.0000000000
 1127     309,544.73   7.3750000000   6.9825000000   1,122.92      360          358      2.7500000000  5.0000000000  1.0000000000
 1128     366,629.60   7.3750000000   6.9825000000   1,330.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1129     170,425.00   7.3750000000   6.9825000000     619.79      360          359      2.7500000000  5.0000000000  1.0000000000
 1130     183,658.00   7.3750000000   6.9825000000     667.92      360          359      2.7500000000  5.0000000000  1.0000000000
 1131     164,341.57   7.3750000000   6.9825000000     597.92      360          359      2.7500000000  5.0000000000  1.0000000000
 1132     437,090.00   7.3750000000   6.9825000000   1,589.58      360          359      2.2500000000  5.0000000000  1.0000000000
 1133     459,823.85   7.3750000000   6.9825000000   1,673.44      360          359      2.7500000000  5.0000000000  1.0000000000
 1134     254,735.25   7.3750000000   6.9825000000     926.41      360          359      2.7500000000  5.0000000000  1.0000000000
 1135     551,375.00   7.3750000000   6.9825000000   2,005.21      360          359      2.7500000000  5.0000000000  1.0000000000
 1136     265,662.50   7.3750000000   6.9825000000     966.15      360          359      2.7500000000  5.0000000000  1.0000000000
 1137     541,350.00   7.3750000000   6.9825000000   1,968.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1138     375,937.50   7.3750000000   6.9825000000   1,367.19      360          359      2.2500000000  5.0000000000  1.0000000000
 1139     373,932.50   7.3750000000   6.9825000000   1,359.90      360          359      2.7500000000  5.0000000000  1.0000000000
 1140     280,700.00   7.3750000000   6.9825000000   1,020.83      360          359      2.7500000000  5.0000000000  1.0000000000
 1141     401,000.00   7.3750000000   6.9825000000   1,458.33      360          359      2.7500000000  5.0000000000  1.0000000000
 1142     163,575.57   7.3750000000   6.9825000000     595.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1143     404,709.25   7.3750000000   6.9825000000   1,471.82      360          359      2.7500000000  5.0000000000  1.0000000000
 1144     441,100.00   7.3750000000   6.9825000000   1,604.17      360          359      2.7500000000  5.0000000000  1.0000000000
 1145     304,760.00   7.3750000000   6.9825000000   1,108.33      360          359      2.7500000000  5.0000000000  1.0000000000
 1146     441,100.00   7.3750000000   6.9825000000   1,604.17      360          359      2.7500000000  5.0000000000  1.0000000000
 1147     650,000.00   7.3750000000   6.9825000000   2,369.79      360          360      2.7500000000  5.0000000000  1.0000000000
 1148     313,000.00   7.3750000000   6.9825000000   1,141.15      360          360      2.7500000000  5.0000000000  1.0000000000
 1149     620,000.00   7.3750000000   6.9825000000   2,260.42      360          360      2.7500000000  5.0000000000  1.0000000000
 1150     641,000.00   7.3750000000   6.9825000000   2,336.98      360          360      2.7500000000  5.0000000000  1.0000000000
 1151     608,000.00   7.3750000000   6.9825000000   2,216.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1152     805,500.00   7.3750000000   6.9825000000   2,936.72      360          360      2.7500000000  5.0000000000  1.0000000000
 1153     352,000.00   7.3750000000   6.9825000000   1,283.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1154     424,000.00   7.3750000000   6.9825000000   1,545.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1155     338,000.00   7.3750000000   6.9825000000   1,232.29      360          360      2.7500000000  5.0000000000  1.0000000000
 1156     520,000.00   7.3750000000   6.9825000000   1,895.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1157     428,000.00   7.3750000000   6.9825000000   1,560.42      360          360      2.7500000000  5.0000000000  1.0000000000
 1158     468,000.00   7.3750000000   6.9825000000   1,706.25      360          360      2.7500000000  5.0000000000  1.0000000000
 1159     319,000.00   7.3750000000   6.9825000000   1,163.02      360          360      2.7500000000  5.0000000000  1.0000000000
 1160     343,716.23   8.7500000000   7.0075000000   1,638.75      360          358      3.7500000000  5.0000000000  1.0000000000
 1161     439,375.75   8.0000000000   7.0375000000   1,826.25      360          359      3.8750000000  5.0000000000  1.0000000000
 1162     133,466.08   7.5000000000   7.1075000000     498.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1163      67,150.13   7.5000000000   7.1075000000     252.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1164     496,237.50   7.5000000000   7.1075000000   1,856.25      360          357      2.2500000000  5.0000000000  1.0000000000
 1165     161,807.52   7.5000000000   7.1075000000     603.75      360          358      2.2500000000  5.0000000000  1.0000000000
 1166     331,655.16   7.5000000000   7.1075000000   1,237.50      360          358      2.2500000000  5.0000000000  1.0000000000
 1167     413,563.92   7.5000000000   7.1075000000   1,543.13      360          358      2.2500000000  5.0000000000  1.0000000000
 1168     333,665.17   7.5000000000   7.1075000000   1,245.01      360          358      2.2500000000  5.0000000000  1.0000000000
 1169     315,787.49   7.5000000000   7.1075000000   1,181.26      360          359      2.2500000000  5.0000000000  1.0000000000
 1170     293,231.25   7.5000000000   7.1075000000   1,096.88      360          359      2.2500000000  5.0000000000  1.0000000000
 1171     110,876.49   7.5000000000   7.1075000000     414.76      360          359      2.2500000000  5.0000000000  1.0000000000
 1172     541,349.99   7.5000000000   7.1075000000   2,025.01      360          359      2.2500000000  5.0000000000  1.0000000000
 1173     453,129.99   7.5000000000   7.1075000000   1,695.01      360          359      2.2500000000  5.0000000000  1.0000000000
 1174     380,949.99   7.5000000000   7.1075000000   1,425.01      360          359      2.2500000000  5.0000000000  1.0000000000
 1175     105,000.00   7.5000000000   7.1075000000     393.76      360          360      2.2500000000  5.0000000000  1.0000000000
 1176     268,000.00   7.5000000000   7.1075000000   1,005.01      360          360      2.2500000000  5.0000000000  1.0000000000
 1177     373,606.98   7.5000000000   7.1075000000   1,380.00      360          354      2.7500000000  5.0000000000  1.0000000000
 1178     205,077.74   7.5000000000   7.1075000000     757.50      360          354      2.2500000000  5.0000000000  1.0000000000
 1179     263,290.87   7.5000000000   7.1075000000     975.00      360          355      2.2500000000  5.0000000000  1.0000000000
 1180     392,000.00   7.5000000000   7.1075000000   1,470.00      360          356      2.2500000000  5.0000000000  1.0000000000
 1181     434,920.52   7.5000000000   7.1075000000   1,622.81      360          358      2.2500000000  5.0000000000  1.0000000000
 1182     614,106.49   7.5000000000   7.1075000000   2,292.19      360          358      2.7500000000  5.0000000000  1.0000000000
 1183     462,206.68   7.5000000000   7.1075000000   1,724.63      360          358      2.7500000000  5.0000000000  1.0000000000
 1184     336,740.00   7.5000000000   7.1075000000   1,260.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1185     272,629.88   7.5000000000   7.1075000000   1,019.81      360          359      2.7500000000  5.0000000000  1.0000000000
 1186     142,756.00   7.5000000000   7.1075000000     534.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1187     503,255.00   7.5000000000   7.1075000000   1,882.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1188     173,432.50   7.5000000000   7.1075000000     648.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1189     432,077.50   7.5000000000   7.1075000000   1,616.25      360          359      2.7500000000  5.0000000000  1.0000000000
 1190     167,889.17   7.5000000000   7.1075000000     628.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1191     335,000.00   7.5000000000   7.1075000000   1,256.25      360          359      2.7500000000  5.0000000000  1.0000000000
 1192     348,725.00   7.5000000000   7.1075000000   1,305.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1193     626,562.50   7.5000000000   7.1075000000   2,343.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1194     352,880.00   7.5000000000   7.1075000000   1,320.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1195     304,760.00   7.5000000000   7.1075000000   1,140.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1196     408,218.00   7.5000000000   7.1075000000   1,527.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1197     401,000.00   7.5000000000   7.1075000000   1,500.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1198     401,000.00   7.5000000000   7.1075000000   1,500.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1199     665,660.00   7.5000000000   7.1075000000   2,490.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1200     617,540.00   7.5000000000   7.1075000000   2,310.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1201     570,422.50   7.5000000000   7.1075000000   2,133.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1202     133,232.25   7.5000000000   7.1075000000     498.38      360          359      2.7500000000  5.0000000000  1.0000000000
 1203     160,000.00   7.5000000000   7.1075000000     600.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1204     270,000.00   7.5000000000   7.1075000000   1,012.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1205     239,000.00   7.5000000000   7.1075000000     896.25      360          360      2.7500000000  5.0000000000  1.0000000000
 1206     189,000.00   7.5000000000   7.1075000000     708.75      360          360      2.7500000000  5.0000000000  1.0000000000
 1207     216,000.00   7.5000000000   7.1075000000     810.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1208     252,000.00   7.5000000000   7.1075000000     945.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1209     348,000.00   7.5000000000   7.1075000000   1,305.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1210     285,000.00   7.5000000000   7.1075000000   1,068.75      360          360      2.7500000000  5.0000000000  1.0000000000
 1211     740,000.00   7.5000000000   7.1075000000   2,775.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1212     650,000.00   7.5000000000   7.1075000000   2,437.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1213     332,000.00   7.5000000000   7.1075000000   1,245.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1214     260,000.00   7.5000000000   7.1075000000     975.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1215     500,000.00   7.5000000000   7.1075000000   1,875.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1216     124,000.00   7.5000000000   7.1075000000     465.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1217     199,900.00   7.5000000000   7.1075000000     749.63      360          360      2.7500000000  5.0000000000  1.0000000000
 1218     480,000.00   7.5000000000   7.1075000000   1,800.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1219     101,600.00   7.5000000000   7.1075000000     381.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1220     304,000.00   7.5000000000   7.1075000000   1,140.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1221     396,000.00   7.5000000000   7.1075000000   1,485.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1222     281,700.00   7.5000000000   7.1075000000   1,056.38      360          360      2.7500000000  5.0000000000  1.0000000000
 1223     175,036.50   8.0000000000   7.1175000000     727.50      360          359      3.5000000000  5.0000000000  1.0000000000
 1224     310,500.00   8.8750000000   7.1925000000   1,520.16      360          360      4.0000000000  5.0000000000  1.0000000000
 1225     488,886.32   7.6250000000   7.2325000000   1,865.42      360          356      2.2500000000  5.0000000000  1.0000000000
 1226     201,185.69   7.6250000000   7.2325000000     770.83      360          357      2.2500000000  5.0000000000  1.0000000000
 1227     503,773.89   7.6250000000   7.2325000000   1,927.08      360          357      2.2500000000  5.0000000000  1.0000000000
 1228     116,069.50   7.6250000000   7.2325000000     444.00      360          357      2.2500000000  5.0000000000  1.0000000000
 1229     257,932.22   7.6250000000   7.2325000000     986.67      360          357      2.2500000000  5.0000000000  1.0000000000
 1230      74,572.18   7.6250000000   7.2325000000     285.98      360          358      2.2500000000  5.0000000000  1.0000000000
 1231     402,006.35   7.6250000000   7.2325000000   1,541.67      360          358      2.2500000000  5.0000000000  1.0000000000
 1232     426,076.41   7.6250000000   7.2325000000   1,634.17      360          358      2.2500000000  5.0000000000  1.0000000000
 1233     232,580.00   7.6250000000   7.2325000000     894.17      360          358      2.2500000000  5.0000000000  1.0000000000
 1234     482,202.49   7.6250000000   7.2325000000   1,853.86      360          359      2.2500000000  5.0000000000  1.0000000000
 1235     198,494.99   7.6250000000   7.2325000000     763.13      360          359      2.2500000000  5.0000000000  1.0000000000
 1236      76,190.00   7.6250000000   7.2325000000     292.92      360          359      2.2500000000  5.0000000000  1.0000000000
 1237     365,912.49   7.6250000000   7.2325000000   1,406.78      360          359      2.2500000000  5.0000000000  1.0000000000
 1238     351,877.49   7.6250000000   7.2325000000   1,352.82      360          359      2.2500000000  5.0000000000  1.0000000000
 1239     328,000.00   7.6250000000   7.2325000000   1,264.17      360          360      2.2500000000  5.0000000000  1.0000000000
 1240     416,000.00   7.6250000000   7.2325000000   1,603.34      360          360      2.2500000000  5.0000000000  1.0000000000
 1241     423,918.59   7.6250000000   7.2325000000   1,601.12      360          352      2.2500000000  5.0000000000  1.0000000000
 1242     198,460.84   7.6250000000   7.2325000000     755.42      360          355      2.2500000000  5.0000000000  1.0000000000
 1243     465,823.53   7.6250000000   7.2325000000   1,772.92      360          355      2.2500000000  5.0000000000  1.0000000000
 1244     723,822.30   7.6250000000   7.2325000000   2,768.84      360          357      2.7500000000  5.0000000000  1.0000000000
 1245     215,537.50   7.6250000000   7.2325000000     828.65      360          359      2.7500000000  5.0000000000  1.0000000000
 1246     280,700.00   7.6250000000   7.2325000000   1,079.17      360          359      2.7500000000  5.0000000000  1.0000000000
 1247     521,600.00   7.6250000000   7.2325000000   2,010.33      360          359      2.7500000000  5.0000000000  1.0000000000
 1248     390,975.00   7.6250000000   7.2325000000   1,503.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1249     183,156.75   7.6250000000   7.2325000000     704.16      360          359      2.7500000000  5.0000000000  1.0000000000
 1250     328,319.00   7.6250000000   7.2325000000   1,262.63      360          359      2.7500000000  5.0000000000  1.0000000000
 1251     132,330.00   7.6250000000   7.2325000000     508.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1252     268,138.64   7.6250000000   7.2325000000   1,030.99      360          359      2.7500000000  5.0000000000  1.0000000000
 1253     220,550.00   7.6250000000   7.2325000000     847.92      360          359      2.7500000000  5.0000000000  1.0000000000
 1254     448,318.00   7.6250000000   7.2325000000   1,723.58      360          359      2.7500000000  5.0000000000  1.0000000000
 1255     830,872.00   7.6250000000   7.2325000000   3,194.34      360          359      2.7500000000  5.0000000000  1.0000000000
 1256     393,982.50   7.6250000000   7.2325000000   1,514.69      360          359      2.7500000000  5.0000000000  1.0000000000
 1257     212,527.08   7.6250000000   7.2325000000     817.08      360          359      2.7500000000  5.0000000000  1.0000000000
 1258     351,745.24   7.6250000000   7.2325000000   1,356.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1259     428,219.58   7.6250000000   7.2325000000   1,649.58      360          359      2.7500000000  5.0000000000  1.0000000000
 1260     170,000.00   7.6250000000   7.2325000000     655.21      360          360      2.7500000000  5.0000000000  1.0000000000
 1261   1,375,200.00   7.6250000000   7.2325000000   5,300.25      360          360      2.7500000000  5.0000000000  1.0000000000
 1262     456,000.00   7.6250000000   7.2325000000   1,757.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1263     368,000.00   7.6250000000   7.2325000000   1,418.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1264     296,000.00   7.6250000000   7.2325000000   1,140.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1265     284,500.00   7.6250000000   7.2325000000   1,096.51      360          360      2.7500000000  5.0000000000  1.0000000000
 1266     201,600.00   7.6250000000   7.2325000000     777.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1267     184,000.00   7.6250000000   7.2325000000     709.17      360          360      2.7500000000  5.0000000000  1.0000000000
 1268     476,000.00   7.6250000000   7.2325000000   1,834.58      360          360      2.7500000000  5.0000000000  1.0000000000
 1269     628,000.00   7.6250000000   7.2325000000   2,420.42      360          360      2.7500000000  5.0000000000  1.0000000000
 1270     336,000.00   7.6250000000   7.2325000000   1,295.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1271     337,500.00   7.6250000000   7.2325000000   1,300.78      360          360      2.7500000000  5.0000000000  1.0000000000
 1272     433,080.00   8.6250000000   7.2625000000   2,025.00      360          359      3.8750000000  5.0000000000  1.0000000000
 1273     171,427.50   8.3750000000   7.3125000000     765.94      360          359      3.8750000000  5.0000000000  1.0000000000
 1274     284,208.75   8.6250000000   7.3325000000   1,328.91      360          359      3.6250000000  5.0000000000  1.0000000000
 1275      99,247.50   8.5000000000   7.3475000000     453.75      360          359      3.8750000000  5.0000000000  1.0000000000
 1276     271,800.00   8.3750000000   7.3525000000   1,217.44      360          360      3.6250000000  5.0000000000  1.0000000000
 1277     741,555.74   7.7500000000   7.3575000000   2,913.33      360          357      2.2500000000  5.0000000000  1.0000000000
 1278     413,094.90   7.7500000000   7.3575000000   1,622.92      360          357      2.2500000000  5.0000000000  1.0000000000
 1279     270,023.02   7.7500000000   7.3575000000   1,060.83      360          357      2.2500000000  5.0000000000  1.0000000000
 1280     351,755.65   7.7500000000   7.3575000000   1,385.42      360          358      2.2500000000  5.0000000000  1.0000000000
 1281     347,735.59   7.7500000000   7.3575000000   1,369.58      360          358      2.2500000000  5.0000000000  1.0000000000
 1282     783,912.59   7.7500000000   7.3575000000   3,087.50      360          358      2.2500000000  5.0000000000  1.0000000000
 1283     280,699.99   7.7500000000   7.3575000000   1,108.34      360          359      2.2500000000  5.0000000000  1.0000000000
 1284     401,767.01   7.7500000000   7.3575000000   1,601.15      360          359      2.2500000000  5.0000000000  1.0000000000
 1285     218,545.00   7.7500000000   7.3575000000     862.92      360          359      2.2500000000  5.0000000000  1.0000000000
 1286     343,356.25   7.7500000000   7.3575000000   1,355.73      360          359      2.2500000000  5.0000000000  1.0000000000
 1287     411,025.00   7.7500000000   7.3575000000   1,622.92      360          359      2.2500000000  5.0000000000  1.0000000000
 1288     464,559.74   7.7500000000   7.3575000000   1,836.28      360          359      2.2500000000  5.0000000000  1.0000000000
 1289     370,924.99   7.7500000000   7.3575000000   1,464.59      360          359      2.2500000000  5.0000000000  1.0000000000
 1290     299,898.29   7.7500000000   7.3575000000   1,187.50      360          360      2.2500000000  5.0000000000  1.0000000000
 1291     214,779.07   7.7500000000   7.3575000000     839.44      360          354      2.2500000000  5.0000000000  1.0000000000
 1292     157,891.85   7.7500000000   7.3575000000     617.18      360          355      2.2500000000  5.0000000000  1.0000000000
 1293     442,736.06   7.7500000000   7.3575000000   1,730.58      360          355      2.2500000000  5.0000000000  1.0000000000
 1294     443,321.35   7.7500000000   7.3575000000   1,741.67      360          357      2.2500000000  5.0000000000  1.0000000000
 1295      64,246.76   7.7500000000   7.3575000000     253.33      360          357      2.7500000000  5.0000000000  1.0000000000
 1296     176,958.86   7.7500000000   7.3575000000     700.63      360          358      2.2500000000  5.0000000000  1.0000000000
 1297     458,062.78   7.7500000000   7.3575000000   1,805.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1298     180,900.41   7.7500000000   7.3575000000     712.50      360          358      2.7500000000  5.0000000000  1.0000000000
 1299     207,435.33   7.7500000000   7.3575000000     817.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1300     627,079.83   7.7500000000   7.3575000000   2,469.80      360          358      2.7500000000  5.0000000000  1.0000000000
 1301     364,659.38   7.7500000000   7.3575000000   1,439.84      360          359      2.7500000000  5.0000000000  1.0000000000
 1302     240,600.00   7.7500000000   7.3575000000     950.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1303     104,059.50   7.7500000000   7.3575000000     410.87      360          359      2.2500000000  5.0000000000  1.0000000000
 1304     170,500.00   7.7500000000   7.3575000000     674.90      360          359      2.7500000000  5.0000000000  1.0000000000
 1305     947,362.49   7.7500000000   7.3575000000   3,740.63      360          359      2.7500000000  5.0000000000  1.0000000000
 1306     252,630.00   7.7500000000   7.3575000000     997.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1307     440,750.00   7.7500000000   7.3575000000   1,741.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1308     172,430.00   7.7500000000   7.3575000000     680.83      360          359      2.7500000000  5.0000000000  1.0000000000
 1309     144,360.00   7.7500000000   7.3575000000     570.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1310     441,074.97   7.7500000000   7.3575000000   1,741.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1311     132,330.00   7.7500000000   7.3575000000     522.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1312   1,189,155.75   7.7500000000   7.3575000000   4,710.42      360          359      2.7500000000  5.0000000000  1.0000000000
 1313     319,774.15   7.7500000000   7.3575000000   1,266.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1314     612,000.00   7.7500000000   7.3575000000   2,422.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1315     375,000.00   7.7500000000   7.3575000000   1,484.38      360          360      2.7500000000  5.0000000000  1.0000000000
 1316     512,800.00   7.7500000000   7.3575000000   2,029.83      360          360      2.7500000000  5.0000000000  1.0000000000
 1317     272,000.00   7.7500000000   7.3575000000   1,076.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1318     400,000.00   7.7500000000   7.3575000000   1,583.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1319     118,300.00   7.7500000000   7.3575000000     468.27      360          360      2.7500000000  5.0000000000  1.0000000000
 1320     703,950.00   7.7500000000   7.3575000000   2,786.47      360          360      2.7500000000  5.0000000000  1.0000000000
 1321      80,000.00   7.7500000000   7.3575000000     316.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1322   1,059,900.00   7.7500000000   7.3575000000   4,195.44      360          360      2.7500000000  5.0000000000  1.0000000000
 1323     190,850.00   7.7500000000   7.3575000000     755.45      360          360      2.7500000000  5.0000000000  1.0000000000
 1324     313,500.00   7.7500000000   7.3575000000   1,240.94      360          360      2.7500000000  5.0000000000  1.0000000000
 1325     200,000.00   7.7500000000   7.3575000000     791.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1326     350,400.00   7.7500000000   7.3575000000   1,387.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1327     344,000.00   7.7500000000   7.3575000000   1,361.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1328     312,000.00   7.7500000000   7.3575000000   1,235.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1329     500,000.00   7.7500000000   7.3575000000   1,979.17      480          480      2.7500000000  5.0000000000  1.0000000000
 1330     404,550.00   8.6250000000   7.4725000000   1,896.33      360          360      3.8750000000  5.0000000000  1.0000000000
 1331     365,600.00   7.8750000000   7.4825000000   1,485.25      480          480      2.7500000000  5.0000000000  1.0000000000
 1332     376,711.43   7.8750000000   7.4825000000   1,511.25      360          355      2.2500000000  5.0000000000  1.0000000000
 1333     429,167.78   7.8750000000   7.4825000000   1,726.56      360          356      2.2500000000  5.0000000000  1.0000000000
 1334     269,988.97   7.8750000000   7.4825000000   1,088.61      360          357      2.2500000000  5.0000000000  1.0000000000
 1335     270,023.22   7.8750000000   7.4825000000   1,088.75      360          357      2.2500000000  5.0000000000  1.0000000000
 1336     469,895.46   7.8750000000   7.4825000000   1,894.75      360          357      2.7500000000  5.0000000000  1.0000000000
 1337     286,329.17   7.8750000000   7.4825000000   1,157.41      360          358      2.2500000000  5.0000000000  1.0000000000
 1338     332,600.02   7.8750000000   7.4825000000   1,348.75      360          358      2.2500000000  5.0000000000  1.0000000000
 1339     300,749.99   7.8750000000   7.4825000000   1,218.76      360          359      2.2500000000  5.0000000000  1.0000000000
 1340     607,515.00   7.8750000000   7.4825000000   2,461.88      360          359      2.2500000000  5.0000000000  1.0000000000
 1341     962,399.99   7.8750000000   7.4825000000   3,900.01      360          359      2.2500000000  5.0000000000  1.0000000000
 1342     417,040.00   7.8750000000   7.4825000000   1,690.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1343     236,589.99   7.8750000000   7.4825000000     958.76      360          359      2.2500000000  5.0000000000  1.0000000000
 1344     385,711.87   7.8750000000   7.4825000000   1,563.05      360          359      2.2500000000  5.0000000000  1.0000000000
 1345     500,000.00   7.8750000000   7.4825000000   2,031.25      360          360      2.2500000000  5.0000000000  1.0000000000
 1346     320,000.00   7.8750000000   7.4825000000   1,300.01      360          360      2.2500000000  5.0000000000  1.0000000000
 1347     133,500.00   7.8750000000   7.4825000000     542.35      360          360      2.2500000000  5.0000000000  1.0000000000
 1348     432,386.21   7.8750000000   7.4825000000   1,738.75      360          355      2.2500000000  5.0000000000  1.0000000000
 1349     196,982.60   7.8750000000   7.4825000000     796.25      360          358      2.2500000000  5.0000000000  1.0000000000
 1350     397,986.50   7.8750000000   7.4825000000   1,608.75      360          358      2.7500000000  5.0000000000  1.0000000000
 1351     249,244.07   7.8750000000   7.4825000000   1,007.50      360          358      2.7500000000  5.0000000000  1.0000000000
 1352     608,789.98   7.8750000000   7.4825000000   2,465.94      360          358      2.7500000000  5.0000000000  1.0000000000
 1353     545,360.00   7.8750000000   7.4825000000   2,210.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1354     553,380.00   7.8750000000   7.4825000000   2,242.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1355     360,900.00   7.8750000000   7.4825000000   1,462.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1356     200,500.00   7.8750000000   7.4825000000     812.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1357      79,197.50   7.8750000000   7.4825000000     320.94      360          359      2.7500000000  5.0000000000  1.0000000000
 1358     242,605.00   7.8750000000   7.4825000000     983.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1359     322,505.00   7.8750000000   7.4825000000   1,308.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1360     390,975.00   7.8750000000   7.4825000000   1,584.38      360          359      2.7500000000  5.0000000000  1.0000000000
 1361     364,910.00   7.8750000000   7.4825000000   1,478.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1362     741,850.00   7.8750000000   7.4825000000   3,006.25      360          359      2.7500000000  5.0000000000  1.0000000000
 1363     344,860.00   7.8750000000   7.4825000000   1,397.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1364     320,800.00   7.8750000000   7.4825000000   1,300.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1365     226,113.87   7.8750000000   7.4825000000     916.30      360          359      2.7500000000  5.0000000000  1.0000000000
 1366     288,720.00   7.8750000000   7.4825000000   1,170.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1367      89,022.00   7.8750000000   7.4825000000     360.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1368     184,460.00   7.8750000000   7.4825000000     747.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1369     205,512.50   7.8750000000   7.4825000000     832.81      360          359      2.7500000000  5.0000000000  1.0000000000
 1370     449,120.00   7.8750000000   7.4825000000   1,820.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1371     199,958.23   7.8750000000   7.4825000000     810.47      360          359      2.7500000000  5.0000000000  1.0000000000
 1372     350,000.00   7.8750000000   7.4825000000   1,421.88      360          360      2.7500000000  5.0000000000  1.0000000000
 1373     115,000.00   7.8750000000   7.4825000000     467.19      360          360      2.7500000000  5.0000000000  1.0000000000
 1374     520,000.00   7.8750000000   7.4825000000   2,112.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1375   1,725,000.00   7.8750000000   7.4825000000   7,007.81      360          360      2.7500000000  5.0000000000  1.0000000000
 1376     520,000.00   7.8750000000   7.4825000000   2,112.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1377     380,000.00   7.8750000000   7.4825000000   1,543.75      360          360      2.7500000000  5.0000000000  1.0000000000
 1378     256,000.00   7.8750000000   7.4825000000   1,040.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1379     360,000.00   7.8750000000   7.4825000000   1,462.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1380     650,000.00   7.8750000000   7.4825000000   2,640.63      360          360      2.7500000000  5.0000000000  1.0000000000
 1381     314,700.00   7.8750000000   7.4825000000   1,278.47      360          360      2.7500000000  5.0000000000  1.0000000000
 1382     249,000.00   8.2500000000   7.4975000000   1,089.38      360          360      3.2500000000  5.0000000000  1.0000000000
 1383     264,000.00   8.0000000000   7.6075000000   1,100.00      480          480      2.7500000000  5.0000000000  1.0000000000
 1384     217,083.60   8.0000000000   7.6075000000     900.00      360          358      2.2500000000  5.0000000000  1.0000000000
 1385      68,671.25   8.0000000000   7.6075000000     285.42      360          359      2.2500000000  5.0000000000  1.0000000000
 1386     336,840.00   8.0000000000   7.6075000000   1,400.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1387     230,575.00   8.0000000000   7.6075000000     958.33      360          359      2.2500000000  5.0000000000  1.0000000000
 1388     240,600.00   8.0000000000   7.6075000000   1,000.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1389     368,000.00   8.0000000000   7.6075000000   1,533.34      360          360      2.2500000000  5.0000000000  1.0000000000
 1390     160,000.00   8.0000000000   7.6075000000     666.67      360          360      2.2500000000  5.0000000000  1.0000000000
 1391     308,000.00   8.0000000000   7.6075000000   1,283.34      360          360      2.2500000000  5.0000000000  1.0000000000
 1392     351,346.79   8.0000000000   7.6075000000   1,410.50      360          352      2.7500000000  5.0000000000  1.0000000000
 1393     276,148.68   8.0000000000   7.6075000000   1,133.33      360          354      2.2500000000  5.0000000000  1.0000000000
 1394     235,766.73   8.0000000000   7.6075000000     975.00      360          357      2.2500000000  5.0000000000  1.0000000000
 1395     403,020.03   8.0000000000   7.6075000000   1,666.67      360          357      2.2500000000  5.0000000000  1.0000000000
 1396     407,634.76   8.0000000000   7.6075000000   1,690.00      360          358      2.7500000000  5.0000000000  1.0000000000
 1397     535,438.18   8.0000000000   7.6075000000   2,220.83      360          358      2.7500000000  5.0000000000  1.0000000000
 1398      76,190.00   8.0000000000   7.6075000000     316.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1399     228,570.00   8.0000000000   7.6075000000     950.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1400     191,692.69   8.0000000000   7.6075000000     796.88      360          359      2.7500000000  5.0000000000  1.0000000000
 1401     204,510.00   8.0000000000   7.6075000000     850.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1402     208,520.00   8.0000000000   7.6075000000     866.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1403     348,870.00   8.0000000000   7.6075000000   1,450.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1404     242,204.00   8.0000000000   7.6075000000   1,006.67      360          359      2.7500000000  5.0000000000  1.0000000000
 1405     520,297.50   8.0000000000   7.6075000000   2,162.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1406     745,809.88   8.0000000000   7.6075000000   3,099.79      360          359      2.7500000000  5.0000000000  1.0000000000
 1407     272,680.00   8.0000000000   7.6075000000   1,133.33      360          359      2.7500000000  5.0000000000  1.0000000000
 1408     277,500.00   8.0000000000   7.6075000000   1,156.25      360          360      2.7500000000  5.0000000000  1.0000000000
 1409     248,000.00   8.0000000000   7.6075000000   1,033.33      360          360      2.7500000000  5.0000000000  1.0000000000
 1410     345,100.00   8.0000000000   7.6075000000   1,437.92      360          360      2.7500000000  5.0000000000  1.0000000000
 1411     511,000.00   8.0000000000   7.6075000000   2,129.17      360          360      2.7500000000  5.0000000000  1.0000000000
 1412     576,000.00   8.0000000000   7.6075000000   2,400.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1413     506,765.00   8.8750000000   7.7225000000   2,477.29      360          359      3.8750000000  5.0000000000  1.0000000000
 1414     288,720.00   8.1250000000   7.7325000000   1,230.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1415     296,740.00   8.1250000000   7.7325000000   1,264.17      360          359      2.2500000000  5.0000000000  1.0000000000
 1416     288,720.00   8.1250000000   7.7325000000   1,230.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1417     220,550.00   8.1250000000   7.7325000000     939.58      360          359      2.2500000000  5.0000000000  1.0000000000
 1418     424,000.00   8.1250000000   7.7325000000   1,810.84      360          360      2.2500000000  5.0000000000  1.0000000000
 1419     507,628.09   8.1250000000   7.7325000000   2,135.42      360          354      2.2500000000  5.0000000000  1.0000000000
 1420     591,899.82   8.1250000000   7.7325000000   2,524.06      360          358      2.2500000000  5.0000000000  1.0000000000
 1421     305,762.50   8.1250000000   7.7325000000   1,302.60      360          359      2.7500000000  5.0000000000  1.0000000000
 1422     594,282.00   8.1250000000   7.7325000000   2,531.76      360          359      2.7500000000  5.0000000000  1.0000000000
 1423     300,750.00   8.1250000000   7.7325000000   1,281.25      360          359      2.7500000000  5.0000000000  1.0000000000
 1424     319,000.00   8.1250000000   7.7325000000   1,362.40      360          360      2.7500000000  5.0000000000  1.0000000000
 1425     480,000.00   8.1250000000   7.7325000000   2,050.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1426     296,250.00   8.1250000000   7.7325000000   1,265.23      360          360      2.7500000000  5.0000000000  1.0000000000
 1427     975,000.00   8.1250000000   7.7325000000   4,164.06      360          360      2.7500000000  5.0000000000  1.0000000000
 1428     270,000.00   8.1250000000   7.7325000000   1,153.13      360          360      2.7500000000  5.0000000000  1.0000000000
 1429     240,000.00   8.1250000000   7.7325000000   1,025.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1430     198,000.00   8.1250000000   7.7325000000     845.63      360          360      2.7500000000  5.0000000000  1.0000000000
 1431     216,000.00   8.1250000000   7.7325000000     922.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1432     244,000.00   8.1250000000   7.7325000000   1,042.08      360          360      2.7500000000  5.0000000000  1.0000000000
 1433     176,000.00   8.1250000000   7.7325000000     751.67      360          360      2.7500000000  5.0000000000  1.0000000000
 1434     136,550.00   8.1250000000   7.7325000000     583.18      360          360      2.7500000000  5.0000000000  1.0000000000
 1435     360,200.00   8.1250000000   7.7325000000   1,538.35      360          360      2.7500000000  5.0000000000  1.0000000000
 1436     500,000.00   8.1250000000   7.7325000000   2,135.42      360          360      2.7500000000  5.0000000000  1.0000000000
 1437     340,000.00   8.1250000000   7.7325000000   1,452.08      360          360      2.7500000000  5.0000000000  1.0000000000
 1438     336,000.00   8.1250000000   7.7325000000   1,435.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1439     693,000.00   8.1250000000   7.7325000000   2,959.69      360          360      2.7500000000  5.0000000000  1.0000000000
 1440     131,528.00   8.2500000000   7.8575000000     574.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1441     210,091.48   8.2500000000   7.8575000000     910.00      360          356      2.2500000000  5.0000000000  1.0000000000
 1442     324,810.00   8.2500000000   7.8575000000   1,417.50      360          359      2.2500000000  5.0000000000  1.0000000000
 1443     356,889.99   8.2500000000   7.8575000000   1,557.51      360          359      2.2500000000  5.0000000000  1.0000000000
 1444     229,372.00   8.2500000000   7.8575000000   1,001.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1445     228,800.00   8.2500000000   7.8575000000   1,001.00      360          359      2.2500000000  5.0000000000  1.0000000000
 1446     275,406.38   8.2500000000   7.8575000000   1,190.00      360          355      2.2500000000  5.0000000000  1.0000000000
 1447     362,718.61   8.2500000000   7.8575000000   1,575.00      360          357      2.2500000000  5.0000000000  1.0000000000
 1448     297,485.09   8.2500000000   7.8575000000   1,295.00      360          358      2.2500000000  5.0000000000  1.0000000000
 1449     187,467.50   8.2500000000   7.8575000000     818.13      360          359      2.7500000000  5.0000000000  1.0000000000
 1450     260,650.00   8.2500000000   7.8575000000   1,137.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1451     258,645.00   8.2500000000   7.8575000000   1,128.75      360          359      2.7500000000  5.0000000000  1.0000000000
 1452      68,069.75   8.2500000000   7.8575000000     297.06      360          359      2.7500000000  5.0000000000  1.0000000000
 1453      79,297.75   8.2500000000   7.8575000000     346.06      360          359      2.7500000000  5.0000000000  1.0000000000
 1454     552,628.12   8.2500000000   7.8575000000   2,411.72      360          359      2.7500000000  5.0000000000  1.0000000000
 1455     278,294.00   8.2500000000   7.8575000000   1,214.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1456     268,670.00   8.2500000000   7.8575000000   1,172.50      360          359      2.7500000000  5.0000000000  1.0000000000
 1457     192,480.00   8.2500000000   7.8575000000     840.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1458     179,648.00   8.2500000000   7.8575000000     784.00      360          359      2.7500000000  5.0000000000  1.0000000000
 1459     128,000.00   8.2500000000   7.8575000000     560.00      360          360      2.7500000000  5.0000000000  1.0000000000
 1460     415,000.00   8.2500000000   7.8575000000   1,815.63      360          360      2.7500000000  5.0000000000  1.0000000000
 1461     475,000.00   8.2500000000   7.8575000000   2,078.13      360          360      2.7500000000  5.0000000000  1.0000000000
 1462     548,000.00   8.2500000000   7.8575000000   2,397.50      360          360      2.7500000000  5.0000000000  1.0000000000
 1463     252,000.00   9.0000000000   7.9375000000   1,260.00      360          360      3.6250000000  5.0000000000  1.0000000000
 1464     176,883.07   8.3750000000   7.9825000000     788.33      360          358      2.2500000000  5.0000000000  1.0000000000
 1465      89,473.12   8.3750000000   7.9825000000     399.77      360          359      2.2500000000  5.0000000000  1.0000000000
 1466     320,000.00   8.3750000000   7.9825000000   1,433.34      360          360      2.2500000000  5.0000000000  1.0000000000
 1467     639,093.75   8.3750000000   7.9825000000   2,855.47      360          359      2.7500000000  5.0000000000  1.0000000000
 1468     643,620.74   8.5000000000   8.1075000000   2,935.50      360          358      2.2500000000  5.0000000000  1.0000000000
 1469     345,726.09   8.5000000000   8.1075000000   1,576.67      360          358      2.2500000000  5.0000000000  1.0000000000
 1470     952,374.99   8.8750000000   8.4825000000   4,651.05      360          359      2.2500000000  5.0000000000  1.0000000000

                                     Number of   Number of
            Maximum       Minimum      Months      Months                                                               Maximum
             Gross         Gross       Until       Until        Rate          Pay       Remaining                      Negative
           Mortgage      Mortgage       Next        Next     Adjustment    Adjustment   Interest                     Amortization
 Loan        Rate          Rate         Rate        Pay       Frequency    Frequency   Only Period                    Percentage
Number        (%)           (%)      Adjustment  Adjustment  (in months)  (in months)  (in months)       Index            (%)
---------------------------------------------------------------------------------------------------------------------------------
    1   10.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
    2   10.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
    3   11.5000000000  3.5000000000       57         57           6            6           117      Six-Month Libor     110.00
    4   11.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
    5   11.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
    6   11.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
    7   11.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
    8   11.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
    9   11.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   10   12.2500000000  3.5000000000       58         58           6            6           118      Six-Month Libor     115.00
   11   11.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   12   11.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   13   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   14   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   15   12.1250000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
   16   11.6250000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
   17   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   18   11.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   19   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
   20   12.0000000000  3.0000000000       60         60           6            6           120      Six-Month Libor     110.00
   21   12.2500000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
   22   11.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
   23   11.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
   24   11.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
   25   11.7500000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
   26   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   27   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   28   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   29   11.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
   30   11.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
   31   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   32   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   33   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   34   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   35   11.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   36   12.9500000000  3.5290000000       11         11          12           12            11        One-Year MTA      115.00
   37   11.8750000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
   38   11.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
   39   11.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   40   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
   41   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   42   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   43   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   44   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   45   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   46   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   47   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   48   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   49   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   50   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
   51   12.3750000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
   52   12.0000000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
   53   12.0000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
   54   12.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
   55   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   56   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   57   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   58   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   59   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   60   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   61   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   62   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   63   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   64   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   65   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   66   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   67   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   68   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   69   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   70   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   71   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   72   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
   73   12.5000000000  3.2500000000       60         60           6            6           120      Six-Month Libor     110.00
   74   12.9500000000  3.5290000000       12         12          12           12            12        One-Year MTA      115.00
   75   12.1250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
   76   12.1250000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
   77   12.1250000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
   78   12.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
   79   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
   80   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
   81   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   82   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   83   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   84   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   85   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
   86   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
   87   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   88   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
   89   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
   90   12.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   91   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
   92   12.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   93   12.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
   94   12.7500000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
   95   12.6250000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
   96   12.7500000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
   97   12.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
   98   12.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
   99   12.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  100   12.2500000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
  101   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  102   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  103   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  104   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  105   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  106   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  107   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  108   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  109   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  110   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  111   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  112   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  113   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  114   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  115   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  116   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  117   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  118   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  119   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  120   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  121   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  122   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  123   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  124   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  125   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  126   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  127   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  128   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  129   12.8750000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  130   13.5000000000  3.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  131   13.5000000000  3.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  132   13.2500000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  133   12.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  134   12.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  135   12.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  136   12.3750000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  137   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  138   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  139   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  140   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  141   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  142   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  143   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  144   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  145   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  146   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  147   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  148   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  149   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  150   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  151   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  152   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  153   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  154   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  155   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  156   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  157   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  158   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  159   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  160   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  161   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  162   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  163   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  164   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  165   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  166   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  167   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  168   12.7500000000  3.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  169   13.6250000000  3.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  170   13.6250000000  3.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  171   12.5000000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  172   12.5000000000  2.5000000000       55         55           6            6           115      Six-Month Libor     115.00
  173   12.5000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  174   12.5000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  175   12.5000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  176   12.5000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  177   12.5000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  178   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  179   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  180   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  181   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  182   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  183   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  184   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  185   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  186   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  187   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  188   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  189   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  190   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  191   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  192   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  193   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  194   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  195   12.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  196   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  197   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  198   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  199   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  200   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  201   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  202   12.5000000000  2.7500000000       84         84           6            6           120      Six-Month Libor     115.00
  203   13.1250000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
  204   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  205   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  206   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  207   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  208   12.6250000000  2.2500000000       58         58          12           12           118       One-Year Libor     115.00
  209   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  210   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  211   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  212   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  213   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  214   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  215   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  216   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  217   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  218   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  219   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  220   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  221   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  222   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  223   13.1250000000  3.5000000000       58         58           6            6           118      Six-Month Libor     110.00
  224   12.9500000000  3.5290000000       12         12          12           12            12        One-Year MTA      115.00
  225   12.7500000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  226   12.7500000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  227   12.7500000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  228   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  229   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  230   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  231   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  232   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  233   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  234   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  235   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  236   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  237   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  238   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  239   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  240   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  241   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  242   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  243   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  244   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  245   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  246   13.7500000000  3.8750000000       60         60           6            6           120      Six-Month Libor     110.00
  247   14.1250000000  4.0000000000       59         59           6            6           119      Six-Month Libor     110.00
  248   12.8750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  249   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  250   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  251   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  252   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  253   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  254   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  255   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  256   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  257   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  258   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  259   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  260   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  261   12.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  262   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  263   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  264   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  265   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  266   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  267   14.2500000000  4.0000000000       60         60           6            6           120      Six-Month Libor     110.00
  268   13.8750000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
  269   13.0000000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  270   13.0000000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  271   13.0000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  272   13.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  273   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  274   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  275   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  276   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  277   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  278   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  279   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  280   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  281   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  282   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  283   14.2500000000  3.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  284   12.9500000000  2.7500000000      119        119          12           12           119        One-Year MTA      115.00
  285   13.1250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  286   13.1250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  287   13.1250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  288   13.1250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  289   13.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  290   13.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  291   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  292   13.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  293   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  294   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  295   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  296   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  297   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  298   13.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  299   13.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  300   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  301   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  302   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  303   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  304   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  305   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  306   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  307   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  308   13.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  309   13.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  310   13.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  311   13.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  312   14.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  313   11.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  314   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  315   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  316   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  317   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  318   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  319   11.8750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  320   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  321   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  322   12.7500000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  323   12.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  324   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  325   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  326   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  327   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  328   13.2500000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
  329   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  330   12.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  331   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  332   12.9500000000  2.7500000000      119        119          12           12           119        One-Year MTA      115.00
  333   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  334   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  335   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  336   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  337   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  338   12.9500000000  2.7500000000       84         84          12           12            84        One-Year MTA      110.00
  339   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  340   12.5000000000  2.2500000000       53         53           6            6           113      Six-Month Libor     115.00
  341   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  342   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  343   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  344   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  345   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  346   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  347   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  348   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  349   12.9500000000  3.5290000000       12         12          12           12            12        One-Year MTA      110.00
  350   13.7500000000  2.2500000000       52         52           6            6           112      Six-Month Libor     115.00
  351   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  352   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  353   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  354   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  355   12.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  356   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  357   12.9500000000  2.7500000000       83         83          12           12            83        One-Year MTA      115.00
  358   12.9500000000  3.5290000000       24         24          12           12            24        One-Year MTA      115.00
  359   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  360   13.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  361   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  362   12.9500000000  3.5290000000       11         11          12           12            11        One-Year MTA      110.00
  363   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  364   13.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  365   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  366   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  367   12.9500000000  2.7500000000       83         83          12           12            83        One-Year MTA      110.00
  368   13.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  369   13.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  370   13.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  371   13.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  372   11.1250000000  2.7500000000       56         56           6            6           116      Six-Month Libor     110.00
  373   11.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  374   11.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  375   11.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  376   12.2500000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  377   11.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  378   11.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  379   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  380   11.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  381   11.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  382   11.6250000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
  383   11.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  384   11.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  385   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  386   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  387   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  388   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  389   11.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  390   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  391   12.3750000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
  392   12.9500000000  2.7500000000       56         56          12           12            56        One-Year MTA      110.00
  393   12.9500000000  2.7500000000       56         56          12           12            56        One-Year MTA      110.00
  394   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  395   11.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  396   11.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  397   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  398   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  399   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  400   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  401   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  402   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  403   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  404   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  405   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  406   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  407   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  408   11.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  409   11.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  410   11.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  411   12.2500000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
  412   12.5000000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
  413   11.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  414   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  415   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  416   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  417   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  418   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  419   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  420   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  421   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  422   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  423   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  424   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  425   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  426   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  427   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  428   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  429   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  430   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  431   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  432   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  433   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  434   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  435   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  436   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  437   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  438   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  439   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  440   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  441   13.1250000000  3.7500000000       58         58           6            6           118      Six-Month Libor     110.00
  442   12.5000000000  3.6250000000       58         58           6            6           118      Six-Month Libor     110.00
  443   12.0000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     110.00
  444   12.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  445   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  446   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  447   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  448   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  449   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  450   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  451   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  452   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  453   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  454   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  455   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  456   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  457   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  458   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  459   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  460   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  461   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  462   13.2500000000  3.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  463   12.1250000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
  464   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  465   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  466   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  467   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  468   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  469   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  470   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  471   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  472   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  473   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  474   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  475   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  476   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  477   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  478   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  479   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  480   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  481   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  482   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  483   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  484   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  485   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  486   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  487   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  488   13.2500000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  489   13.1250000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
  490   12.8750000000  4.0000000000       60         60           6            6           120      Six-Month Libor     110.00
  491   12.9500000000  3.5290000000       36         36          12           12            36        One-Year MTA      115.00
  492   12.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  493   12.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  494   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  495   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  496   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  497   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  498   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  499   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  500   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  501   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  502   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  503   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  504   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  505   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  506   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  507   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  508   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  509   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  510   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  511   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  512   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  513   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  514   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  515   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  516   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  517   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  518   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  519   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  520   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  521   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  522   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  523   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  524   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  525   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  526   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  527   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  528   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  529   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  530   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  531   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  532   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  533   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  534   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  535   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  536   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  537   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  538   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  539   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  540   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  541   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  542   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  543   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  544   12.2500000000  2.7500000000       84         84           6            6           120      Six-Month Libor     115.00
  545   12.8750000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  546   12.9500000000  2.7500000000       56         56          12           12            56        One-Year MTA      115.00
  547   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  548   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  549   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  550   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  551   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  552   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  553   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  554   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  555   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  556   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  557   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  558   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  559   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  560   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  561   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  562   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  563   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  564   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  565   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  566   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  567   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  568   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  569   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  570   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  571   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  572   12.8750000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
  573   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  574   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  575   12.5000000000  2.7500000000       53         53           6            6           113      Six-Month Libor     115.00
  576   12.5000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     110.00
  577   12.5000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  578   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  579   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  580   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  581   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  582   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  583   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  584   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  585   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  586   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  587   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  588   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  589   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  590   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  591   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  592   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  593   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  594   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  595   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  596   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  597   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  598   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  599   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  600   12.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  601   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  602   12.5000000000  2.5400302115       60         60           6            6           120      Six-Month Libor     115.00
  603   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  604   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  605   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  606   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  607   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  608   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  609   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  610   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  611   13.0000000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  612   12.8750000000  3.2500000000       60         60           6            6           120      Six-Month Libor     110.00
  613   12.6250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  614   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  615   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  616   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  617   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     110.00
  618   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  619   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  620   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  621   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  622   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  623   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  624   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  625   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  626   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  627   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  628   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  629   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  630   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  631   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  632   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  633   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  634   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  635   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  636   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  637   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  638   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  639   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  640   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  641   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  642   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  643   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  644   13.3750000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
  645   14.0000000000  4.0000000000       59         59           6            6           119      Six-Month Libor     115.00
  646   12.9500000000  2.7500000000      120        120          12           12           120        One-Year MTA      115.00
  647   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  648   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  649   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  650   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  651   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  652   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  653   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  654   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  655   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  656   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  657   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  658   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  659   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  660   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  661   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  662   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  663   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  664   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  665   12.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     110.00
  666   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  667   12.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  668   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  669   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  670   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  671   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  672   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  673   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  674   13.7500000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
  675   12.9500000000  2.7500000000      118        118          12           12           118        One-Year MTA      115.00
  676   12.9500000000  3.5290000000       35         35          12           12            35        One-Year MTA      115.00
  677   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  678   12.9500000000  2.7500000000       83         83          12           12            83        One-Year MTA      115.00
  679   12.8750000000  2.7500000000       55         55           6            6           115      Six-Month Libor     110.00
  680   12.8750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  681   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  682   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  683   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  684   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  685   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  686   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  687   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  688   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  689   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  690   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  691   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  692   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  693   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  694   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  695   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  696   12.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  697   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  698   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  699   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  700   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  701   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  702   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  703   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  704   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  705   12.9500000000  2.7500000000      120        120          12           12           120        One-Year MTA      115.00
  706   12.9500000000  3.5290000000       35         35          12           12            35        One-Year MTA      115.00
  707   14.0000000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
  708   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  709   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  710   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  711   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  712   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  713   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  714   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  715   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  716   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  717   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  718   13.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  719   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  720   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  721   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  722   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  723   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  724   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  725   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  726   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  727   13.8750000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
  728   12.9500000000  2.7500000000      120        120          12           12           120        One-Year MTA      115.00
  729   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  730   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  731   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  732   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  733   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  734   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  735   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  736   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  737   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  738   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  739   12.9500000000  2.7500000000      119        119          12           12           119        One-Year MTA      115.00
  740   12.9500000000  2.7500000000       60         60          12           12            60        One-Year MTA      115.00
  741   13.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  742   13.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  743   12.9500000000  2.7500000000       59         59          12           12            59        One-Year MTA      115.00
  744   13.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  745   14.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  746   15.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  747   11.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  748   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  749   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  750   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  751   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  752   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  753   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  754   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  755   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  756   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  757   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  758   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  759   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  760   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  761   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  762   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  763   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  764   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  765   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  766   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  767   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  768   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  769   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  770   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  771   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  772   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  773   12.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  774   12.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  775   13.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  776   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  777   13.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  778   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  779   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  780   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  781   13.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  782   12.2500000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  783   12.0000000000  3.5000000000       56         56           6            6           116      Six-Month Libor     110.00
  784   11.6250000000  3.3750000000       58         58           6            6           118      Six-Month Libor     110.00
  785   11.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  786   11.1250000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
  787   11.1250000000  2.7500000000       57         57           6            6           117      Six-Month Libor     110.00
  788   11.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  789   11.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  790   11.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     110.00
  791   11.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  792   12.5000000000  3.7500000000       56         56           6            6           116      Six-Month Libor     110.00
  793   11.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  794   11.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  795   11.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  796   11.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  797   11.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  798   11.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  799   11.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  800   11.3750000000  2.7500000000       84         84           6            6           120      Six-Month Libor     115.00
  801   11.8750000000  3.2500000000       60         60           6            6           120      Six-Month Libor     110.00
  802   12.6250000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  803   11.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  804   11.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  805   11.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  806   11.5000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  807   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  808   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  809   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  810   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  811   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  812   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  813   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  814   11.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  815   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  816   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  817   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  818   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  819   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  820   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  821   11.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  822   11.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  823   11.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  824   11.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  825   11.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  826   11.6250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  827   11.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  828   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  829   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  830   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  831   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  832   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  833   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  834   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  835   11.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  836   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  837   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  838   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  839   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  840   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  841   11.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  842   12.5000000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
  843   12.3750000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  844   12.7500000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
  845   12.8750000000  3.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  846   12.8750000000  3.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  847   12.2500000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
  848   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  849   11.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  850   11.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  851   11.7500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  852   12.7500000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
  853   11.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  854   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  855   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  856   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  857   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  858   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  859   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  860   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  861   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  862   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  863   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  864   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  865   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  866   11.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  867   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  868   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  869   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  870   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  871   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  872   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  873   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  874   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  875   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  876   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  877   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  878   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  879   11.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  880   11.7500000000  2.7500000000       84         84           6            6           120      Six-Month Libor     115.00
  881   11.7500000000  2.7500000000       84         84           6            6           120      Six-Month Libor     115.00
  882   12.3750000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
  883   12.5000000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
  884   12.8750000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
  885   11.8500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  886   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  887   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  888   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  889   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  890   11.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  891   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  892   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  893   11.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  894   11.8750000000  2.2500000000       56         56           6            6           116      Six-Month Libor     110.00
  895   11.8750000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  896   11.8750000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
  897   11.8750000000  2.7500000000       57         57           6            6           117      Six-Month Libor     110.00
  898   11.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  899   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  900   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  901   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  902   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  903   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  904   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  905   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  906   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  907   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  908   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  909   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  910   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  911   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  912   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  913   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  914   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  915   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  916   11.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  917   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  918   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  919   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  920   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  921   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  922   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  923   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  924   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  925   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  926   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  927   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  928   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  929   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  930   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  931   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  932   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  933   11.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
  934   12.6250000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
  935   12.8750000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
  936   12.8750000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
  937   12.0000000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
  938   12.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
  939   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  940   12.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  941   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  942   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  943   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  944   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  945   12.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  946   12.0000000000  2.2500000000       54         54           6            6           114      Six-Month Libor     115.00
  947   12.0000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  948   12.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  949   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     110.00
  950   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  951   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  952   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  953   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
  954   12.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     110.00
  955   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  956   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  957   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  958   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  959   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  960   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  961   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  962   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  963   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  964   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  965   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  966   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  967   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  968   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  969   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  970   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  971   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  972   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
  973   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  974   12.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
  975   12.7500000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  976   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  977   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  978   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  979   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  980   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  981   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  982   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  983   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  984   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  985   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  986   12.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
  987   12.5000000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
  988   12.6250000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
  989   12.7500000000  3.6250000000       58         58           6            6           118      Six-Month Libor     110.00
  990   12.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  991   12.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
  992   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
  993   12.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  994   12.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
  995   12.1250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
  996   12.1250000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
  997   12.1250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
  998   12.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
  999   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1000   12.1250000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1001   12.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1002   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1003   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1004   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1005   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1006   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1007   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1008   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1009   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1010   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1011   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1012   12.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1013   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1014   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1015   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1016   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1017   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1018   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1019   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1020   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1021   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1022   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1023   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1024   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1025   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1026   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1027   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1028   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1029   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1030   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1031   12.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1032   12.7500000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
 1033   12.7500000000  3.6250000000       57         57           6            6           117      Six-Month Libor     110.00
 1034   12.6250000000  3.2500000000       59         59           6            6           119      Six-Month Libor     110.00
 1035   12.7500000000  3.6250000000       58         58           6            6           118      Six-Month Libor     110.00
 1036   12.7500000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
 1037   12.7500000000  3.5000000000       60         60           6            6           120      Six-Month Libor     110.00
 1038   12.6250000000  3.1250000000       59         59           6            6           119      Six-Month Libor     110.00
 1039   12.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1040   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1041   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1042   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1043   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1044   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1045   12.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1046   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1047   12.2500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1048   12.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1049   12.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1050   13.2500000000  2.7500000000       56         56           6            6           116      Six-Month Libor     115.00
 1051   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1052   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1053   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1054   12.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
 1055   12.2500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1056   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1057   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1058   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1059   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1060   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1061   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1062   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1063   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1064   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1065   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1066   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1067   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1068   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1069   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1070   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1071   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1072   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1073   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1074   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1075   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1076   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1077   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1078   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1079   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1080   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1081   12.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1082   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1083   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1084   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1085   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1086   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1087   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1088   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1089   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1090   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1091   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1092   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1093   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1094   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1095   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1096   12.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1097   12.8750000000  3.3750000000       59         59           6            6           119      Six-Month Libor     110.00
 1098   13.0000000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
 1099   12.8750000000  3.6250000000       57         57           6            6           117      Six-Month Libor     110.00
 1100   12.8750000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
 1101   12.8750000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
 1102   12.7500000000  3.3750000000       60         60           6            6           120      Six-Month Libor     110.00
 1103   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1104   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1105   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1106   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1107   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1108   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1109   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1110   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1111   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1112   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1113   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1114   12.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1115   12.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1116   12.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1117   12.3750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1118   12.3750000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
 1119   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1120   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
 1121   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
 1122   12.3750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1123   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1124   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
 1125   12.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
 1126   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1127   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1128   12.3750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1129   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1130   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1131   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1132   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1133   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1134   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1135   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1136   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1137   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1138   12.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1139   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1140   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1141   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1142   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1143   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1144   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1145   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1146   12.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1147   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1148   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1149   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1150   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1151   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1152   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1153   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1154   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1155   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1156   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1157   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1158   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1159   12.3750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1160   13.7500000000  3.7500000000       58         58           6            6           118      Six-Month Libor     110.00
 1161   13.0000000000  3.8750000000       59         59           6            6           119      Six-Month Libor     110.00
 1162   12.5000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1163   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1164   12.5000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1165   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1166   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1167   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1168   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1169   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1170   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1171   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1172   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1173   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1174   12.5000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1175   12.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1176   12.5000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1177   12.5000000000  2.7500000000       54         54           6            6           114      Six-Month Libor     115.00
 1178   12.5000000000  2.2500000000       54         54           6            6           114      Six-Month Libor     115.00
 1179   12.5000000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1180   12.5000000000  2.2500000000       56         56           6            6           116      Six-Month Libor     110.00
 1181   12.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1182   12.5000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1183   12.5000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1184   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1185   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1186   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1187   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1188   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1189   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1190   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1191   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1192   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1193   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1194   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1195   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1196   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1197   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1198   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1199   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1200   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1201   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1202   12.5000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1203   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1204   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1205   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1206   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1207   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1208   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1209   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1210   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1211   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1212   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1213   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1214   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1215   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1216   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1217   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1218   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1219   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1220   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1221   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1222   12.5000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1223   13.0000000000  3.5000000000       59         59           6            6           119      Six-Month Libor     110.00
 1224   13.8750000000  4.0000000000       60         60           6            6           120      Six-Month Libor     110.00
 1225   12.6250000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
 1226   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1227   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1228   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1229   12.6250000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1230   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1231   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1232   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1233   12.6250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1234   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1235   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1236   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1237   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1238   12.6250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1239   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1240   12.6250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1241   12.6250000000  2.2500000000       52         52           6            6           112      Six-Month Libor     115.00
 1242   12.6250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1243   12.6250000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1244   12.6250000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
 1245   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1246   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1247   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1248   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1249   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1250   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1251   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1252   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1253   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1254   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1255   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1256   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1257   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1258   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1259   12.6250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1260   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1261   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1262   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1263   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1264   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1265   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1266   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1267   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1268   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1269   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1270   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1271   12.6250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1272   13.6250000000  3.8750000000       59         59           6            6           119      Six-Month Libor     110.00
 1273   13.3750000000  3.8750000000       59         59           6            6           119      Six-Month Libor     110.00
 1274   13.6250000000  3.6250000000       59         59           6            6           119      Six-Month Libor     110.00
 1275   13.5000000000  3.8750000000       59         59           6            6           119      Six-Month Libor     110.00
 1276   13.3750000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
 1277   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1278   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1279   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1280   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1281   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1282   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1283   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1284   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1285   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1286   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1287   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1288   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1289   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1290   12.7500000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1291   12.7500000000  2.2500000000       54         54           6            6           114      Six-Month Libor     115.00
 1292   12.7500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1293   12.7500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1294   12.7500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1295   12.7500000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
 1296   12.7500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     110.00
 1297   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1298   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1299   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1300   12.7500000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1301   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1302   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1303   12.7500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1304   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1305   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1306   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1307   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1308   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1309   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1310   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1311   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1312   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1313   12.7500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1314   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1315   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1316   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1317   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1318   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1319   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1320   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1321   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1322   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1323   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1324   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1325   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1326   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1327   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1328   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1329   12.7500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1330   13.6250000000  3.8750000000       60         60           6            6           120      Six-Month Libor     110.00
 1331   12.8750000000  2.7500000000      120        120           6            6           120      Six-Month Libor     115.00
 1332   12.8750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1333   12.8750000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
 1334   12.8750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1335   12.8750000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1336   12.8750000000  2.7500000000       57         57           6            6           117      Six-Month Libor     115.00
 1337   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1338   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1339   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1340   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1341   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1342   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1343   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1344   12.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1345   12.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1346   12.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1347   12.8750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1348   12.8750000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1349   12.8750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1350   12.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1351   12.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1352   12.8750000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1353   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1354   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1355   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1356   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1357   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1358   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1359   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1360   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1361   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1362   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1363   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1364   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1365   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1366   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1367   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1368   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1369   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1370   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1371   12.8750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1372   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1373   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1374   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1375   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1376   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1377   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1378   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1379   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1380   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1381   12.8750000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1382   13.2500000000  3.2500000000       60         60           6            6           120      Six-Month Libor     110.00
 1383   13.0000000000  2.7500000000      120        120           6            6           120      Six-Month Libor     115.00
 1384   13.0000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1385   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1386   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1387   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1388   13.0000000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1389   13.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1390   13.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1391   13.0000000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1392   13.0000000000  2.7500000000       52         52           6            6           112      Six-Month Libor     115.00
 1393   13.0000000000  2.2500000000       54         54           6            6           114      Six-Month Libor     115.00
 1394   13.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     110.00
 1395   13.0000000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1396   13.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1397   13.0000000000  2.7500000000       58         58           6            6           118      Six-Month Libor     115.00
 1398   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1399   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1400   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1401   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1402   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1403   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1404   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1405   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1406   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1407   13.0000000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1408   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1409   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1410   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1411   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1412   13.0000000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1413   13.8750000000  3.8750000000       59         59           6            6           119      Six-Month Libor     110.00
 1414   13.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1415   13.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1416   13.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1417   13.1250000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1418   13.1250000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1419   13.3750000000  2.2500000000       54         54           6            6           114      Six-Month Libor     115.00
 1420   13.1250000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1421   13.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1422   13.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1423   13.1250000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1424   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1425   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1426   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1427   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1428   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1429   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1430   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1431   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1432   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1433   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1434   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1435   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1436   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1437   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1438   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1439   13.1250000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1440   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1441   13.2500000000  2.2500000000       56         56           6            6           116      Six-Month Libor     115.00
 1442   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1443   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1444   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1445   13.2500000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1446   13.2500000000  2.2500000000       55         55           6            6           115      Six-Month Libor     115.00
 1447   13.2500000000  2.2500000000       57         57           6            6           117      Six-Month Libor     115.00
 1448   13.2500000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1449   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1450   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1451   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1452   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1453   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1454   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1455   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1456   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1457   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     115.00
 1458   13.2500000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1459   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1460   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1461   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     115.00
 1462   13.2500000000  2.7500000000       60         60           6            6           120      Six-Month Libor     110.00
 1463   14.0000000000  3.6250000000       60         60           6            6           120      Six-Month Libor     110.00
 1464   13.3750000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1465   13.3750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00
 1466   13.3750000000  2.2500000000       60         60           6            6           120      Six-Month Libor     115.00
 1467   13.3750000000  2.7500000000       59         59           6            6           119      Six-Month Libor     110.00
 1468   13.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1469   13.5000000000  2.2500000000       58         58           6            6           118      Six-Month Libor     115.00
 1470   13.8750000000  2.2500000000       59         59           6            6           119      Six-Month Libor     115.00

         There will be discrepancies between the characteristics of the actual mortgage loans which will be included in the Trust and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the applicable classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of Offered Certificates set forth in the tables below may mature earlier or later than indicated by the tables below. In addition, subsequent mortgage loans will be conveyed to the Trustee on behalf of the Trust during the pre-funding period, which will increase the aggregate principal balance of the mortgage loans and otherwise affect the mortgage loan assumptions. The subsequent mortgage loans will have the characteristics with respect thereto set forth in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the applicable classes of Offered Certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the mortgage loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of Principal Prepayments on the mortgage loans is consistent with the expectations of such investors.

                                   Percent of Initial Principal Amount Outstanding at the

                                                      Following CPR Percentage

                                 Class A-1 Certificates                        Class A-2 Certificates
                        -------------------------------------------- ------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        -------------------------------------------- ------------------------------------------
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 August 2008........    98      86       75      58       41              98       86      75       58      41
 August 2009........    96      75       56      32       14              96       75      56       32      14
 August 2010........    94      64       41      16       1               94       64      41       16       1
 August 2011........    91      55       30      12       1               91       55      30       12       1
 August 2012........    87      45       23       7       1               87       45      23       7        1
 August 2013........    82      37       17       4       *               82       37      17       4        *
 August 2014........    77      33       14       3       0               77       33      14       3        0
 August 2015........    73      28       10       2       0               73       28      10       2        0
 August 2016........    69      24       8        1       0               69       24       8       1        0
 August 2017........    65      20       6        *       0               65       20       6       *        0
 August 2018........    59      17       4        0       0               59       17       4       0        0
 August 2019........    54      14       3        0       0               54       14       3       0        0
 August 2020........    50      11       2        0       0               50       11       2       0        0
 August 2021........    45       9       1        0       0               45       9        1       0        0
 August 2022........    41       8       1        0       0               41       8        1       0        0
 August 2023........    38       6       1        0       0               38       6        1       0        0
 August 2024........    34       5       *        0       0               34       5        *       0        0
 August 2025........    31       4       0        0       0               31       4        0       0        0
 August 2026........    28       3       0        0       0               28       3        0       0        0
 August 2027........    25       3       0        0       0               25       3        0       0        0
 August 2028........    22       2       0        0       0               22       2        0       0        0
 August 2029........    19       2       0        0       0               19       2        0       0        0
 August 2030........    17       1       0        0       0               17       1        0       0        0
 August 2031........    14       1       0        0       0               14       1        0       0        0
 August 2032........    12       *       0        0       0               12       *        0       0        0
 August 2033........     9       *       0        0       0                9       *        0       0        0
 August 2034........     7       0       0        0       0                7       0        0       0        0
 August 2035........     4       0       0        0       0                4       0        0       0        0
 August 2036........     2       0       0        0       0                2       0        0       0        0
 August 2037........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          13.95   6.06     3.43    1.86     1.04            13.95    6.06    3.43     1.86    1.04
 Weighted Average
   Life
  to Call
   (years)(1)(2)       13.78   5.69     3.16    1.71     1.02            13.78    5.69    3.16     1.71    1.02

-------------------------------------------
* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)      To the optional termination date.

                                   Percent of Initial Principal Amount Outstanding at the

                                                      Following CPR Percentage

                                 Class A-3 Certificates                        Class B-1 Certificates
                        -------------------------------------------- ------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        -------------------------------------------- ------------------------------------------
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 August 2008........    98      86       75      58       41              100     100      100     100      100
 August 2009........    96      75       56      32       14              100     100      100     100      100
 August 2010........    94      64       41      16       1               100     100      100     100      100
 August 2011........    91      55       30      12       1               100     100      89       37      100
 August 2012........    87      45       23       7       1               100     100      67       22      36
 August 2013........    82      37       17       4       *               100     100      51       13       0
 August 2014........    77      33       14       3       0               100      73      30       4        0
 August 2015........    73      28       10       2       0               100      62      23       0        0
 August 2016........    69      24       8        1       0               100      53      17       0        0
 August 2017........    65      20       6        *       0               100      45      13       0        0
 August 2018........    59      17       4        0       0               100      37       9       0        0
 August 2019........    54      14       3        0       0               100      31       6       0        0
 August 2020........    50      11       2        0       0               100      26       0       0        0
 August 2021........    45       9       1        0       0               100      21       0       0        0
 August 2022........    41       8       1        0       0               92       17       0       0        0
 August 2023........    38       6       1        0       0               84       14       0       0        0
 August 2024........    34       5       *        0       0               77       12       0       0        0
 August 2025........    31       4       0        0       0               69       9        0       0        0
 August 2026........    28       3       0        0       0               63       8        0       0        0
 August 2027........    25       3       0        0       0               56       3        0       0        0
 August 2028........    22       2       0        0       0               49       0        0       0        0
 August 2029........    19       2       0        0       0               43       0        0       0        0
 August 2030........    17       1       0        0       0               37       0        0       0        0
 August 2031........    14       1       0        0       0               31       0        0       0        0
 August 2032........    12       *       0        0       0               26       0        0       0        0
 August 2033........     9       *       0        0       0               20       0        0       0        0
 August 2034........     7       0       0        0       0               15       0        0       0        0
 August 2035........     4       0       0        0       0               10       0        0       0        0
 August 2036........     2       0       0        0       0                0       0        0       0        0
 August 2037........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          13.95   6.06     3.43    1.86     1.04            21.25   10.57    6.56     4.23    4.89
 Weighted Average
   Life
  to Call
   (years)(1)(2)       13.78   5.69     3.16    1.71     1.02            20.91    9.90    6.10     3.92    3.07

-------------------------------------------
*        Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)      To the optional termination date.

                                   Percent of Initial Principal Amount Outstanding at the

                                                      Following CPR Percentage

                                 Class B-2 Certificates                        Class B-3 Certificates
                        -------------------------------------------- ------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        -------------------------------------------- ------------------------------------------
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 August 2008........    100     100     100      100     100              100     100      100     100      100
 August 2009........    100     100     100      100     100              100     100      100     100      100
 August 2010........    100     100     100      100     100              100     100      100     100      100
 August 2011........    100     100      89      37       80              100     100      89       37      12
 August 2012........    100     100      67      22       0               100     100      67       22       0
 August 2013........    100     100      51      13       0               100     100      51       13       0
 August 2014........    100     73       30       0       0               100      73      30       0        0
 August 2015........    100     62       23       0       0               100      62      23       0        0
 August 2016........    100     53       17       0       0               100      53      17       0        0
 August 2017........    100     45       13       0       0               100      45      13       0        0
 August 2018........    100     37       9        0       0               100      37       6       0        0
 August 2019........    100     31       0        0       0               100      31       0       0        0
 August 2020........    100     26       0        0       0               100      26       0       0        0
 August 2021........    100     21       0        0       0               100      21       0       0        0
 August 2022........    92      17       0        0       0               92       17       0       0        0
 August 2023........    84      14       0        0       0               84       14       0       0        0
 August 2024........    77      12       0        0       0               77       12       0       0        0
 August 2025........    69       9       0        0       0               69       7        0       0        0
 August 2026........    63       2       0        0       0               63       0        0       0        0
 August 2027........    56       0       0        0       0               56       0        0       0        0
 August 2028........    49       0       0        0       0               49       0        0       0        0
 August 2029........    43       0       0        0       0               43       0        0       0        0
 August 2030........    37       0       0        0       0               37       0        0       0        0
 August 2031........    31       0       0        0       0               31       0        0       0        0
 August 2032........    26       0       0        0       0               26       0        0       0        0
 August 2033........    20       0       0        0       0               20       0        0       0        0
 August 2034........    15       0       0        0       0               15       0        0       0        0
 August 2035........    10       0       0        0       0                9       0        0       0        0
 August 2036........     0       0       0        0       0                0       0        0       0        0
 August 2037........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.23   10.48    6.51    4.15     4.16            21.21   10.42    6.46     4.09    3.92
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.91   9.89     6.10    3.87     3.07            20.91    9.89    6.10     3.84    3.07

-------------------------------------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)      To the optional termination date.

                                   Percent of Initial Principal Amount Outstanding at the

                                                      Following CPR Percentage

                                 Class B-4 Certificates                        Class B-5 Certificates
                        -------------------------------------------- ------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        -------------------------------------------- ------------------------------------------
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 August 2008........    100     100     100      100     100              100     100      100     100      100
 August 2009........    100     100     100      100     100              100     100      100     100      100
 August 2010........    100     100     100      100     100              100     100      100     100      100
 August 2011........    100     100      89      37       12              100     100      89       37       2
 August 2012........    100     100      67      22       0               100     100      67       22       0
 August 2013........    100     100      51      13       0               100     100      51       11       0
 August 2014........    100     73       30       0       0               100      73      30       0        0
 August 2015........    100     62       23       0       0               100      62      23       0        0
 August 2016........    100     53       17       0       0               100      53      17       0        0
 August 2017........    100     45       13       0       0               100      45       9       0        0
 August 2018........    100     37       0        0       0               100      37       0       0        0
 August 2019........    100     31       0        0       0               100      31       0       0        0
 August 2020........    100     26       0        0       0               100      26       0       0        0
 August 2021........    100     21       0        0       0               100      21       0       0        0
 August 2022........    92      17       0        0       0               92       17       0       0        0
 August 2023........    84      14       0        0       0               84       14       0       0        0
 August 2024........    77      12       0        0       0               77       2        0       0        0
 August 2025........    69       0       0        0       0               69       0        0       0        0
 August 2026........    63       0       0        0       0               63       0        0       0        0
 August 2027........    56       0       0        0       0               56       0        0       0        0
 August 2028........    49       0       0        0       0               49       0        0       0        0
 August 2029........    43       0       0        0       0               43       0        0       0        0
 August 2030........    37       0       0        0       0               37       0        0       0        0
 August 2031........    31       0       0        0       0               31       0        0       0        0
 August 2032........    26       0       0        0       0               26       0        0       0        0
 August 2033........    20       0       0        0       0               20       0        0       0        0
 August 2034........    15       0       0        0       0               15       0        0       0        0
 August 2035........     0       0       0        0       0                0       0        0       0        0
 August 2036........     0       0       0        0       0                0       0        0       0        0
 August 2037........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.18   10.36    6.42    4.06     3.76            21.14   10.26    6.35     4.03    3.62
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.91   9.89     6.10    3.83     3.07            20.91    9.89    6.09     3.81    3.07

-------------------------------------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)      To the optional termination date.

                                   Percent of Initial Principal Amount Outstanding at the

                                                      Following CPR Percentage

                                 Class B-6 Certificates                        Class B-7 Certificates
                        -------------------------------------------- ------------------------------------------

                        5%      15%     25%      40%     55%              5%      15%      25%     40%      55%
                        -------------------------------------------- ------------------------------------------
 Distribution Date

 Initial Percentage.    100     100     100      100     100              100     100      100     100      100
 August 2008........    100     100     100      100     100              100     100      100     100      100
 August 2009........    100     100     100      100     100              100     100      100     100      100
 August 2010........    100     100     100      100     100              100     100      100     100      100
 August 2011........    100     100      89      37       0               100     100      89       37       0
 August 2012........    100     100      67      22       0               100     100      67       19       0
 August 2013........    100     100      51       0       0               100     100      51       0        0
 August 2014........    100     73       30       0       0               100      73      30       0        0
 August 2015........    100     62       23       0       0               100      62      23       0        0
 August 2016........    100     53       13       0       0               100      53       0       0        0
 August 2017........    100     45       0        0       0               100      45       0       0        0
 August 2018........    100     37       0        0       0               100      37       0       0        0
 August 2019........    100     31       0        0       0               100      31       0       0        0
 August 2020........    100     26       0        0       0               100      26       0       0        0
 August 2021........    100     21       0        0       0               100      14       0       0        0
 August 2022........    92      14       0        0       0               92       0        0       0        0
 August 2023........    84       2       0        0       0               84       0        0       0        0
 August 2024........    77       0       0        0       0               77       0        0       0        0
 August 2025........    69       0       0        0       0               69       0        0       0        0
 August 2026........    63       0       0        0       0               63       0        0       0        0
 August 2027........    56       0       0        0       0               56       0        0       0        0
 August 2028........    49       0       0        0       0               49       0        0       0        0
 August 2029........    43       0       0        0       0               43       0        0       0        0
 August 2030........    37       0       0        0       0               37       0        0       0        0
 August 2031........    31       0       0        0       0               31       0        0       0        0
 August 2032........    26       0       0        0       0               26       0        0       0        0
 August 2033........    20       0       0        0       0                9       0        0       0        0
 August 2034........     4       0       0        0       0                0       0        0       0        0
 August 2035........     0       0       0        0       0                0       0        0       0        0
 August 2036........     0       0       0        0       0                0       0        0       0        0
 August 2037........     0       0       0        0       0                0       0        0       0        0
 Weighted Average
   Life
  to Maturity
   (years)(1)          21.04   10.08    6.23    3.96     3.45            20.89    9.84    6.07     3.87    3.31
 Weighted Average
   Life
  to Call
   (years)(1)(2)       20.91   9.87     6.09    3.79     3.07            20.88    9.83    6.06     3.79    3.07

-------------------------------------------
(1) The weighted average life of a certificate is determined by (i) multiplying the net reductions, if any, of the certificate principal balance of the related certificates by the number of years from the date of issuance of the related certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the certificate principal balances described in (i) above.

(2)      To the optional termination date.

                         POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates.

         The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the mortgage loans, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Basis Risk Reserve Fund, the Reserve Fund, the Adjustable Rate Supplemental Fund and the Distribution Account and such other accounts created under the Agreement, (6) the Pre-Funding Account and the Interest Coverage Account, (7) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (8) the rights of the Depositor with respect to the Cap Contracts, (9) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (10) any proceeds of the foregoing.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, SAMI II Series 2007-AR5. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of issuance of the certificates, the Depositor will cause the initial mortgage loans, together with all principal and interest due on or with respect to the mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

         In addition, the Depositor will deposit with the custodian, on behalf of the Trustee, with respect to each mortgage loan, the following: other than as set forth in the immediately succeeding sentence, the original mortgage note, endorsed without recourse to the order of the Trustee or, in the case of a mortgage note registered on the MERS system, in blank, and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "Citibank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); all intervening assignments of the mortgage, if applicable, and to the extent available; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. The Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

         Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee or the custodian, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa2,
(v) the occurrence of a servicing transfer as described in the Agreement, or
(vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date.

         With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

         The custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date (and will review each document permitted to be delivered to the Trustee after the closing date, if received by the custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face (i.e. torn, mutilated, or otherwise physically altered), or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (hereafter referred to as a "Material Defect"), the custodian, as agent for the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date. If the custodian discovers a material defect, the custodian, on behalf of the Trustee, shall notify the Sponsor of such material defect in the required custodial certification. The Sponsor shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Sponsor does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Sponsor will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

Representations and Warranties

         In the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement pursuant to which the Depositor is expected to purchase the mortgage loans from the Sponsor, the Sponsor is expected to make certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee, on behalf of the certificateholders, will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule attached to the Agreement is true and correct in all material respects as of the closing date;

         (2) Immediately prior to the transfer to the Depositor, the Sponsor was the sole owner of beneficial title and was the holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Sponsor has full right and authority to sell or assign the same pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its affiliates nor any servicer of any related mortgage loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

Custodial Arrangements

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard such mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Trustee

         The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2007, Citibank's Agency and Trust group manages in excess of $4.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 400 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement, as applicable, include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The agreed-upon fees of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account established pursuant to the Agreement all reasonable out-of pocket expenses, disbursements and advances of the Trustee in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund, with respect to the Agreement.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee, if the Trustee ceases to be eligible to continue as Trustee under the Agreement, if the Trustee fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

         In addition, upon the occurrence of certain Events of Default with respect to the Master Servicer, the Trustee shall automatically become the successor to the Master Servicer. See "Pooling and Servicing Agreement--Events of Default" herein.

         The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise enable the Trustee or successor master servicer to master service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Trust pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided in the Agreement, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an Event of Default of which the Trustee has actual knowledge has occurred and remains uncured.

The Securities Administrator

         Under the terms of the Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

         The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

         The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

         The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

The Master Servicer, Securities Administrator and Servicer

         Master Servicer and Securities Administrator Responsibilities

         The Master Servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as Master Servicer, Securities Administrator and Paying Agent, include:

              o   receiving funds from servicer,

              o reconciling servicing activity with respect to the mortgage loans,

              o   calculating remittance amounts to certificateholders,

              o   making distributions to certificateholders,

              o   investor and tax reporting,

              o   oversight of all servicing activity, including servicer,

              o providing certain notices and other responsibilities as detailed in the Agreement.

         The Master Servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the Master Servicer of any of its responsibilities or liabilities under the Agreement.

         For a general description of the Master Servicer and its activities, see "Master Servicer" in this prospectus supplement. For a general description of material terms relating to the Master Servicer's removal or replacement, see "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicer is generally responsible for the following duties:

              o   communicating with borrowers;

              o   sending monthly remittance statements to borrowers;

              o   collecting payments from borrowers;

              o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

              o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly scheduled payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

              o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

              o accurate and timely reporting of negative amortization amounts, if any;

              o   paying escrows for borrowers, if applicable;

              o   calculating and reporting payoffs and liquidations;

              o   maintaining an individual file for each loan; and

              o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to a monthly master servicing fee on each distribution date equal to 1/12th of 0.0175% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date (hereafter referred to as the "Master Servicing Fee") and the investment income on funds in the Distribution Account in each calendar month.

         The Servicer will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the Servicing Agreement equal to a weighted average servicing fee rate of 0.375% per annum multiplied by the Scheduled Principal Balance of each mortgage loan serviced by the Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

         The Servicer will be entitled to withdraw from the respective Protected Account or to retain from interest payments on the mortgage loans the amounts provided for as its servicing fee. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalty charges and other ancillary fees will be retained by the Servicer to the extent collected from mortgagors and as provided in the Servicing Agreement.

         The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the Servicing Agreement).

Table of Fees

         The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                   Item                                Fee                                Paid From
       -----------------------------------------------------------------------------------------------------
       Servicing/Subservicing Fee(1)              0.375% per annum        Mortgage Loan Interest Collections
                                                  (weighted average)
       Master Servicing Fee(1)                    0.0175% per annum       Mortgage Loan Interest Collections
       Lender Paid PMI Rate(2)                    0.044% per annum        Mortgage Loan Interest Collections
                                                  (weighted average )

       (1) The servicing/subservicing fee and the master servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

       (2) Approximately 5.77% of the mortgage loans, by cut-off date principal balance, are covered by a lender-paid primary mortgage insurance policy. Such lender-paid primary mortgage insurance fee is paid on a first priority basis from collections allocable to interest on the mortgage loans covered by a lender-paid primary mortgage insurance policy, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         The Servicer, as an independent contract servicer, will service and administer the mortgage loans in accordance with the Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on the Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the Servicing Agreement, the Servicer will service the mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the Servicing Agreement will control and be binding upon the Servicer. The Trustee shall deliver powers-of-attorney to the Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the Servicer.

         The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then the Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to the Servicing Agreement, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans" in the prospectus.

         The Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

         The Servicer will segregate and hold all funds collected and received pursuant to each mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of the Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the Servicer in accordance with the terms of the Servicing Agreement. The Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

         The Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

                  (i) all escrow payments collected on account of the mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the Servicing Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

                  (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

         The Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the Servicing Agreement, and for such other purposes as set forth below. Except as provided below, the Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

         Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

                  (ii) to reimburse the Servicer for any servicing advance made by the Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

                  (iii) to refund to the related mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the related mortgaged property;

                  (vi) to pay to the Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

                  (vii) to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the Servicing Agreement;

                  (viii) to remove funds inadvertently placed in the related Escrow Account in error by the Servicer; and

                  (ix) to clear and terminate the related Escrow Account on the termination of the Servicing Agreement.

         As part of its servicing duties, the Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

         The Servicer will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related

Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         It is understood and agreed that no other additional insurance need be required by the Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         The Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

Certain Matters Regarding the Master Servicer

         The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

         The Master Servicer will be entitled to indemnification by the issuing entity in connection with the performance of its duties under the Agreement to the extent set forth therein. The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

         The Sponsor will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Sponsor may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

Events of Default

         If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of more than 50% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Sponsor, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

         Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Sponsor shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor

Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicer, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicer shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

         Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

Reports to Certificateholders

         On each distribution date, the Securities Administrator will make available to each certificateholder, the Servicer and the Depositor a statement generally setting forth, among other information:

         (i) the Certificate Principal Balance of each class of Certificates immediately prior to such Distribution Date;

         (ii) the amount of the related distribution to holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

         (iv) the shortfalls and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each class of Certificates;

         (v) the amount of the distribution allocable to interest on each class of Certificates that bears interest;

         (vi) the Pass-Through Rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

         (vii) the amount of any Monthly Advances, Compensating Interest and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

         (viii) the aggregate amount of any Realized Losses on the Mortgage Loans and Subsequent Recoveries on the Mortgage Loans during the relevant period and cumulatively since the Cut-off Date;

         (ix) the amount of Scheduled Principal and Principal Prepayments and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period, and cumulatively since the Cut-off Date;

         (x) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Prepayment Period;

         (xi) information regarding any Mortgage Loan delinquencies, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans delinquent (under the method of calculation specified in the Agreement):
(a) 30 to 59 days on a contractual basis, (b) 60 to 89 days on a contractual basis, and (c) 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

         (xii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

         (xiii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

         (xiv) the amount of Realized Losses on the Mortgage Loans allocated to each class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

         (xv) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each class of Certificates, as applicable;

         (xvi) the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts;

         (xvii) the cumulative amount of Applied Realized Loss Amounts to date;

         (xviii) whether a Trigger Event exists;

         (xix) the amounts on deposit in the Pre-Funding Account and the Interest Coverage Account;

         (xx) the total number and Outstanding Principal Balance of any mortgage loans that have been modified within twelve months prior to such distribution date and the aggregate number and Outstanding Principal Balance of mortgage loans that have been modified since the Closing Date; and

         (xxi) the total number and Outstanding Principal Balance of any mortgage loans that have been repurchased since the Closing Date.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the Securities Administrator's internet website at http://www.ctslink.com. Information about, and assistance in using, such website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed by the Securities Administrator with the Securities and Exchange Commission. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Modifications

         The Servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement or the Servicing Agreement, as applicable.

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interests of the certificateholders, the Servicer may engage, either directly or indirectly, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing or otherwise changing the mortgage loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. In addition, if the mortgage loan is not in default or if default is not reasonably foreseeable, the Servicer may modify the loan only to the extent set forth in the Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified mortgage loan may remain in the trust, and the reduction in collections resulting from a modification may result in a lower net rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a Realized Loss to, one or more classes of certificates.

         In connection with any such servicing modification, the Servicer may reimburse itself for any outstanding Monthly Advances and servicing advances at the time of the modification to the extent that such related Monthly Advances or servicing advances are reimbursable to the Servicer and to the extent of principal collections in the Protected Account for the related distribution date. To the extent such Monthly Advance or servicing advance is forgiven, any such reimbursement shall be treated as a Realized Loss. To the extent Monthly Advances and servicing advances or other amounts owed the Servicer are capitalized, the Servicer may reimburse itself from such amounts on a first priority basis to the extent of principal collections for the related distribution date.

Evidence as to Compliance

         The Agreement and the Servicing Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the Servicer and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement and the Servicing Agreement will also provide that the Securities Administrator, the Master Servicer, the Servicer and each other party participating in the servicing function will deliver to the Master Servicer, the Depositor and the Securities Administrator along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Servicing Agreement will also provide for delivery to the Master Servicer, the Depositor and the Securities Administrator, on or before a specified date in March of each year, of a separate annual statement of compliance from the Servicer and each other party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof.

         The Agreement will also provide for delivery to the Depositor and the Securities Administrator on or before a specified date in each year, an annual statement signed by officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Unless available on the Securities Administrator's website, copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under "The Master Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K.

Realization Upon Defaulted Mortgage Loans

         The Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreement, the Servicer will use its reasonable efforts to realize upon defaulted mortgage loans in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the Servicing Agreement. The Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, an environmental inspection or review of such mortgaged property shall be conducted by a qualified inspector. Upon completion of the inspection, the Servicer will promptly provide the Trustee with a written report of the environmental inspection.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its net rate.

Optional Purchase of Defaulted Loans

         With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right, but not the obligation, to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however
(i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

         In addition, the Sponsor shall have the right, but not the obligation, to purchase any mortgage loan from the trust for which (i) the initial scheduled payment due to the Sponsor or (ii) the initial scheduled payment due to the trust becomes 30 days delinquent; provided, however, such optional purchase shall be exercised no later than the 270th day after such mortgage loan is subject to such optional repurchase. Such purchase shall be made at a price equal to the Repurchase Price.

         These optional purchase rights described above may be assigned by the Sponsor to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount, which may adversely affect the market value of the certificates.

The Protected Accounts

         The Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the Servicer). Funds deposited in a Protected Account may be drawn on by the Servicer in accordance with the terms of the Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Protected Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

         The Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

                  (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

                  (ii) all payments on account of interest on the mortgage loans adjusted to the related mortgage loan remittance rate;

                  (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by the Servicer of any REO Property;

                  (iv) any net amounts received by the Servicer in connection with any REO Property pursuant to the terms of the Servicing Agreement;

                  (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

                  (vi) all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

                  (vii)    any Monthly Advances;

                  (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the Servicer's aggregate servicing fee received with respect to the related due period; and

                  (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the Servicing Agreement.

         The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the Servicing Agreement, need not be deposited by the Servicer in the related Protected Account.

         The Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

                  (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the Servicing Agreement;

                  (ii) to reimburse itself for Monthly Advances as set forth in the Servicing Agreement, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to (1) amounts received on the related mortgage loan which represent late collections (net of related Servicing Fees) of principal and/or interest respecting which any such advance was made, and (2) to the extent of Amounts Held for Future Distributions; provided, however, any such Amounts Held for Future Distributions so applied to reimburse the Servicer shall be replaced by the Servicer by deposit in the Protected Account, no later than the close of business on the Servicer Remittance Date immediately preceding the distribution date on which such funds are required to be distributed pursuant to the Agreement;

                  (iii) to reimburse itself for unreimbursed servicing advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to (1) Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan, and (2) to the extent of Amounts Held for Future Distributions; provided, however, any such Amounts Held for Future Distributions so applied to reimburse the Servicer shall be replaced by the Servicer by deposit in the Protected Account, no later than the close of business on the Servicer Remittance Date immediately preceding the distribution date on which such funds are required to be distributed pursuant to the Agreement;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account and (b) any payable Servicing Fee;

                  (v) to reimburse itself for any nonrecoverable advances, as set forth in the Servicing Agreement;

                  (vi) to transfer funds to another qualified depository in accordance with the terms of the Servicing Agreement;

                  (vii) to reimburse itself as provided in the Servicing
                        Agreement;

                  (viii) to remove funds inadvertently placed in the Protected
                         Account in error by the Servicer; and

                  (ix) to clear and terminate the related Protected Account upon the termination of the Servicing Agreement.

         On the related Servicer Remittance Date of each month the Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

         As additional compensation for its servicing obligations, the Servicer is entitled to receive all investment earnings (and will bear investment losses) on amounts in the related Protected Accounts.

The Distribution Account

         The Securities Administrator, as Paying Agent, shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on or before the business day prior to each distribution date, all Available Funds in the related Protected Accounts for such distribution date will be transferred by the Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account to the extent provided in the Agreement.

         The Securities Administrator will deposit in the Distribution Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii)     Any Monthly Advance and Compensating Interest;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by or on behalf of the Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

         On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. The Trustee, the Master Servicer, the Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

The Reserve Fund

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Class A and Class B Certificateholders, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "The Cap Contracts" in this prospectus supplement. The amount at any time on deposit in the Reserve Fund shall, at the direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Reserve Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each distribution date, amounts will be allocated to the extent of amounts on deposit and available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

Voting Rights

         Voting rights of the issuing entity in general will be allocated among the classes of certificates (other than the Class XP Certificates, Class B-IO Certificates and Residual Certificates) based upon their respective Certificate Principal Balances; provided that voting rights will be allocated to each class of Class XP Certificates, Class B-IO Certificates and Residual Certificates in percentages set forth in the Agreement.

Termination

         The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans, and properties acquired in respect thereof, is equal to 10% or less of the sum of (i) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Account as of the Closing Date, the Depositor or its designee may repurchase from the trust all mortgage loans and REO Property remaining outstanding at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loans of any predatory or abusive lending laws, and (e) any related unreimbursed costs and expenses of the Trustee, the Master Servicer, the Custodian and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates and the termination of the obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement. The trust may also be terminated and the certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements-- Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Elections will be made to treat the trust fund as one or more separate REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than any Cap Contracts, Basis Risk Reserve Fund, Pre-Funding Account, Interest Coverage Account, Adjustable Rate Supplemental Fund or Reserve Fund, in each case, if and to the extent created under the Agreement) will each qualify as one or more REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the residual certificates), exclusive of any rights to receive, or obligations to make, payments in respect of Basis Risk Shortfall Carry Forward Amounts, and/or payments under a Cap Contract and/or from the Adjustable Rate Supplemental Fund (each such right or obligation, a "Derivative Interest"), will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." Certain of the Offered Certificates will represent the right to receive, or obligation to make, payments in respect of the related Derivative Interests, in each case as applicable, none of which Derivative Interests shall be included in any REMIC. The Class R certificates will be designated as the residual interest in each REMIC (as each such term is defined in the Agreement). All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates.

         Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Offered Certificates will not be issued with original issue discount. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS, respectively.

         Certain classes of the certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

         Each holder of a regular certificate entitled to receive payments in respect of a Derivative Interest is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest in respect of such Derivative Interest. Under the REMIC regulations, each such holder of regular certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive, or obligation to make, payments under the Derivative Interests, in accordance with the relative fair market values thereof. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, amounts with respect to the Derivative Interests, have de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Securities Administrator is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments in respect of the Derivative Interests.

         It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the person deemed obligated to make such payments, in which case holders of such certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of these certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Reserve Fund and payments from such funds on their allocation or computation of issue price, timing, character and source of income and deductions.

         U.S. Treasury Department regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the applicable certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

         In the event that the right to receive, and the obligation to make, payments with respect to a Derivative Interest are characterized as a "notional principal contract" for federal income tax purposes, holders of the applicable certificates will be entitled to amortize or required to include in income, as applicable, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of a certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

         With respect to the regular certificates, this paragraph applies exclusive of any rights, in respect of the Derivative Interests. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the Offered Certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Offered Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such Offered Certificates may adversely affect any REMIC that holds such Offered Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the regular certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a certificate entitled to receive payments in respect of a Derivative Interest will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of such Derivative Interest. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the certificates, not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

Characterization of the Regular Certificates

         With respect to the regular certificates, this paragraph applies exclusive of any rights, or obligations, as applicable, in respect of the Derivative Interests. The regular certificates will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "Material Federal Income Tax Considerations--Taxation of the REMIC and its Holders" in the prospectus. Similarly, interest on the regular certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to certain limitations.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the Offered Certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Sponsor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor in connection with the sale of the Offered Certificates (which are estimated to be $2,555,000), will be approximately 98.25% of the aggregate initial Certificate Principal Balance of the Offered Certificates, as of the cut-off date, plus accrued interest on the Offered Certificates, as applicable. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-Offered Certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

         The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates, and no assurances are made that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Pooling and Servicing Agreement--Reports to Securityholders", which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the Sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entity, the Underwriter, the Cap Counterparty, and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator, the Paying Agent, the Certificate Registrar and the Custodian are the same entity. There are no affiliations between the Sponsor, the Depositor, the Underwriter, the Cap Counterparty, or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator, any 10% concentration servicer (other than EMC) or the Custodian. There are no affiliations among the Master Servicer, the Trustee, the Cap Counterparty and any 10% concentration originator, any 10% concentration servicer (other than EMC) or the Custodian. There are currently no business relationships, agreements, arrangements, transactions or

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understandings between (a) the Sponsor, the Depositor or the Issuing Entity and
(b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or, except as disclosed herein, that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Fitch:

                                  Rating

                      Class         S&P         Fitch
                      ------        ---         -----
                      A-1           AAA          AAA
                      A-2           AAA          AAA
                      A-3           AAA          AAA
                      B-1           AA+          AA+
                      B-2            AA          AA
                      B-3           AA-          AA-
                      B-4            A+          A+
                      B-5            A            A
                      B-6           BBB          BBB
                      B-7           BBB-        BBB-

         The ratings of S&P and Fitch assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

         The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. The ratings also do not address the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or payments to the related classes from any Cap Contract.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificate is outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         The Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

         The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates having a minimum specified rating by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of certain Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be not lower than "BBB-" (or its equivalent) by S&P or Fitch at the time of purchase.

         Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the

Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P or Fitch, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Certificate Registrar, the Securities Administrator, the Master Servicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

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                                    GLOSSARY

         Below are abbreviated definitions of significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement, the Cap Contracts, and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

Actual Monthly Payments -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such period on such mortgage loan.

Adjustable Rate Certificates -- The Class A Certificates and the Class B Certificates.

Adjustable Rate Supplemental Fund -- As described under "Description of the Certificates--Adjustable Rate Supplemental Fund" in this prospectus supplement.

Adjusted Rate Cap -- With respect to each class of Adjustable Rate Certificates, each distribution date and the related Due Period, the sum of (i) the scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related Servicing Fees, the related Master Servicing Fees and any related lender-paid primary mortgage insurance fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, expressed as a per annum rate calculated on the basis of the aggregate Scheduled Principal Balance of the mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

Agreement -- The Pooling and Servicing Agreement, dated as of August 1, 2007, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

Amounts Held for Future Distribution -- With respect to any distribution date, the total of the amounts held in the Protected Account on any date of determination which were received after the Cut-off Date on account of (i) Liquidation Proceeds and Insurance Proceeds received or made in the month of such distribution date and Principal Prepayments received after the related Prepayment Period, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

Applied Realized Loss Amount -- With respect to any class of Senior Certificates and the Subordinate Certificates and as to any distribution date, the sum of the Realized Losses, which have been applied in reduction of the Certificate Principal Balance of such class.

Available Funds -- With respect to any distribution date, an amount which generally includes (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the cut-off date with respect to the mortgage loans, and on or prior to the related determination date, (2) any Monthly Advances and Compensating Interest made by the Master Servicer (or by the Trustee, as successor master servicer) or the Servicer for such distribution date in respect of the mortgage loans, (3) any other miscellaneous amounts remitted by the Master Servicer or the Servicer pursuant to the Servicing Agreement, (4) any amounts deposited in the Reserve Fund, the Adjustable Rate Supplemental Fund and Basis Risk Reserve Fund pursuant to the Agreement, and (5) any amounts reimbursed by the Master Servicer for such distribution date in connection with losses on certain eligible investments, except:

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                  (i) all payments that were due on or before the cut-off date with respect to the initial mortgage loans, and all payments that were due on or before the related Subsequent Cut-off Date with respect to the subsequent mortgage loans;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and the Liquidation Period, respectively;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related due date;

                  (iv) amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts of Monthly Advances determined to be Nonrecoverable Advances;

                  (vi) any Capitalization Reimbursement Amount for such distribution date; and

                  (vii) any investment earnings on amounts on deposit in the Distribution Account, the Reserve Fund, the Pre-Funding Account and the Interest Coverage Account, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund and amounts permitted to be withdrawn (other than as a distribution of principal, interest, Basis Risk Shortfall Amounts or Cap Contract payments on the related certificates) from the Distribution Account, the Reserve Fund, the Pre-Funding Account and the Interest Coverage Account, the Adjustable Rate Supplemental Fund and the Basis Risk Reserve Fund, and amounts to pay the Servicing Fees, the Master Servicing Fee or to reimburse the Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer, as applicable, for fees and reimbursable Monthly Advances, servicing advances and other reimbursable expenses as are due under the Servicing Agreement, the Agreement or the Custodial Agreement and that have not been retained by or paid to the Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer.

Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Reserve Fund -- The reserve fund held by the paying agent for the payment of Basis Risk Shortfall Carry Forward Amounts, as described under "Description of the Certificates--Pass-Through Rates for the Certificates" in this prospectus supplement.

Basis Risk Shortfall -- If on a distribution date the Pass-Through Rate for a class of Adjustable Rate Certificates is based upon the applicable Net Rate Cap, the excess, if any, of:

         1. The amount of the Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) 10.50% per annum (or, in the case of Class A-3 Certificates, 11.50% per annum), over

         2. The amount of the Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.

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Basis Risk Shortfall Carry Forward Amount -- As of any distribution date for the
Adjustable Rate Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin for such distribution date and (ii) 10.50% per annum (or, in the case of Class A-3 Certificates, 11.50% per annum).

Book-Entry Certificates -- The Offered Certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

Business Day -- Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or the Servicer is located are obligated by law or executive order to be closed.

Cap Contract -- Any one of the Interest Rate Corridor Letter Agreements, dated August 31, 2007, entered into by the Cap Counterparty and the Trustee on behalf of the trust and relating to the Class A and Class B Certificates.

Cap Counterparty -- Bear Stearns Financial Products Inc.

Capitalization Reimbursement Amount -- With respect to any distribution date, the aggregate of the amounts added to the Scheduled Principal Balances of the mortgage loans during the preceding calendar month in connection with the modification of such mortgage loans, as described under "Pooling and Servicing Agreement--Modifications" in this prospectus supplement, which amounts represent unreimbursed Monthly Advances or servicing advances owed to the Servicer.

Certificate Owner -- Any person who is the beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance -- With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement, and as reduced by
(1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous distribution dates.

Certificates -- The Offered Certificates and the Non-Offered Certificates.

Class A Certificates -- The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.

Class A Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over

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         2.       the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in September 2013, approximately 23.125% and (ii) on each distribution date on and after the distribution date in September 2013, approximately 18.500%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B Certificates -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates.

Class B-1 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

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                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class A Certificates
                                            (after taking into account the
                                            payment of the Class A Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (2)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in September 2013,
                                            approximately 17.375% and (ii) on
                                            each distribution date on and after
                                            the distribution date in September
                                            2013, approximately 13.900%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-2 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class A Certificates
                                            (after taking into account the
                                            payment of the Class A Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class B-1 Certificates (after
                                            taking into account the payment of
                                            the Class B-1 Principal Distribution
                                            Amount on such distribution date),
                                            and

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                                    (3)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in September 2013,
                                            approximately 14.625% and (ii) on
                                            each distribution date on and after
                                            the distribution date in September
                                            2013, approximately 11.700%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-3 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class A Certificates
                                            (after taking into account the
                                            payment of the Class A Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class B-1 Certificates (after
                                            taking into account the payment of
                                            the Class B-1 Principal Distribution
                                            Amount on such distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class B-2 Certificates (after
                                            taking into account the payment of
                                            the Class B-2 Principal Distribution
                                            Amount on such distribution date),
                                            and

                                    (4)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in September 2013,
                                            approximately 12.750% and (ii) on
                                            each distribution date on and after
                                            the distribution date in September
                                            2013, approximately 10.200%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-4 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class A Certificates
                                            (after taking into account the
                                            payment of the Class A Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class B-1 Certificates (after
                                            taking into account the payment of
                                            the Class B-1 Principal Distribution
                                            Amount on such distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class B-2 Certificates (after
                                            taking into account the payment of
                                            the Class B-2 Principal Distribution
                                            Amount on such distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class B-3 Certificates (after
                                            taking into account the payment of
                                            the Class B-3 Principal Distribution
                                            Amount on such distribution date),
                                            and

                                    (5)     the aggregate Scheduled Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in September 2013,
                                            approximately 11.125% and (ii) on
                                            each distribution date on and after
                                            the distribution date in September
                                            2013, approximately 8.900%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-5 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class B-1 Certificates
                                             (after taking into account the
                                             payment of the Class B-1 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class B-2 Certificates
                                             (after taking into account the
                                             payment of the Class B-2 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class B-3 Certificates
                                             (after taking into account the
                                             payment of the Class B-3 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class B-4 Certificates
                                             (after taking into account the
                                             payment of the Class B-4 Principal
                                             Distribution Amount on such
                                             distribution date), and

                                    (6)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in September
                                             2013, approximately 9.125% and (ii)
                                             on each distribution date on and
                                             after the distribution date in
                                             September 2013, approximately
                                             7.300%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-6 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class B-1 Certificates
                                             (after taking into account the
                                             payment of the Class B-1 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class B-2 Certificates
                                             (after taking into account the
                                             payment of the Class B-2 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class B-3 Certificates
                                             (after taking into account the
                                             payment of the Class B-3 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class B-4 Certificates
                                             (after taking into account the
                                             payment of the Class B-4 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class B-5 Certificates
                                             (after taking into account the
                                             payment of the Class B-5 Principal
                                             Distribution Amount on such
                                             distribution date), and

                                    (7)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in September
                                             2013, approximately 6.750% and (ii)
                                             on each distribution date on and
                                             after the distribution date in
                                             September 2013, approximately
                                             5.400%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Class B-7 Principal Distribution Amount -- With respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class B-7 Certificates immediately prior to such distribution date over

         2. the lesser of

                  I. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                   (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date),

                                    (2)      the Certificate Principal Balance
                                             of the Class B-1 Certificates
                                             (after taking into account the
                                             payment of the Class B-1 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (3)      the Certificate Principal Balance
                                             of the Class B-2 Certificates
                                             (after taking into account the
                                             payment of the Class B-2 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (4)      the Certificate Principal Balance
                                             of the Class B-3 Certificates
                                             (after taking into account the
                                             payment of the Class B-3 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (5)      the Certificate Principal Balance
                                             of the Class B-4 Certificates
                                             (after taking into account the
                                             payment of the Class B-4 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (6)      the Certificate Principal Balance
                                             of the Class B-5 Certificates
                                             (after taking into account the
                                             payment of the Class B-5 Principal
                                             Distribution Amount on such
                                             distribution date),

                                    (7)      the Certificate Principal Balance
                                             of the Class B-6 Certificates
                                             (after taking into account the
                                             payment of the Class B-6 Principal
                                             Distribution Amount on such
                                             distribution date), and

                                    (8)      the aggregate Scheduled Principal
                                             Balance of the mortgage loans as of
                                             the last day of the related due
                                             period (after reduction for
                                             Realized Losses incurred during the
                                             related Realized Loss Period and
                                             Principal Prepayments received
                                             during the related Prepayment
                                             Period) multiplied by (i) on each
                                             distribution date prior to the
                                             distribution date in September
                                             2013, approximately 5.500% and (ii)
                                             on each distribution date on and
                                             after the distribution date in
                                             September 2013, approximately
                                             4.400%; and

                  II. the excess of

                           (a) the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date.

Closing Date -- August 31, 2007.

Combined Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing, if any, and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Compensating Interest -- Any payments made by the Master Servicer and the Servicer from their own funds to cover Prepayment Interest Shortfalls.

CPR -- A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage -- For any distribution date a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Scheduled Principal Balance of the mortgage loans and amounts on deposit in the Pre-Funding Account as of the end of the related Due Period.

Cumulative Loss Test -- The Cumulative Loss Test is violated with respect to any distribution date on or after the Stepdown Date if: as of the last day of the related Realized Loss Period, Realized Losses (reduced by the amount of Subsequent Recoveries) since the Cut-off Date, as a percentage of the sum of (i) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account as of the Closing Date, exceed for distribution dates occurring in:

          Distribution Date                        Loss Percentage
          -----------------                        ---------------
          September 2010 through August 2011        0.65% for the  first  month,  plus an  additional
                                                    1/12th of 0.65% for each month thereafter

          September 2011 through August 2012        1.30% for the  first  month,  plus an  additional
                                                    1/12th of 0.60% for each month thereafter

          September 2012 through August 2013        1.90% for the  first  month,  plus an  additional
                                                    1/12th of 0.50% for each month thereafter

          September 2013 and thereafter             2.40%

Current Interest -- With respect to each class of Certificates and each distribution date, the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by (i) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" in this prospectus supplement, (ii) any shortfalls resulting from Net Deferred Interest allocated to such class of Certificates, and (iii) the interest portion of any Realized Losses on the mortgage loans in the related Realized Loss Period allocated to such class of Certificates.

Custodial Agreement -- The custodial agreement, dated as of the Closing Date, between Citibank, N.A, as trustee, Structured Asset Mortgage Investments II Inc., as company, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Custodian.

Custodian -- Wells Fargo Bank, National Association.

Cut-off Date -- August 1, 2007.

Debt Service Reduction -- A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deferred Interest -- The amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

Delinquency Test -- The Delinquency Test is violated with respect to any distribution date on or after the Stepdown Date if: the three-month rolling average of the sum of the Scheduled Principal Balances of the mortgage loans that are 60 days or more delinquent (including for this purpose any mortgage loans which have been repurchased from the Trust by any party for a reason other than a breach of representations and warranties under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement, as applicable, mortgage loans which have been substituted by the Sponsor and mortgage loans which have been subject to a Servicing Modification, in each case within the past twelve months prior to such distribution date) or are in bankruptcy or foreclosure or are REO properties, as a percentage of the sum of (a) Scheduled Principal Balances of all of the mortgage loans, and (b) Scheduled Principal Balances of the mortgage loans which have been repurchased from the Trust by any party for a reason other than a breach of representations and warranties under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement, as applicable, within the past twelve months prior to such distribution date, in each case as of the last day of the related Due Period, exceeds (i) on each distribution date prior to the distribution date in September 2013, approximately 37.80% of the Credit Enhancement Percentage and
(ii) on each distribution date on and after the distribution date in September 2013, approximately 40.00% of the Credit Enhancement Percentage.

Determination Date -- With respect to any distribution date and the mortgage loans is the date specified in the Servicing Agreement.

Due Date -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

Due Period -- With respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC -- EMC Mortgage Corporation.

Events of Default -- Under the Agreement consist of:

                  (1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

                  (2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

                  (3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

                  (4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

                  (5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

                  (6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement,

                  (7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made by it with respect to such distribution date, or

                  (8) failure to comply with its obligations under the Agreement in connection with the filing of reports with the Securities and Exchange Commission.

Excess Spread -- With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of (i) the Current Interest on the Senior Certificates and Subordinate Certificates, and (ii) Interest Carry Forward Amounts on the Senior Certificates, in each case for such distribution date.

Exemption -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Extra Principal Distribution Amount -- With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Fiscal Quarter -- December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Fitch -- Fitch Ratings, and any successor in interest.

Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period -- For each class of Adjustable Rate Certificates and any distribution date, the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest Carry Forward Amount -- With respect to each class of Senior Certificates and Subordinate Certificates, the sum of:

         1. the excess of

                  (a) the Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Coverage Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "interest coverage account."

Interest Funds -- With respect to any distribution date, the sum, without duplication, of all amounts in respect of interest set forth in the definition of Available Funds in the aggregate collected during the related due period, plus the aggregate amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in Available Funds for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, net of any related fees, expenses and reimbursements to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian pursuant to the Agreement and the Servicing Agreement and the Custodial Agreement.

Interest Shortfall -- With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on the mortgage loans resulting from (a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the related mortgage loans for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. Neither the Servicer nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

Lender-Paid PMI Rate -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the Servicer out of interest collections on the related mortgage loan.

LIBOR Business Day -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Period -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the Servicing Agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related Servicer Remittance Date.

Liquidation Proceeds -- Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan-to-Value Ratio -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Margin -- With respect to any class of Adjustable Rate Certificates and distribution date, the respective per annum rate set forth on page S-12 of this prospectus supplement.

Master Servicer -- Wells Fargo Bank, National Association.

Master Servicing Fee -- As defined in "Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Master Servicing Fee Rate -- The master servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Monthly Advance -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the Servicer, that were delinquent on the related Determination Date and, with respect to which, the Servicer is obligated to remit a payment to the extent set forth in the Servicing Agreement.

Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

Moody's -- Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement -- The Mortgage Loan Purchase Agreement, dated as of August 31, 2007, between the Depositor and the Sponsor.

Net Deferred Interest -- With respect to the mortgage loans, on any distribution date, the amount of Deferred Interest on the mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the Available Funds for such distribution date and available to be distributed on the Certificates on that distribution date.

With respect to any class of Certificates as of any distribution date, an amount equal to the product of (1) the excess, if any, of (a) the Pass-Through Rate for such class of Certificates, over (b) the Adjusted Rate Cap for such class of Certificates for such distribution date, (2) the Certificate Principal Balance of such class of Certificates immediately prior to such distribution date, and
(3) the actual number of days in such Interest Accrual Period divided by 360.

Net Interest Shortfalls -- With respect to any distribution date, Prepayment Interest Shortfalls, if any, for such distribution date net of payments of Compensating Interest made with respect to such distribution date.

Net Liquidation Proceeds -- Liquidation Proceeds net of unreimbursed advances by the Servicer and Monthly Advances made with respect to such mortgage loan and the related mortgaged property, unreimbursed expenses paid or incurred by or for the account of the Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the Servicer under the Servicing Agreement.

Net Monthly Excess Cashflow -- With respect to any distribution date, the sum of
(i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Net Rate -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the related Servicing Fee Rate, the Master Servicing Fee Rate and any Lender-Paid PMI Rate attributable thereto, in each case expressed as per annum rate.

Net Rate Cap -- With respect to any distribution date and each class of Adjustable Rate Certificates, the per annum rate equal to the weighted average of the net rates of the mortgage loans, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, expressed as a per annum rate.

Non-Offered Certificates -- The Class B-IO Certificates, the Class XP Certificates and the Residual Certificates.

Offered Certificates -- The Class A Certificates and the Class B Certificates.

One-Month LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount -- With respect to any distribution date, the excess, if any, of (a) the sum of the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and the amounts on deposit in the Pre-Funding Account over (b) the aggregate Certificate Principal Balance of the Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount -- With respect to any distribution date, the lesser of (x) Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such principal collections is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

Overcollateralization Target Amount -- With respect to any distribution date:

         (a) prior to the related Stepdown Date, approximately 2.20% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date,

         (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of

                  (x) (i) prior to the distribution date in September 2013, approximately 5.50% of the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) and (ii) on or after the distribution date in September 2013, approximately 4.40% of the aggregate Scheduled Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period), and

                  (y) 0.50% of the sum of (1) the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-off Date and (2) and the amounts on deposit in the Pre-Funding Account as of the Closing Date, and

         (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

The Overcollateralization Target Amount is expected to be fully funded on the Closing Date.

Pass-Through Rate -- For each class of Senior Certificates and Subordinate Certificates, the rate of interest determined with respect thereto as provided in "Description of the Certificates--Pass-Through Rates for the Certificates" in this prospectus supplement.

Permitted Investment -- As defined in the Agreement.

Pre-Funding Account -- The account established by the Securities Administrator in the name of the Paying Agent and designated the "pre-funding account."

Prepayment Charge -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

Prepayment Interest Shortfalls -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

Prepayment Period -- With respect to a distribution date, such period as is provided in the Servicing Agreement with respect to the mortgage loans.

Principal Distribution Amount -- With respect to any distribution date, an amount equal to

                  1. Principal Funds for such distribution date, and

                  2. any Extra Principal Distribution Amount for such
            distribution date,

                  minus

                  1. any Overcollateralization Release Amount for such
            distribution date,

                  2. the amount of any Principal Prepayments in full, partial
            Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments included in the Available Funds for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, and

                  3. any amount reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian, to the extent not reimbursed from Interest Funds for such Distribution Date.

Principal Funds -- With respect to any distribution date, the greater of zero and the sum, without duplication, of the amounts in respect of principal for such distribution date set forth in the definition of Available Funds.

Principal Prepayment -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Prohibited Transaction Tax -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

Protected Account -- An account or accounts established and maintained for the benefit of certificateholders by the Servicer with respect to the mortgage loans and with respect to REO Property serviced by the Servicer pursuant to the Servicing Agreement.

Rating Agencies -- S&P and Fitch.

Realized Loss -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related interest rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of applicable certificates on any distribution date. With respect to each mortgage loan which is the subject of a servicing modification during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan and (b) any other amounts due under a mortgage loan, on which Monthly Advances or servicing advances are outstanding, to the extent forgiven, which are reimbursable from the trust to the Servicer with respect to that servicing modification; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above.

Realized Loss Period -- With respect to a distribution date, the monthly or other related period preceding such distribution date described in the Servicing Agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

Record Date -- For each class of Adjustable Rate Certificates and each distribution date, the close of business on the Business Day immediately preceding the applicable distribution date so long as such Certificates remain in book-entry form; and otherwise the record date shall be the close of business on the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Certificates other than the Adjustable Rate Certificates and each distribution date, the close of business on the last Business Day of the month preceding the month in which such distribution date occurs.

Reference Bank Rate -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

Reference Banks -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Master Servicer.

Regular Certificates -- All classes of Certificates other the Residual Certificates.

Remaining Excess Spread -- With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO Property -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Repurchase Price -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Sponsor pursuant to the Agreement or the Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

Reserve Fund -- The account to be established and maintained pursuant to the Cap Contracts, which account will be an asset of the trust but not of any REMIC.

Residual Certificates -- The Class R-X and Class R Certificates.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

Scheduled Principal Balance -- With respect to any mortgage loan and any distribution date, the sum of (i) the principal balance thereof as of the Cut-off Date (with respect to the initial mortgage loans) or as of the related Subsequent Cut-off Date (with respect to the subsequent mortgage loans), as the case may be, (ii) any Net Deferred Interest that is added to the principal balance of such mortgage loan, and (iii) the amount by which the outstanding principal balance of such mortgage loan has been increased pursuant to a servicing modification, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing Agreement, that were received by the Servicer prior to or during the related Liquidation Period and (3) any Realized Loss thereon incurred prior to or during the related Realized Loss Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Securities Administrator -- Wells Fargo Bank, National Association.

Senior Certificates -- The Class A Certificates.

Servicer Remittance Date -- With respect to each mortgage loan, the day of each month set forth in the Servicing Agreement for remittance of collections on the related mortgage loan.

Servicer -- EMC Mortgage Corporation.

Servicing Agreement -- The Servicing Agreement specified in the Agreement as having been entered into between the Sponsor or the Depositor, as applicable, and the Servicer.

Servicing Fee -- With respect to each mortgage loan, accrued interest at the servicing fee rate with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing Fee Rate -- The servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

Servicing Modification -- With respect to any mortgage loan that is in default or with respect to which default is imminent or reasonably foreseeable or as otherwise set forth in the Servicing Agreement, any modification which is effected by the Servicer in accordance with the terms of the Servicing Agreement that results in any change to the payment terms of the mortgage loan.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stepdown Date -- the earlier to occur of

         1. the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and

         2.       the later to occur of

                  (a)   the distribution date occurring in September 2010 and

                  (b) the first distribution date on which the Credit Enhancement Percentage for such distribution date is greater than or equal to (i) on each distribution date prior to the distribution date in September 2013, approximately 23.125% and (ii) on each distribution date on and after the distribution date in September 2013, approximately 18.500%.

Strike Price -- As specified in "Description of the Certificates--The Cap Contracts" in this prospectus supplement.

Subordinate Certificates -- The Class B Certificates.

Subsequent Cut-off Date -- With respect to those subsequent mortgage loans sold to the Trust pursuant to a Subsequent Transfer Instrument, August 1, 2007.

Subsequent Mortgage Loans -- The mortgage loans which will be acquired by the Trust during the pre-funding period with amounts on deposit in the Pre-Funding Account.

Subsequent Mortgage Loan Purchase Agreement -- The agreement between the Sponsor and the Depositor, and all amendments thereof and supplements thereto, regarding the transfer of the subsequent mortgage loans by the Sponsor to the Depositor.

Subsequent Recoveries -- As of any distribution date, amounts received and remitted by the Servicer on a Servicer Remittance Date or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Subsequent Transfer Date - With respect to each Subsequent Transfer Instrument, the date on which the related subsequent mortgage loans are sold to the Trust.

Subsequent Transfer Instrument - Each subsequent transfer instrument, dated as of a subsequent transfer date, executed by the Trustee at the written direction of the Sponsor and substantially in the form attached as an Exhibit to the Agreement, by which Subsequent Mortgage Loans are transferred to the Trust.

Trigger Event -- With respect to any distribution date, a violation of either the Cumulative Loss Test or the Delinquency Test.

Trust -- Structured Asset Mortgage Investments II Trust 2007-AR5.

Trustee -- Citibank, N.A.

Unpaid Realized Loss Amount -- With respect to any class of Senior Certificates and Subordinate Certificates and as to any distribution date, the excess of

         1. the Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Senior Certificates and Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

                                   SCHEDULE A


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

       The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-off Date including the prefunded portion of this security. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to August 1, 2007, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

       Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the Mortgage Loans may decrease the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set fort in this Prospectus Supplement by as much as ten percent (10%). Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.




        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Original Principal Balance ($)             Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                  0 - 100,000                       32     $   2,546,761        0.42 %
            100,001 - 200,000                      246        39,298,963        6.52
            200,001 - 300,000                      341        85,922,193       14.26
            300,001 - 400,000                      320       112,142,964       18.62
            400,001 - 500,000                      227       102,064,359       16.94
            500,001 - 600,000                      138        75,518,484       12.54
            600,001 - 700,000                       73        46,918,413        7.79
            700,001 - 800,000                       27        20,606,497        3.42
            800,001 - 900,000                       23        19,778,750        3.28
            900,001 - 1,000,000                     26        24,991,023        4.15
          1,000,001 - 1,100,000                      4         4,263,387        0.71
          1,100,001 - 1,200,000                      2         2,298,171        0.38
          1,200,001 - 1,300,000                      4         5,092,691        0.85
          1,300,001 - 1,400,000                      7         9,459,119        1.57
          1,400,001 - 1,500,000                     11        16,237,927        2.70
          1,500,001 orgreater                       15        35,248,480        5.85
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Minimum Original Principal Balance:   $    56,000
       Maximum Original Principal Balance:   $ 3,500,000
       Average Original Principal Balance:   $   401,850




               Scheduled Principal Balances of the Mortgage Loans
                        as of the Cut-off Date in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Scheduled Principal Balance ($)            Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                  0 - 100,000                       32     $   2,504,001        0.42 %
            100,001 - 200,000                      238        37,736,231        6.26
            200,001 - 300,000                      339        84,518,967       14.03
            300,001 - 400,000                      317       109,931,413       18.25
            400,001 - 500,000                      229       101,756,724       16.89
            500,001 - 600,000                      145        78,640,066       13.05
            600,001 - 700,000                       76        48,622,984        8.07
            700,001 - 800,000                       27        20,506,247        3.40
            800,001 - 900,000                       19        16,064,959        2.67
            900,001 - 1,000,000                     26        24,481,708        4.06
          1,000,001 - 1,100,000                      9         9,288,495        1.54
          1,100,001 - 1,200,000                      2         2,298,171        0.38
          1,200,001 - 1,300,000                      3         3,789,608        0.63
          1,300,001 - 1,400,000                      8        10,762,202        1.79
          1,400,001 - 1,500,000                      8        11,724,580        1.95
          1,500,001 orgreater                       18        39,761,827        6.60
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Minimum Scheduled Principal Balance:  $    56,000
       Maximum Scheduled Principal Balance:  $ 3,512,348
       Average Scheduled Principal Balance:  $   402,666

                                      A-1

                      Mortgage Rates of the Mortgage Loans
                        as of the Cut-off Date in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Mortgage Interest Rates (%)                Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
              5.750 - 5.999                          2     $     522,370        0.09 %
              6.000 - 6.249                          6         2,646,639        0.44
              6.250 - 6.499                         20         8,016,460        1.33
              6.500 - 6.749                         66        28,055,381        4.66
              6.750 - 6.999                        176        83,899,448       13.93
              7.000 - 7.249                        194        77,673,293       12.89
              7.250 - 7.499                        289       121,450,012       20.16
              7.500 - 7.749                        266        97,776,484       16.23
              7.750 - 7.999                        251        97,669,701       16.21
              8.000 - 8.249                        123        45,220,202        7.51
              8.250 - 8.499                         67        22,027,931        3.66
              8.500 - 8.749                         19         9,819,457        1.63
              8.750 - 8.999                          9         4,618,098        0.77
              9.000 - 9.249                          3         1,120,366        0.19
              9.250 - 9.499                          3         1,037,607        0.17
              9.500 - 9.749                          1           296,740        0.05
             10.000 - 10.249                         1           537,992        0.09
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Minimum Mortgage Rate:                    5.875 %
       Maximum Mortgage Rate:                   10.125 %
       Weighted Average Mortgage Rate:           7.408 %




                     Original Loan-to-value Ratios* in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Original Loan-to-Value Ratios (%)          Loans      Cut-off Date      Loans
       ---------------------------------     ------------  -----------------  --------
               0.00 - 30.00                         12     $   5,157,849        0.86 %
              30.01 - 40.00                         32         7,989,464        1.33
              40.01 - 50.00                         51        24,718,153        4.10
              50.01 - 55.00                         55        19,022,666        3.16
              55.01 - 60.00                         60        35,780,018        5.94
              60.01 - 65.00                         80        38,721,097        6.43
              65.01 - 70.00                        123        55,918,771        9.28
              70.01 - 75.00                        165        81,496,173       13.53
              75.01 - 80.00                        775       282,565,046       46.91
              80.01 - 85.00                         22         8,314,176        1.38
              85.01 - 90.00                         95        33,768,537        5.61
              90.01 - 95.00                         26         8,936,233        1.48
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Weighted Average Original Loan-to-Value:  73.07 %

       *Original loan to value ratios are calculated by taking the Original
       Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                      A-2

          Geographic Distribution* of the Mortgage Properties in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Geographic Distribution                    Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Alabama                                       1     $     129,285        0.02 %
       Arizona                                      71        30,357,353        5.04
       Arkansas                                      1           193,890        0.03
       California                                  721       329,613,213       54.72
       Colorado                                     16         6,738,964        1.12
       Connecticut                                   5         2,064,028        0.34
       District of Columbia                          9         2,347,081        0.39
       Florida                                     130        41,678,814        6.92
       Georgia                                      33         9,021,654        1.50
       Hawaii                                        6         4,519,876        0.75
       Idaho                                        15         2,964,926        0.49
       Illinois                                     22         5,496,272        0.91
       Indiana                                       1           137,343        0.02
       Kentucky                                      1           173,000        0.03
       Louisiana                                     3           427,707        0.07
       Maine                                         1           387,000        0.06
       Maryland                                     33        12,930,233        2.15
       Massachusetts                                13         4,803,715        0.80
       Michigan                                      7         1,205,223        0.20
       Minnesota                                    11         4,102,014        0.68
       Missouri                                      5           659,660        0.11
       Montana                                       5         1,348,271        0.22
       Nevada                                       34        17,535,450        2.91
       New Hampshire                                 2           539,194        0.09
       New Jersey                                   28        10,541,465        1.75
       New Mexico                                   21         5,116,096        0.85
       New York                                     13        13,348,532        2.22
       North Carolina                               17         3,622,818        0.60
       North Dakota                                  2           238,495        0.04
       Ohio                                          2           407,664        0.07
       Oklahoma                                      2           197,600        0.03
       Oregon                                       47        14,635,523        2.43
       Pennsylvania                                  4           889,002        0.15
       Rhode Island                                  2           380,248        0.06
       South Carolina                                3           467,619        0.08
       Tennessee                                     2           203,750        0.03
       Texas                                        12         2,202,499        0.37
       Utah                                         48        15,841,328        2.63
       Virginia                                     27         8,417,160        1.40
       Washington                                  114        44,930,835        7.46
       Wisconsin                                     4           843,450        0.14
       Wyoming                                       2           729,937        0.12
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       *No more than approximately 0.63% of the Mortgage Loans by Scheduled
        Principal Balance will be secured by properties located in any one zip code area.




                   Credit Scores as of the Date of Origination
                         of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Range of Credit Scores                     Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                620 - 639                            7     $   2,872,220        0.48 %
                640 - 659                           44        16,979,096        2.82
                660 - 679                          177        70,486,608       11.70
                680 - 699                          210        85,898,338       14.26
                700 - 719                          246       102,763,157       17.06
                720 - 739                          211        89,731,299       14.90
                740 - 759                          222        86,923,606       14.43
                760 - 779                          173        68,081,364       11.30
                780 - 799                          139        54,472,884        9.04
                800 - 819                           65        23,725,610        3.94
                820 - 839                            2           454,000        0.08
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Non-Zero Weighted Average Credit Score:     726

                                      A-3

               Property Types of the Mortgage Properties in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Property Type                              Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       2-4 Family                                   95     $  43,843,111        7.28 %
       Condominium                                 119        39,952,536        6.63
       PUD                                         250       103,282,375       17.15
       Single Family                             1,026       414,158,673       68.75
       Townhouse                                     6         1,151,488        0.19
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




                Occupancy Status of Mortgage Properties in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Occupancy Status                           Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Investor                                    280     $  75,125,793       12.47 %
       Owner Occupied                            1,189       515,840,961       85.63
       Second Home                                  27        11,421,429        1.90
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




                   Loan Purpose of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Loan Purpose                               Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Cash Out Refinance                          851     $ 346,911,245       57.59 %
       Purchase                                    295       107,537,289       17.85
       Rate/Term Refinance                         350       147,939,649       24.56
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

                                      A-4

                Documentation Type of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Documentation Type                         Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Full/Alternative                            274     $  86,106,602       14.29 %
       No Income/No Asset                           30         8,010,596        1.33
       No Income/Verif Asset                        31        14,104,096        2.34
       No Ratio                                    192        76,776,624       12.75
       Stated Income                               940       407,007,362       67.57
       Stated/Stated                                29        10,382,902        1.72
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




        Original Terms to Stated Maturity of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Stated Original Term (Months)              Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                360                              1,493     $ 601,258,582       99.81 %
                480                                  3         1,129,600        0.19
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Minimum Original Term to Stated Maturity (Mths):   360
       Maximum Original Term to Stated Maturity (Mths):   480
       Weighted Average Orig. Term to Stated Mat. (Mths): 360




        Remaining Terms to Stated Maturity of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Stated Remaining Term (Months)             Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                300 - 359                          984     $ 384,446,223       63.82 %
                360 - 360                          509       216,812,359       35.99
                361 orgreater                        3         1,129,600        0.19
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Minimum Remaining Term to Stated Maturity (Mths):  352
       Maximum Remaining Term to Stated Maturity (Mths):  480
       Weighted Average Rem. Term to Stated Mat. (Mths):  359

                                      A-5

                      Index of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Index                                      Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       1 YR Libor                                    1     $     208,568        0.03 %
       6 Mo Libor                                1,451       572,027,708       94.96
       1 YR MTA                                     44        30,151,907        5.01
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




            Rate Adjustment Frequency of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Rate Adjustment Frequency                  Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       6 Months                                  1,451     $ 572,027,708       94.96 %
       12 Months                                    45        30,360,475        5.04
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




         Months to Next Rate Adjustment* of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Months to Next Rate Adjustment             Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
                 11 - 21                             5     $     984,441        0.16 %
                 22 - 34                             1           155,330        0.03
                 35 - 51                             3           784,756        0.13
                 52 - 82                         1,469       588,970,631       97.77
                 83 - 117                            9         7,706,594        1.28
                118 orgreater                        9         3,786,431        0.63
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Weighted Average Months to Next Rate Adjustment:  60

       *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.




          Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Maximum Mortgage Rates (%)                 Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
             10.751 - 11.000                         3     $     956,536        0.16 %
             11.001 - 11.250                        12         5,273,905        0.88
             11.251 - 11.500                        44        17,565,483        2.92
             11.501 - 11.750                       103        49,313,537        8.19
             11.751 - 12.000                       203        82,664,322       13.72
             12.001 - 12.250                       249       105,599,321       17.53
             12.251 - 12.500                       274       105,775,934       17.56
             12.501 - 12.750                       233        85,003,207       14.11
             12.751 - 13.000                       221        96,125,812       15.96
             13.001 - 13.250                       106        34,723,647        5.76
             13.251 - 13.500                        22         7,746,946        1.29
             13.501 - 13.750                        11         4,602,946        0.76
             13.751 - 14.000                         9         4,564,753        0.76
       14.001 or greater                             6         2,471,834        0.41
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Weighted Average Maximum Mortgage Rate:  12.426 %

                                      A-6


                Periodic Rate Cap of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Periodic Rate Cap (%)                      Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Uncapped                                     44     $  30,151,907        5.01 %
       1.000                                     1,445       570,033,752       94.63
       2.000                                         7         2,202,523        0.37
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Non-Zero Weighted Average Periodic Rate Cap:  1.004%




                 Initial Rate Cap of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Initial Rate Cap (%)                       Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       Uncapped                                     44     $  30,151,907        5.01 %
       5.000                                     1,447       570,663,591       94.73
       6.000                                         5         1,572,685        0.26
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Non-Zero Weighted Average Initial Rate Cap:  5.003 %




                   Gross Margin of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Gross Martin (%)                           Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
              2.001 - 2.250                        449     $ 169,109,261       28.07 %
              2.251 - 2.500                          1           270,470        0.04
              2.501 - 2.750                        945       396,330,251       65.79
              2.751 - 3.000                          1           179,500        0.03
              3.001 or greater                     100        36,498,701        6.06
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

       Weighted Average Gross Margin:            2.659 %




              Interest Only Feature of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
                                                Mortgage   Outstanding as of  Mortgage
       Interest Only Feature                      Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       1 Year                                        5     $     984,441        0.16 %
       2 Years                                       1           155,330        0.03
       3 Years                                       3           784,756        0.13
       5 Years                                      24        19,886,112        3.30
       7 Years                                       4         5,184,439        0.86
       10 Years                                  1,459       575,393,106       95.52
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================




        Original Prepayment Penalty Term of the Mortgage Loans in Total

                                                           Aggregate Stated
                                               Number of   Principal Balance   % of
       Original Prepayment Penalty              Mortgage   Outstanding as of  Mortgage
       Term (Months)                              Loans      Cut-off Date      Loans
       ------------------------------        ------------  -----------------  --------
       None                                        314     $ 121,693,317       20.20 %
       4 Months                                     19         8,403,185        1.39
       6 Months                                      2           750,373        0.12
       12 Months                                   371       156,648,416       26.00
       24 Months                                    43        22,599,623        3.75
       30 Months                                     5           833,394        0.14
       36 Months                                   742       291,459,874       48.38
                                             ----------------------------------------
          Total                                  1,496     $ 602,388,182      100.00 %
                                             ========================================

                                   SCHEDULE B

           SCHEDULE OF STRIKE PRICES AND PROJECTED PRINCIPAL BALANCES

                              Class A Certificates

Month of Distribution Date                 Notional Amount ($)           Strike Rate (%)           Ceiling Rate (%)
--------------------------                 -------------------           ---------------           ----------------
September 2007                              546,667,000                   7.85                      9.98
October 2007                                537,064,508                   6.45                      9.98
November 2007                               527,620,793                   6.23                      9.98
December 2007                               518,332,807                   6.45                      9.98
January 2008                                509,197,908                   6.23                      9.98
February 2008                               500,213,497                   6.23                      9.98
March 2008                                  491,377,023                   6.69                      9.98
April 2008                                  482,685,977                   6.23                      9.98
May 2008                                    474,137,895                   6.45                      9.98
June 2008                                   465,730,357                   6.23                      9.98
July 2008                                   457,460,981                   6.45                      9.98
August 2008                                 449,327,429                   6.23                      9.98
September 2008                              441,326,527                   6.23                      9.98
October 2008                                433,455,408                   6.45                      9.98
November 2008                               425,713,411                   6.23                      9.98
December 2008                               418,098,353                   6.45                      9.98
January 2009                                410,608,091                   6.23                      9.98
February 2009                               403,240,517                   6.23                      9.98
March 2009                                  395,993,559                   6.95                      9.98
April 2009                                  388,865,182                   6.23                      9.98
May 2009                                    381,853,388                   6.45                      9.98
June 2009                                   374,956,209                   6.23                      9.98
July 2009                                   368,171,715                   6.45                      9.98
August 2009                                 361,498,008                   6.23                      9.98
September 2009                              354,933,221                   6.23                      9.98
October 2009                                348,465,939                   6.45                      9.98
November 2009                               342,104,232                   6.23                      9.98
December 2009                               335,846,321                   6.45                      9.98
January 2010                                329,690,461                   6.23                      9.98
February 2010                               323,634,936                   6.23                      9.98
March 2010                                  317,678,058                   6.95                      9.98
April 2010                                  311,817,598                   6.23                      9.98
May 2010                                    306,052,046                   6.45                      9.98
June 2010                                   300,369,213                   6.23                      9.98
July 2010                                   294,768,920                   6.45                      9.98
August 2010                                 289,206,046                   6.23                      9.98
September 2010                              283,646,448                   6.23                      9.98
October 2010                                278,168,022                   6.45                      9.98
November 2010                               272,780,314                   6.23                      9.98
December 2010                               267,476,600                   6.45                      9.98
January 2011                                262,261,034                   6.23                      9.98
February 2011                               257,131,541                   6.23                      9.98
March 2011                                  252,080,271                   6.95                      9.98
April 2011                                  247,111,179                   6.23                      9.98

                                     B-1

Month of Distribution Date                 Notional Amount ($)           Strike Rate (%)           Ceiling Rate (%)
--------------------------                 -------------------           ---------------           ----------------
May 2011                                    242,220,042                   6.45                      9.98
June 2011                                   237,406,875                   6.23                      9.98
July 2011                                   232,664,966                   6.45                      9.98
August 2011                                 227,988,279                   6.23                      9.98
September 2011                              223,366,396                   6.23                      9.98
October 2011                                218,790,614                   6.45                      9.98
November 2011                               214,166,641                   6.23                      9.98
December 2011                               209,392,273                   6.45                      9.98
January 2012                                204,528,832                   6.23                      9.98
February 2012                               199,742,527                   6.23                      9.98
March 2012                                  195,040,795                   6.69                      9.98
April 2012                                  190,425,384                   6.23                      9.98
May 2012                                    185,890,693                   6.47                      9.98
June 2012                                   182,316,960                   6.27                      9.98
July 2012                                   178,958,191                   6.56                      9.98
August 2012                                 175,661,160                   6.61                      9.98

                                      B-2

                              Class B Certificates

Month of Distribution Date                 Notional Amount ($)           Strike Rate (%)           Ceiling Rate (%)
--------------------------                 -------------------           ---------------           ----------------
September 2007                               42,469,000                   6.91                      9.06
October 2007                                 42,469,000                   5.51                      9.06
November 2007                                42,469,000                   5.29                      9.06
December 2007                                42,469,000                   5.51                      9.06
January 2008                                 42,469,000                   5.29                      9.06
February 2008                                42,469,000                   5.29                      9.06
March 2008                                   42,469,000                   5.75                      9.06
April 2008                                   42,469,000                   5.29                      9.06
May 2008                                     42,469,000                   5.51                      9.06
June 2008                                    42,469,000                   5.29                      9.06
July 2008                                    42,469,000                   5.51                      9.06
August 2008                                  42,469,000                   5.29                      9.06
September 2008                               42,469,000                   5.29                      9.06
October 2008                                 42,469,000                   5.51                      9.06
November 2008                                42,469,000                   5.29                      9.06
December 2008                                42,469,000                   5.51                      9.06
January 2009                                 42,469,000                   5.29                      9.06
February 2009                                42,469,000                   5.29                      9.06
March 2009                                   42,469,000                   6.01                      9.06
April 2009                                   42,469,000                   5.29                      9.06
May 2009                                     42,469,000                   5.51                      9.06
June 2009                                    42,469,000                   5.29                      9.06
July 2009                                    42,469,000                   5.51                      9.06
August 2009                                  42,469,000                   5.29                      9.06
September 2009                               42,469,000                   5.29                      9.06
October 2009                                 42,469,000                   5.51                      9.06
November 2009                                42,469,000                   5.29                      9.06
December 2009                                42,469,000                   5.51                      9.06
January 2010                                 42,469,000                   5.29                      9.06
February 2010                                42,469,000                   5.29                      9.06
March 2010                                   42,469,000                   6.01                      9.06
April 2010                                   42,469,000                   5.29                      9.06
May 2010                                     42,469,000                   5.51                      9.06
June 2010                                    42,469,000                   5.29                      9.06
July 2010                                    42,469,000                   5.51                      9.06
August 2010                                  42,469,000                   5.29                      9.06
September 2010                               42,469,000                   5.29                      9.06
October 2010                                 42,469,000                   5.51                      9.06
November 2010                                42,469,000                   5.29                      9.06
December 2010                                42,469,000                   5.51                      9.06
January 2011                                 42,469,000                   5.29                      9.06
February 2011                                42,469,000                   5.29                      9.06
March 2011                                   42,469,000                   6.01                      9.06
April 2011                                   42,469,000                   5.29                      9.06
May 2011                                     42,469,000                   5.51                      9.06
June 2011                                    42,469,000                   5.29                      9.06
July 2011                                    42,469,000                   5.51                      9.06

                                      B-3

Month of Distribution Date                 Notional Amount ($)           Strike Rate (%)           Ceiling Rate (%)
--------------------------                 -------------------           ---------------           ----------------
August 2011                                  42,469,000                   5.29                      9.06
September 2011                               42,469,000                   5.29                      9.06
October 2011                                 42,469,000                   5.51                      9.06
November 2011                                42,469,000                   5.29                      9.06
December 2011                                42,469,000                   5.51                      9.06
January 2012                                 42,469,000                   5.29                      9.06
February 2012                                42,469,000                   5.29                      9.06
March 2012                                   42,469,000                   5.75                      9.06
April 2012                                   42,469,000                   5.29                      9.06
May 2012                                     42,469,000                   5.53                      9.06
June 2012                                    41,800,264                   5.33                      9.06
July 2012                                    41,030,191                   5.62                      9.06
August 2012                                  40,274,272                   5.67                      9.06

                                   SCHEDULE C

                        GREENPOINT MORTGAGE FUNDING, INC.

                             STATIC POOL INFORMATION

                        REG AB - STATIC POOL INFORMATION
                                  ALL PROGRAMS
                     2007 VINTAGE - SUMMARY (AS OF 2Q 2007)

ORIGINAL POOL CHARACTERISTICS:

                 ORIG YEAR-QTR:       2007-1              2007-2        2007-3   2007-4
FICO, LTV, & CLTV
Number of Pool Assets                       29,259             20,076    N/A      N/A
Original Pool Balance             $  6,807,698,749   $  5,516,578,740    N/A      N/A
Average Initial Loan Balance      $        232,670   $        274,785    N/A      N/A
Weighted Average Original Term                 348                355    N/A      N/A
Weighted Average Remaining Term                343                353    N/A      N/A
Weighted Average FICO                          712                718    N/A      N/A
Minimum FICO                                   469                443    N/A      N/A
Maximum FICO                                   823                705    N/A      N/A
Weighted Average LTV                            69                 72    N/A      N/A
Minimum LTV                                    1.2                1.0    N/A      N/A
Maximum LTV                                  114.3               44.7    N/A      N/A
Weighted Average CLTV                         82.8               78.1    N/A      N/A
Minimum CLTV                                   5.5                3.9    N/A      N/A
Maximum CLTV                                 114.3               70.0    N/A      N/A

Product Characteristics
Alt-A                                         46.2%              51.0%   N/A      N/A
Commercial                                     6.0%               9.8%   N/A      N/A
Jumbo/Agency                                  37.4%              34.8%   N/A      N/A
HELOC                                          6.9%               3.6%   N/A      N/A
Seconds                                        3.4%               0.6%   N/A      N/A
Option ARM                                    28.5%              29.2%   N/A      N/A
Interest Only                                 58.7%              53.3%   N/A      N/A
Primary Residence                             75.4%              71.6%   N/A      N/A
Fixed                                         36.6%              49.5%   N/A      N/A
ARMs                                          63.4%              50.5%   N/A      N/A
Purchase                                      38.1%              34.0%   N/A      N/A
Refi - Rate & Term                            22.1%              22.6%   N/A      N/A
Refi - Cashout                                39.8%              43.4%   N/A      N/A

Distribution of Assets by Note Rate
Weighted Average Note Rate                     6.6                6.7    N/A      N/A
0 - 5%                                        12.0%               6.3%   N/A      N/A
5.01 - 5.5%                                    2.5%               2.0%   N/A      N/A
5.51 - 6%                                      6.7%               6.2%   N/A      N/A
6.01 - 6.5%                                   17.6%              18.9%   N/A      N/A
6.51 - 7%                                     22.7%              24.3%   N/A      N/A
7.01 - 7.5%                                   16.9%              18.3%   N/A      N/A
7.51 - 8%                                     10.9%              14.7%   N/A      N/A
8.01 - 8.5%                                    2.5%               5.4%   N/A      N/A
8.51 - 9%                                      0.6%               1.5%   N/A      N/A
9.01 - 9.5%                                    0.5%               0.6%   N/A      N/A
9.51 - 10%                                     0.8%               0.3%   N/A      N/A
Over 10%                                       6.2%               1.5%   N/A      N/A

Top 5 States
CA                                            43.1%              40.6%   N/A      N/A
NY                                             9.9%              10.0%   N/A      N/A
FL                                             6.1%               5.7%   N/A      N/A
WA                                             5.5%               5.5%   N/A      N/A
NJ                                             3.5%               3.4%   N/A      N/A

DELINQUENCY, LOSS, AND PREPAYMENT INFORMATION: [DATA OF GPM SERVICED LOANS
ONLY]*

AS OF END OF 2Q 2007

          VINTAGE-QTR:                   2007-1                       2007-2                   2007-3                2007-4
                              # OF ACCTS      BALANCE      # OF ACCTS       BALANCE      # OF ACCTS  BALANCE  # OF ACCTS   BALANCE
Current Pool Balance              18,684  $ 3,303,981,172      16,152   $ 4,460,623,757     N/A        N/A       N/A         N/A
PIF & Delinquency Data
         PIF                         153  $            --           0   $            --     N/A        N/A       N/A         N/A
       Current                    17,289  $ 3,103,369,831      15,876   $ 4,417,755,032     N/A        N/A       N/A         N/A
     1 - 29 Days                     852  $   123,371,822         265   $    40,693,130     N/A        N/A       N/A         N/A
     30 - 59 Days                    214  $    47,192,507          11   $     2,175,595     N/A        N/A       N/A         N/A
     60 - 89 Days                     99  $    18,349,507           0   $            --     N/A        N/A       N/A         N/A
    90 - 119 Days                     67  $    10,983,915           0   $            --     N/A        N/A       N/A         N/A
    120 - 179 Days                    10  $       713,590           0   $            --     N/A        N/A       N/A         N/A
    Over 180 Days                      0  $            --               $            --     N/A        N/A       N/A         N/A
  Total Delinquent:                  390  $    77,239,519          11   $     2,175,595     N/A        N/A       N/A         N/A
 Assets in Bankruptcy                  7  $       565,130           0   $            --     N/A        N/A       N/A         N/A
Assets in Foreclosure                 18  $     5,263,355           0   $            --     N/A        N/A       N/A         N/A
    Assets in REO                      0  $            --               $            --     N/A        N/A       N/A         N/A
Liquidation Loss Data
Cumulative Net Losses         $                        --  $                         --  $                --  $               --
Avg Net Loss on All
Assets w/ a Net Loss                      N/A                          N/A                       N/A                   N/A
Cumulative Net Loss as
% of Orig Pool Balance                   0.00%                        0.00%                     0.00%                 0.00%

Cumulative Net Loss as
% of Orig Pool Balance
of All Assets w/ a Net
         Loss                            0.00%                         N/A                        NA                    NA

 Orig Pool Balance of
Loansw/ a Net Loss as
 % of Total Orig Pool
       Balance                           0.00%                         N/A                       N/A                   N/A

AS OF END OF 1Q 2007

          VINTAGE-QTR:                   2007-1                       2007-2                   2007-3                2007-4
                              # OF ACCTS     BALANCE        # OF ACCTS       BALANCE     # OF ACCTS  BALANCE  # OF ACCTS   BALANCE
 Current Pool Balance             23,946  $ 5,437,701,484      N/A                  N/A     N/A          N/A      NA          NA

PIF & Delinquency Data
         PIF                           2  $            --        0      $            --       0      $    --      NA          NA
       Current                    23,461  $ 5,357,156,380        0      $            --       0      $    --      NA          NA
     1 - 29 Days                     465  $    77,922,613        0      $            --       0      $    --      NA          NA
     30 - 59 Days                     18  $     2,622,490        0      $            --       0      $    --      NA          NA
     60 - 89 Days                      0  $            --        0      $            --       0      $    --      NA          NA
    90 - 119 Days                      0  $            --        0      $            --       0      $    --      NA          NA
    120 - 179 Days                     0  $            --        0      $            --       0      $    --      NA          NA
    Over 180 Days                      0  $            --        0      $            --       0      $    --      NA          NA
  Total Delinquent:                   18  $     2,622,490        0      $            --       0      $    --      NA          NA
 Assets in Bankruptcy                  3  $       637,032        0      $            --       0      $    --      NA          NA
Assets in Foreclosure                  0  $            --        0      $            --       0      $    --      NA          NA
    Assets in REO                      0  $            --        0      $            --       0      $    --      NA          NA

Loss Data
Cumulative Net Losses         $                        --  $                         --  $                --            NA
 Avg Net Loss on All
Assets w/ a Net Loss                      N/A                          N/A                       N/A                     0

Cumulative Net Loss as
% of Orig Pool Balance                   0.00%                        0.00%                     0.00%                 0.00%

Cumulative Net Loss as
% of Orig Pool Balance
of All Assets w/ a Net
        Loss                              N/A                          N/A                        NA                  0.00%

 Orig Pool Balance of
Loans w/ a Net Loss as
 % of Total Orig Pool
       Balance                            N/A                          N/A                       N/A                  0.00%

*NOTE: Includes loans with Servicing transferred to Investor. The marked drop in Current Pool Balance is due to these loans as they leave our system. Servicing transfer usually occurs within the first few months of loan origination, for those loans sold servicing released.

Ole Kern                  Credit Risk Analytics                2007 Pool Summary
                                                           Schedule C (Tabs 1-2)

                        REG AB - STATIC POOL INFORMATION
                                  ALL PROGRAMS
                   2003-2006 VINTAGE - SUMMARY (AS OF 2Q 2007)

ORIGINAL POOL CHARACTERISTICS:

                         ORIG YEAR:          2003                   2004                  2005                  2006
FICO, LTV, & CLTV
Number of Pool Assets                             182,237                213,785               203,460               167,545
Original Pool Balance                 $ 38,882,390,574.92   $  39,799,825,607.99   $ 42,030,160,659.06   $ 36,414,214,157.35
Average Initial Loan Balance          $        213,361.67   $         186,167.53   $        206,577.02   $        217,339.90
Weighted Average Original Term                        329                    330                   343                   353
Weighted Average Remaining Term                       323                    324                   337                   341
Weighted Average FICO                                 712                    716                   719                   711
Minimum FICO                                          488                    489                   467                   455
Maximum FICO                                          900                    827                   878                   830
Weighted Average LTV                                 67.1                   66.3                  67.4                  68.0
Minimum LTV                                           0.8                    0.9                   1.2                   1.3
Maximum LTV                                         113.6                  111.2                 116.7                 109.4
Weighted Average CLTV                                75.1                   81.2                  82.4                  83.9
Minimum CLTV                                          0.8                    2.8                   3.8                   1.9
Maximum CLTV                                        116.4                  111.2                 118.8                 109.4

Product Characteristics
Alt-A                                                27.5%                  34.9%                 43.9%                 44.8%
Commercial                                            1.6%                   1.6%                  1.7%                  3.5%
Jumbo/Agency                                         63.3%                  49.7%                 41.2%                 38.8%
HELOC                                                 6.2%                  13.1%                 12.1%                 10.0%
Seconds                                               0.3%                   0.4%                  0.7%                  2.6%
Option ARM                                            0.0%                   1.3%                 29.5%                 36.0%
Interest Only                                        38.2%                  69.9%                 45.2%                 44.8%
Primary Residence                                    86.9%                  79.9%                 77.6%                 78.3%
Fixed                                                52.4%                  24.4%                 23.6%                 26.7%
ARMs                                                 47.6%                  75.6%                 76.4%                 73.3%
Purchase                                             33.8%                  47.9%                 48.3%                 42.5%
Refi - Rate & Term                                   31.9%                  21.3%                 15.7%                 17.6%
Refi - Cashout                                       34.2%                  30.8%                 36.0%                 39.9%

Distribution of Assets by Note Rate
Weighted Average Note Rate                            5.6                    5.3                   4.8                   5.4
0 - 5%                                               26.7%                  39.3%                 39.3%                 34.3%
5.01 - 5.5%                                          17.4%                  13.7%                  9.8%                  3.9%
5.51 - 6%                                            22.3%                  18.5%                 16.1%                  3.9%
6.01 - 6.5%                                          12.2%                  13.2%                 14.5%                 12.1%
6.51 - 7%                                             9.9%                   8.1%                  9.2%                 17.2%
7.01 - 7.5%                                           6.3%                   3.9%                  4.3%                 12.1%
7.51 - 8%                                             3.1%                   2.0%                  2.2%                  6.9%
8.01 - 8.5%                                           1.2%                   0.7%                  1.5%                  2.0%
8.51 - 9%                                             0.4%                   0.3%                  1.2%                  0.6%
9.01 - 9.5%                                           0.1%                   0.1%                  0.9%                  0.6%
9.51 - 10%                                            0.1%                   0.1%                  0.6%                  1.3%
Over 10%                                              0.1%                   0.1%                  0.5%                  5.1%

Top 5 States
CA                                                   45.9%                  42.8%                 45.5%                 44.2%
NY                                                   10.2%                   8.9%                  9.2%                 10.7%
FL                                                    4.3%                   4.7%                  4.8%                  5.6%
WA                                                    3.2%                   3.6%                  3.1%                  4.6%
AZ                                                    3.0%                   3.4%                  3.5%                  2.9%

DELINQUENCY, LOSS, AND PREPAYMENT INFORMATION: [DATA OF GPM SERVICED LOANS ONLY]

AS OF END OF 2Q 2007

              ORIG YEAR:            2003                      2004                       2005                     2006
                          # OF ACCTS     BALANCE    # OF ACCTS    BALANCE     # OF ACCTS     BALANCE     # OF ACCTS     BALANCE
PIF & Delinquency Data
   Current Pool Balance     28,680   $4,114,463,568   50,432   $8,233,638,904   50,352   $ 9,095,363,997   56,510   $10,408,238,109
            PIF              1,502   $           --    4,455   $           --    2,955   $            --        0   $            --
          Current           25,490   $3,914,368,644   41,776   $7,620,551,251   42,154   $ 8,228,458,520   49,806   $ 9,291,347,566
        1 - 29 Days            919   $  102,333,846    2,049   $  265,364,871    2,469   $   342,618,997    3,535   $   501,262,995
       30 - 59 Days            201   $   25,858,394      441   $   71,682,464      559   $    97,048,302      906   $   163,747,668
       60 - 89 Days             74   $    9,167,918      212   $   36,431,461      365   $    63,430,954      517   $    92,265,624
       90 - 119 Days            48   $    7,949,247      175   $   28,802,145      245   $    44,925,051      441   $    92,495,109
      120 - 179 Days            66   $    7,364,605      254   $   41,143,821      390   $    72,274,543      629   $   120,060,076
       Over 180 Days           380   $   47,420,914    1,070   $  169,662,892    1,215   $   246,607,631      676   $   147,059,071
     Total Delinquent:         769   $   97,761,078    2,152   $  347,722,782    2,774   $   524,286,480    3,169   $   615,627,548
   Assets in Bankruptcy        219   $   26,431,182      376   $   51,901,802      318   $    54,813,877      164   $    26,463,653
   Assets in Foreclosure       138   $   21,381,376      424   $   96,294,476      562   $   148,241,070      586   $   180,742,400
       Assets in REO           167   $   22,428,733      505   $   85,027,934      478   $   126,146,624      201   $    62,922,163

Liquidation Loss Data
Cumulative Net Losses     $              10,358,700 $              15,893,310 $              14,928,805 $                5,102,822
Avg Net Loss on All
   Assets w/ a  Net Loss  $                   8,618 $                   7,601 $                 812,948 $                   19,908
Cumulative Net Loss as %
   of Orig Pool Balance            0.03%                     0.04%                       0.04%                     0.01%
Cumulative Net Loss as %
of Orig Pool Balance of
All Assets w/ a
   Net Loss                        8.06%                     9.12%                      11.13%                     6.70%
Orig Pool Balance of
Loans w/ a Net Loss as
of Total Orig Pool
   Balance                         0.33%                     0.44%                       0.32%                     0.21%

AS OF END OF 1Q 2007

              ORIG YEAR:          2003                        2004                     2005                      2006
                          # OF ACCTS     BALANCE    # OF ACCTS    BALANCE     # OF ACCTS     BALANCE     # OF ACCTS     BALANCE
PIF & Delinquency Data
   Current Pool Balance     30,521   $4,404,536,197   54,919   $9,196,706,355   56,463   $10,649,809,099   69,603   $12,154,431,603
            PIF              1,733   $           --    4,150   $           --    3,513   $            --    2,650   $            --
          Current           27,130   $4,193,075,968   46,958   $8,633,960,002   48,827   $ 9,933,913,670   62,236   $11,360,514,243
        1 - 29 Days            833   $  101,741,447    1,877   $  248,197,840    1,908   $   288,509,660    2,702   $   404,109,183
       30 - 59 Days            209   $   29,505,585      402   $   64,770,670      493   $    90,065,219      707   $   124,653,237
       60 - 89 Days             84   $   11,320,092      221   $   39,582,359      248   $    43,043,297      388   $    74,109,364
       90 - 119 Days            70   $    8,890,612      151   $   23,258,941      241   $    43,277,963      316   $    60,533,272
      120 - 179 Days           116   $   14,365,631      276   $   44,127,120      379   $    80,541,976      397   $    83,383,879
       Over 180 Days           346   $   45,636,862      884   $  142,809,423      854   $   170,457,313      207   $    47,128,424
     Total Delinquent:         825   $  109,718,782    1,934   $  314,548,513    2,215   $   427,385,769    2,015   $   389,808,176
   Assets in Bankruptcy        226   $   26,865,889      334   $   47,802,064      280   $    49,480,166       70   $    10,329,296
   Assets in Foreclosure       167   $   27,173,650      422   $   97,918,874      517   $   134,266,295      372   $   116,910,888
       Assets in REO           160   $   20,713,265      412   $   65,450,092      306   $    79,672,192       77   $    22,684,408

Loss Data
Cumulative Net Losses     $              11,694,904 $              15,731,922 $               10,332,979 $                2,758,581
Avg Net Loss on All
Assets w/ a Net Loss      $                   8,543 $                   8,026 $                   12,981 $                   10,692
Cumulative Net Loss as %
of Orig Pool Balance               0.03%                     0.04%                     0.02%                       0.01%
Cumulative Net Loss as %
of Orig Pool Balance of
All Assets w/ a Net Loss           8.72%                    10.22%                    10.52%                       6.62%
Orig Pool Balance of
Loans w/ a Net Loss as %
of Total Orig Pool
   Balance                         0.34%                     0.39%                     0.23%                      0.11%

Ole Kern                 Credit Risk Analytics

Reg AB - Static Pool Information
All Programs
2007 Vintage - Detail (as of 2Q 2007)

Original Pool Characteristics:
--------------------------------------------------------------------------------

          Original Pool Balance                             Term                                FICO, LTV, & CLTV
                                                                  Weighted
         Original                      Average      Weighted      Average    Weighted                    Weighted
         Number of   Original Pool   Initial Loan    Average      Remaining   Average  Minimum  Maximum  Average   Minimum  Maximum
 Pool   Pool Assets     Balance        Balance     Original Term   Term        FICO      FICO    FICO      LTV       LTV     LTV
------------------------------------------------------------------------------------------------------------------------------------
2007-1    29,259     $6,807,698,749    $ 232,670        348          343         712      469     823      68.9      1.2     114.3
------------------------------------------------------------------------------------------------------------------------------------
2007-2    20,076     $5,516,578,740    $ 274,785        355          353         718      443     705      72.3      1.0      44.7
------------------------------------------------------------------------------------------------------------------------------------
2007-3     N/A            N/A             N/A           N/A          N/A         N/A      N/A     N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
2007-4     N/A            N/A             N/A           N/A          N/A         N/A      N/A     N/A      N/A       N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------


Delinquency, Loss, and Prepayment Information:
[Data of GPM Serviced Loans Only]*

              FICO, LTV, & CLTV                     Product Characteristics (% of Original Pool Balance)
------------------------------------------------------------------------------------------------------------------------------------
        Weighted                                                                                                      Refi -
         Average  Minimum  Maximum         Jumbo/                 Option  Interest  Primary                          Rate &  Refi -
 Pool     CLTV    MCLTV      CLTV   Alt-A  Agency  HELOC  Second   ARM      Only   Residence  Fixed  ARMs   Purchas  Term    Cashout
------------------------------------------------------------------------------------------------------------------------------------
2007-1    82.8      5.5     114.3   46.2%   37.4%  6.9%    3.4%    28.5%    58.7%    75.4%    36.6%  63.4%   38.1%    22.1%  39.8%
------------------------------------------------------------------------------------------------------------------------------------
2007-2    78.1      3.9      70.0   51.0%   34.8%   3.6%   0.6%    29.2%    53.3%    71.6%    49.5%  50.5%   34.0%    22.6%  43.4%
------------------------------------------------------------------------------------------------------------------------------------
2007-3     N/A      N/A       N/A    N/A     N/A    N/A    N/A      N/A      N/A      N/A      N/A    N/A     N/A      N/A    N/A
------------------------------------------------------------------------------------------------------------------------------------
2007-4     N/A      N/A       N/A    N/A     N/A    N/A    N/A      N/A      N/A      N/A      N/A    N/A     N/A      N/A    N/A
------------------------------------------------------------------------------------------------------------------------------------


                       WA Note Rate & Distribution of Assets by Note Rate
---------------------------------------------------------------------------------
         Weighted
         Average           5.01 -  5.51 -  6.01 -  6.51 -  7.01 -  7.51 -  8.01 -
 Pool   Note Rate  0-5%    5.5%      6%     6.5%     7%     7.5%     8%      8.5%
---------------------------------------------------------------------------------
2007-1      6.6    12.0%   2.5%     6.7%    17.6%   22.7%   16.9%   10.9%   2.5%
---------------------------------------------------------------------------------
2007-2      6.7     6.3%   2.0%     6.2%    18.9%   24.3%   18.3%   14.7%   5.4%
---------------------------------------------------------------------------------
2007-3      N/A      N/A   N/A       N/A      N/A     N/A     N/A     N/A    N/A
---------------------------------------------------------------------------------
2007-4      N/A      N/A   N/A       N/A      N/A     N/A     N/A     N/A    N/A
---------------------------------------------------------------------------------

          WA Note Rate & Distribution
            of Assets by Note Rate       Geographic Concentrations (Top 5)
--------------------------------------------------------------------------
          8.51 -  9.01 -  9.51 -  Over
 Pool       9%      9.5%   10%     10%       CA     NY     FL    WA    NJ
--------------------------------------------------------------------------
2007-1      0.6%   0.5%    0.8%   6.2%      43.1%   9.9%  6.1%  5.5%  3.5%
--------------------------------------------------------------------------
2007-2      1.5%   0.6%    0.3%   1.5%      40.6%  10.0%  5.7%  5.5%  3.4%
--------------------------------------------------------------------------
2007-3       N/A    N/A     N/A   N/A        N/A    N/A   N/A   N/A   N/A
--------------------------------------------------------------------------
2007-4       N/A    N/A     N/A   N/A        N/A    N/A   N/A   N/A   N/A
--------------------------------------------------------------------------


                                                                PIF & Delinquency Data
------------------------------------------------------------------------------------------------------------------------------------

                              Current Pool Balance        PIF            Current                 1 - 29 Days           30 - 59 Days
                            Current
                             Number
                              of
                             Pool     Current Pool    # of           # of                     # of                # of
  Pool      Date     Qtrs   Assets     Balance       Accts  Balance  Accts     Balance       Accts     Balance    Accts    Balance
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007  3/31/2007   1     23,946   $5,437,701,484     2      $ -   23,461  $5,357,156,380    465  $ 77,922,613    18     2,622,490
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007  6/30/2007   2     18,684   $3,303,981,172   153      $ -   17,289  $3,103,369,831    852  $123,371,822   214   $47,192,507
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007  6/30/2007   2     16,152   $4,460,623,757     0      $ -   15,876  $4,417,755,032    265  $ 40,693,130    11   $ 2,175,595
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q3/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q3/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------
 Q4/2007    N/A      N/A      N/A         N/A           0      $ -      0         $ -           0       $ -          0      $ -
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                         Bankruptcy,
                                                                                                                        Foreclosure,
                                                PIF & Delinquency Data                                                       REO
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Assets
                                                                                                                              in
                60 - 89 Days         90 - 119 Days      120 - 179 Days       Over 180 Days         Total 30+ Delinquent:  Bankruptcy
                                                                                                                    Total
                                                                                                                     as %
                                                                                                                     of
                                                                                                                  Current
            # of                 # of                 # of                # of                 # of                  Pool    # of
  Pool      Accts    Balance     Accts     Balance   Accts      Balance    Accts     Balance   Accts     Balance   Balance  Accts
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007       0        $ -         0        $ -        0         $ -        0         $ -       18   $ 2,622,490     0.0%    3
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007      99   $18,349,507     67   $10,983,915    10      $713,590      0         $ -      390   $77,239,519     2.3%    7
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007       0        $ -         0        $ -        0         $ -        0         $ -        0         $ -       0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q1/2007       0        $ -         0        $ -        0         $ -        0         $ -        0         $ -       0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007       0        $ -         0        $ -        0         $ -        0         $ -       11   $ 2,175,595     0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007       0        $ -         0        $ -        0         $ -        0         $ -        0      $ -          0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q2/2007       0        $ -         0        $ -        0         $ -        0         $ -        0      $ -          0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q3/2007       0        $ -         0        $ -        0         $ -        0         $ -        0      $ -          0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q3/2007       0        $ -         0        $ -        0         $ -        0         $ -        0      $ -          0.0%    0
------------------------------------------------------------------------------------------------------------------------------------
 Q4/2007       0        $ -         0        $ -        0         $ -        0         $ -        0      $ -          0.0%    0
------------------------------------------------------------------------------------------------------------------------------------


                Bankruptcy, Foreclosure, REO
-----------------------------------------------------------------------------------------------------------------------------------
        Assets in
        Bankruptcy  Assets in Foreclosure    Assets in REO                               Loss Data
                                                                                                                         Orig Pool
                                                                                                         Cumulative     Balance of
                                                                                                        Net Loss as %   Loans w/ a
                                                                                       Cumulative Net   of Orig Pool    Net Loss as
                                                                         Avg Net Loss   Loss as % of     Balance on     % of Total
                      # of                   # of           Cumulative  on All Assets    Orig Pool     All Assets w/     Orig Pool
  Pool     Balance   Accts      Balance     Accts  Balance  Net Losses  w/ a Net Loss     Balance        a Net Loss       Balance
-----------------------------------------------------------------------------------------------------------------------------------
 Q1/2007  $ 637,032    0          $ -         0      $ -       $ -           N/A           0.00%           0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Q1/2007  $ 565,130   18    $5,263,354.96     0      $ -       $ -           N/A           0.00%           0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Q1/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q1/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q2/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q2/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q2/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%            N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q3/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%             NA             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q3/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%             NA             N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Q4/2007     $ -       0          $ -         0      $ -       $ -           N/A           0.00%             NA             N/A
-----------------------------------------------------------------------------------------------------------------------------------

*NOTE: Includes loans with Servicing transferred to Investor. The marked drop in Current Pool Balance is due to these loans as they leave our system. Servicing transfer usually occurs within the first few months of loan origination, for those loans sol

                        REG AB - STATIC POOL INFORMATION
                                  ALL PROGRAMS
                   2003-2006 Vintage - Detail (as of 2Q 2007)

Reg AB - Static Pool Information
All Programs
2003-2006 Vintage - Detail (as of 2Q 2007)

ORIGINAL POOL CHARACTERISTICS:

          Original Pool Balance                                      Term
----------------------------------------------------------------------------------------
       Original                                           Weighted
       Number of     Original Pool   Average Initial  Average Original  Weighted Average
Pool  Pool Assets       Balance        Loan Balance         Term         Remaining Term
----------------------------------------------------------------------------------------
2003    182,237    $ 38,882,390,575     $ 213,362            329               323
2004    213,785    $ 39,799,825,608     $ 186,168            330               324
2005    203,460    $ 42,030,160,659     $ 206,577            343               337
2006    167,545    $ 36,414,214,157     $ 217,340            353               341

                                                           FICO, LTV, & CLTV
-----------------------------------------------------------------------------------------------------------------------------------
      Weighted Average                                Weighted                               Weighted
Pool        FICO        Minimum FICO  Maximum FICO  Average LTV  Minimum LTV  Maximum LTV  Average CLTV  Minimum CLTV  Maximum CLTV
-----------------------------------------------------------------------------------------------------------------------------------
2003         712             488           900          67.1         0.8         113.6         75.1           0.8          116.4
2004         716             489           827          66.3         0.9         111.2         81.2           2.8          111.2
2005         719             467           878          67.4         1.2         116.7         82.4           3.8          118.8
2006         711             455           830          68.0         1.3         109.4         83.9           1.9          109.4

                                            Product Characteristics (% of Original Pool Balance)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Primary                                               Refi -
Pool  Alt-A  Jumbo/Agency  HELOC  Seconds  Option ARM  Interest Only  Residence  Fixed  ARMs  Purchase  Refi - Rate & Term  Cashout
-----------------------------------------------------------------------------------------------------------------------------------
2003  27.5%      63.3%      6.2%    0.3%       0.0%        38.2%        86.9%    52.4%  47.6%   33.8%          31.9%         34.2%
2004  34.9%      49.7%     13.1%    0.4%       1.3%        69.9%        79.9%    24.4%  75.6%   47.9%          21.3%         30.8%
2005  43.9%      41.2%     12.1%    0.7%      29.5%        45.2%        77.6%    23.6%  76.4%   48.3%          15.7%         36.0%
2006  44.8%      38.8%     10.0%    2.6%      36.0%        44.8%        78.3%    26.7%  73.3%   42.5%          17.6%         39.9%

                                        WA Note Rate & Distribution of Assets by Note Rate
--------------------------------------------------------------------------------------------------------------------------
        Weighted
      Average Note
Pool      Rate      0 - 5%  5.01 - 5.5%  5.51 - 6%  6.01 - 6.5%  6.51 - 7%  7.01 - 7.5%  7.51 - 8%  8.01 - 8.5%  8.51 - 9%
--------------------------------------------------------------------------------------------------------------------------
2003       5.6       26.7%     17.4%       22.3%       12.2%        9.9%        6.3%        3.1%        1.2%        0.4%
2004       5.3       39.3%     13.7%       18.5%       13.2%        8.1%        3.9%        2.0%        0.7%        0.3%
2005       4.8       39.3%      9.8%       16.1%       14.5%        9.2%        4.3%        2.2%        1.5%        1.2%
2006       5.4       34.3%      3.9%        3.9%       12.1%       17.2%       12.1%        6.9%        2.0%        0.6%

          WA Note Rate & Distribution of Assets by Note Rate  Geographic Concentrations (Top 5)
-----------------------------------------------------------------------------------------------
Pool      9.01 - 9.5%     9.51 - 10%      Over 10%      CA     NY       FL       WA       NJ
-----------------------------------------------------------------------------------------------
2003          0.1%           0.1%           0.1%       45.9%  10.2%    4.3%     3.2%     3.0%
2004          0.1%           0.1%           0.1%       42.8%   8.9%    4.7%     3.6%     3.4%
2005          0.9%           0.6%           0.5%       45.5%   9.2%    4.8%     3.1%     3.5%
2006          0.6%           1.3%           5.1%       44.2%  10.7%    5.6%     4.6%     2.9%

DELINQUENCY, LOSS, AND PREPAYMENT INFORMATION:

[DATA OF GPM SERVICED LOANS ONLY]

                                                   P I F & D e l i n q u e n c y D a t a n  c  y    D  a  t  a
                                                   -------------------------------------------------------------------
                          Current Pool Balance           PIF                   Current              1 - 29 Days



                        Current
                         Number      Current
                        of Pool       Pool          # of              # of                      # of
Pool     Date     Qtrs   Assets       Balance       Accts   Balance   Accts       Balance       Accts     Balance
----------------------------------------------------------------------------------------------------------------------
2003   3/31/2004    1   114,314  $ 18,961,739,694    6,579  $     -  102,785  $ 18,398,749,825  2,661  $ 138,724,875
2003   6/30/2004    2   104,870  $ 16,425,773,323   10,149  $     -   89,509  $ 15,822,876,120  2,784  $ 148,239,791
2003   9/30/2004    3    85,814  $ 12,358,979,679    8,681  $     -   71,766  $ 11,754,857,632  2,794  $ 144,882,098
2003  12/31/2004    4    74,695  $ 10,242,543,516    8,787  $     -   61,645  $  9,756,744,365  1,959  $ 102,422,259
2003   3/31/2005    5    67,497  $  9,669,107,223    6,976  $     -   56,308  $  9,192,276,218  1,940  $  98,830,976
2003   6/30/2005    6    60,397  $  8,577,067,619    6,712  $     -   49,899  $  8,145,364,459  1,691  $  87,088,991
2003   9/30/2005    7    53,517  $  7,578,231,973    5,949  $     -   44,246  $  7,199,519,141  2,124  $ 215,565,356
2003  12/31/2005    8    45,992  $  6,463,845,387    4,297  $     -   38,381  $  6,096,657,712  2,010  $ 200,468,724
2003   3/31/2006    9    41,464  $  5,962,126,540    3,064  $     -   36,140  $  5,692,972,543  1,258  $ 139,966,816
2003   6/30/2006   10    38,266  $  5,489,860,761    2,930  $     -   33,073  $  5,225,267,359  1,386  $ 151,004,526
2003   9/30/2006   11    35,236  $  5,098,494,649    2,366  $     -   30,581  $  4,834,232,573  1,373  $ 156,151,223
2003  12/31/2006   12    32,750  $  4,709,579,980    2,161  $     -   28,472  $  4,460,499,509  1,219  $ 140,899,611
2003   3/31/2007   13    30,521  $  4,404,536,197    1,733  $     -   27,130  $  4,193,075,968    833  $ 101,741,447
2003   6/30/2007   14    28,680  $  4,114,463,568    1,502  $     -   25,490  $  3,914,368,644    919  $ 102,333,846
2004   3/31/2005    1   156,373  $ 23,696,712,407   10,789  $     -  136,692  $ 22,830,635,412  6,429  $ 383,890,340
2004   6/30/2005    2   136,510  $ 20,191,999,603   14,734  $     -  113,491  $ 19,340,134,473  5,679  $ 340,394,674
2004   9/30/2005    3   111,476  $ 16,570,864,760   15,031  $     -   90,302  $ 15,847,928,257  4,729  $ 498,072,319
2004  12/31/2005    4    95,869  $ 14,539,001,285   11,955  $     -   77,654  $ 13,771,008,536  4,351  $ 477,732,883
2004   3/31/2006    5    81,850  $ 13,115,645,666    8,030  $     -   69,533  $ 12,534,417,253  2,644  $ 319,302,292
2004   6/30/2006    6    73,599  $ 11,860,252,940    7,268  $     -   61,768  $ 11,249,734,674  2,891  $ 346,854,845
2004   9/30/2006    7    66,115  $ 10,865,685,914    5,872  $     -   55,362  $ 10,213,234,004  3,066  $ 374,232,423
2004  12/31/2006    8    59,946  $  9,968,752,324    4,909  $     -   50,495  $  9,347,567,224  2,612  $ 315,974,860
2004   3/31/2007    9    54,919  $  9,196,706,355    4,150  $     -   46,958  $  8,633,960,002  1,877  $ 248,197,840
2004   6/30/2007   10    50,432  $  8,233,638,904    4,455  $     -   41,776  $  7,620,551,251  2,049  $ 265,364,871
2005   3/31/2006    1    81,737  $ 15,057,896,642    4,836  $     -   73,551  $ 14,610,955,024  2,495  $ 285,495,273
2005   6/30/2006    2    72,985  $ 13,227,588,019    5,626  $     -   63,554  $ 12,680,964,680  2,785  $ 356,169,809
2005   9/30/2006    3    66,704  $ 12,199,914,424    5,095  $     -   57,299  $ 11,538,932,927  2,849  $ 391,944,319
2005  12/31/2006    4    61,225  $ 11,307,911,237    4,620  $     -   51,890  $ 10,557,306,684  2,837  $ 394,049,000
2005   3/31/2007    5    56,463  $ 10,649,809,099    3,513  $     -   48,827  $  9,933,913,670  1,908  $ 288,509,660
2005   6/30/2007    6    50,352  $  9,095,363,997    2,955  $     -   42,154  $  8,228,458,520  2,469  $ 342,618,997
2006   3/31/2007    1    69,603  $ 12,154,431,603    2,650  $     -   62,236  $ 11,360,514,243  2,702  $ 404,109,183
2006   6/30/2007    2    56,510  $ 10,408,238,109        0  $     -   49,806  $  9,291,347,566  3,535  $ 501,262,995


                  -----------------------------------------------------------------------------------------------------------
                     30 - 59 Days         60 - 89 Days        90 - 119 Days      120 - 179 Days       Over 180 Days





                  # of                  # of                 # of                 # of                  # of
Pool     Date     Accts     Balance     Accts     Balance    Acct      Balance    Acct     Balance      Acct     Balance
-----------------------------------------------------------------------------------------------------------------------------
2003   3/31/2004  1,366  $ 271,317,033   375   $ 63,822,076   146   $ 23,875,169   198  $  29,357,021    204  $  35,893,695
2003   6/30/2004  1,464  $ 283,178,810   376   $ 75,830,784   107   $ 21,459,301   162  $  23,423,776    319  $  50,764,741
2003   9/30/2004  1,484  $ 272,380,649   347   $ 60,513,644   123   $ 21,100,795   194  $  36,832,435    425  $  68,412,427
2003  12/31/2004  1,129  $ 200,295,089   294   $ 47,656,991   145   $ 22,530,193   201  $  30,311,454    535  $  82,583,165
2003   3/31/2005  1,111  $ 192,213,642   279   $ 45,761,332   142   $ 23,428,127   186  $  26,959,745    555  $  89,637,183
2003   6/30/2005    980  $ 176,670,576   246   $ 43,736,534   129   $ 15,038,740   173  $  25,176,151    567  $  83,992,168
2003   9/30/2005    323  $  43,000,686   148   $ 19,812,052    95   $ 11,205,666   127  $  16,007,440    505  $  73,121,632
2003  12/31/2005    377  $  43,849,581   172   $ 21,208,804   117   $ 13,980,910   149  $  21,704,551    489  $  65,975,105
2003   3/31/2006    244  $  27,627,110   108   $ 13,715,456    75   $  8,365,054   133  $  18,382,308    442  $  61,097,253
2003   6/30/2006    231  $  29,700,372   112   $ 11,251,296    65   $  8,279,131    87  $  11,038,857    382  $  53,319,220
2003   9/30/2006    293  $  32,027,381   101   $ 14,230,085    83   $  7,541,952    96  $   9,098,648    343  $  45,212,787
2003  12/31/2006    245  $  30,830,214   117   $ 13,184,523    68   $  8,570,696   118  $  12,750,163    350  $  42,845,265
2003   3/31/2007    209  $  29,505,585    84   $ 11,320,092    70   $  8,890,612   116  $  14,365,631    346  $  45,636,862
2003   6/30/2007    201  $  25,858,394    74   $  9,167,918    48   $  7,949,247    66  $   7,364,605    380  $  47,420,914
2004   3/31/2005  1,656  $ 324,894,236   302   $ 60,958,671   130   $ 23,542,488   172  $  33,482,226    203  $  39,309,035
2004   6/30/2005  1,523  $ 322,036,411   375   $ 68,904,043   164   $ 25,645,872   208  $  35,811,646    336  $  59,072,484
2004   9/30/2005    503  $  78,407,348   218   $ 31,795,326   131   $ 18,608,079   205  $  31,365,296    357  $  64,688,135
2004  12/31/2005    697  $ 100,613,507   290   $ 47,584,973   228   $ 33,519,189   225  $  32,492,949    469  $  76,049,248
2004   3/31/2006    477  $  68,520,775   201   $ 38,367,325   168   $ 26,963,005   237  $  36,203,720    560  $  91,871,296
2004   6/30/2006    445  $  70,236,726   224   $ 38,540,602   140   $ 19,323,177   208  $  35,221,756    655  $ 100,341,159
2004   9/30/2006    527  $  76,056,378   215   $ 34,149,299   135   $ 23,678,272   241  $  36,187,548    697  $ 108,147,989
2004  12/31/2006    537  $  88,540,870   216   $ 33,016,148   165   $ 26,149,110   256  $  31,660,120    756  $ 125,843,992
2004   3/31/2007    402  $  64,770,670   221   $ 39,582,359   151   $ 23,258,941   276  $  44,127,120    884  $ 142,809,423
2004   6/30/2007    441  $  71,682,464   212   $ 36,431,461   175   $ 28,802,145   254  $  41,143,821  1,070  $ 169,662,892
2005   3/31/2006    358  $  64,880,146   149   $ 29,035,727    93   $ 18,158,175   120  $  22,232,071    135  $  27,140,227
2005   6/30/2006    371  $  70,207,642   175   $ 28,550,774   111   $ 22,557,687   141  $  23,653,178    222  $  45,484,249
2005   9/30/2006    521  $  90,840,258   214   $ 40,440,339   141   $ 30,133,216   237  $  40,466,620    348  $  67,156,746
2005  12/31/2006    542  $ 101,704,517   265   $ 52,157,165   195   $ 37,211,586   323  $  59,546,184    553  $ 105,936,101
2005   3/31/2007    493  $  90,065,219   248   $ 43,043,297   241   $ 43,277,963   379  $  80,541,976    854  $ 170,457,313
2005   6/30/2007    559  $  97,048,302   365   $ 63,430,954   245   $ 44,925,051   390  $  72,274,543  1,215  $ 246,607,631
2006   3/31/2007    707  $ 124,653,237   388   $ 74,109,364   316   $ 60,533,272   397  $  83,383,879    207  $  47,128,424
2006   6/30/2007    906  $ 163,747,668   517   $ 92,265,624   441   $ 92,495,109   629  $ 120,060,076    676  $ 147,059,071


                                   Bankruptcy, Foreclosure, REO
                  ----------------------------------------------------------------------------------------------
                   Total 30+ Delinquent:             Assets in Bankruptcy  Assets in Foreclosure  Assets in REO



      Total as
    % of Current
                   # of                     Pool      # of                # of                   # of
Pool     Date      Acct     Balance        Balance    Acct     Balance    Acct      Balance      Acct     Balance
--------------------------------------------------------------------------------------------------------------------
2003   3/31/2004  2,289  $ 424,264,994       2.2%      115  $ 14,786,397   243  $ 45,149,593.09    26  $  4,182,272
2003   6/30/2004  2,428  $ 454,657,412       2.8%      239  $ 30,667,151   263  $ 48,497,363.90    56  $  8,665,177
2003   9/30/2004  2,573  $ 459,239,950       3.7%      279  $ 35,730,506   318  $ 67,156,555.19   103  $ 16,160,077
2003  12/31/2004  2,304  $ 383,376,892       3.7%      322  $ 40,655,286   333  $ 65,479,123.74   142  $ 20,941,957
2003   3/31/2005  2,273  $ 378,000,030       3.9%      344  $ 42,988,028   334  $ 66,777,171.10   183  $ 24,009,434
2003   6/30/2005  2,095  $ 344,614,169       4.0%      360  $ 42,967,806   306  $ 54,482,665.06   205  $ 27,778,363
2003   9/30/2005  1,198  $ 163,147,476       2.2%      398  $ 44,937,410   239  $ 39,407,639.00   222  $ 31,447,460
2003  12/31/2005  1,304  $ 166,718,951       2.6%      470  $ 54,292,672   245  $ 40,545,892.00   216  $ 28,431,989
2003   3/31/2006  1,002  $ 129,187,181       2.2%      270  $ 34,028,866   255  $ 38,785,947.76   191  $ 27,526,620
2003   6/30/2006    877  $ 113,588,876       2.1%      249  $ 32,162,259   196  $ 30,339,984.92   192  $ 26,288,818
2003   9/30/2006    916  $ 108,110,853       2.1%      251  $ 29,994,911   147  $ 21,208,113.90   176  $ 24,074,872
2003  12/31/2006    898  $ 108,180,860       2.3%      247  $ 29,620,634   161  $ 24,374,664.72   146  $ 19,310,979
2003   3/31/2007    825  $ 109,718,782       2.5%      226  $ 26,865,889   167  $ 27,173,649.85   160  $ 20,713,265
2003   6/30/2007    769  $  97,761,078       2.4%      219  $ 26,431,182   138  $ 21,381,376.02   167  $ 22,428,733
2004   3/31/2005  2,463  $ 482,186,656       2.0%      157  $ 24,449,507   208  $ 51,415,497.31    39  $  7,073,560
2004   6/30/2005  2,606  $ 511,470,456       2.5%      255  $ 34,384,567   283  $ 63,690,318.83    74  $ 13,182,852
2004   9/30/2005  1,414  $ 224,864,184       1.4%      386  $ 51,913,711   269  $ 58,957,893.00   130  $ 21,893,940
2004  12/31/2005  1,909  $ 290,259,866       2.0%      538  $ 72,757,659   401  $ 78,877,597.00   133  $ 21,089,630
2004   3/31/2006  1,643  $ 261,926,121       2.0%      300  $ 44,655,246   451  $ 92,211,847.11   179  $ 27,556,793
2004   6/30/2006  1,672  $ 263,663,421       2.2%      286  $ 42,875,346   438  $ 90,550,979.10   241  $ 34,601,843
2004   9/30/2006  1,815  $ 278,219,487       2.6%      300  $ 44,535,721   364  $ 79,705,213.92   329  $ 47,970,858
2004  12/31/2006  1,930  $ 305,210,240       3.1%      299  $ 43,777,588   363  $ 80,651,797.82   359  $ 56,242,490
2004   3/31/2007  1,934  $ 314,548,513       3.4%      334  $ 47,802,064   422  $ 97,918,874.21   412  $ 65,450,092
2004   6/30/2007  2,152  $ 347,722,782       4.2%      376  $ 51,901,802   424  $ 96,294,476.02   505  $ 85,027,934
2005   3/31/2006    855  $ 161,446,345       1.1%       86  $ 14,176,495   153  $ 38,008,040.29    29  $  6,535,549
2005   6/30/2006  1,020  $ 190,453,530       1.4%       98  $ 15,667,077   227  $ 56,449,368.89    64  $ 15,401,951
2005   9/30/2006  1,461  $ 269,037,179       2.2%      150  $ 26,700,996   313  $ 76,039,184.90   106  $ 27,300,083
2005  12/31/2006  1,878  $ 356,555,553       3.2%      217  $ 36,378,217   379  $ 94,337,467.15   176  $ 47,389,276
2005   3/31/2007  2,215  $ 427,385,769       4.0%      280  $ 49,480,166   517  $134,266,294.90   306  $ 79,672,192
2005   6/30/2007  2,774  $ 524,286,480       5.8%      318  $ 54,813,877   562  $148,241,069.60   478  $126,146,624
2006   3/31/2007  2,015  $ 389,808,176       3.2%       70  $ 10,329,296   372  $116,910,888.41    77  $ 22,684,408
2006   6/30/2007  3,169  $ 615,627,548       5.9%      164  $ 26,463,653   586  $180,742,400.41   201  $ 62,922,163


                                               Loss Data

                                                              Cumulative Net   Orig Pool
                                                               Loss as %     Balance of Loans
                                    Avg Net      Cumulative   of Orig Pool    w/ a Net Loss
                  Cumulative      Loss on       Net Loss as     Balance on       as % of
                      Net        All Assets   % of Orig Pool    All Assets     Total Orig
Pool     Date       Losses     w/ a Net Loss      Balance     w/ a Net Loss   Pool Balance
-------------------------------------------------------------------------------------------
2003   3/31/2004 $     16,999  $         315       0.00%           0.11%           0.04%
2003   6/30/2004 $     49,647  $         477       0.00%           0.20%           0.06%
2003   9/30/2004 $    121,239  $         505       0.00%           0.21%           0.15%
2003  12/31/2004 $    983,328  $       2,314       0.00%           1.06%           0.24%
2003   3/31/2005 $  4,795,562  $       5,596       0.01%           3.14%           0.39%
2003   6/30/2005 $  6,649,969  $       6,677       0.02%           3.92%           0.44%
2003   9/30/2005 $  8,002,899  $       6,625       0.02%           4.03%           0.51%
2003  12/31/2005 $  7,891,781  $       6,075       0.02%           3.76%           0.54%
2003   3/31/2006 $  9,958,197  $       7,138       0.03%           4.63%           0.55%
2003   6/30/2006 $ 11,703,642  $       7,929       0.03%           5.36%           0.56%
2003   9/30/2006 $ 12,467,284  $       8,246       0.03%           5.65%           0.57%
2003  12/31/2006 $ 13,568,191  $       8,523       0.03%           5.98%           0.58%
2003   3/31/2007 $ 11,694,904  $       8,543       0.03%           8.72%           0.34%
2003   6/30/2007 $ 10,358,700  $       8,618       0.03%           8.06%           0.33%
2004   3/31/2005 $    401,643  $       2,890       0.00%           4.07%           0.02%
2004   6/30/2005 $    995,834  $       4,589       0.00%           4.12%           0.06%
2004   9/30/2005 $  2,326,180  $       7,806       0.01%           7.58%           0.08%
2004  12/31/2005 $  3,329,568  $       9,023       0.01%           8.77%           0.10%
2004   3/31/2006 $  5,997,319  $      12,573       0.02%          13.23%           0.11%
2004   6/30/2006 $  8,364,382  $      13,214       0.02%          13.76%           0.15%
2004   9/30/2006 $ 11,147,306  $      13,899       0.03%          13.75%           0.20%
2004  12/31/2006 $ 15,197,094  $      14,501       0.04%          16.12%           0.24%
2004   3/31/2007 $ 15,731,922  $       8,026       0.04%          10.22%           0.39%
2004   6/30/2007 $ 15,893,310  $       7,601       0.04%           9.12%           0.44%
2005   3/31/2006 $    402,750  $      16,110       0.00%          26.79%           0.00%
2005   6/30/2006 $    916,747  $      16,977       0.00%          15.25%           0.01%
2005   9/30/2006 $  2,416,186  $      21,382       0.01%          17.24%           0.03%
2005  12/31/2006 $  4,956,795  $      19,362       0.01%          16.32%           0.07%
2005   3/31/2007 $ 10,332,979  $      12,981       0.02%          10.52%           0.23%
2005   6/30/2007 $ 14,928,805  $      12,948       0.04%          11.13%           0.32%
2006   3/31/2007 $  2,758,581  $      10,692       0.01%           6.62%           0.11%
2006   6/30/2007 $  5,102,822  $       9,908       0.01%           6.70%           0.21%

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


          You should consider carefully the risk factors beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.

The Offered
Securities The depositor proposes to establish one or more issuing entities to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by an issuing entity, which will be a trust fund consisting primarily of a segregated pool of mortgage loans, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;

     o    home equity revolving lines of credit;

     o mortgage loans where the borrower has little or no equity in the related mortgaged property;

     o    mortgage loans secured by one-to-four-family residential properties;

     o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

     o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

     o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 28, 2007.

                                                 TABLE OF CONTENTS

Caption                                          Page       Caption                                          Page
-------                                          ----       -------                                          ----

INTRODUCTION........................................4          Cash Flow Agreements............................53
   General..........................................4          Maintenance of Credit Enhancement...............53
RISK FACTORS........................................6          Reduction or Substitution of Credit
THE MORTGAGE POOLS.................................12          Enhancement. ...................................55
   General.........................................12       OTHER FINANCIAL OBLIGATIONS RELATED TO THE
   The Mortgage Loans..............................14       SECURITIES ........................................55
   Underwriting Standards..........................17          Derivatives.....................................55
   FICO Scores.....................................20          Purchase Obligations............................57
   Qualifications of Originators and Sellers.......20       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD
   Representations by Sellers......................20       INSURANCE;  CLAIMS THEREUNDER .....................57
   Optional Purchase of Defaulted Mortgage Loans...23          General.........................................57
   Methods of Delinquency Calculation..............23          Primary Mortgage Insurance Policies.............57
STATIC POOL INFORMATION............................24          Hazard Insurance Policies.......................58
SERVICING OF MORTGAGE LOANS........................24          FHA Mortgage Insurance..........................59
   General.........................................24          VA Mortgage Guaranty............................60
   The Master Servicer.............................25       THE SPONSOR........................................60
   The Servicers...................................25       THE DEPOSITOR......................................61
   Collection and Other Servicing Procedures;               THE AGREEMENTS.....................................61
   Mortgage Loan Modifications ....................25          General.........................................61
   Special Servicers...............................27          Certain Matters Regarding the Master Servicer
   Realization Upon or Sale of Defaulted                       and the Depositor ..............................62
   Mortgage Loans .................................28          Events of Default and Rights Upon Event
   Servicing and Other Compensation and                        of Default .....................................63
   Payment of Expenses; Retained Interest .........30          Amendment.......................................66
DESCRIPTION OF THE SECURITIES......................31          Termination; Retirement of Securities...........67
   General.........................................31          The Securities Administrator....................69
   Form of Securities..............................34          Duties of Securities Administrator..............69
   Global Securities...............................35          Some Matters Regarding the Securities
   Exchangeable Securities.........................38          Administrator ..................................69
   Assignment of Trust Fund Assets.................40          Resignation and Removal of the Securities
   Distribution Account............................42          Administrator ..................................69
   Distributions...................................46          The Trustee.....................................70
   Distributions of Interest and Principal                     Duties of the Trustee...........................70
   on the Securities ..............................46          Some Matters Regarding the Trustee..............71
   Pre-Funding Account.............................47          Resignation and Removal of the Trustee..........71
   Distributions on the Securities in Respect               YIELD CONSIDERATIONS...............................72
   of Prepayment Premiums .........................48       MATURITY AND PREPAYMENT CONSIDERATIONS.............74
   Allocation of Losses and Shortfalls.............48       LEGAL ASPECTS OF MORTGAGE LOANS....................75
   Advances........................................48          Mortgages.......................................75
   Modifications...................................49          Cooperative Mortgage Loans......................76
   Reports to Securityholders......................49          Tax Aspects of Cooperative Ownership............77
DESCRIPTION OF CREDIT ENHANCEMENT..................50          Leases and Rents................................77
   General.........................................50          Contracts.......................................77
   Subordinate Securities..........................50          Foreclosure on Mortgages and Some Contracts.....79
   Cross-Collateralization.........................50          Foreclosure on Shares of Cooperatives...........80
   Overcollateralization...........................51          Repossession with respect to Contracts..........81
   Financial Guaranty Insurance Policy.............51          Rights of Redemption............................82
   Mortgage Pool Insurance Policies................51          Anti-Deficiency Legislation and Other
   Letter of Credit................................51          Limitations on Lenders .........................83
   Special Hazard Insurance Policies...............52
   Reserve Funds...................................52

                                                           2

   Environmental Legislation.......................84       PENALTY AVOIDANCE.................................117
   Consumer Protection Laws........................85       STATE AND OTHER TAX CONSEQUENCES..................118
   Homeownership Act and Similar State Laws........85       ERISA CONSIDERATIONS..............................118
   Additional Consumer Protections Laws                        Class and Statutory Exemptions.................119
   with Respect to Contracts ......................86          Underwriter Exemption..........................121
   Enforceability of Certain Provisions............87          Insurance company general accounts.............126
   Subordinate Financing...........................88          Revolving pool features........................126
   Installment Contracts...........................88          ERISA Considerations Relating to Notes.........126
   Applicability of Usury Laws.....................89          Exchangeable Securities........................127
   Alternative Mortgage Instruments................89          Tax Exempt Investors...........................127
   Formaldehyde Litigation with Respect                        Consultation with Counsel......................128
   to Contracts ...................................90       LEGAL INVESTMENT MATTERS..........................128
   The Servicemembers Civil Relief Act.............90       USE OF PROCEEDS...................................129
   Forfeitures in Drug and RICO Proceedings........90       METHODS OF DISTRIBUTION...........................129
   Junior Mortgages................................91       LEGAL MATTERS.....................................130
   Negative Amortization Loans.....................91       FINANCIAL INFORMATION.............................130
FEDERAL INCOME TAX CONSEQUENCES....................92       RATINGS...........................................131
   General.........................................92       AVAILABLE INFORMATION.............................131
   REMICS..........................................93       REPORTS TO SECURITYHOLDERS........................131
   Notes..........................................107       INCORPORATION OF INFORMATION BY REFERENCE.........132
   Grantor Trust Funds............................108       GLOSSARY..........................................133
   Taxation of Classes of Exchangeable Securities.115
   Callable Classes...............................117

                                  INTRODUCTION

           All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus. The mortgage loans may include sub-prime mortgage loans. The issuing entity assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other assets in the related issuing entity, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other assets in the related issuing entity in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities" in this prospectus.

         If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations" in this prospectus.

         With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" in this prospectus and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates or Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During a certain period as described in the related prospectus supplement after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

          o    the applicable purchase price; and

          o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates or notes, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates or Notes.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in this prospectus.


The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates or Notes.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

The Ratings on the Offered Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates or Notes and Are Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" in this prospectus.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

         Some or all of the mortgage loans included in the issuing entity will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.


         The mortgage loans are also subject to federal laws, including:

          o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

          o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in this prospectus.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or substitute the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the issuing entity.


The Return on the Offered Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates or notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or
Notes.

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the certificates or notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the certificates or notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments and/or other amounts as described in the related prospectus supplement received on the mortgage loans, the net rate cap on the certificates or notes will be reduced.

A Security Interest In A Manufactured Home Could Be Rendered Subordinate to the Interests of Other Parties Claiming an Interest in the Home.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative Loans Could Limit the Number of Potential Purchasers for those Shares and Otherwise Limit the Servicer's Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

         o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in this prospectus.

                               THE MORTGAGE POOLS

General

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the issuing entity. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

     o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

     o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.


         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

     o funds contributed by the Seller of the mortgaged property or another source and placed in a custodial account,

     o if funds contributed by the Seller are contributed on a present value basis, investment earnings on these funds, or

     o additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

     o    the aggregate principal balance of the mortgage loans,

     o    the type of property securing the mortgage loans,

     o    the original or modified terms to maturity of the mortgage loans,

     o the range of principal balances of the mortgage loans at origination or modification,

     o the earliest origination or modification date and latest maturity date of the mortgage loans,

     o    the Loan-to-Value Ratios of the mortgage loans,

     o the mortgage rate or range of mortgage rates borne by the mortgage loans,

     o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

     o    the geographical distribution of the mortgage loans,

     o    the percentage of buydown mortgage loans, if applicable, and

     o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements" in this prospectus. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and "--VA Insurance" in this prospectus.

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

FICO Scores

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

          o With respect to any first lien mortgage loan, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000,
               (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related seller's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the related seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

          o immediately prior to the transfer to the depositor, the related Seller was the sole owner of beneficial title and holder of the mortgage and mortgage note relating to such mortgage loan and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the related Seller has full right and authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

          o there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any mortgage which is or may be a lien prior to, or equal with, the lien of such mortgage except those which are insured against by the title insurance policy referred to above;

          o the mortgage is a valid and enforceable first or other applicable lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or -- ------- by leasehold for a term longer than the term of the related mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

          o the physical property subject to the mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

          o there was no delinquent tax or assessment lien against the property subject to any mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property; and

          o each mortgage loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory, abusive and fair lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

          o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

          o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

          o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

          o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

          o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

Methods of Delinquency Calculation

         Each prospectus supplement will describe the delinquency method used for calculations with respect to the related mortgage loans, which will either be the MBA Method or the OTS Method. Under either method, except with respect to HELOCs, the determination as to whether a mortgage loan falls into a delinquency category is made as of the close of business on the last day of each month prior to the date of determining the delinquency: for example, if a cut-off date is August 1, or a distribution date is August 25, delinquencies are calculated as of July 31.

         Under the MBA Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).

         Under the OTS Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date in the prospectus supplement. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and mortgage loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

General

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer or pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, to the extent provided in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer may be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans" in this prospectus.

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in this prospectus. FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below and in the related prospectus supplement, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has

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

not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the issuing entity as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the issuing entity may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

         If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless
(1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a issuing entity as to which a REMIC election has been made, the master servicer will also

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

be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any "net income from foreclosure property" within the meaning of
Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.
         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to

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

reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

General

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

          o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

          o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

          o any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

          o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

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

          o    U.S. Government Securities;

          o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

          o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion                      Directed A class of securities designated to
                               receive principal payments primarily from the interest that accrues on specified Accrual
                               Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                      A class that receives principal payments on any
                               distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component                      A class consisting of "components." The
                               components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate                     A class with an interest rate that is fixed
                               throughout the life of the class.

Floating Rate                  A class that receives interest payments based on
                               an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO            A class of securities with no principal balance
                               and which is not entitled to principal payments.
                               Interest usually accrues based on a specified notional amount.

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

Inverse Floating Rate          A class of securities where the pass-through
                               rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                A class that accretes a portion of the amount of
                               accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class.
                               Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                 A class of securities which is not entitled to
                               interest payments.

Planned Amortization Class     A class of securities with a principal balance
or PAC                         that is reduced based on a schedule of principal
                               balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal            A class that is designed to receive principal
                               payments using a predetermined principal balance schedule but is not designated as a Planned
                               Amortization Class or Targeted Amortization
                               Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                 A class that absorbs the realized losses other
                               than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay                 Classes that receive principal payments in a
                               prescribed sequence, that do not have
                               predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior                   A class that will not bear its proportionate
                               share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC     A class of securities with a principal balance
                               that is reduced based on a scheduled of
                               principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                  A class with an interest rate that resets
                               periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by

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

                               the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified entity to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities.

Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

          o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

          o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

          o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:


          o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

          o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

          o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:


          o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

          o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

          o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

          o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

          o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

          o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

          o if applicable, any riders or modifications to the mortgage note and mortgage,

          o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

          o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except
(1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

          o the original Contract endorsed, without recourse, to the order of the trustee,

          o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

          o a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related issuing entity.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans" in this prospectus. Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General. The master servicer, trustee or securities administrator, as applicable, will, as to the issuing entity, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the master servicer, trustee or securities administrator, or other entity designated in the related prospectus supplement, as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the issuing entity (other than payments due on or before the cut-off date):

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

          o all payments on account of principal, including principal prepayments, on the mortgage loans;

          o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

          o    all payments on the mortgage securities;

          o    all payments on the U.S. Government Securities (if any);

          o    all Insurance Proceeds and Liquidation Proceeds;

          o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement" in this prospectus;

          o    any advances made as described under "--Advances" below;

          o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

          o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus;

          o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

          o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

          o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

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

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates or mortgage-backed notes and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related issuing entity for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

          (1) to make distributions to the related securityholders on each distribution date;

          (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

          (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular

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

               mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

          (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

          (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

          (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

          (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Some Matters Regarding the Trustee" in this prospectus;

          (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

          (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

          (11) if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes" in this prospectus;

          (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

          (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

          (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and

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

               indenture and not required to be distributed as of the date on which the related purchase price is determined;

          (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

          (16) to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" in this prospectus; and

          (17) to clear and terminate the Distribution Account upon the termination of the issuing entity.

Distributions

         Distributions on the securities of each series will be made by or on behalf of the related trustee or securities administrator, as applicable, on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate

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

accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations" in this prospectus, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside

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

to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicer Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and

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

described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the issuing entity includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following:

          o Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.

          o Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.

          o All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose.

          o The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date.

          o No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related issuing entity setting forth the information specifically described in the related prospectus supplement and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer, trustee or securities administrator, as applicable, will furnish a report to each holder of record of a class of offered securities at any time during the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in the method described in the related prospectus supplement to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders" in this prospectus.

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

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in this prospectus. If specified in the applicable prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a issuing entity. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related issuing entity and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

         If the mortgage loans and/or mortgage securities in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any mortgage pool insurance policy obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement" in this prospectus, the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus. However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund

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

may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related prospectus supplement, the issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related issuing entity, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee, securities administrator or supplemental interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee, securities administrator or supplemental interest trust trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

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Purchase Obligations

         Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

General

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

          o    the insured percentage of the Primary Insurance Covered Loss;

          o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

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

          o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or
               (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

          o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

          o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

          o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates or mortgage-backed notes having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

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

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" in this prospectus for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Issuing Entity assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a

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

family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates or notes will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

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

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999.

                                  THE DEPOSITOR

         The depositor, Structured Asset Mortgage Investments II Inc., was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. In conjunction with the Seller's acquisition of the mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates or notes.

         After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 THE AGREEMENTS

General

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to an issuing entity that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to an issuing entity that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

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

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

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Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

          o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

          o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days (or other time period described in the related prospectus supplement) after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

          o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

          o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

          o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

          o any other event of default as set forth in the pooling and servicing agreement.


Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any issuing entity will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than a percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity as specified in the related pooling and servicing agreement may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the issuing entity and in and to the mortgage loans and the proceeds thereof. Upon such notification, the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master

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servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

          o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

          o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

          o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

          o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

          o any other servicing default as set forth in the servicing agreement.


         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than a percentage specified in the related prospectus supplement of the voting rights of the related issuing entity, as specified in the related servicing agreement may, by written notification to the master servicer and to the Issuing

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Entity (and to the trustee if given by noteholders), with the consent of EMC, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least an amount specified in the related prospectus supplement to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC will have the right under the related servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

          o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

          o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

          o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

          o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

          o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

          o    to cure any ambiguity,

          o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

          o if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

          o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

          o    to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing over 50% of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than the percentage specified in the related prospectus supplement of the voting rights, for any purpose; provided, however, that the amendment may not:

          (1) reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

          (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than the percentage specified in the related prospectus supplement of the aggregate Percentage Interests of the issuing entity or of the applicable class or classes, if such amendment affects only such class or classes or

          (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the

Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the issuing entity for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will an issuing entity created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

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

The Securities Administrator

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

         The securities administrator for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than the percentage specified in the related prospectus supplement of the issuing entity. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

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

The Trustee

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than an amount specified in the related prospectus supplement, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been

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

entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

         The trustee for each series of securities generally will be entitled to indemnification from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than the percentage specified in the related prospectus supplement of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

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                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the

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adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS


         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in this prospectus for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate

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loan and thereby "locking in" the rate or (2) taking advantage of the initial
"teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations" in this prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities" in this prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real

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property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

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         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the

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required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly,

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the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some

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states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition

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agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed

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is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are

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subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the

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consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

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         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates or notes. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such issuing entity assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged

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property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the

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purchaser of the related Manufactured Home may assert against the seller of the
Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in

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connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the related prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are

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

simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

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Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even

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

before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig, LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus.

         The following discussion addresses securities of four general types:

         1. REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

         2. notes representing indebtedness of an issuing entity as to which no REMIC election will be made,

         3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

         4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

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REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC

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Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments.

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Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" in this prospectus for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the

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certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the

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Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or

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delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income

                                       98
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allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

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         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

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         Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the issuing entity in proportion to the dividends received by the shareholders from the issuing entity, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the

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financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a

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miscellaneous itemized deduction allowable subject to the limitation of Section
67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" in this prospectus. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the

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Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

         3. any organization described in Section 1381(a)(2)(C) of the Code, or

         4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

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         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "REMICS--Taxation of Owners of REMIC Regular certificates--Market Discount" in this prospectus.

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in

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

addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates" in this prospectus.

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

Grantor Trust Funds

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income.

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Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "REMICS--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" in this prospectus for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates" in this prospectus) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest

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

Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption

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price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not

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previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue discount" in this prospectus. It is

                                      112
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unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

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

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates" in this prospectus. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"

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

(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified

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

mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less

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

than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading in this prospectus "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained in this prospectus was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

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

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in this prospectus in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In

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

addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

          o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

          o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

          o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

          o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

          o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

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

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

          o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

          o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

          o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

          o    the trustee may not be an affiliate of the depositor;

          o and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor's benefit for administering the issuing entity, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

          o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

          o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

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          o    no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

          o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

          o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the issuing entity (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the issuing entity consisting of more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities other than the underwriter.

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         Fifth, the sum of all payments made to and retained by the
Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of an issuing entity if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted issuing entity asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

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         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following conditions:
(a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate;
(c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and
(f) it has an allowable notional amount.

         The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

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

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is
                  (a) a mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or (b) an affiliate of such a person, provided that:

                           i. The Plan is not an Excluded Plan,

                           ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                           iii.     After the Plan's acquisition of the
                                    securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity, and

                           iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

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          o    the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

          o all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          o the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

          o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

          o    either:

               (1) the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

     o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs; o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

          (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

          (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

     o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

     o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing

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          entity, must enforce all the rights created in favor of
          securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Insurance company general accounts

     o In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     o Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL Regulations, the assets of the issuing entity would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2)
(A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

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

Consultation with Counsel

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before purchasing a security in reliance on the Exemption, or an Investor-Based Exemption, or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a "security" for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.


                            LEGAL INVESTMENT MATTERS

         Each class of certificates or notes offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of

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the Comptroller of the Currency, the FDIC and the OTS with an effective date of
February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates or notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates or notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates or notes will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities

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in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

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                                     RATINGS

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site, as applicable, as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

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

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website of the sponsor, depositor, master servicer or securities administrator, as applicable, referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans--Evidence as to Compliance" in the related prospectus supplement and "Description of the Securities -- Reports to Securityholders" in this prospectus.

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to an issuing entity.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

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                                    GLOSSARY

         Accrual Security -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         Affiliated Seller -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC.

         Agreement -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM Loan -- A mortgage loan with an adjustable interest rate.

         Assumption Fee -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         Bankruptcy Amount -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         Bankruptcy Code -- Title 11 of the United States Code, as amended from time to time.

         Bankruptcy Loss -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner -- A person acquiring an interest in any DTC Registered Security.

         Benefit Plan Investors -- Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         Buydown Account -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed. A Buydown Account shall be an Eligible Account.

         Buydown Funds -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         Buydown Period -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         Call Class -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         Callable Class -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

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         Class Factor -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         Closing Date -- With respect to any series of securities, the date on which the securities are issued.

         Code -- The Internal Revenue Code of 1986.

         Commission -- The Securities and Exchange Commission.

         Committee Report -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         Contributions Tax -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         Cooperative -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         Crime Control Act -- The Comprehensive Crime Control Act of 1984.

         Defaulted Mortgage Loss -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred Interest -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan -- A mortgage loan which has been removed from the related issuing entity.

         Designated Seller Transaction -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         Determination Date -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         Distribution Account -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related issuing entity, which may be a Master Servicer Collection Account. All Distribution Accounts shall be Eligible Accounts.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL Regulations -- Regulations by the DOL promulgated at 29 C.F.R. ss. 2510.3-101.

         DTC -- The Depository Trust Company.

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         DTC Registered Security -- Any security initially issued through the book-entry facilities of the DTC.

         Eligible Account -- Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating set forth above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) any other account acceptable to the Rating Agencies, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee. The ratings in clause (i) may be amended, without the consent of the Securityholders, provided that a letter is obtained from each rating agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Securities.

         Equity Certificates -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans -- Employee pension and welfare benefit plans subject to ERISA.

         ES Class -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         Exemption -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)
or any amendment thereto.

         Exemption Rating Agency -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. or any other "Rating Agency" within the meaning of the Exemption.

         Exchange Act -- The Securities Exchange Act of 1934, as amended.

         Extraordinary Loss -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         Fraud Loss -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         Fraud Loss Amount -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC Rule -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act -- The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae -- The Government National Mortgage Association.

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         Global Securities -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate -- A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust Fractional Interest Certificate -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         Grantor Trust Strip Certificate -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         Grantor Trust Fund -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HELOC -- A home equity revolving lines of credit.

         High Cost Loans -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         High LTV Loans -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         Homeownership Act -- The Home Ownership and Equity Protection Act of 1994.

         Housing Act -- The National Housing Act of 1934, as amended.

         Index -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         Insurance Proceeds -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         Issue Premium -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

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         Issuing Entity -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         Liquidation Proceeds -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         Loan-to-Value Ratio -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         Manufactured Home -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Master Servicer Collection Account -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity. All Master Servicer Collection Accounts shall be Eligible Accounts.

         MBA Method - The method of calculating delinquencies in accordance with the methodology used by the Mortgage Bankers Association, as described in "The Mortgage Pools - Methods of Delinquency Calculation" in this prospectus.

         Net Mortgage Rate -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         Nonrecoverable Advance -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         Note Margin -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID Regulations -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         OTS Method - The method of calculating delinquencies in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision, as described in "The Mortgage Pools - Methods of Delinquency Calculation" in this prospectus.

         Parity Act -- The Alternative Mortgage Transaction Parity Act of 1982.

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

         Parties in Interest -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         Percentage Interest -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         Permitted Investments -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         Piggyback Loan -- A second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets -- "Plan assets" of a Plan, within the meaning of the DOL Regulations, as modified by Section 3(42) of ERISA.

         Plans -- ERISA Plans and Tax Favored Plans.

         Prepayment Assumption -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         Prepayment Interest Shortfall -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         Primary Insurance Covered Loss -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy -- A primary mortgage guaranty insurance policy.

         Primary Insurer -- An issuer of a Primary Insurance Policy.

         Protected Account -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity. All Protected Accounts shall be Eligible Accounts.

         PTCE -- Prohibited Transaction Class Exemption.

         Qualified Substitute Mortgage Loan -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         Rating Agency -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         Realized Loss -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

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

         Record Date -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         Relief Act -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC Administrator -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC Certificates -- Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

         REMIC Provisions -- Sections 860A through 860G of the Code.

         REMIC Regular Certificate -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC Regular Certificateholder -- A holder of a REMIC Regular Certificate.

         REMIC Residual Certificate -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC Residual Certificateholder -- A holder of a REMIC Residual Certificate.

         REMIC Regulations -- The REMIC Provisions and the related Treasury regulations.

         REO Mortgage Loan -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act -- The Securities Act of 1933, as amended.

         Seller -- The seller of the mortgage loans or mortgage securities included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         Single Family Property -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         Special Hazard Amount -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         Special Hazard Loss -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         Strip Security -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         Tax Favored Plans -- Plans that meet the definition of "plan" in
Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         Title V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         Title VIII -- Title VIII of the Garn-St Germain Act.

         Unaffiliated Sellers -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         Value -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                                 $589,136,000

                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2007-AR5

                                 Issuing Entity

                     Wells Fargo Bank, National Association

                  Master Servicer and Securities Administrator

                  Structured Asset Mortgage Investments II Inc.

                                    Depositor

             Structured Asset Mortgage Investments II Trust 2007-AR5

               Mortgage Pass-Through Certificates, Series 2007-AR5

                         ------------------------------

                              Prospectus Supplement

                        --------------------------------


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Offered Certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

                            Bear, Stearns & Co. Inc.

                                   Underwriter